      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM F-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                             GT GROUP TELECOM INC.
             (Exact name of Registrant as specified in its charter)

            CANADA                             4813                         NOT APPLICABLE
 (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
              of                   Classification Code Number)          Identification Number)
incorporation or organization)

   20 BAY STREET, 7TH FLOOR, TORONTO, ONTARIO, CANADA M5J 2N8 (416) 943-9555 (Address and telephone number of Registrant's principal executive offices)

CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011  (212)
                                    894-8940
(Name, address, including zip code and telephone number, including area code, of
                               Agent for Service)
                      ------------------------------------

                                   Copies to:

                              BRUCE CZACHOR, ESQ.
                              SHEARMAN & STERLING
                              Commerce Court West
                           199 Bay Street, Suite 4405
                            Toronto, Ontario M5L 1E8
                                 (416) 360-8484
                      ------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement is declared effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
    OF SECURITIES TO BE             AMOUNT            OFFERING PRICE          AGGREGATE             AMOUNT OF
         REGISTERED            TO BE REGISTERED          PER NOTE           OFFERING PRICE       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
  13 1/4% Senior Discount       US$855,000,000           52.651%            US$450,166,050          US$118,844
       Notes Due 2010
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE
     This registration statement covers the registration of an aggregate stated amount at maturity of $855,000,000 of 13 1/4% Senior Discount Notes due 2010 of GT Group Telecom Inc., which are being registered under the Securities Act pursuant to a registration statement of which this prospectus is a part, that may be exchanged for equal stated amounts at maturity of Group Telecom's outstanding 13 1/4% Senior Discount Notes due 2010. This registration statement also covers the registration of the exchange notes for resale by Goldman, Sachs & Co. in market-making transactions. The complete prospectus relating to the exchange offer follows immediately after this explanatory note. Following the exchange offer prospectus are some pages of the prospectus relating solely to these market-making transactions, including alternate outside front cover and back cover pages, an alternate section entitled "Risk Factors -- You cannot be sure that an active trading market will develop for the notes," an alternate section entitled "Use of Proceeds" and an alternate section entitled "Plan of Distribution." In addition, the market-making prospectus will not include the following captions, or the information set forth under these captions, in the exchange offer prospectus: "Summary" -- The Exchange Offer," "Risk Factors -- consequences of failure to exchange your notes for exchange notes," "The Exchange Offer," "Registration Agreement for Outstanding Notes," "Taxation -- U.S. Federal Income Tax Considerations -- Exchange Offer" and "Taxation -- Canadian Federal Income Tax Considerations -- Canadian Holders -- Exchange". All other sections of the exchange offer prospectus will be included in the market-making prospectus.

        The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION. DATED MAY 30, 2000

GT GROUP TELECOM LOGO

                             GT GROUP TELECOM INC.
                               OFFER TO EXCHANGE
                            ANY AND ALL OUTSTANDING

                     13 1/4% SENIOR DISCOUNT NOTES DUE 2010
              ($855,000,000 STATED AMOUNT AT MATURITY OUTSTANDING)
                                      FOR
                13 1/4% SENIOR DISCOUNT EXCHANGE NOTES DUE 2010
                                       OF
                             GT GROUP TELECOM INC.

                            TERMS OF EXCHANGE OFFER

-  Expires 5:00 p.m., New York City time,           , 2000, unless extended

- Not subject to any other condition other than that the exchange offer does not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission

- All outstanding notes that are validly tendered and not validly withdrawn will be exchanged

- Tenders of outstanding notes may be withdrawn by you any time prior to 5:00 p.m., New York City time on the date of the expiration of the exchange offer

- The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes

-  We will not receive any proceeds from the exchange offer

- The terms of the exchange notes to be issued are substantially similar to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes

                            ------------------------
      SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
                       Prospectus dated           , 2000.

     The exchange offer is not being made to, nor will we accept surrenders of or exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     No dealer, salesperson or other individual has been authorized to give any information or make any representation not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or a solicitation in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus, nor any distribution of securities made hereunder shall under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Group Telecom since the date hereof.
                            ------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     THE NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE NOTES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA.

     THE NOTES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL SECURITIES LAWS AND MAY BE SOLD IN CANADA ONLY PURSUANT TO AN EXEMPTION THEREFROM OR AFTER ONE YEAR FROM THE DATE WE BECAME A REPORTING ISSUER UNDER SUCH LAWS.

                                 EXCHANGE RATES

     The following table sets forth, for the periods and rates indicated, information concerning exchange rates for Canadian dollars expressed in United States dollars, based on the inverse of the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                                                            SIX MONTHS ENDED
                                        TWELVE MONTHS ENDED SEPTEMBER 30,       MARCH 31,
                                        ---------------------------------   -----------------
                                         1996     1997     1998     1999     1999      2000
                                        ------   ------   ------   ------   -------   -------
High..................................  0.7527   0.7513   0.7292   0.6828   0.6423    0.6688
Low...................................  0.7235   0.7145   0.6341   0.6423   0.6723    0.6969
Period End............................  0.7342   0.7234   0.6552   0.6805   0.6626    0.6879
Average...............................  0.7327   0.7286   0.6845   0.6663   0.6570    0.6862

The average noon buying rate is derived by taking the average of the noon buying rate on the last business day of each month during the relevant period.

              PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION

     Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles. Canadian GAAP differs in some respects from U.S. GAAP and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in note 22 to the audited consolidated financial statements of Group Telecom beginning on page F-13 and note 10 to the audited financial statements of Shaw FiberLink beginning on page F-41.

     We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all dollar amounts are in Canadian dollars. References to "$" or "Cdn$" are to Canadian dollars and references to "US$" are to U.S. dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars at specified exchange rates solely for your convenience. Unless we indicate otherwise, U.S. dollar amounts have been translated from Canadian dollars at US$0.6651 per Cdn$1.00, which was the inverse of the noon buying rate on May 23, 2000.

                                    SUMMARY

     This summary highlights information about the exchange offer that you will find elsewhere in this prospectus. This summary does not contain all the information you should consider before participating in this exchange offer. You should carefully read the entire prospectus and the risk factors beginning on page 8.

                               THE EXCHANGE OFFER

     The exchange offer relates to the exchange of up to $855,000,000 aggregate stated amount at maturity of the outstanding 13 1/4% Senior Discount Notes Due 2010 for an equal aggregate principal amount of exchange notes. The exchange notes will be our obligations and are entitled to the benefits of the indenture relating to the outstanding notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act of 1933, and therefore contain no restrictive legends thereon. Nor are the exchange notes entitled to the benefits of the registration rights granted under the registration rights agreement, executed as a part of the offering of the outstanding notes, dated as of February 1, 2000, among us and the initial purchasers.

Registration Rights........  On February 1, 2000, we and the initial purchasers agreed that you, as a holder of the outstanding notes, would be entitled to exchange your notes for registered notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The Exchange Offer.........  We are offering to exchange $1,000 principal amount of 13 1/4% Senior Discount Notes Due 2010 which have been registered under the Securities Act of 1933 for each $1,000 principal amount of our 13 1/4% Senior Discount Notes Due 2010, which were issued on February 1, 2000 in a private offering.

                             In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                             As of this date, there are $855 million in aggregate stated amount at maturity outstanding dollar notes.

                             We will issue the exchange notes to you on or promptly after the expiration of the exchange offer.

Resale of the Exchange
Notes......................  Based on an interpretation by the staff of the
                             Securities and Exchange Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc. (available June 5, 1991) and "Warnaco, Inc." (available October 11, 1991), we believe that the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 provided that:

                             - You are acquiring the notes issued in the exchange offer in the ordinary course of business;

                             - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the notes issued to you in the exchange offer;

                             - you are not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act of 1933; and

                             -  you are not an "affiliate" of ours.

                             If our belief is inaccurate and you transfer any
                             note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify you against such liability, but we do not believe that any such liability should exist.

                             Each broker-dealer that is issued notes in the exchange offer for its own account in exchange for notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. A broker-dealer may use this prospectus for an offer to resell or otherwise retransfer of the notes issued to it in the exchange offer. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. We do not believe that any registered holder of the outstanding notes is an affiliate (as such term is defined in Rule 405 of Securities Act of 1933) of ours.

                             The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration of Exchange
Offer......................  The exchange offer will expire at 5:00 p.m., New
                             York City time, on           , 2000, unless we
                             decide to extend the expiration date.

Accrued Interest on the
  Exchange Notes and the
  Outstanding Notes........  The exchange notes will bear interest from February
                             1, 2000. Holders of outstanding notes whose notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such outstanding notes accrued from February 1, 2000 to the date of the issuance of the exchange notes.

Conditions of the Exchange
  Offer....................  We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Securities and Exchange Commission of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. Holders of outstanding notes will have certain rights against our company under the registration rights agreement executed as part of the offering of the outstanding notes should we fail to consummate the exchange offer.

Procedures for Tendering
  Outstanding Notes........  If you are a holder of an outstanding note and you wish to tender your note for exchange pursuant to the exchange offer, you must transmit to The Chase Manhattan Bank, as exchange agent for the notes, on or prior to the expiration date:

                             either

                             - a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

                             - a computer-generated message transmitted by means of the Depository Trust Company's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

                             and, either

                             - a timely confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering Outstanding Notes," must be received by the exchange agent on or prior to the expiration date; or

                             - the documents necessary for compliance with the guaranteed delivery procedures described below.

                             By executing the letter of transmittal, or by agreeing to the terms of the letter of transmittal, each holder will represent to us that, among other things, (1) the notes to be issued in the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes whether or not such person is the holder, (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution or such exchange notes and (3) neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, of ours.

Special Procedures for
  Beneficial Owners........  If you are a beneficial owner of registered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such notes or registered notes in the exchange offer, you should contact such person in whose name your notes or registered notes are registered promptly and instruct such person to tender on your behalf. If you, as such beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your outstanding notes pursuant to the procedures described in this prospectus under the heading "The Exchange Offer -- Guaranteed Delivery Procedure."

Withdrawal Rights..........  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City
                             time, on           , 2000, the business day prior
                             to the expiration date.

Acceptance of Outstanding
  Notes and Delivery of
  Exchange Notes...........  Subject to certain conditions (as summarized above in "Conditions of the Exchange Offer" and described more fully under the "The Exchange Offer -- Certain Conditions to the Exchange Offer" beginning on page
                             34), we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time on the expiration date. The notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Federal Income Tax
  Consequences.............  The exchange of the notes will generally not be a taxable exchange for United States federal income tax purposes. We believe you will not recognize any taxable gain or loss or any interest income as a result of such exchange.

Use of Proceeds............  We will not receive any proceeds from the issuance of notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer. For a description of the use of proceeds from the offering of the outstanding notes, see "Use of Proceeds" on page 16.

Exchange Agent for Notes...  The Chase Manhattan Bank is serving as exchange agent. For more information with respect to the exchange of outstanding notes, the telephone number for the exchange agent is (206) 903-4908 and the facsimile number is (206) 624-3867.

                       DESCRIPTION OF THE EXCHANGE NOTES

Notes Offered..............  US$855,000,000 aggregate stated amount at maturity of 13 1/4% senior discount notes due 2010.

Maturity Date..............  February 1, 2010.

Interest...................  We will pay cash interest on the exchange notes from August 1, 2005 at the rate of 13 1/4% per year, payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2005. Prior to February 1, 2005, interest will accrue on the original issue price of the notes but will not be payable in cash. However, we may elect to commence the accrual of interest payable in cash on any February 1 or August 1 on or after February 1, 2003. The stated amount at maturity of each note will be reduced to the accreted value of the notes on the date that cash interest starts to accrue.

Optional Redemption........  Generally, we may not redeem the notes prior to
                             February 1, 2005. On or after February 1, 2005, we may redeem the notes, in whole or in part, at any time, at the redemption prices set forth under the section entitled "Description of the Notes -- Optional Redemption" beginning on page 62, together with accrued and unpaid interest, if any, to the redemption date.

                             In addition, before February 1, 2003, we may redeem up to 35% of the stated amount at maturity of the exchange notes with the proceeds of sales of certain kinds of our share capital at a redemption price of 113.25% of the accreted value of the notes.

Change of Control..........  If we experience specific kinds of change of control we must offer to repurchase the exchange notes at the amount listed under the heading "Description of the Notes -- Covenants -- Change of Control" on page 73.

Ranking....................  The exchange notes will rank equally with our other unsubordinated, unsecured indebtedness. At March 31, 2000, we had no unsubordinated, unsecured indebtedness other than the outstanding notes. The exchange notes are effectively subordinated to our secured indebtedness and all liabilities of our subsidiaries. At March 31, 2000, we had no outstanding secured debt and our subsidiaries had $173.9 million of long-term debt.

Certain Covenants..........  The indenture under which the exchange notes will be issued will restrict our ability to:

                             -  incur additional indebtedness;

                             - make investments or certain other restricted payments;

                             -  create liens;

                             - pay dividends or make distributions in respect of share capital;

                             -  redeem share capital;

                             -  sell assets;

                             -  issue or sell shares of restricted subsidiaries;

                             - enter into transactions with shareholders or affiliates; or

                             -  effect a consolidation or merger.

                             All of these limitations and prohibitions will be subject to a number of important qualifications and exceptions. For more details, see the section entitled "Description of the Notes -- Covenants" beginning on page 63.

Registration Rights
Agreement..................  Pursuant to a registration rights agreement, we have agreed to file a registration statement on an appropriate form with respect to this offer to exchange the outstanding notes for a new issue of our debt securities which will be registered under the Securities Act with terms substantially identical to the outstanding notes. This prospectus is a part of that registration statement.

                             If we fail to file an appropriate registration statement, or that registration statement does not become effective, or if the exchange offer is not completed, in each case within specified time periods, special interest will accrue and be payable.

Withholding Tax............  Unless required by law, all our payments with respect to the exchange notes will be made without withholding or deduction for any present or future taxes or governmental charges of whatever nature imposed or levied by any tax authority within Canada or any other relevant taxing jurisdiction. We will pay any additional amounts so that the net amounts receivable by the holders after any payment, withholding or deduction in respect of such tax or liability shall equal the respective amounts which would have been receivable in respect of the exchange notes in the absence of such payments, withholding or deduction.

Consequences of Failure to
  Exchange.................  Untendered outstanding notes will remain restricted securities and will continue to be subject to the following restrictions on transfer:

                             -  outstanding notes may be resold only if
                                registered pursuant to the Securities Act of 1933, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law,

                             -  outstanding notes shall bear a legend
                                restricting transfer in the absence of
                                registration or an exemption therefrom, and

                             - a holder of outstanding notes who desires to sell or otherwise dispose of all or any part of its outstanding notes under an exemption from registration under the Securities Act of 1933, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that such exemption is available.

                             The exchange notes have not been and will not be qualified for sale under the securities laws of Canada or any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident thereof, except in accordance with the securities laws of the provinces and territories of Canada.

Absence of a Public Market
for the Notes..............  The notes are a new issue of securities and there is currently no established market for them. The initial purchasers have advised us that they currently intend to make a market for the notes as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice.

                                  RISK FACTORS

     You should consider carefully the information set forth in the section of this prospectus entitled "Risk Factors" beginning on page 8 and all the other information provided to you in this prospectus in deciding whether to tender your outstanding notes for exchange notes.

                                  RISK FACTORS

     An investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus before exchanging your notes. Any of the following risks could materially harm our business, operating results and financial condition. Additional risks and uncertainties not currently known to us or that we currently consider immaterial could also harm our business, operating results and financial condition. Due to any of these risks, we may not be able to pay principal or interest on the notes and you could lose all or part of your investment.

     OUR SUBSTANTIAL DEBT OBLIGATIONS MAY HINDER OUR GROWTH AND PUT US AT A COMPETITIVE DISADVANTAGE.

     We have a significant amount of debt. As of March 31, 2000, we had approximately $781.4 million of long-term debt outstanding. In addition, we could incur an additional $416.6 million under our Cisco facility and our new vendor financing with Lucent, assuming we could incur debt in compliance with covenants set forth in these facilities. We may need to incur additional debt in the future. Our substantial debt obligations could have important consequences to you. For example, it could:

     - require us to use a substantial portion of our operating cash flow to pay interest, which reduces funds available to expand our network and for other purposes;

     - place us at a competitive disadvantage compared to our competitors that have less debt;

     - make us more vulnerable to economic and industry downturns and reduce our flexibility in responding to changing business and economic conditions;

     -  limit our ability to pursue business opportunities; and

     - limit our ability to borrow more money for operations or capital in the future.

     A 1 percent interest rate change on our floating interest rate long-term debt outstanding at March 31, 2000, would have an annual impact of $1.6 million on our interest cost.

     WE REQUIRE A SIGNIFICANT AMOUNT OF CASH TO PAY OUR DEBT. IF WE FAIL TO GENERATE SUFFICIENT CASH FLOW FROM OPERATIONS, WE MAY NEED TO REFINANCE OUR DEBT, OBTAIN ADDITIONAL FINANCING OR POSTPONE CAPITAL EXPENDITURES.

     We cannot assure you that we will generate sufficient cash flow from operations to make scheduled payments on our debt. Our ability to meet our debt obligations will depend on whether we can successfully implement our strategy, as well as on economic, financial, competitive, legal and technical factors. Some of the factors are beyond our control, such as economic conditions in the different local markets where we operate or intend to operate, and pressure from existing and new competitors. If we cannot generate sufficient cash flow from operations to make scheduled payments on our debt obligations, we may need to refinance our debt, obtain additional financing, delay planned capital expenditures or sell assets. Our ability to refinance our debt or obtain additional financing will depend on, among other things:

     -  our financial condition at the time;

     -  restrictions in agreements governing our debt; and

     -  other factors, including market conditions.

     THE NOTES ARE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS AND THE LIABILITIES OF OUR SUBSIDIARIES.

     The notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing the indebtedness. The notes are effectively subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Any right we may have to receive assets of any of our subsidiaries upon liquidation or reorganization will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. As of March 31, 2000, we had no outstanding secured debt and our subsidiaries had approximately $173.9 million of long-term debt (including current portion). In addition, under our Cisco facility and our new vendor financing with Lucent, we may borrow an additional $416.6 million of secured debt. The indenture governing the notes and our credit and vendor facilities contain limitations on our ability and the ability of our subsidiaries to incur additional debt. However, these limitations are subject to a number of exceptions, and we cannot assure you that we will not incur significant additional debt in the future, including debt to which the holders of the notes would be effectively subordinated.

     WE ARE ORGANIZED AS A HOLDING COMPANY AND SO WE WILL DEPEND ON THE CASH FLOW OF OUR SUBSIDIARIES TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.

     Our operating cash flow and our ability to service our debt, including the notes, depends upon the operating cash flow of our subsidiaries and their payments to us in the form of loans, dividends or otherwise. Our subsidiaries are separate legal entities and have no obligation to pay any amounts due on the notes or to make any funds available for that purpose, whether by dividends, interest, loans, advances or other payments. In addition, our subsidiaries' payment of dividends and the making of loans, advances and other payments to us may be subject to regulatory and contractual restrictions. These restrictions include requirements to maintain minimum levels of working capital and other assets. Subsidiary payments are contingent upon earnings and various business and other considerations.

     DUE TO RESTRICTIONS IN OUR FINANCING AGREEMENTS, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS AS WE DESIRE.

     The indenture relating to the notes and our other financing agreements will limit our flexibility in operating our businesses. In particular, the indenture and our financing agreements limit our ability in certain circumstances to:

     -  incur additional indebtedness;

     -  voluntarily prepay indebtedness;

     -  create liens on our property;

     -  pay dividends or make distributions in respect of share capital;

     -  make investments or certain other restricted payments;

     - enter into interest rate, currency exchange rate or other hedging arrangements;

     -  enter into transactions with shareholders or affiliates;

     -  enter into sale and leaseback transactions;

     -  sell assets; and

     -  merge or consolidate with other companies.

     Our future financing arrangements, if any, will most likely contain similar or more restrictive covenants. As a result of these restrictions, we are limited in how we conduct business and we may be unable to raise additional debt or equity financing to operate during economic or business downturns, to compete effectively or to take advantage of new business opportunities. This may affect our ability to generate revenues and make profits. Without sufficient revenues and cash, we may not be able to pay interest and principal on our indebtedness, including the notes.

     Our failure to comply with the covenants and restrictions contained in the indenture for the notes and our other financing agreements could lead to a default under the terms of these agreements. If a default occurs, the other parties to our other financing agreements could declare all amounts borrowed and all amounts due under these other agreements due and payable.

     THE COSTS OF DEPLOYING OUR NETWORK AND EXPANDING OUR BUSINESS MAY EXCEED THE CAPITAL AVAILABLE TO US. IF THIS HAPPENS, WE MAY HAVE TO DELAY OR ABANDON OUR BUSINESS PLAN.

     We used substantial capital to fund our acquisitions of the businesses of Shaw FiberLink and Videon FiberLink and our acquisitions from 360networks, and will have significant capital expenditures, working capital, debt service and cash flow deficits during the period in which we are expanding our business and deploying our network, services and systems. The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that the capital actually required to complete our network in our initial target markets will not exceed our expectations. If demand in the targeted markets exceeds current expectations, capital requirements may increase materially. In addition, we may identify new markets in the future and, as opportunities develop, we may be required to make additional investments in our network and facilities or pursue strategic alliances to consummate those opportunities.

     If required, we expect to raise additional capital through the sale of debt and equity and through vendor financing. We cannot assure you that we will be able to raise sufficient capital or that such funding will be available on a timely basis or on terms acceptable to us, if at all. If we fail to raise additional funds when and if required, we may have to delay or abandon expansion of our network into certain markets, which could cause us to lose revenue and would hinder our ability to compete in the telecommunications industry.

     IF WE ARE UNABLE TO NEGOTIATE ACCESS RIGHTS TO THE PROPERTY OF A VARIETY OF THIRD PARTIES, WE WOULD BE DELAYED IN EXECUTING OUR BUSINESS PLAN.

     Most of our target customers are tenants within large buildings. To execute our business plan, we will need to obtain additional building license agreements with several different building management companies. We may not be able to secure additional building license agreements on a timely basis or on acceptable terms. If we cannot obtain building license agreements, our operating results will be harmed and we may be required to delay or abandon some of our planned future expansion.

     To build our network, we must obtain rights and other permits, which include, but are not limited to, rights-to-use underground conduit and aerial pole space and other rights-of-way from entities such as utilities, railroads, long distance providers, provincial highway authorities, local governments and transit authorities. We cannot assure you that we will be successful in either obtaining or maintaining these permits and rights-of-way on commercially reasonable terms and conditions. Certain permits and rights-of-way may require regulatory filings or may be subject to legal challenge by municipal governments, land and building owners or other third parties. For example, there is a public notice proceeding currently before the CRTC in which interested parties have been invited to comment on the terms and conditions of access in the city of Vancouver. Loss of substantial permits or rights-of-way or the failure to enter into or maintain required arrangements could cause us to lose revenue or abandon certain markets.

     If we cannot enter into agreements for access rights or purchase or lease fiber with accompanying access rights, our business and our operating results may be harmed and we may be required to delay or abandon some of our business plan.

     WE ARE DEPENDENT ON SHAW FIBERLINK'S RIGHT TO USE THE FIBER WHICH CONSTITUTES A SIGNIFICANT PART OF OUR NETWORK.

     In connection with our acquisition of the business of Shaw FiberLink we received an indefeasible right to use Shaw FiberLink's fiber for 60 years. Shaw FiberLink has, in turn, a one-year indefeasible right to use fiber of various cable companies which are owned by Shaw Communications, renewable annually by Shaw FiberLink during the term of our indefeasible right to use Shaw FiberLink's fiber. As a result, in order to have access to the fiber provided by the indefeasible right to use, we are dependent on Shaw FiberLink's ability to maintain its indefeasible right to use agreements with the Shaw cable companies. In addition, the terms of our agreement with Shaw FiberLink provide that our rights under this agreement are limited if the underlying rights associated with the fiber that is the subject of the indefeasible right to use have any limitations or prohibitions. We entered into a performance assurance agreement with Shaw Communications to support our rights under our agreement with Shaw FiberLink. If we discover that indefeasible right to use rights are not passed to us as anticipated, or if we or Shaw FiberLink do not obtain and maintain the necessary underlying rights, or if Shaw Communications does not comply with the performance assurance agreement, we may not have access to the fiber provided by the indefeasible right to use agreement and this could substantially impair our ability to carry on business.

     IF WE ARE NOT ABLE TO EFFECTIVELY INTEGRATE THE OPERATIONS OF, AND USE AND EXPAND THE REVENUE STREAM PROVIDED BY, SHAW FIBERLINK, WE WILL NOT BE ABLE TO DEPLOY AND EXPAND OUR NETWORK AS QUICKLY AS WE INTEND.

     If we fail to integrate the operations and network of Shaw FiberLink, we will not be able to deploy our network in Toronto, Calgary and Edmonton as quickly as we otherwise might. In addition, our planned expansion beyond our initial target markets will be slower if we do not take advantage of the opportunities that the Shaw FiberLink assets provide. Also, to the extent we fail to use and expand the revenue stream provided by Shaw FiberLink's business, our financial condition and our prospects may be harmed. We provide data services to and derive revenue from other telecommunications carriers, even though we also compete with some of them for customers. A large portion of the revenues of Shaw FiberLink are also derived from services to other telecommunications carriers. These carriers may not wish to use our services to this extent given our competition with them and they may reduce the level of business they do with us.

     WE HAVE EXPERIENCED AND ANTICIPATE THAT WE WILL CONTINUE TO EXPERIENCE NET LOSSES.

     For the six months ended March 31, 2000 and for the year ended September 30, 1999 we had net losses of $49.4 million and $10.0 million and negative cash flow from operating activities of $37.4 million and $9.0 million, respectively. We expect to incur significant additional expenditures in connection with the development and expansion of our network infrastructure. As a result, we expect to continue to incur significant future net losses and negative cash flow. If our revenues do not increase significantly or the increase in our expenses is greater than expected, we may not achieve or sustain profitability or generate positive cash flow in the future.

     GROUP TELECOM'S LIMITED HISTORY OF OPERATIONS MAY MAKE IT DIFFICULT TO EVALUATE OUR PROSPECTS.

     Group Telecom was incorporated in 1996. Our short operating history permits us to provide you with only limited operating and financial data which you can use to evaluate our performance and determine whether you should purchase our notes.

     IF WE DO NOT CONTINUALLY ADAPT TO TECHNOLOGICAL CHANGE, WE COULD LOSE CUSTOMERS AND MARKET SHARE.

     The telecommunications industry is subject to rapid and significant changes in technology, and we rely on outside vendors for the development of and access to new technology. The effect of technological changes on our business cannot be predicted. We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands. In addition, we rely on vendors with whom we have financing agreements to anticipate and adapt to new technology and to make products that incorporate such technology available to us. We cannot assure you that we will obtain access to new technology on a timely basis or on satisfactory terms. If we fail to obtain new technology, we may lose customers and market share which could harm our business and operating results.

     WE FACE POTENTIAL CONFLICTS OF INTEREST CAUSED BY INVESTOR INFLUENCE WHICH COULD BE DETRIMENTAL TO HOLDERS OF OUR NOTES.

     As a result of an amended and restated shareholders agreement entered into by shareholders then holding approximately 88.0% of our fully-diluted equity in connection with our acquisition of the business of Shaw FiberLink, two of our institutional investors (which are affiliates of Goldman Sachs and CIBC World Markets) and Shaw Communications, were able to nominate a majority of our directors. Affiliates of Goldman Sachs and CIBC World Markets hold approximately 32.0% of our equity and have 4 of 11 directors on our board of directors. In addition, Shaw Communications holds approximately 24.8% of our equity and has 3 directors on our board of directors. Each of Shaw Communications and Goldman Sachs has a right to consent to:

     - specified major transactions by us, including acquisitions and investments in excess of $300 million and mergers or business combinations, for a period of 18 months after February 16, 2000; and

     - our annual operating budget, for a period of 24 months after February 16, 2000.

     Decisions concerning our operations or financial structure may present conflicts of interest between these investors, our management and other holders of our securities, including holders of the notes. In addition to their investments in us, these investors or their affiliates currently have significant investments in other telecommunications companies, including entities that compete with us, and may in the future invest in other entities engaged in the telecommunications business or in related businesses. Conflicts may also arise in the negotiation or enforcement of arrangements entered into by us and entities in which these investors have an interest.

     SOME OF OUR COMPETITORS HAVE GREATER FINANCIAL, TECHNICAL AND OTHER RESOURCES THAN WE DO, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

     The Canadian telecommunications market is highly competitive. We face, and expect to continue to face, intense competition in all of our target markets from the incumbent local exchange carriers, cable companies, competitive long distance providers, wireless providers, new local exchange carriers, and resellers. Many of our current and potential competitors, including the Bell companies, Aliant, BCT.TELUS, AT&T Canada and Call-Net, have longer operating histories in the telecommunications industry and substantially greater financial, marketing, technical, personnel, regulatory and other resources, including greater brand name recognition. The emergence in Canada of a competitive market for local telecommunications services has resulted in price competition among market participants, and this pricing pressure may be more intense than we expect, which could harm our business and our financial condition. Also, we cannot assure you that, as communications technologies develop, new classes of competitors will not emerge.

     OUR BUSINESS STRATEGY DEPENDS ON SECURING AND MAINTAINING INTERCONNECTION AGREEMENTS WITH OTHER PROVIDERS.

     We provide some local services to our customers using facilities that we lease or purchase from the incumbent local exchange carriers. We must enter into agreements for the interconnection of our network with the networks of the incumbent local exchange carriers and other carriers covering each market in which we intend to offer service. We have entered into interconnection agreements in a number of jurisdictions. However, we cannot assure you that we will successfully renegotiate these agreements as they become due to expire, or negotiate additional agreements as we enter new markets. Although the incumbent local exchange carriers are not entitled to unjustly discriminate against telecommunications carriers like us in respect of the rates or services they provide to us or to disrupt the access of competitors to their respective facilities, we are vulnerable to changes in our lease and interconnection arrangements with the incumbent local exchange carriers, such as rate increases and changes in rules and policies of Canada's telecommunications regulatory authority, the Canadian Radio-television and Telecommunications Commission (commonly known as the "CRTC").

     WE DEPEND ON OUR SUPPLIERS OF SWITCHES AND OTHER EQUIPMENT AND MAY EXPERIENCE DELAYS IN RECEIVING REQUIRED COMPONENTS.

     We rely on other companies to supply key components of our network infrastructure, primarily switching and data routing equipment. These components are only available in the quantities and quality we require from limited sources. We may experience delays in receiving components or may not be able to obtain these components on the scale and within the time frames required by us at an affordable cost, or at all.

     IF OUR BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS DO NOT OPERATE AS WE EXPECT OR IF WE FAIL TO UPGRADE SYSTEMS AS NECESSARY, WE WILL NOT BE ABLE TO CONDUCT OUR BUSINESS EFFICIENTLY.

     Integrated management information and processing systems are vital to our growth and our ability to monitor costs, process customer orders, bill customers and operate efficiently. The cost of implementing these systems has been, and we expect will continue to be, substantial.

     We are in the final stages of developing and testing our operational support system to integrate important facets of our operations. The development and implementation of this system relies in part on the products and services of third party vendors, over which we have no control. Unanticipated problems with our system may harm our business and operating results.

     In addition, any of the following developments could harm us:

     - our failure to adequately identify and integrate all of our information and processing needs;

     - failure of our processing or information systems to perform as expected; and

     -  our failure to upgrade systems as necessary and on a timely basis.

     IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, OUR BUSINESS AND OUR PROSPECTS COULD BE HARMED.

     We are dependent on the continued service of a small number of key executives and operations personnel, including Daniel Milliard, our chief executive officer, Robert Wolfe, our president, Stephen Shoemaker, our chief financial officer and Eric Demirian, our executive vice president, corporate development. The loss of services of one or more of our key executives, particularly Messrs. Milliard, Wolfe, Shoemaker and Demirian, could harm our business and our prospects. We do not maintain key person life insurance for any of our executive officers.

     OUR ABILITY TO COMPETE IN THE CANADIAN LOCAL TELECOMMUNICATIONS MARKET IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION WHICH MAY BE CHANGED IN A MANNER HARMFUL TO OUR BUSINESS.

     We are subject to regulation by the CRTC pursuant to the provisions of the Canadian Telecommunications Act. We are also subject to radio spectrum regulation by the Canadian Federal Department of Industry (commonly known as Industry Canada) pursuant to the provisions of the Radiocommunication Act. Since 1994, the stated policy of the CRTC has been to recognize the importance of competition in the local switched services market. As a relatively new entrant into the Canadian telecommunications market, we benefit from this policy and these decisions. However, we cannot assure you that the CRTC's policy to foster the development of competition in the local switched services market will not change or that the CRTC will react quickly and efficiently to anti-competitive practices or effects resulting from the dominant position of Canada's incumbent local exchange carriers. Any change in the CRTC's policies or regulations could harm our business, operating results and prospects.

     CRTC decisions are subject to review and variance by the CRTC at any time. CRTC decisions can also be appealed to the Canadian Federal Court of Appeal and may also be challenged by petition to the Federal Cabinet. We cannot assure you that the local competition decisions of the CRTC, or other decisions relating to the telecommunications markets in which we compete will not be reviewed and varied by the CRTC or by the Federal Court or Cabinet on appeal. Any variance of these decisions or other rules and regulations of the CRTC could harm our business.

     OUR NEED TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION CAN INCREASE OUR COSTS AND SLOW OUR GROWTH.

     Because we are subject to extensive government regulation, delays in receiving required regulatory approvals may slow our growth. In addition, the enactment of new adverse regulations or regulatory requirements may increase our costs, which could have a harmful effect on us. We also cannot assure you that, as we expand our business, the CRTC and Industry Canada will continue to grant us the authority we need to conduct our business or will not take action against us if we are found to have provided services without obtaining the necessary authorizations or to have violated other requirements of their rules or orders. The CRTC, Industry Canada or others could challenge our compliance with applicable rules and orders, which could cause us to incur substantial legal and administrative expenses. Lengthy administrative hearings might also delay the deployment of our network, which could slow our growth.

     WE MAY NOT BE ABLE TO OBTAIN ENOUGH FUNDS TO REPURCHASE YOUR NOTES IF A CHANGE OF CONTROL TAKES PLACE.

     If a change of control occurs, you may require us to purchase any or all of your notes at that time at a price which may be higher than the then-current market value of the notes. We may not have enough money to purchase your notes upon a change of control and also may not be able to raise the money to do so. Furthermore, if you exercise your right to require us to buy back notes, this might cause a default under our other debt, even if the change of control does not.

     The change of control provision may not protect you in a transaction in which we borrow a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, because that kind of transaction may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control.

     YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE
NOTES.

     The notes are new classes of securities that have never been traded. The initial purchasers have informed us that they intend to make a market in the notes. They are not obligated to make a market and may discontinue such market making at any time without notice.

     We have agreed to file a registration statement covering these exchange notes. However, you cannot be sure that an active trading market will develop for these exchange notes. We do not intend to list the notes issued pursuant to the exchange offer.

     Historically, the market for non-investment grade debt has been highly volatile in terms of price. It is possible that the market for the exchange notes will be volatile. This volatility in price may affect your ability to resell your exchange notes or the timing of their sale.

     Because of the potential lack of a trading market, you may not be able to resell your notes at or above the price you paid for them.

     SINCE OUR REVENUE IS IN CANADIAN DOLLARS AND MOST OF OUR DEBT IS IN U.S. DOLLARS, WE ARE SUBJECT TO FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN CANADIAN AND U.S. DOLLARS.

     As of the date of this prospectus, we had debt outstanding denominated in U.S. dollars of approximately US$479 million. Since the majority of our revenue is in Canadian dollars, we will be exposed to fluctuations in the exchange rate between Canadian and U.S. dollars and the uncertainty of the amount of Canadian dollars that will be required to service the principal and interest payments under the U.S. dollar denominated debt. In order to minimize these effects, we have entered into certain foreign currency hedging contracts to hedge approximately 55% of our outstanding U.S. dollar denominated debt. A 1 percent change in the foreign currency exchange rate between the Canadian and U.S. dollar would have an impact of $3.7 million on the unhedged portion of our long-term debt.

Any substantial increase in the U.S. dollar relative to the Canadian dollar could affect our results of operations and our ability to meet our future payment obligations on our debt.

     CONSEQUENCES OF FAILURE TO EXCHANGE YOUR NOTES FOR EXCHANGE NOTES

     If you do not tender your outstanding notes to be exchanged in this exchange offer, your notes will remain restricted securities and will be subject to certain transfer restrictions. As restricted securities, your outstanding notes:

     - may be resold only if registered pursuant to the Securities Act of 1933, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law; and

     - shall bear a legend restricting transfer in the absence of registration or an exemption therefrom.

     In addition, a holder of outstanding notes who desires to sell or otherwise dispose of all or any part of its outstanding notes under an exemption from registration under the Securities Act of 1933, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that such exemption is available.

     IF OUR FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE INCORRECT, OUR RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

     This prospectus contains forward-looking statements in "Prospectus Summary" beginning on page 1, "Risk Factors" beginning on page 8, "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 23, "Business" beginning on page 40 and elsewhere. These statements relate to future events or our future financial performance. You can generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume and no other person assumes responsibility for the accuracy and completeness of these statements.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes contemplated herein, we will receive in exchange outstanding notes in like principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness.

     In February 2000 we sold units, which consisted of the outstanding notes and warrants to purchase our class B non-voting shares. Our net proceeds from the sale of units were approximately US$436.9 million, after deducting underwriting discounts and commissions and estimated offering expenses, of which approximately US$140.0 million was used to fund our acquisition of the business of Shaw FiberLink.

     We intend to use the remainder of the net proceeds from the unit offering, together with the Lucent facility, the Cisco facility and the net proceeds of our initial public offering of class B non-voting shares, to fund the development and expansion of our network, operational infrastructure and sales force, for working capital requirements, and for general corporate purposes.

     We intend to spend approximately $480.0 million on the development and expansion of our network in the next two years.

     Consistent with our business strategy, we continually consider acquisition opportunities that will enhance our business. As of the date of this prospectus, we have not entered into any definitive agreements to make any acquisitions except for those discussed herein.

                  SELECTED HISTORICAL FINANCIAL AND OPERATING
                          INFORMATION OF GROUP TELECOM

     The following table sets forth selected financial and operating information for Group Telecom for the periods indicated. You should read this selected consolidated financial and operating information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 23 and our financial statements, including the notes, beginning on page F-2. Our financial statements are presented in Canadian dollars and are prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. The principal differences are summarized in note 22 to our audited financial statements.

                                                                                SIX MONTHS ENDED
                                        TWELVE MONTHS ENDED SEPTEMBER 30,          MARCH 31,
                                      -------------------------------------   --------------------
                                      1996(1)    1997     1998       1999      1999        2000
                                      -------   ------   -------   --------   -------   ----------
                                                                                  (UNAUDITED)
                                          (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
STATEMENT OF OPERATIONS:
Canadian GAAP
Revenue............................    $  29    $2,051   $ 1,823   $  2,705   $   874   $   15,526
Cost of sales......................       28     1,437     1,131      1,808       561       12,691
                                       -----    ------   -------   --------   -------   ----------
Gross profit.......................        1       614       692        897       313        2,835
Selling, general and administrative
  expenses.........................      243       989     3,038     10,218     3,135       31,075
                                       -----    ------   -------   --------   -------   ----------
                                        (242)     (375)   (2,346)    (9,321)   (2,822)     (28,240)
Amortization.......................        9        55       255        853       275        7,368
                                       -----    ------   -------   --------   -------   ----------
Operating loss.....................     (251)     (430)   (2,601)   (10,174)   (3,097)     (35,608)
Interest and finance items
  (income).........................       --        --      (162)      (372)      182       13,378
Tax (expense) recovery.............        5        --        --       (165)       --         (388)
                                       -----    ------   -------   --------   -------   ----------
Loss for the period................    $(246)   $ (430)  $(2,439)  $ (9,967)  $(3,279)  $  (49,374)
                                       =====    ======   =======   ========   =======   ==========
U.S. GAAP
Loss for the period................    $(269)   $ (426)  $(3,582)  $(10,336)  $(3,429)  $  (44,588)
                                       =====    ======   =======   ========   =======   ==========
BALANCE SHEET:
Canadian GAAP
Cash and cash equivalents..........    $   5    $   61   $ 2,476   $ 59,851   $ 2,684   $  732,053
Working capital (deficit)..........     (166)     (224)   (4,199)    47,871    (7,125)     703,026
Property, plant and equipment,
  net(2)...........................       64       481    10,555     73,817    20,594      567,568
Intangible and other assets(3).....       85        75       207      1,292       202      415,366
Long-term debt.....................       --        --       776     47,557    11,085      781,447
Shareholders' equity
  (deficiency).....................      (17)      331     5,787     73,929     2,760      875,095
U.S. GAAP
Shareholders' equity
  (deficiency).....................    $ (41)   $  316   $ 5,685   $ 73,514   $ 2,609   $  883,275
CASH PROVIDED BY (USED IN):(4)
Operating activities...............    $(127)   $ (251)  $(1,360)  $ (9,033)  $    46   $  (37,430)
Financing activities...............      233       769     7,686     75,948     4,872    1,166,903
Investing activities...............     (101)     (462)   (3,911)    (9,539)   (4,711)    (457,271)
OTHER:
EBITDA(5)..........................    $(242)   $ (375)  $(2,288)  $ (8,401)  $(2,822)  $  (28,240)
Ratio of earnings to fixed
  charges(6).......................       --        --        --         --        --           --

                                                        AT               AT               AT
                                                   SEPTEMBER 30,    SEPTEMBER 30,     MARCH 31,
                                                       1998             1999             2000
                                                   -------------    -------------    ------------
OPERATING DATA:
Route kilometers...............................             5               46              7,847(7)
Fiber kilometers...............................         2,030           16,595            129,527(8)
Number of Lucent class 5 switches..............             1                1                  4
Number of buildings connected..................             8               40              1,084
Number of employees............................            51              168                652

---------------

(1) Data is for the period from our incorporation on April 12, 1996 to September 30, 1996.

(2) Property, plant and equipment at cost is as follows:

                                                                      SEPTEMBER 30,
                                                             -------------------------------
                                                             1996   1997    1998      1999
                                                             ----   ----   -------   -------
                                                                     (IN THOUSANDS)
    Property, plant and equipment, at cost................   $69    $517   $10,805   $74,895

(3) Intangible and other assets include goodwill and other long-term assets.

(4) Cash flow information represents cash provided by (used in) operating, financing and investing activities are identical under Canadian and U.S. GAAP.

(5) EBITDA is calculated in accordance with Canadian GAAP and consists of earnings (loss) before interest, income taxes, depreciation and amortization and financing expenses. EBITDA is a financial metric used by substantially all investors to compare companies in the telecommunications industry on the basis of operating results, asset value and the ability to incur and service debt. It is not intended to represent cash flow or results of operations in accordance with Canadian GAAP. EBITDA may not be comparable to similarly titled amounts reported by other companies. Under U.S. GAAP, EBITDA for the period from April 12, 1996, our date of incorporation, to September 30, 1996, and the years ended September 30, 1997, 1998 and 1999 was $(265,000),
    $(371,000), $(3,431,000) and $(8,769,000), respectively.

(6) For purposes of calculating the ratio of earnings to fixed charges, earnings represent earnings (loss) before income taxes and fixed charges, consisting of interest and financing expenses. For the period from April 12, 1996, our date of incorporation, to September 30, 1996, and the years ended September 30, 1997, 1998 and 1999, our earnings were insufficient to cover our fixed charges by $251,000, $430,000, $2,439,000 and $11,390,000, respectively. For the six months ended March 31, 1999 and 2000, our earnings were insufficient to cover our fixed charges by $4,522,000 and $50,416,000, respectively.

(7) Equivalent to approximately 4,904 route miles. Route miles equal the number of miles of the telecommunications paths in which we own or lease installed fiber optic cable.

(8) Equivalent to approximately 80,954 fiber miles. Fiber miles equal the number of route miles installed along a telecommunications path multiplied by the number of fibers along the path.

                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL AND OPERATING INFORMATION

     The following table sets forth selected unaudited pro forma consolidated financial information relating to the acquisition of the business of Shaw FiberLink. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 1999 has been prepared based on the audited consolidated statement of operations of Group Telecom for the year ended September 30, 1999 and the audited statement of operations of Shaw FiberLink for the year ended August 31, 1999, and as if the acquisition of the business of Shaw FiberLink had occurred on October 1, 1998. The unaudited pro forma condensed consolidated balance sheet information has been prepared as if the acquisition of the business of Shaw FiberLink had occurred on September 30, 1999. See "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page F-52. The pro forma financial information, summarized from the pro forma condensed consolidated financial statements, is presented for informational purposes only and does not purport to be indicative of the results which would have actually been obtained or our financial position if the transactions had been completed as of the dates indicated or that may be expected to occur in the future.

                                                              TWELVE MONTHS ENDED
                                                               SEPTEMBER 30, 1999
                                                              -------------------
                                                              (IN THOUSANDS EXCEPT
                                                                 PER SHARE AND
                                                                OPERATING DATA)
STATEMENT OF OPERATIONS:
Revenue.....................................................       $   41,520
Cost of sales...............................................           21,108
                                                                   ----------
Gross profit................................................           20,412
Selling, general and administrative expenses................           19,111
Amortization(1).............................................           39,267
                                                                   ----------
Operating loss..............................................          (37,966)
Interest and finance items(2)...............................         (114,028)
Income taxes................................................             (257)
                                                                   ----------
Loss for the year under Canadian GAAP.......................       $ (152,251)
                                                                   ==========
Loss for the year under U.S. GAAP...........................       $ (152,620)
                                                                   ==========
BALANCE SHEET:
Cash and cash equivalents...................................       $  523,651
Working capital.............................................          511,671
Prepayment on property, plant and equipment(3)..............          223,000
Property, plant and equipment, net(4).......................          502,817
Total assets................................................        1,437,215
Long-term debt..............................................          860,077
Shareholders' equity........................................          530,809
Total liabilities and shareholders' equity..................        1,437,215
CASH PROVIDED BY (USED IN):
Operating activities........................................         (115,794)
Financing activities........................................          953,385
Investing activities........................................         (419,783)
OTHER:
EBITDA(5)...................................................       $    2,221
Ratio of earnings to fixed charges(6).......................               --

---------------
(1) Amortization includes the depreciation charge allocated by Shaw Communications of $5,649,000 for use of distribution network assets. See note 6(c) to the financial statements of Shaw FiberLink.

(2) Interest and finance items include $88,400,000 in interest expense on debt proceeds raised in the offering of our units on February 1, 2000, giving effect to this units offering as if it had occurred on October 1, 1998. These figures do not reflect a corresponding return on proceeds received.

(3) This amount represents a prepayment associated with our indefeasible right to use certain fibers to be built by Shaw Communications over the next three years.

(4) This amount includes property, plant and equipment of $100 million associated with our acquisition of the business of Shaw FiberLink, and property, plant and equipment valued at $329 million associated with our indefeasible right to use certain identified fibers in the fiber optic networks of Shaw Communications. Property, plant and equipment at cost on a pro forma basis at September 30, 1999 was $503,895,000.

(5) EBITDA is calculated in accordance with Canadian GAAP and consists of earnings (loss) before interest, income taxes, depreciation and amortization and financing expenses. EBITDA is a financial metric used by substantially all investors to compare companies in the telecommunications industry on the basis of operating results, asset value and the ability to incur and service debt. However, it is not intended to represent cash flow or results of operations in accordance with Canadian GAAP. EBITDA may not be comparable to similarly titled amounts reported by other companies. Under U.S. GAAP, pro forma EBITDA for the year ended September 30, 1999, giving effect to our acquisition of the business of Shaw FiberLink effective October 1, 1998, would have been $1,852,000.

(6) For purposes of calculating the ratio of earnings to fixed charges, earnings represent earnings (loss) before income taxes and fixed charges, consisting of interest and financing expenses. Assuming the acquisition of the business of Shaw FiberLink and the financings related thereto had occurred on October 1, 1998, our pro forma earnings for the year ended September 30, 1999 would have been insufficient to cover our fixed charges by $153,582,000.

                       SELECTED HISTORICAL FINANCIAL AND
                    OPERATING INFORMATION OF SHAW FIBERLINK

     The following table sets forth selected financial and operating information for Shaw FiberLink for the periods indicated. You should read this selected historical information in conjunction with the Shaw FiberLink audited financial statements, including the notes, beginning on page F-41. The Shaw FiberLink financial statements are presented in Canadian dollars and are prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. The principal differences are summarized in note 10 to the financial statements of Shaw FiberLink.

                                                                        THREE MONTHS ENDED
                                     TWELVE MONTHS ENDED AUGUST 31,        NOVEMBER 30,
                                    --------------------------------    ------------------
                                      1997        1998        1999       1998       1999
                                    --------    --------    --------    ------    --------
                                                                           (UNAUDITED)
                                            (IN THOUSANDS, EXCEPT OPERATING DATA)
STATEMENT OF OPERATIONS:
Revenue...........................  $ 11,631    $ 22,324    $ 38,815    $7,876    $ 13,197
Cost of sales.....................     3,965      10,174      17,800     3,529       6,503
                                    --------    --------    --------    ------    --------
Gross profit......................     7,666      12,150      21,015     4,347       6,694
Selling, general and
  administrative expenses.........     5,227       7,498       8,893     1,999       3,004
Depreciation......................     1,954       3,832       6,565     1,347       2,109
Depreciation charge allocated by
  Shaw Communications for use of
  distribution network
  assets(1).......................     3,073       4,394       5,649     1,259       1,648
                                    --------    --------    --------    ------    --------
Loss before income taxes..........    (2,588)     (3,574)        (92)     (258)        (67)
Income taxes......................        25          50          92        23          25
                                    --------    --------    --------    ------    --------
Net loss..........................  $ (2,613)   $ (3,624)   $   (184)   $ (281)   $    (92)
                                    ========    ========    ========    ======    ========
BALANCE SHEET:
Accounts receivable.........................    $  2,188    $  7,336              $  6,264
Prepaids and other..........................          65         289                   183
                                                --------    --------              --------
                                                   2,253       7,625                 6,447
Property and equipment, net.................      46,793      70,472                78,422
                                                --------    --------              --------
                                                $ 49,046    $ 78,097              $ 84,869
                                                ========    ========              ========
Accounts payable and accrued liabilities....    $  7,613    $  1,974              $  1,905
Income taxes payable........................         148         116                    92
Unearned revenue............................         161       1,330                 1,273
                                                --------    --------              --------
                                                   7,922       3,420                 3,270
Net investment by Shaw Communications.......      41,124      74,677                81,599
                                                --------    --------              --------
                                                $ 49,046    $ 78,097              $ 84,869
                                                ========    ========              ========
CASH PROVIDED BY (USED IN)(2):
Operating activities..............       405       5,905      (3,493)   (5,922)      3,045
Financing activities..............    11,684      21,540      33,737    11,117       7,014
Investing activities..............   (12,089)    (27,445)    (30,244)   (5,195)    (10,059)
OTHER:
EBITDA(3)...................................    $  4,652    $ 12,122    $2,348    $  3,690

                                                              AT DECEMBER 31,
                                                                   1999
                                                              ---------------
OPERATING DATA:
Route kilometers(4).........................................        7,765
Fiber kilometers(5).........................................      101,546
Number of buildings connected...............................        1,014
Number of employees.........................................          137

---------------

(1) See note 6(c) to the financial statements of Shaw FiberLink.

(2) Cash flow information represents cash provided by (used in) operating, financing and investing activities and is identical under Canadian and U.S. GAAP.

(3) EBITDA is calculated in accordance with Canadian GAAP and consists of earnings (loss) before interest, income taxes, depreciation and amortization and financing expenses and the charge allocated by Shaw Communications for the use of distribution network assets. EBITDA is a financial metric used by substantially all investors to compare companies in the telecommunications industry on the basis of operating results, asset value and the ability to incur and service debt. It is not intended to represent cash flow or results of operations in accordance with Canadian GAAP. EBITDA may not be comparable to similarly titled amounts reported by other companies.

(4) Equivalent to approximately 4,853 route miles. Route miles equal the number of miles of the telecommunications paths in which Shaw FiberLink owns or leases installed fiber optic cable. Shaw FiberLink route kilometers are calculated as of December 22, 1999, the date that Shaw Communications agreed to grant Group Telecom an indefeasible right to use these route kilometers.

(5) Equivalent to approximately 63,466 fiber miles. Fiber miles equal the number of route miles installed along a telecommunications path multiplied by the number of fibers along the path. Shaw FiberLink fiber kilometers are calculated as of December 22, 1999, the date that Shaw Communications agreed to grant Group Telecom an indefeasible right to use these fiber kilometers.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We have been providing data services since 1996 and have commenced construction of our facilities-based network in Vancouver. We avoided substantial capital expenditures in the build-out of our network in Vancouver through a contract with BC Hydro, an electric utility, which enabled us to install our fiber through their existing conduits which connect to nearly all buildings in British Columbia. We have used our Vancouver fiber network strategy as a blueprint to enter our other initial target markets across Canada, and have already entered into conduit access agreements with utility companies in Calgary and Edmonton, and intend to pursue similar opportunities in Montreal. In Toronto we intend to acquire and have leased existing fiber to establish our network and in July, 1999 entered into a fiber lease agreement with Toronto Hydro which gives us access to Toronto Hydro's existing fiber optic network.

     We installed our first Lucent 5ESS voice switch in Vancouver in 1998. We installed voice switches in Toronto and Calgary in December 1999. In January 2000, we installed a voice switch in Montreal. We expect to provide data and switched voice services in Montreal by June 2000.

     In the fall of 1999, we launched a national marketing effort of our comprehensive suite of services. As of March 31, 2000, we had 1,084 buildings connected to our network and had approximately 129,527 fiber kilometers (80,954 miles) over 7,847 route kilometers (4,904 miles). At March 31, 2000, we had 207 building licence agreements with property owners, including Oxford Properties, Brookfield and Cadillac Fairview, each a national property owner.

     Our network in a city consists of a fiber optic backbone, fiber connection from the backbone to the buildings, equipment in the buildings in which our customers are located, central offices housing data and switching equipment and equipment connecting our network to the public switched telephone network and the Internet.

     The construction of our network in each target market varies, depending upon the size and complexity of the network. The time required to complete the construction phase is also significantly influenced by the number of route and fiber miles involved, the mix of aboveground versus underground fiber deployment, possible delays in securing rights-of-way and negotiating business licence agreements and required construction permits, time in negotiating leases for central offices and office space and installing electronic equipment.

     Our strategy is to own or control the fiber that comprises our network in each of our target markets. We believe there are several strategic advantages to serving our customers over owned facilities instead of reselling services or leasing facilities, including earning higher margins. To reduce the capital expenditures required to construct our fiber optic infrastructure, we have established, and expect to continue to establish, access and rights-of-way agreements with utility companies and other companies in our target markets. For further discussion of these relationships, see "Business -- Strategic Relationships -- Access agreements and rights-of-way" beginning on page 46.

OUR RECENT ACQUISITIONS

     On February 16, 2000, we acquired from Shaw Communications the business of Shaw FiberLink for $360 million in cash and the issuance of 27.1% of our fully diluted equity. The cash portion of the purchase price was funded by borrowing $220 million under our bank facility and by using $140 million of the net proceeds of our offering of units consisting of our 13 1/4% senior discount notes due 2010 and warrants for our class B non-voting shares. For the year ended August 31, 1999, Shaw FiberLink had revenue of $38.8 million and EBITDA of $12.1 million. As part of our acquisition of the business of Shaw FiberLink, we received rights to 1,502 fiber kilometers through assigned contracts and an indefeasible right to use 100,044 fiber kilometers for 60 years. In addition, Shaw Communications agreed to construct for our use, at no additional cost to us, approximately 97,500 fiber kilometers over the next three years, subject to variance depending on the location of the constructed fiber. We will have an indefeasible right to use these fiber kilometers for between 57 and 60 years.

     In April 2000, we purchased from Moffat Communications all the property and assets used in connection with their fiber optic business telecom operations for $68 million in cash and 1,667,000 of our class B non-voting shares. The assets purchased include equipment, operational contracts, equipment contracts, supply contracts, interconnection agreements, co-location agreements, customer contracts, software licences, intellectual property, permits, accounts receivable, prepaid expenses and certain other assets. We also entered into an indefeasible right to use agreement with Moffat Communications which granted us an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Moffat Communications for 30 years.

     In May 2000, we agreed with 360networks Inc. to (1) lease from them dedicated fiber optic capacity and (2) purchase fiber in Canada and receive from them an indefeasible right to use fiber in the United States. The aggregate price of the dedicated fiber optic capacity and fiber we acquired was approximately $336 million. We have the option to acquire from 360networks additional fiber and dedicated fiber optic capacity. In addition, we invested approximately $43 million in the equity of 360networks.

OPERATING DATA

     The table below provides selected key operating data:

                                                                        GROUP TELECOM
                                                              ----------------------------------
                                                              AT SEPTEMBER 30,     AT MARCH 31,
                                                                    1999               2000
                                                              -----------------    -------------
OPERATING DATA:
Route kilometers............................................           46               7,847(1)
Fiber kilometers............................................       16,595             129,527(2)
Number of Lucent class 5 switches...........................            1                   4
Number of buildings connected...............................           40               1,084
Number of employees.........................................          168                 652

---------------

(1) Equivalent to approximately 4,904 miles. Route miles equals the number of miles of the telecommunications path in which we own or lease installed fiber optic cable.

(2) Equivalent to approximately 80,594 miles. Fiber miles equals the number of miles installed along a telecommunications path multiplied by the number of fibers along the path.

GROUP TELECOM RESULTS OF OPERATIONS

  SIX MONTHS ENDED MARCH 31, 2000 COMPARED TO SIX MONTHS ENDED MARCH 31, 1999

     REVENUE. We generate most of our revenue by providing data and voice services over our local network to end-user customers and charging access fees to long distance providers who make use of our local network for their voice and data transmissions. Our major sources of revenue are:

     -  monthly access and usage fees;

     - telecommunications service fees which we earn by connecting our customers to our network;

     - sales of our data, Internet application and voice services to customers; and

     - installation of our customers' equipment at our site to connect them directly to our network.

     We also earn one time charges for installation and activation of services as well as revenue from the resale of equipment to our customers and the installation of such equipment.

     Revenue for the six months ended March 31, 2000 increased $14.6 million, or 1,677%, to $15.5 million compared to $0.9 million for the six months ended March 31, 1999, due to the inclusion of the customer base we acquired from Shaw FiberLink, and the addition of new customers and new services.

     COST OF SALES. Our cost of sales consists of network operating costs which include:

     -  the costs to install, monitor and repair our network;

     -  termination and unbundled network element charges;

     - charges from long distance carriers for resale of long distance services;

     - salaries and benefits associated with network operations as well as our customer service personnel;

     -  charges for our redundant connection to the Internet;

     -  leased fiber costs; and

     - building access fees and municipal access fees paid to civic authorities and others for use of rights of way.

     Cost of sales for the six months ended March 31, 2000 increased $12.1 million or 2,164%, to $12.7 million compared to $0.6 million for the six months ended March 31, 1999. The increase was due to a corresponding increase in revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Our selling, general and administrative expenses consist primarily of:

     -  promotions;

     -  advertising, travel and entertainment costs;

     - compensation to sales representatives, administrative, marketing, financial and executive personnel;

     -  recruiting costs;

     -  corporate administration costs;

     -  legal, accounting and other professional fees;

     -  costs associated with becoming Year 2000 compliant;

     -  office related expenses; and

     -  bad debts.

     Selling, general and administrative expenses increased $28.0 million, or 891%, to $31.1 million for the six months ended March 31, 2000 compared to $3.1 million for the six months ended March 31, 1999 resulting from an increase in compensation due to an increase in headcount, a national marketing launch, an increase in professional fees and increased need for office space and related costs.

     AMORTIZATION. Amortization for the six months ended March 31, 2000 increased $7.1 million, or 2,579%, to $7.4 million compared to $0.3 million for the six months ended March 31, 1999 due to an increase in property, plant and equipment resulting from our acquisition of Shaw FiberLink and the deployment of our network.

     INTEREST. Interest income resulted from investment of cash reserves from debt and equity offerings. Interest income for the six months ended March 31, 2000 was $5.5 million compared to $47,000 for the six months ended March 31, 1999.

     Interest expense resulted from interest on and financing charges related to our long-term debt. Interest expense for the six months ended March 31, 2000 was $17.1 million compared to $118,000 for the six months ended March 31, 1999.

     TAXES. We have not generated any taxable income to date and therefore have not accrued any income tax expense. We have accrued a provision for large corporation tax for the six months ended March 31, 2000, of $387,000.

     LOSS. As a result of the above, the loss before income taxes for the six months ended March 31, 2000 was $49.4 million compared to $3.3 million for the six months ended March 31, 1999, representing an increase of 1,405%.

  YEAR ENDED SEPTEMBER 30, 1999 COMPARED TO YEAR ENDED SEPTEMBER 30, 1998

     REVENUE. Revenue for the year ended September 30, 1999 increased $0.9 million, or 48%, to $2.7 million compared to $1.8 million for the year ended September 30, 1998, due to a larger number of customers and new services being provided. Approximately 72% of our revenue for the year ended September 30, 1999 was from recurring sources as compared to 63% for 1998. Our recurring revenue was primarily from the sale of access and usage of our network.

     COST OF SALES. Cost of sales for the year ended September 30, 1999 increased $0.7 million, or 60%, to $1.8 million compared to $1.1 million for the year ended September 30, 1998. The increase was due to corresponding increase in revenue and change in product mix which resulted in higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $7.2 million, or 236%, to $10.2 million for the year ended September 30, 1999 compared to $3.0 million for the year ended September 30, 1998 due to an increase in salaries due to increased headcount, a national marketing launch and increased need for office space and related costs.

     AMORTIZATION. Amortization for the year ended September 30, 1999 increased $597,961, or 234%, to $852,539 compared to $254,578 for the year ended September 30, 1998 due to an increase in property, plant and equipment available for commercial service.

     INTEREST INCOME AND FINANCE CHARGES. Interest income for the year ended September 30, 1999 was $465,913 as compared to interest expense of $89,188 for the year ended September 30, 1998. Interest income resulted from investment of cash reserves from private equity offerings. This was partially offset by increases in interest expense on long-term debt and financing charges related to vendor financings.

     TAXES. We have not generated any taxable income to date and therefore have not accrued any income tax expense. We have accrued a provision for large corporations tax for September 30, 1999, of $165,000. As of September 30, 1999, we had an aggregate of approximately $13.1 million of non-capital loss carry forwards, of which $326,000 expire by 2003. We currently have no capital losses. Non-capital losses can be carried forward 7 years and carried back 3 years.

     LOSS. As a result of the above, the loss before income taxes for the year ended September 30, 1999 was $9.8 million compared to $2.4 million for the year ended September 30, 1998, representing an increase of 302%.

  YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO YEAR ENDED SEPTEMBER 30, 1997

     REVENUE. Revenue for the year ended September 30, 1998 decreased $0.3 million, or 11%, to $1.8 million compared to $2.1 million for the year ended September 30, 1997. This decrease was due to the inability to purchase equipment for resale to our customers as a result of working capital shortages. In addition, in 1997 we had an unusually large equipment resale, which resulted in additional non-recurring revenue of approximately $400,000. At September 30, 1998, the proportion of

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

revenue from recurring sources increased to approximately 63% from 38% at September 30, 1997. Our recurring revenue was primarily from sales of access, usage and co-location with our network.

     COST OF SALES. Cost of sales for the year ended September 30, 1998 decreased $0.3 million, or 21%, to $1.1 million compared to $1.4 million for the year ended September 30, 1997, due to a corresponding decrease in revenue and change in product mix sold. Our cost of sales in 1998 was comprised primarily of the cost of interconnecting our network to the Internet backbone, our cost of purchasing equipment to be resold to our customers and costs of securing rights of way.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $2.0 million, or 207%, to $3.0 million for the year ended September 30, 1998 compared to $988,933 for the year ended September 30, 1997. During February and June 1998, we obtained equity financing and began to ramp up our business and commenced construction of our facilities-based network in Vancouver. We incurred costs associated with the hiring of additional sales, administrative, head office executives, financial and human resource employees, additional administrative overhead, larger office facilities and expenditures related to fund raising efforts.

     AMORTIZATION. Amortization for the year ended September 30, 1998 increased $199,432, or 362%, to $254,578 compared to $55,146 for the year ended September 30, 1997. This increase was due to more telecommunications assets being put into commercial service at September 30, 1998 as a result of the expansion of our network in Vancouver.

     INTEREST AND FINANCING CHARGES. Interest and financing charges for the year ended September 30, 1998 was $89,188 compared to nil for the year ended September 30, 1997. Interest and financing charges in 1998 resulted from issuing convertible debentures and the interest on those debentures and from payments we made with respect to the financing of our central office in Burnaby, B.C., offset in part by interest income. We earned interest income by investing our cash balances in short-term investment grade securities.

     LOSS. As a result of the above, the loss for the year ended September 30, 1998 was $2.4 million compared to $430,000 for the year ended September 30, 1997, representing an increase of 467%.

LIQUIDITY AND CAPITAL RESOURCES

     We have incurred significant operating and net losses and expect that such losses will continue as we develop, construct and expand our network and our operations and build our customer base. The cash provided by our operations will not be sufficient to cover these operating and net losses as we construct and expand our network.

     Our expenditures for property, plant and equipment for the six months ended March 31, 2000 were $70.7 million compared to $64.1 million for the year ended September 30, 1999, and were related to the purchase and construction of switching and data networking equipment, construction of our fiber optic infrastructure and central office and data hub facilities, transmission equipment and co-location facilities and construction and implementation of our back office systems.

     At March 31, 2000, our current assets were $752.7 million and our current liabilities were $49.7 million, giving us a working capital of $703.0 million compared $47.9 million at September 30, 1999. Cash and cash equivalents at March 31, 2000 were $732.1 million compared to $59.9 million at September 30, 1999.

     Cash used in operating activities for the six months ended March 31, 2000 was $37.4 million, most of which came from our net loss of $49.4 million, partially offset by increases in accounts payable and accrued liabilities.

     From our inception in April 1996 until March 31, 2000, we have funded our capital expenditures and operating losses as follows:

     - In January 1997, we raised $130,000 through an issuance of units comprised of convertible debentures and warrants. All of the debentures have now been converted resulting in our issuing 520,000 class A voting shares, 100,000 warrants exercisable for 100,000 class A voting shares remain outstanding.

     - In June 1998, we raised approximately $6.0 million through the issuance of 4,818,774 class A voting shares.

     - In February and March 1998, we issued $1.9 million of convertible debentures. In 1998, all holders converted their debentures, resulting in the issuance of 2,482,592 class A voting shares.

     - In December, 1998, we issued approximately $3.2 million of convertible debentures. In April 1999, all holders of convertible debentures, except one, converted their debentures resulting in the issuance of 104,504 class A voting shares and 2,592,103 class B non-voting shares. The holder who did not convert received a payment of principal and interest equal to $1,570.

     - In December 1998 and March 1999, we issued approximately $1.3 million of convertible debentures. In May 1999, all holders of convertible debentures converted their debentures resulting in the issuance of 233,903 class A voting shares and 835,365 class B non-voting shares.

     - In May 1999, we raised approximately $41.5 million from a private placement of series A first preference shares to affiliates of Goldman Sachs, CIBC World Markets, National Bank Financial Capital Corp. and MGN Opportunity Group LLC. In August 1999, we raised an additional $28.8 million, $25.9 million of which came from the exercise of options held by these private equity investors resulting in the issuance of 13,833,335 series A first preference shares.

     - In May 1999, we entered into a credit facility with Lucent which provided for an initial commitment of US$40 million and which is available until May 28, 2001. The facility is to finance the purchase of equipment and services from Lucent to be used in our network.

     - In July 1999, we signed a credit agreement with Cisco pursuant to which we can borrow from Cisco up to US$15 million to finance our purchase and installation of Cisco networking hardware and software. The funds under this credit agreement are available until July 28, 2001 and bear interest at a rate of 12% per year.

     - From our inception until September 30, 1999, we raised gross proceeds of approximately $1.7 million from the sale of class A voting shares, options and warrants to purchase class A voting shares, and the conversion of interest accrued on convertible debentures. During 1998, we granted stock options to employees who were also directors in lieu of compensation payable at September 30, 1997. This amount has been recorded as additional paid-in capital.

     In February, 2000

     - we issued 855,000 units, consisting of US$855,000,000 of 13 1/4 senior discount notes and warrants to purchase 4,198,563 of our class B non-voting shares for net proceeds to us of US$436,900,000;

     - we entered into an agreement with Lucent which will allow us to finance up to US$315 million of switches, fiber and related electronic equipment and engineering and installation services purchased from Lucent over a three year period from the initial drawdown; and

     - we entered into an agreement with several banks under which they will provide a $220 million committed bank facility.

     For a detailed description of these financing arrangements, see "Description of our Financing Arrangements" on page 55.

     We completed our initial public offering on March 15, 2000 with the issuance of 20,700,000 of our class B non-voting shares at a price of U.S.$14 per share, including 2,700,000 class B non-voting shares issued upon exercise of the underwriters' over-allotment option. The initial public offering resulted in aggregate net proceeds to us of U.S.$268,100,000.

     In February 2000, we acquired the business of Shaw FiberLink for $360 million in cash and the issuance of 27.1% of our fully-diluted equity. We funded the cash portion of our acquisition of the business of Shaw FiberLink by borrowing $220 million under our bank facility and by using $140 million of the net proceeds from the issuance of our units. In April 2000, we acquired the business of Videon FiberLink from Moffat Communications for $68 million in cash and 1,667,000 of our class B non-voting shares. In May 2000, we acquired and will acquire fiber and dedicated fiber optic capacity from 360networks for an initial cash payment of approximately $32 million and total future payments of $304 million. We have options to acquire from 360networks further fiber and dedicated fiber optic capacity. We believe that the remaining net proceeds of our unit offering, additional borrowing under our Lucent and Cisco vendor facilities and the net proceeds of our initial public offering of class B non-voting shares will be sufficient to fully fund our business plan. The extent of additional financing required, if any, will depend upon the rate of our expansion and the success of our business. Consistent with our business strategy, we continually consider acquisition opportunities that will enhance our business. There can be no assurance that additional financing will be available to us or, if available, that it can be obtained on acceptable terms or within the limitations contained in our existing financing agreements.

     In the event that our plans change, the assumptions upon which our plans are based prove inaccurate, we expand or accelerate our business plan or we complete acquisitions, the foregoing sources of funds may prove insufficient to fully fund our business plan and we may be required to seek additional financing sooner than we currently expect. Additional sources of financing may include public or private equity or debt financings, capital and operating leases and other financing arrangements. To the extent sufficient funding is not available we may limit which markets we enter into and the degree to which we penetrate a particular market.

     We can give no assurance that additional financing will be available to us or, if available, that it can be obtained on a timely basis and on acceptable terms or within the limitations contained in our financing arrangements. Failure to obtain such financing could result in the delay or abandonment of some or all of our development and expansion plans and expenditures, which would harm our financial condition and operating results. Such a failure could also limit our ability to make principal and interest payments on our indebtedness. We cannot assure you that financing, if required, will be available in the future or that, if such financing were available, it would be available on terms and conditions acceptable to us.

     Our revenue is generated primarily in Canadian dollars, while substantial amounts of our current and future liabilities, including interest and principal obligations on our long-term debt, are and will be payable in U.S. dollars. We have entered into certain foreign currency hedging contracts to hedge approximately 55% of our outstanding U.S. dollar denominated debt.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OUTSTANDING NOTES

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange outstanding notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date"
means 5:00 p.m., New York City time, on           , 2000, provided, however,
that if we, in our sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this prospectus, U.S.$855,000,000 stated amount at maturity of notes are outstanding. This prospectus, together with the letter of
transmittal, is first being sent on or about           , 2000, to all holders of
outstanding notes known to us. Our obligation to accept outstanding notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below under "-- Certain Conditions to the Exchange Offer."

     Outstanding notes tendered in the Exchange Offer must be in denominations of principal amount of U.S.$1,000 and any integral multiple thereof.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any outstanding notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all outstanding notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by Group Telecom. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Outstanding notes tendered in the Exchange Offer must be in denominations of principal amount of U.S.$1,000 and any integral multiple thereof.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any outstanding notes not theretofore accepted for exchange, upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender to us of outstanding notes by a holder thereof as set forth below and the acceptance thereof by us will constitute a binding agreement between the tendering holder and Group Telecom upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender outstanding notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such letter of transmittal, to The Chase Manhattan Bank, as exchange agent (the "Exchange Agent") at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, either (1) certificates for such outstanding notes must be received by the Exchange Agent along with the letter of transmittal, or (2) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such outstanding notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (3) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO GROUP TELECOM.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the outstanding notes surrendered for exchange pursuant thereto are tendered (1) by a registered holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or
(2) for the account of an Eligible Institution (as defined herein). In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees may be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If outstanding notes are registered in the name of a person other than a signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by Group Telecom in its sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange will be determined by Group Telecom in its sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes which acceptance might, in the judgement of Group Telecom or its counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular outstanding notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular outstanding notes either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we shall determine. Neither Group Telecom, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, such outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

     If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Group Telecom, proper evidence satisfactory to us of the authority to so act must be submitted.

     By tendering, each holder will represent to Group Telecom that, among other things, the exchange notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. In the case of a holder that is not a broker-dealer, each such holder, by tendering, will also represent to Group Telecom that such holder is not engaged in, or intends to engage in, a distribution of the exchange notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of Group Telecom, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such exchange notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all outstanding notes properly tendered and will issue the exchange notes promptly, after acceptance of the outstanding notes. See "-- Certain Conditions to the Exchange Offer."

     For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each outstanding note accepted for exchange, the holder of such outstanding note will receive an exchange note having a stated amount at maturity equal to that of the surrendered outstanding note. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor or, if no interest has been paid on the outstanding notes from the date of original issue of the outstanding notes. Holders of outstanding notes whose outstanding notes are accepted for exchange will not receive any payment in respect of accrued interest on such outstanding notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. In certain circumstances the rate per annum at which the outstanding notes bear interest will be increased temporarily. See "Registration Agreement for Outstanding Notes".

     In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange pursuant to the Exchange Offer, will be made only after timely receipt by the Exchange Agent of certificates for such outstanding notes or a timely Book-Entry Confirmation of such outstanding notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if outstanding notes are submitted for a greater principal amount that the holder desired to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder thereof (or, in the case of outstanding notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the outstanding notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of outstanding notes by causing the Book-Entry Transfer Facility to transfer such outstanding notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the Book-entry Transfer Facility, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below, under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the outstanding notes desires to tender such outstanding notes and the outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by Group Telecom (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of outstanding notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the persons having tendered the outstanding notes to be withdrawn, identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes), and (where certificates for outstanding notes have been transmitted) specify the name in which such outstanding notes are registered, if different from that of the withdrawing holder. If certificates for outstanding notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Group Telecom, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with such Book-Entry Transfer Facility for the outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Outstanding Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The Exchange Offer shall be subject to the following conditions: (1) neither the Exchange Offer, nor the making of any exchange by a Holder, violates applicable law or any applicable interpretation of the staff of the Commission,
(2) the due tendering of Registrable Notes (as defined in the Registration Rights Agreement) in accordance with the Exchange Offer, (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in Group Telecom's judgment, would reasonably be expected to impair the ability of Group Telecom to proceed with the Exchange Offer, (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in Group Telecom's judgment, would reasonably be expected to impair the ability of Group Telecom to proceed with the Exchange Offer, (5) there shall not have been declared by U.S. federal, New York State or Canadian federal authorities a banking moratorium which, in Group Telecom's judgment, would reasonably be expected to impair the ability of Group Telecom to proceed with the Exchange Offer, (6) trading generally in the United States or Canadian over-the-counter market shall not have been suspended by order of the Commission, any securities commission or securities regulatory authority in Canada or any other governmental authority, which, in Group Telecom's judgement, would reasonably be expected to impair the ability of Group Telecom to proceed with the Exchange Offer and (7) each Holder of outstanding notes (other than participating broker-dealers) who wishes to exchange such outstanding notes for exchange notes in the Exchange Offer shall have represented that (A) it is not an affiliate of Group Telecom, (B) any exchange notes to be received by it were acquired in the ordinary course of business and (C) at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form F-4 or another appropriate form under the Securities Act available; provided, however, that none of the foregoing conditions shall relieve Group Telecom of its obligations under the Registration Rights Agreement or effect any increase in the interest rate borne by the outstanding notes pursuant to the Registration Rights Agreement.

     The foregoing conditions are for the sole benefit of Group Telecom and may be asserted by Group Telecom regardless of the circumstances giving rise to any such condition or may be waived by Group Telecom in whole or in part at any time and from time to time. The failure by Group Telecom at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

     The Chase Manhattan Bank, a New York banking corporation, has been appointed as the Exchange Agent for the Exchange Offer. All executed letters of transmittal should be directed to the Exchange Agent at the address set forth in the letter of transmittal. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the Exchange Agent addressed as follows:

     By Mail, Hand or Overnight Delivery:
     The Chase Manhattan Bank
     c/o Chase National Corporate Services, Inc.
     1301 Fifth Avenue, Suite 3410
     Seattle, WA 98101
     Attention: Michael A. Jones
                Vice President
     Facsimile:                   (206) 624-3867
     Confirm by Telephone:     (206) 903-4908

     DELIVERY TO AN ADDRESS OTHER THAN THE DEPOSITORY TRUST COMPANY (ATOP) OR AS SET FORTH IN THE LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     Group Telecom will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

     The cash expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent, accounting and certain legal fees, will be paid by Group Telecom.

TRANSFER TAXES

     Holders who tender their outstanding notes for exchange will not be obliged to pay any transfer taxes in connection therewith, except that holders who instruct Group Telecom to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES

     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the outstanding notes and the restrictions on transfer of such outstanding notes as set forth in the legend thereon as a consequence of the issuance of the outstanding notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Group Telecom does not currently anticipate that it will register outstanding notes under the Securities Act. See "Registration Agreement for Outstanding Notes." Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, Group Telecom believes that exchange notes issued pursuant to the Exchange Offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of Group Telecom within the meaning of Rule 405 under the Securities Act)

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

without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes. However, Group Telecom does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that (i) the exchange notes received by such holder will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such holder will have not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes and (iii) such holder is not an affiliate of Group Telecom within the meaning of Rule 405 of the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. If any holder is an affiliate of Group Telecom, or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution" beginning on page 128. In addition, in order to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident thereof, except in accordance with the securities laws of the provinces and territories of Canada.

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

                 OUR ACQUISITION OF THE SHAW FIBERLINK BUSINESS

ASSET PURCHASE AND SUBSCRIPTION AGREEMENT

     On February 16, 2000, we acquired the business of Shaw FiberLink pursuant to an asset purchase and subscription agreement with Shaw Communications and Shaw FiberLink. The purchase consideration of $760 million paid by us consisted of $360 million in cash and sufficient series B first preference shares to provide Shaw Communications with a 27.1% fully diluted interest in us at the date the acquisition was consummated. The fair value of these shares was approximately $400 million. Upon completion of our initial public offering in March 2000, all of these shares were converted into class A voting shares. In connection with our acquisition of the business of Shaw FiberLink, three executive officers of Shaw Communications, became directors of Group Telecom.

     Under the asset purchase and subscription agreement, we purchased from Shaw Communications all of the property and assets of Shaw FiberLink used in connection with its high speed data and competitive access business. We also assumed certain obligations related to permits, operational contracts, customer contracts, software licenses and certain other obligations. The assets purchased include:

     -  equipment, computer hardware and fixed assets,
     -  operational, equipment supply and customer contracts,
     -  interconnect agreements and co-location agreements,
     -  software and broadband wireless licenses,
     -  permits,
     -  intellectual property,
     -  goodwill, and
     -  certain other fiber business assets.

     Certain assets were excluded from the acquisition of the business of Shaw FiberLink, including:

     -  certain interconnection, Internet bandwidth and other agreements;
     - the name "Shaw FiberLink" (subject to a license granted to us pursuant to the trade-mark license agreement described below);
     - any assets of Shaw Communications or its affiliates used in the cable television, residential Internet or video and other residential services businesses; and
     - any indefeasible right to use fibers or rights underlying the indefeasible right to use fibers, other than rights assigned to us pursuant to any assigned operational contracts.

     Where the transfer of any such assets requires consent of a third party and such consent is not obtained, Shaw Communications has agreed to hold such assets in trust for us and to continue to maintain the existence of such assets, at our expense.

     The asset purchase and subscription agreement contains customary representations, warranties and indemnities. In particular, Shaw Communications has represented that the Shaw FiberLink assets are all the assets and rights (excluding material non-assignable permits, engineering and administration services and certain underlying rights) which are required to enable us to conduct the business of Shaw FiberLink. With limited exceptions, Shaw Communications made no representations or warranties as to the underlying rights to the fibers subject to the indefeasible right to use agreement described below.

INDEFEASIBLE RIGHT TO USE AGREEMENT

     As part of our acquisition of the business of Shaw FiberLink, we received rights to 1,502 fiber kilometers through assigned contracts and an indefeasible right to use 100,044 fiber kilometers for 60 years, including 10,720 fiber kilometers located in New Brunswick available to us on May 1, 2003. Additionally, Shaw FiberLink and each of the affiliates of Shaw Communications which owns indefeasible rights to use fiber has entered into an agreement to grant a one-year indefeasible right of

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

use to Shaw FiberLink in all of the indefeasible rights to use fiber which Shaw FiberLink does not own, renewable annually by Shaw FiberLink. On the closing of the acquisition, we fully prepaid the rent for the fibers in which we received the right of use for the full 60 year term of our agreement with Shaw FiberLink. In addition, Shaw Communications agreed to construct for our use, at no additional cost to us, approximately 97,500 additional fiber kilometers over the next three years, subject to variance depending on the location of the constructed fiber, over which we will have an indefeasible right of use. This commitment to build an additional 97,500 fiber kilometers was included in the $760 million purchase price consideration, and has been recorded as a $223 million prepayment of property, plant and equipment. Our indefeasible right to use agreement also allows us to ask Shaw Communications to install new access cables and new segments to our network. Once we pay Shaw FiberLink for the cable they install, Shaw FiberLink will grant us an indefeasible right to use those newly installed fibers for the remainder of our initial 60 year indefeasible right of use term.

     During the term of our indefeasible right to use agreement with Shaw FiberLink, Shaw FiberLink will, for a fee, provide facilities for our optronics or electronics or our optical or electrical equipment in Shaw Communications hub sites. Shaw FiberLink will repair and maintain our fibers in exchange for a yearly fee.

PERFORMANCE ASSURANCE AGREEMENT

     As part of our acquisition of the business of Shaw FiberLink, and to support the indefeasible right to use agreement, we have entered into a performance assurance agreement with Shaw Communications. Shaw Communications has agreed that if Shaw FiberLink defaults in any of its obligations under the indefeasible right to use agreement, Shaw Communications will perform, or cause to be performed, Shaw FiberLink's obligation in accordance with the terms and conditions of the indefeasible right to use agreement. Shaw Communications' promise to us is independent of the bankruptcy or insolvency of Shaw Communications, Shaw FiberLink or any of their affiliates (including any affiliates that have granted an indefeasible right to use fiber to Shaw FiberLink), and is independent of any acquisition of the business of Shaw Communications, Shaw FiberLink or any of their affiliates (including any affiliates that have granted an indefeasible right to use fiber to Shaw FiberLink).

SHAREHOLDERS AGREEMENT

     On February 16, 2000, we amended our May 7, 1999 shareholders agreement to include Shaw Communications as a party to such agreement. For a description of the shareholders agreement, see "Description of Share Capital -- First Preference Shares -- Shareholders Agreement" on page 119.

NON-COMPETITION AGREEMENTS

     On the closing of our acquisition of the business of Shaw FiberLink, Shaw Communications entered into a non-competition agreement in favor of us that prohibits Shaw Communications or any of its affiliates from providing certain telecommunications services to business customers and telecommunications carriers in any area of Canada in which we carry on such business, for three years. On closing we also entered into a non-competition agreement in favor of Shaw Communications which prohibits us or any of our affiliates from providing cable television, residential video, Internet or telephone services or other residential services in any area of Canada in which Shaw Communications carries on such business, for three years.

TRADE-MARK LICENSE AGREEMENT

     We entered into a trade-mark license agreement with Shaw Communications on the closing of our acquisition of the business of Shaw FiberLink pursuant to which Shaw Communications granted us a license to use certain trade-marks relating to Shaw FiberLink for a six month period and Shaw

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

Communications granted to us a license to use the trade-mark "FiberLink" in conjunction with the words "Group Telecom" or "GT" for the term of the indefeasible right to use agreement.

REGISTRATION RIGHTS AGREEMENT

     On February 16, 2000, we amended our registration rights agreement with the initial purchasers of our series A first preference shares to include Shaw Communications as a party to such agreement. For a description of the registration rights agreement, see "Description of Share Capital -- First Preference Shares -- Registration Rights Agreement" beginning on page 119.

TRANSITIONAL SERVICES AGREEMENT

     In order to facilitate the transfer of the business of Shaw FiberLink from Shaw Communications to us, we and Shaw Communications will provide certain services to each other, on a transitional basis, pursuant to a six month transitional services agreement.

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

                                    BUSINESS

OVERVIEW

     We operate a national broadband network, over which we provide Internet, high-speed data and voice services to businesses in Canada. Our services include web and application hosting, co-location, e-commerce and other value-added Internet services enabled by our public key infrastructure capabilities. We also provide traditional telecommunications products and services, including local area network extension and enhanced local and long distance voice services. We believe the increasing use of Internet services is driving demand for new services and products that require higher bandwidth. To serve our customers' growing telecommunications needs, we are continually expanding our fiber optic network and will further extend our network by using wireless or digital subscriber line technology.

OUR ACQUISITION OF THE BUSINESS OF SHAW FIBERLINK

     On February 16, 2000, we acquired the business of Shaw FiberLink from Shaw Communications for $760 million in cash and shares. We acquired rights to 101,546 fiber kilometers from Shaw FiberLink and, in addition, Shaw Communications has agreed to construct for our use, at no additional cost to us, approximately 97,500 additional fiber kilometers over the next three years.

     Since 1993, Shaw FiberLink has provided facilities-based data services over a high bandwidth fiber optic network in Canada to national telecommunications carriers, large businesses and governments. For the year ended August 31, 1999, Shaw FiberLink had revenue of $38.8 million and EBITDA of $12.1 million. The acquisition will:

     - accelerate the deployment of our network, especially in the greater metropolitan areas of Toronto, Calgary and Edmonton;

     -  expand the addressable market for our current services;

     - reduce our reliance on the incumbent local exchange carriers for leased facilities;

     -  give us a complementary competitive access provider business; and

     - significantly expand our business to long distance carriers, wireless telecommunications companies and Internet service providers.

     Shaw FiberLink operates high capacity fiber optic telecommunications networks in some of Canada's fastest growing markets including: the greater Toronto area (Toronto, Scarborough, Markham, Vaughan, Richmond Hill, Pickering and Barrie), Edmonton, Calgary, Winnipeg, Vancouver Island and central British Columbia (Kamloops, Penticton, Kelowna, Vernon and surrounding areas). Shaw FiberLink also owns and operates several strategically located inter-city networks and several international gateways into the United States.

     Shaw FiberLink has over 400 customers. Its customer base includes carriers, competitive local exchange carriers, internet service providers, governments, banks, broadcasters, oil and gas companies, and wireless communication providers. These customers demand a wide variety of requirements in terms of bandwidth, type of connectivity and support. As the dominant competitive access provider in Western Canada, Shaw FiberLink also provides technical support, network management, and sales and administrative support to a number of smaller competitive access providers.

     Both the Shaw FiberLink network and our network are constructed in compatible, fiber network configurations, with minimal geographic overlap using synchronous optical networking technology and gigabit ethernet connections. Accordingly, we believe that their integration can be accomplished in a timely manner. With the addition of Shaw FiberLink, we now operate nationally in 7 Canadian provinces, including Canada's major metropolitan centers of Toronto, Vancouver, Calgary, Montreal

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

and Edmonton. We expect that the combined network, with its national coverage, will give us a time-to-market advantage that will lead to increased market penetration and higher operating margins.

RECENT DEVELOPMENTS

  AGREEMENT WITH 360NETWORKS INC.

     In May 2000, we agreed with 360networks Inc. to (1) lease from them dedicated fiber optic capacity and (2) purchase fiber in Canada and receive from them an indefeasible right to use fiber in the United States. The aggregate price of the dedicated fiber optic capacity and fiber we acquired was approximately $336 million. We have the option to acquire from 360networks additional fiber and dedicated fiber optic capacity.

     Under the agreement, 360networks will lease to us fiber optic cable capacity at a bandwidth level of 2.4 gigabits per second, in Canada and the United States. The lease will give us the exclusive right to use this fiber capacity for 20 years, comprised of an initial term of 3 years with a 17 year renewal option at our discretion.

     In addition, 360networks has sold and will sell to us 12 strands of unused fiber ranging approximately 7,000 kilometers, connecting Seattle, Washington to Halifax, Nova Scotia via Victoria, Kamloops, Edmonton, Calgary, Regina, Winnipeg, Toronto, Ottawa, Montreal and Quebec City.

     If we choose, 360networks will also grant us the right to use an additional 12 strands of fiber ranging approximately 7,900 kilometers, connecting Seattle, Sacramento, Denver, Chicago, Detroit, Toronto, Buffalo, Albany, New York City, Boston and Montreal. This fiber will be located primarily in the United States. The indefeasible right to use this fiber will be for a term of at least 20 years.

     We also will have the option to purchase from 360networks additional segments of fiber optic cable connecting the United States and Canada.

     Delivery of the capacity and the fiber to us by 360networks and payment by us to 360networks will be made in installments over the next four years. An initial installment payment of approximately $32 million has been made. We will also pay 360networks fees for maintaining the fibers.

     In addition, we invested approximately $43 million in the equity of 360networks.

  ACQUISITION FROM MOFFAT COMMUNICATIONS LTD.

     On April 27, 2000, we acquired Videon Fiberlink from Moffat Communications Ltd. for $68 million in cash and the right to acquire approximately 1.7 million of our class B non-voting shares. Videon Fiberlink is a competitive access provider business. This acquisition provides us with additional customers, employees and an indefeasible right to use for 30 years certain specifically identified existing fibers comprising approximately 620 fiber route kilometers in Edmonton and Winnipeg connected to over 240 buildings.

OUR MARKET OPPORTUNITY AND THE IMPORTANCE OF DATA

  TELECOMMUNICATIONS INDUSTRY GROWTH

     We believe, based on industry reports, that the Canadian telecommunications market had revenue of approximately $24.4 billion in 1999. Approximately $14.7 billion of this estimated revenue is attributable to the business telecommunications market, comprising local and long distance voice services ($9.1 billion), emerging and traditional data services ($4.3 billion), and Internet application services ($1.3 billion). Based on industry reports, we estimate that our initial markets, Toronto, Vancouver, Calgary, Montreal, Edmonton and the areas surrounding these cities, comprise approximately 46% (or $6.8 billion) of the 1999 Canadian business telecommunications market.

     The data and Internet application services market is one of the fastest growing segments of the Canadian telecommunications market. We believe, based on industry reports, that the business data
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

and Internet application services market will almost double from an estimated $5.6 billion in 1999 to $10.7 billion by 2003. To meet this growing demand, we plan to offer a full range of bundled high-speed data, Internet application and voice services. We believe that these services have price and performance characteristics that are more attractive than traditional alternatives.

  DEREGULATION OF CANADIAN MARKET FOR VOICE SERVICES

     The market for competitive local and long distance telecommunications services in Canada was only fully opened to competition in the last decade. Prior to the 1990s, the incumbent local exchange carriers dominated both the local switched services and long distance markets. The growth of long distance competition in Canada was triggered by a decision of the CRTC in 1992 to allow facilities-based competition and more liberalized resale in the long distance market. On May 1, 1997, the CRTC issued a series of decisions that opened Canada's local telecommunications services market to competition. Before these decisions, the incumbent local exchange carriers had operated in most locations throughout Canada with a monopoly over the provision of most local voice services. With these decisions, competitive opportunities rapidly emerged in Canada in the local telecommunications services market.

  OUR INITIAL TARGET MARKETS

     We believe there is a significant opportunity to provide a unique mix of products and services to small and medium-sized businesses. We believe the increasing use of the Internet and Internet protocol-based services by business is driving demand for new services and products that require higher bandwidth. Small and medium-sized businesses represent an attractive market because they:

     - generally lack the resources and expertise to address their telecommunications problems in-house and therefore are more likely than large businesses to purchase services from an outside provider;

     - are more likely to need assistance in determining the appropriate solution and in integrating the solution; and

     - have historically been under-served by incumbent local exchange carriers who have concentrated on servicing larger businesses, leaving small and medium-sized businesses with limited alternatives to costly products that were not designed for them. Advances in technology enable us to provide these customers with a range of services at an attractive price.

BUSINESS STRATEGY

     Our goal is to be the leading telecommunications service provider to Canadian businesses, institutions and other telecommunications carriers. The key components of our strategy are:

     - LEAD WITH DATA AND INTERNET APPLICATION SERVICES. We intend to focus our product offering on data and Internet application services, which we expect will be the fastest growing segment of the Canadian telecommunications services market. We believe our data services represent an attractive entry point to sell a package of data applications and voice services to our customers. We also believe we have a significant opportunity to achieve high profit margins by bundling integrated data, Internet application and voice services.

     - BE A ONE-STOP INTEGRATED TELECOMMUNICATIONS PROVIDER. We are a single supplier of integrated and comprehensive bundled telecommunications services. We believe that providing one-stop telecommunications services, including data, Internet application and voice services, will enable us to better meet the needs of our customers, capture a larger portion of our customers' telecommunications expenditures and increase customer retention.

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

     - PROVIDE SERVICES ACROSS CANADA OVER OUR OWN NETWORK INFRASTRUCTURE. We intend to own or control the fiber that comprises our network in each of our initial target markets. We believe this will result in the following strategic advantages:

        -  abundant broadband capacity;

        - higher operating margins than would be possible if we resold services of, or leased facilities from, other carriers;

        - control over our network, resulting in improved service and minimal reliance on the incumbent local exchange carriers; and

        - the ability to more easily deploy telecommunications solutions on a national basis.

     - ACQUIRE AND RETAIN MARKET SHARE THROUGH A DIRECT SALES FORCE AND PROACTIVE CUSTOMER SERVICE. Our sales force has increased 44% from December 31, 1999 to over 170 sales representatives at March 31, 2000. We intend to continue to expand our sales force to build and support our customer base. Once we obtain a customer, we focus on providing proactive customer service, backed by service-level guarantees, which is available 24 hours a day, 7 days a week. Our customer service is personalized and provided through a single point of contact to increase customer satisfaction. We also offer web-based programs that provide ordering, tracking and reporting capabilities to our customers. We offer incentives to our sales and customer support personnel through a compensation structure that is designed to promote a high level of penetration of the buildings on our network.

     - LEVERAGE OUR STATE-OF-THE-ART, SCALABLE BACK OFFICE SYSTEMS. We have developed state-of-the-art, scalable operational support systems that integrate every component of our operations. We have selected a combination of best-of-breed systems, which enable us to reduce overhead costs while providing superior customer service. We believe that our open and scalable back office systems enhance our productivity and service quality, and provide us with a significant competitive advantage by:

        - automating the processes involved in connecting a customer to our network;

        -  enabling single call resolution of customer inquiries; and

        - providing each of our departments with an integrated view of all provisioning, billing, customer service, trouble-ticketing and collection activities.

     - CONTINUE TO EXPAND THROUGH ALLIANCES AND ACQUISITIONS. In addition to our acquisition of the businesses of Shaw FiberLink and Videon FiberLink, and our agreements with 360networks, we plan to consider alliances with and acquisitions of other related or complementary businesses or asset purchases, including purchases of fiber. Strategic acquisitions, alliances or asset purchases may enable us to expand more rapidly and further solidify our national presence by adding new infrastructure, customers and additional experienced employees.

     - LEVERAGE THE EXPERIENCE OF OUR MANAGEMENT TEAM. Our management team has extensive experience in the telecommunications industry. We believe the quality, experience and teamwork of our management team will be critical factors in the implementation of our growth strategy.

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

NETWORK

     Our network in each of our target markets will look similar to the following diagram:

                              [OM NETWORK DIAGRAM]

  INTEGRATED NETWORK ARCHITECTURE

     We provide services to our customers over an integrated network that supports high-speed data, Internet application, local and long distance voice services. We believe that the integrated design of our data, Internet application and local and long distance networks significantly reduces our cost of providing a bundled service offering. Our integrated network architecture includes switches and data routers, customer premise equipment and synchronous optical networking technology fiber rings. In addition, approximately 20% of our urban fiber network is comprised of slack and storage fiber in urban area access points.

     We believe that our integration of the fiber, equipment and operating systems of Shaw FiberLink and Videon FiberLink can be accomplished without significant delay or cost. We also believe we can upgrade the equipment in buildings on Shaw FiberLink's and Videon FiberLink's networks and sell our services, in addition to those of Shaw FiberLink and Videon FiberLink, to their existing customers. Shaw FiberLink's and Videon FiberLink's telecommunications equipment is industry standard, purchased from well known vendors, and is compatible with our equipment.

  SWITCHES AND DATA ROUTERS

     Our Lucent 5ESS switches and Cisco data routing equipment are located in central offices in four of our initial five target markets. Our central offices are secure, specifically outfitted facilities which have special heating, humidity, air, fire suppression and power requirements to support sensitive electronic equipment.

     Switches and data routing equipment direct a voice signal or data packet from its origin to its correct destination according to the telephone number or addressing technology. Switched voice services, including basic and advanced telephone services, are provided through switches at central offices. Data services are provided through Cisco equipment in central offices and the buildings connected to our Internet protocol based network.

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

     Our network uses data routing equipment and voice switches installed at central offices in four cities: Vancouver, Toronto, Calgary and Montreal. Data and voice traffic from other cities will be directed to the central office nearest to that city.

  CUSTOMER PREMISE EQUIPMENT

     To connect our customers to our network, we install data and voice routing equipment in the building in which they are a tenant. This equipment combines and converts the customer's transmission to an optical signal. The signal is then transmitted through our network to a central office where data and voice traffic are routed to their ultimate destination. Where buildings have fewer tenants, we intend to connect up to ten buildings to the switch/router in one centrally located building.

     For voice traffic, our network can currently provide up to 2.5 gigabits per second speed connections to our end customers and can easily be upgraded for increasing volume of traffic. For data traffic, our network currently provides up to 1 gigabit per second speed ethernet connections to our end customers. This network's capacity is also easily upgradable.

  SYNCHRONOUS OPTICAL NETWORKING TECHNOLOGY AND GIGABIT ETHERNET CONNECTIONS

     We provide our data, Internet application and voice services over our integrated network. Our network uses synchronous optical networking technology and gigabit ethernet connections to transport information along our fiber optic backbone. Synchronous optical networking technology is used primarily to transmit voice services. Synchronous optical networking technology is based on self healing concentric rings, a technology that routes traffic through an alternate path in the event there is a point of failure. This technology results in a very reliable network which is less likely to be subject to disruptions in the event of breakage at one point. Other advantages of synchronous optical networking technology are high capacity and standardization. Synchronous optical networking technology offers large amounts of bandwidth for fiber-optic networks. It provides seamless inter-connectivity among equipment providers which is important when we look to interconnect with other networks on a global basis. Finally, synchronous optical networking technology offers superior bandwidth management, real-time monitoring, and survivability. Ethernet technology is used primarily to transmit data. Ethernet is the standard interface technology for local area networks and has many of the same advantages of synchronous optical networking technology. Ethernet offers simple, scaleable high bandwidth capacity.

     In addition, we apply intelligent end-to-end network management, which means that the customers' and end users' lines are monitored from a network operations center, 24 hours a day, seven days a week.

  ADVANTAGES OF FIBER OPTIC CABLE

     Through our advanced fiber optic network we can provide higher bandwidth, enabling information to be transported at speeds significantly faster than the up to six megabits per second that can be achieved using digital subscriber line technology over copper facilities. Fiber optic cable also has high immunity to signal degradation, which means that a signal can be transmitted over extremely long distances without requiring regeneration of the original signal. The result is a transmission that is more reliable, precise, clear and consistent than transmissions over copper wires. Unlike metallic cable, a fiber optic-based infrastructure does not emit any radiation and is immune to noise. In addition, metallic cable is limited in distance, suffers in performance and requires additional equipment to regenerate signals carried by it over a longer distance.

  OTHER NETWORK COMPONENTS

     Although we intend to provide our services over our own fiber optic network in each of our target markets, in order to capture customers and generate early revenue as we deploy our network, we
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

intend to use wireless technology or to lease other companies' facilities to provide services to those customers not currently directly connected, but who will be connected in the short term to our local networks. We will also deploy digital subscriber line technology over the leased facilities to extend the current reach of our network. This strategy provides us with rapid access to buildings and allows us to gain market penetration and take advantage of market opportunities before we have completely constructed our network. Customers served by these technologies will be migrated onto our network as it is built.

STRATEGIC RELATIONSHIPS

     We actively pursue strategic relationships with utilities, municipalities, property owners and technology companies. We intend to use these relationships to maximize the penetration and speed of entry and reduce the cost of deploying our network in our target markets.

  ACCESS AGREEMENTS AND RIGHTS-OF-WAY

     We have established, and expect to continue to establish, relationships with electric and other utilities in our target markets to obtain access to customers. In order to cost-effectively build our network in Vancouver, we signed two agreements in December 1997 with BC Hydro, the electric utility in British Columbia, which provide us with access to BC Hydro conduits on its electric distribution network in and around Vancouver and elsewhere across British Columbia. BC Hydro's conduits connect to nearly all buildings in British Columbia. These agreements enable us to lay our fiber in a cost-effective manner because we can do so with minimal excavation of city streets. The BC Hydro agreements expire December 1, 2012, with five year extensions at our option. We pay annual fees to BC Hydro based on the facilities of BC Hydro which are occupied by, or reserved for, us.

     In August 1999, we entered into a strategic conduit access agreement with ENMAX Corporation, the Calgary power authority. The agreement expires on December 31, 2017 and can be renewed for two additional 5 year periods. We issued to ENMAX Corporation 1.0 million series A first preference shares and agreed to pay fees for installation and access rights and annual fees for maintenance and administration. The agreement with ENMAX Corporation provides us with non-exclusive access to conduits in Calgary's downtown core over which ENMAX has contractual rights of access. ENMAX has installed 13 kilometers of our fiber optic cable into these conduits at our cost as of December 31, 1999.

     In August 1999, we entered into an agreement with EPCOR, Edmonton's power authority, which gives us non-exclusive access to conduits in Edmonton. The EPCOR agreement allows us to make proposals for access to particular routing locations and, if the proposal is acceptable to EPCOR, EPCOR will issue us a permit to access those routing locations typically within three weeks of receipt of our proposal. Our receipt of a permit from EPCOR will be subject to any rights granted to third parties by EPCOR to access a conduit for any purpose whatsoever. Each permit granted under the EPCOR agreement will be effective from its date of issuance and will expire when the EPCOR agreement terminates on August 12, 2014. The EPCOR agreement can be renewed for additional five year terms after this date with the consent of EPCOR. We will pay annual fees based on the amount of EPCOR's conduit which is occupied by, or reserved for, us. In addition, we will pay EPCOR for the installation of our cables in EPCOR's conduits.

     Where our network touches public property, we must obtain local municipal approvals to deploy our fiber in municipal rights-of-way.

     We have signed municipal access agreements with the cities of Vancouver and Burnaby, British Columbia and Calgary, Alberta. We also have

     - a "public user" conduit access agreement with the CSEVM (Commission des Services Electriques de la Ville de Montreal) permitting access to CSEVM conduits in the city core of Montreal;

     - interim authority allowing construction to proceed in the City of Ottawa and Region of Ottawa-Carleton, Ontario; and

     - permit authority allowing construction to proceed following permit application approval in Winnipeg, Manitoba.

     Through long term indefeasible right to use agreements, we now have access to various municipal and other rights-of-way by way of underlying rights held or claimed by the indefeasible right to use grantors. The agreements permit the expansion of the existing networks where we request, including various major cities across Canada.

     We have secured support structure agreements with BCT.Telus (British Columbia and Alberta), MTS (Manitoba) and Bell Canada (Ontario and Quebec) permitting access to available spare capacity on available poles or conduits where approved.

     We are in the process of finalizing a long-term municipal access agreement with the City of Toronto. Also, in addition to our existing lease of dark fibers, we are arranging for the sublease from Toronto Hydro of an existing decommissioned waterpipe system located within downtown Toronto that was previously refurbished for telecommunications purposes.

     We are in the process of negotiating and finalizing various municipal access agreements with the City of London, Region of Waterloo, City of Waterloo, City of Kitchener, City of Hamilton/Region of Hamilton-Wentworth, City of Hull, City of Edmonton and City of Quebec City as well as negotiating final municipal access agreements with the City of Ottawa and Region of Ottawa-Carleton pursuant to their grants of interim authority.

     We are in the process of negotiating agreements for access to existing support structures with various providers and are also considering joint use, joint build or capacity lease opportunities in various markets.

     These agreements allow us to deploy and use our network over and under a variety of municipal rights-of-way and existing or new support structures permitting us to connect our expanding switch or hub equipment to our customers. These rights and rights-of-way are integral to the installation, operation and expansion of our facilities-based network.

  BUILDING LICENSE AGREEMENTS

     Before providing services to customers, we must obtain permission from the property owner to install our equipment, including our voice and data equipment, and to access the riser closets to run fiber directly to the offices of our customers. Once a building has been targeted by our marketing personnel, our network services department negotiates the building license agreement which allows our equipment to be installed in that building. We have adopted a collaborative approach with developers and owners, and have found them generally willing to provide access to their buildings since we are providing enhanced services to the building, thus increasing its value to the building's tenants. Because of our long-term building license agreements, we gain access to potential customers at minimal cost.

     At March 31, 2000, in our target markets we had over 200 building license agreements with national property owners. These agreements typically contain a provision for permanent access by our network, including fiber optic cable, to a specified point inside the building, with a renewable right of access regarding inside wiring to the premises of our clients. These agreements provide us with access to each building on a non-exclusive basis.

     The CRTC has recently established a presumption that any agreement between a local telephone company and another party, including property owners, that results in the provision of local telephone service to a multi-dwelling unit on an exclusive basis is a violation of the Canadian Telecommunications Act. We believe this presumption will enhance our ability to access additional buildings.

  FIBER LEASE AGREEMENTS

     On July 15, 1999, we entered into a fiber optic agreement with Toronto Hydro, Toronto's electric utility company. This agreement provides that we will lease access to Toronto Hydro's existing fiber optic network, which extends throughout Toronto, allowing us to provide service to our customers until we are able to build our own fiber optic network. A permit from Toronto Hydro, which establishes our network access by indicating routing and termination locations and specifies annual rates and one time connection fees, is required before we can provide service to our Toronto customers under this agreement. Permits expire after three years and can be renewed automatically for an additional three years, unless either party gives notice otherwise. We are finalizing negotiations with Ottawa Hydro for a similar arrangement.

  TECHNOLOGY SUPPLIER RELATIONSHIPS

     In February 2000, we entered into an agreement with Lucent to provide us with switching equipment, synchronous optical networking technology and other telecommunications equipment, fiber optic cable and related services, including installation, engineering and maintenance services. This agreement replaces an agreement we entered into with Lucent in August 1998. The new agreement with Lucent specifies the pricing of this equipment and services and the terms of its delivery until January 2004. We will work together with Lucent to prepare detailed lists of equipment and services to be provided to us in each of our markets. In addition, we purchase our data switching and routing equipment and our unified messaging equipment from Cisco. We are a "Cisco-powered network" and are an authorized reseller of Cisco products. We believe these supplier relationships enable us to deploy a state-of-art network and give us access to the advanced technologies that our customers require.

PRODUCTS AND SERVICES

     We currently provide the following products and services:

  DATA SERVICES PORTFOLIO

     DATA ACCESS. We expect the majority of our revenue to come from data access which includes the following products and services:

     - Local Area Network Connect (also known as transparent LAN Service) -- a managed high-speed connection to an organization's local area network, for Internet connectivity (including common server capability) and/or connectivity between multiple local area networks delivered over fiber, wireless or digital subscriber technologies. Supported interfaces include ethernet at speeds up to 1 gigabit per second.

     - Carrier Private Lines -- Point-to-point, unmanaged connections over our network, targeting carriers rather than small businesses.

     - Remote Access/Teleworking -- Corporate modem pools to facilitate dial-in capability for employees working from home, including the use of higher-speed technologies.

     INTERNET SERVICES. We currently provide the following types of dedicated Internet services:

     - Business Internet/Extranet Gateway -- Internet/Extranet connectivity packages for small and medium-sized businesses.

     - Internet Transit/Commercial Internet -- High-speed, scalable Internet connectivity for Internet professionals who in turn support residential and business Internet users.

     - Outsourced Modem Pools -- Managed modem pools for Internet service providers; providing the hardware and scalability to enable Internet service providers to grow capacity over time and incorporating higher-speed technologies.

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

     ENHANCED AND OTHER DATA SERVICES. We currently provide and are continuing development efforts for a variety of innovative data products and services in order to act as a one-stop shop for all of our customers' data needs, including the following:

     - Enhanced IP Services -- Internet protocol, fax capability, and private branch exchange/local area network gateways using voice over Internet protocol.

     - Web-Based Reporting Services -- Internet virtual private networking and data service reporting for performance management and usage monitoring via a web browser interface.

     - Co-location -- The physical space in close proximity to our network to colocate, host and/or manage servers or modem pools.

     - Data Hardware Resale and Maintenance -- Selling and maintaining routers, hubs and switches.

  APPLICATION SERVICES PORTFOLIO

     APPLICATION HOSTING SERVICES. We provide our business customers the opportunity to outsource their server and application needs to us through several service offerings:

     - Applications Hosting -- Turnkey Internet/Web server hosting packages as an outsourced solution to small and medium-sized businesses. This service includes all software, hardware and management required for a business website or for other general office software applications.

     - E-Commerce Hosting -- Enhanced Web server solutions that enable small and medium-sized businesses to incorporate e-commerce into their website, including the ability to sell products and services and the ability to clear credit card purchases.

     - Unified Messaging (Voicemail/Email) -- Integration of a business' voicemail and email services to act as a single message center; complete with faxing capabilities, speech to text/text to speech conversion and encrypted security.

     Additional application services in development include PC/server backup, multimedia conferencing and Web-based application service reporting.

     SECURE NETWORK SERVICES. We provide our customers with security enhancements to a basic Internet connection through a variety of service offerings:

     - Networking Security -- Anti-hacker services, such as firewall hosting, to protect customer local area networks from the Internet.

     - Virtual Private Networking -- The ability to travel securely and privately by tunneling through the Internet, either from one business location to the next or from one business connection to that of a partner, on a single user or enterprise wide basis.

     - Public Key Infrastructure/Certificate Authority -- The technology to enable secure transactions and information sharing on the Internet by serving as a third party manager of the exchange of information via digital identification certificates.

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

  VOICE SERVICE PORTFOLIO

     LOCAL VOICE SERVICES. We began offering local voice services in November 1999, and intend to offer a full suite of services, accommodating customers that require varying degrees of sophistication in their telecommunications services.

     - Individual and Digital Business Lines and Multiple Line Business Trunks -- Local switched analog telephone service via individual lines or multi-line trunks and digital service with enhanced features and functionality.

     - Centrex/Virtual Private Branch Exchange -- Feature-rich phone lines enabling customers to manage their own phone service internally without a private branch exchange.

     - Private Branch Exchange Interconnect -- A connection between a business' private branch exchange and the public switched telephone network.

     - Digital Tie Lines -- A business with a private telecommunications network by connecting two private branch exchanges.

     ENHANCED VOICE SERVICES. We offer a full suite of enhanced offerings to complement our standard business voice services.

     - Long Distance Service -- Long distance telephone access throughout all major Canadian cities with toll-free directory/operator services, account codes and calling cards.

     - Other Enhanced Features -- Features such as call transfer, call-waiting, Web-based reporting service, remote message forwarding, three-way conferencing, digital display and other custom calling features.

     - Voice Hardware Resale and Maintenance -- Telephone sets, private branch exchange and key systems.

     Our products and services will be branded into data, applications and voice based portfolios and will be branded in support of our service innovation and client care strategies.

MARKETING AND SALES

     We plan to build market share by establishing regionally focused sales distribution and marketing programs to capture new customers and to grow our business with existing customers. Our goal is for our sales representatives to sell services directly to customers in on-net buildings. Our sales and marketing programs are designed to differentiate us from our competitors by providing solutions targeted at the needs of small and medium-sized businesses and by delivering consistently high-quality sales and technical support. All of our marketing information and promotions are standardized and all of our products are nationally branded, with the "GT Connect" portfolio brand and "Completely Connected" tag line. We intend to promote our reputation by delivering uniform and consistent services and providing the benefits of a single point of contact with integrated and customized billing.

     In each target market, we have identified buildings with tenants that meet our target profile. Our ideal building has many small and medium-sized business tenants, each with 10 to 200 employees, that have complex data and other telecommunications needs, including Internet application and voice requirements. Once a building has been targeted, we negotiate the building licence agreement which allows our facilities to be installed in that building. Each member of our local direct sales force is assigned a territory which includes specific buildings in which to sell. The sales representative will become intimate with the needs of all potential customers in those buildings and will be the relationship manager between us and the customer. The sales representative will work with a technical expert, when necessary, to differentiate our services from those of our competitors and cost effectively address our customers' needs. Our sales force will initially target customers with data telecommunications needs that are, or will be, located in on-net buildings. Once we provide a
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

customer with solutions to its data needs and our sales representative has created a relationship with the customer, the sales representative will offer Internet application and voice services to the customer. We believe that once a customer's data needs are met and it is satisfied with our customer service, it will be receptive to purchasing Internet application and voice services from us.

     Our sales representatives receive a competitive base salary and a series of individual and team bonuses. Their bonuses are based on their attaining a sales quota on a recurring monthly and one time sale basis. Salespeople are further rewarded by the opportunity to participate in our share option plan. We believe our compensation plan will motivate our sales representatives to provide top quality attention and service.

     We provide our sales and marketing employees with a comprehensive training program which includes introductory formal training, product and service training, leadership development, on going coaching, including on the job training, and a mentor program.

     We have retained, and intend to continue to retain, people with extensive experience in the telecommunications industry. The market for hiring highly qualified sales representatives is competitive. However, as a result of the recent mergers in the telecommunications industry, we believe a number of highly talented sales representatives are seeking more entrepreneurial companies that provide a higher degree of challenge and more opportunity to develop skills and assume more responsibility. At March 31, 2000, we had over 170 sales representatives.

MANAGEMENT INFORMATION SYSTEMS, SERVICE ORDER ENTRY, PROVISIONING, BILLING AND CUSTOMER SERVICE

  OVERVIEW

     We are committed to the implementation of integrated and scalable operational support systems that enable us to effectively manage and monitor our network, process orders, provision services, track usage and accurately bill our clients with one integrated bill. Our operational support systems integrate substantially every component of our operations. We selected a combination of "best of breed" systems from Hewlett-Packard, Eftia OSS Solutions and Daleen Technologies. We selected this combination of vendors because they met our specific needs in a cost-effective manner, have a strong reputation for reliability and have experienced success throughout North America, particularly with Lucent switching platforms. Our system is scaleable and highly sophisticated and we believe it will reduce human resource expenses, resulting in higher margins. In addition, the scalability of our system will enable us to handle at low incremental costs the additional volume of data traffic that we will experience with the acquisitions of the businesses of Shaw FiberLink and Videon FiberLink.

     Our system enhances the level of service and care that we can provide our customers by constantly monitoring our network to quickly detect and resolve any failure, often before the customer is aware of a problem. Our operational support systems also allow us to automate additional processes as we require them. Our phased implementation strategy enables us to have initial functional operations support and then to expand support as we grow and our demands increase. New features and additional processes from the same or different vendors can be integrated quickly.

     We believe our systems provide us with a long term competitive advantage by creating a distinctive, differentiated, and customizable customer interface with the ability to rapidly and seamlessly modify internal automated work flows in response to market developments, all the while relying on powerful and reliable core technology. Our system will scale seamlessly with the addition of large numbers of customers, will minimize the time between order receipt and revenue generation, will improve customer satisfaction, and will enable rapid customization of our product and service offerings to bring new products to market quickly.

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

  SERVICE ORDER ENTRY AND PROVISIONING

     Our strategy has been to acquire sophisticated off-the-shelf technology that can be easily and cost-effectively configured by our in-house information technology staff. We use the workflow and order-entry module called a.Scribe, from Eftia OSS Solutions. This system provides:

     - convergent customer data entry modules that enable all services and work orders to be entered from a single interface;

     - advanced workflow functionality that includes job queues for individuals and departments, automatic escalations and jeopardy notifications, scheduling, reporting and tracking;

     - web-enabled interfaces that provide our clients, partners and agents with the ability to order online and track their order throughout the process; and

     - integration with circuit and asset inventory to enable "flow-through" provisioning and circuit selection.

  BILLING

     Our strategy has been to acquire sophisticated off-the-shelf technology that can be easily and cost-effectively configured by our in-house information technology staff. We are using the Billplex billing and rating engine from Daleen Technologies. This system provides:

     -  integrated billing;

     -  data extractors from multiple systems;

     -  support for meeting Canadian taxation requirements;

     -  output for bills on both paper and in electronic format; and

     -  tracking of overdue accounts.

     We use an off-the-shelf integration package that ensures data integrity between the products we use for our billing and service order entry and provisioning systems. This increases the functionality of these systems while reducing the costs of deployment.

  CUSTOMER SERVICE

     Our objective is to deliver a high level of personalized service to our clients and to be pro-active. We believe that the low level of service from some telecommunications companies leads customers to find their own telecommunications solutions. Our experience is that small and medium-sized business customers rarely receive proactive solutions and are unable to get quality customer service from the incumbent local exchange carriers.

     We believe that the following features of our customer service program will be attractive to our customers:

     - a customer can reach us through their choice of telephone, e-mail or fax and speak with a live person 24 hours a day, 7 days a week;

     - state-of-the-art contact center solutions to manage all customer service inquiries;

     -  leading management tools to monitor client services;

     - proactive client management program to provide status updates to clients and to contact them when we detect problems that require resolution;

     - industry-leading Web-enabled customer service program to allow clients personalized access to their account information, order status and trouble tickets at any time;

     -  simple access to the right expert for their problem;

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

     -  integrated billing;

     -  service level guarantees; and

     - clear escalation processes to deal efficiently with any customer concerns.

     We believe one of the key differences between our approach and that of the incumbent local exchange carriers is how easily our customers will be able to contact us. We will have a main telephone number which customers can use to call for inquiries and requests. In addition, we will also have a dedicated help desk that provides the technical expertise that customers demand when they need help. Our customers have the option of speaking directly to the right expert, while always having the simplicity of a main contact. Our contact center will be equipped with a state-of-the-art computer telephone integration system, Apropos, which will allow us to effectively manage all inquiries directed to our customer service representatives, regardless of the medium by which they are sent.

     A key component of our customer service is our integrated operating support system. Customer relationship management requires instant access to detailed customer data and simple automated workflow tools to support the selling, ordering, delivery and repair of our services. Our operating support system monitors our network to quickly detect and resolve any failure, often before the customers are aware of a problem.

COMPETITION

     The telecommunications services industry is highly competitive, rapidly evolving and subject to constant technological change. We face, and expect to continue to face, intense competition in all of our markets from the incumbent local exchange carriers, cable companies, resellers of voice services, competitive access providers, utilities, microwave carriers, competitive long distance providers, wireless providers, new competitive local exchange carriers, and private networks built by large end users. Our competitors in the telecommunications services market include and will include Internet service providers, application service providers, other telecommunications companies, e-commerce service providers and Internet software providers.

     We expect that the principal competitive factors affecting our business will be customer service, the range and quality of services provided and pricing levels. Many of our current and potential competitors have financial, personnel and other resources (including brand name recognition) substantially greater than ours, as well as other competitive advantages. However, until recently the Canadian telecommunications services industry has been focused on larger customer accounts, leaving small and medium-sized businesses relatively underserved.

     In addition, a continuing trend toward consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors.

     Our most significant group of competitors is comprised of companies that previously formed the Stentor Alliance which included Northwestel, the recently merged BC Telecom and TELUS, SaskTel, Manitoba Telecom, Bell Canada and the telephone companies located in Eastern Canada which recently merged to form Aliant. Until recently, these companies benefited from a monopoly over the provision of local switched services in their respective geographic regions. They continue to represent approximately 95% of the local voice services market. A number of these companies, including Bell Canada and its Nexxia and Intrigna affiliates, Aliant and BCT.TELUS, are seeking to attract customers nationwide, beyond their historic territories.

     Many of these companies possess significant financial, technical and marketing resources with which to compete, as well as comprehensive fiber networks and long-standing relationships with their customers. While several key decisions of the CRTC have created a framework for competition in Canadian telecommunications markets generally, competition with the incumbent local exchange carriers is in the early stages of development.

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

     In addition to competition from these companies, we face competition from a variety of other current and potential market entrants including Call-Net, AT&T Canada, Videotron and OCI Communications. All of these companies have entered the local voice and data service markets. Some have certain advantages over us, including greater financial, personnel, marketing and technical resources. Most prominent among these is the newly merged AT&T Canada, which has a particular strength in serving large business customers, followed by Call-Net which to date has been more focused on the residential and small business voice market. Beyond the significant competition posed by wireline-based service providers, there is an unknown potential competitive threat from alternative technologies such as wireless and Internet services over cable by cable companies. However, while their fiber and Internet services compete directly with us in major metropolitan markets, to date the cable companies' strategy has been primarily focused on the residential market.

EMPLOYEES

     As of March 31, 2000, we had 650 employees, of which 264 were sales and marketing, 83 were customer service, 222 were technical (network services) and 83 were administrative and corporate personnel. 130 of these employees were hired as a result of our acquisition of Shaw FiberLink and we anticipate offers being made to hire approximately 16 Videon FiberLink employees. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified employees. None of our employees is currently represented by a collective bargaining agreement. We believe we enjoy good relationships with our employees.

PROPERTIES

     Our corporate head office is located at Suite 700, 20 Bay Street, Toronto, Ontario, Canada. Our telephone number is (416) 943-9555. Our facilities include administrative and sales offices, central offices and other facilities to house our fiber optic network equipment. The table below describes our material properties:

                                                                                   APPROXIMATE
                                                                                     SQUARE
LOCATION                                      PURPOSE           OWNED OR LEASED      FOOTAGE
--------                               ----------------------  -----------------   -----------
Toronto, Ontario.....................  Corporate head office   Lease expires on      38,757
                                       and central office      December 31, 2014
Vancouver, B.C.......................  Network operations and  Lease expires on      16,122
                                       engineering             July 31, 2006
Burnaby, B.C.........................  Central office          Owned                  7,869
Calgary, Alberta.....................  Central office          Lease expires on      19,328
                                                               December 1, 2014
Edmonton, Alberta....................  Equipment housing       Lease expires on      12,738
                                                               January 1, 2015
Montreal, Quebec.....................  Central office          Lease expires on      11,918
                                                               January 31, 2015

LEGAL PROCEEDINGS

     There are no material legal proceedings against us.

                   DESCRIPTION OF OUR FINANCING ARRANGEMENTS

THE UNITS

     On February 1, 2000 we issued 855,000 units, consisting of 13 1/4% senior discount notes due 2010 and 855,000 warrants to purchase 4,198,563 class B non-voting shares. Gross proceeds from our sale of the units was US$450,166,050 which, after underwriting commissions and expenses, resulted in net proceeds of approximately US$435 million.

     The notes were issued at a price of 52.651% of the stated amount at maturity. The first interest payment on the notes will be made on August 1, 2005. The notes are redeemable, at our option, at any time on or after February 1, 2003 at various redemption prices set forth in the indenture relating to the notes.

     The indenture relating to the notes sets forth various occurrences each of which would constitute an event of default. If an event of default occurs, other than our bankruptcy or insolvency, holders of not less than 25% of the principal amount of notes outstanding (voting as one class to the extent equally affected) may declare the accreted value of the notes, together with any accrued interest, to be due and payable. If we become bankrupt or insolvent, the notes immediately become due and payable without any action required by the noteholders.

     The indenture relating to the notes contains certain covenants that, among other things, limit

     -  our issuance of additional debt,

     - our payment of dividends and other distributions to shareholders and affiliated persons or companies,

     -  investments in non-wholly owned subsidiaries,

     -  certain transactions with affiliated companies,

     -  the incurrence of liens,

     -  sales of assets, including share capital of subsidiaries, and

     -  certain amalgamations, mergers, consolidations and transfers of assets.

     Each warrant will entitle the holder to purchase 4.9106 of our class B non-voting shares at no additional cost to the holder, subject to adjustment in the event that we reclassify, split or issue our equity at less than current market value. The class B non-voting shares for which the warrants may be exercised represent approximately 4.0% of our equity on a fully diluted basis as at February 1, 2000, as adjusted for our sale of series B first preference shares to Shaw Communications in connection with our acquisition of the business of Shaw FiberLink.

     The units were sold in private placements in the United States and outside the United States. We have agreed to register the notes, the warrants and the class B non-voting shares issuable upon exercise of the warrants under the Securities Act of 1933 according to a specified schedule. This prospectus is part of the registration statement to register the notes.

BANK FACILITY

     On February 3, 2000, we entered into a $220 million bank facility with CIBC World Markets, as lead arranger and administrative agent, Goldman Sachs Credit Partners and affiliates of RBC Dominion Securities and TD Securities (USA), as co-arrangers, to finance the acquisition of the business of Shaw FiberLink and for general corporate purposes. The bank facility is available in Canadian dollars or U.S. dollars. The bank facility:

     -  consists of two tranches:

       -- tranche 1, a $120 million seven year revolving reducing bank facility;
          and

       -- tranche 2, a $100 million single draw reducing term loan;

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

     - bears interest at rates of 3.00% to 4.50% over the prevailing yield on Canadian dollar bankers' acceptances or LIBOR, based on our financial status;

     - provides that GT Group Telecom Services Corp., our wholly-owned subsidiary, will be the borrower with guarantees by us and all of our other subsidiaries;

     - provides for the payment of certain lending, arranging and commitment fees; and

     - contains covenants that, among other things, require us to meet ongoing financial tests and restrict our ability to incur additional indebtedness, incur liens, pay dividends or repurchase our capital stock.

  SECURITY

     The bank facility is secured by:

     - a first priority security interest over all our assets and material agreements;

     -  a guarantee by us; and

     -  a pledge of the shares of GT Group Telecom Services Corp.

  MATURITY, AVAILABILITY AND REPAYMENT

     The bank facility matures on or about January 31, 2007 (seven years after the closing date). The amounts available under tranche 1 of the facility will be reduced by 10% in 2003, 15% in 2004, 15% in 2005, 20% in 2006 and 40% at
maturity in 2007. The amount outstanding under tranche 2 of the facility must be repaid by 5% in 2003, 10% in 2004, 10% in 2005, 20% in 2006 and 55% at maturity in 2007.

     Amounts outstanding under the bank facility may be prepaid at any time, subject to customary breakage charges.

     Amounts available under the bank facility are also mandatorily reduced in pro rata amounts equal to:

     -  the net proceeds from certain asset sales or insurance claims;

     -  50% of excess cash flow; or

     - 50% of the net cash proceeds from the issuance of debt or equity securities, other than the proceeds of a single equity offering, which may be this offering, borrowings under our vendor financings, including our new Lucent vendor facility, and any replacement financings of any of the foregoing.

  COVENANTS

     The bank facility ranks pari passu with the Lucent facility with respect to the security obtained from the borrower, our guarantor subsidiaries and us. Under the terms of the bank facility, we, the borrower, and our guarantor subsidiaries are restricted by the bank facility, among other things, from:

     - making capital expenditures, investments or acquisitions in excess of certain limits;

     -  selling certain assets;

     -  creating liens other than certain permitted encumbrances;

     - incurring additional indebtedness, other than certain permitted indebtedness;

     - investing in or guaranteeing the obligations of subsidiaries except to the extent that such investment or guarantee constitutes permitted obligations of such subsidiaries or to the extent that such investment or guarantee constitutes permitted indebtedness;

     -  declaring or setting aside funds for the payment of dividends;

     - consenting to or agreeing to certain amendments of other financing documents; and

     - amalgamating, consolidating, merging, or entering into any other form of business combination.

     We are also required under the bank facility to maintain certain minimum debt to total capitalization ratios, debt coverage ratios, revenue and performance levels.

     The bank facility restricts the payment of dividends by us or our subsidiaries, other than payments of dividends by our subsidiaries to us or another of our subsidiaries.

     The bank facility also contains customary events of default, including the failure to pay interest or principal, breach of covenants, cross-defaults or judgements in excess of $1 million, a change of control event or the bankruptcy or insolvency of us or any of our subsidiaries.

     The bank facility is governed by the laws of the Province of Ontario.

LUCENT FACILITY

     On February 3, 2000, we entered into a vendor facility with Lucent Technologies, Inc., as vendor, to finance the purchase and installation of up to US$315 million of Lucent equipment and services. The Lucent facility:

     - bears interest at rates of 2.00% to 4.50% over the United States bank prime rate, or LIBOR, based principally on our financial status;

     - provides that GT Group Telecom Services Corp., our wholly-owned subsidiary, will be the borrower with guarantees by us and all of our other subsidiaries;

     - provides for the payment of certain lending, arranging and commitment fees; and

     - contains covenants that, among other things, require us to meet ongoing financial tests and restrict our ability to incur additional indebtedness, incur liens, pay dividends or repurchase our capital stock.

     This facility is available in two tranches of US$161 million and US$154 million. Initial borrowings under tranche A of this Lucent facility must be used to repay amounts outstanding under our previous facility with Lucent. As at March 31, 2000, US$42.7 million was outstanding under our previous Lucent facility.

  SECURITY

     The Lucent facility is secured by:

     - a first priority security interest over all our assets and material agreements; and

     -  a pledge of the shares of all our subsidiaries.

  MATURITY, AVAILABILITY AND REPAYMENT

     The Lucent facility matures approximately 8 1/2 years after the initial advance is made. The availability period to make advances under the facility will terminate on the earlier of (1) the third anniversary of the date of the initial advance and (2) January 31, 2003. After such date, principal amounts outstanding must be repaid in 22 consecutive installments on a quarterly basis in amounts equal to 1.25% of the aggregate amount outstanding for the first 20 quarters and 37.5% of the aggregate amount outstanding for the final 2 quarters.

     Lucent retains the right, with our prior written agreement with respect to economics and terms, to designate and convert up to US$140 million of the drawings under tranches A and B into a senior secured term loan. Any amounts under the senior secured term loan will be subject to limited amortization, with the balance to be paid in full at maturity.

     Amounts outstanding under the Lucent facility may be prepaid at any time, subject to customary breakage charges.

     Amounts available under the Lucent facility are also mandatorily reduced in amounts equal to:

     -  the net proceeds from certain asset sales or insurance claims;

     -  50% of excess cash flow; or

     - the pro rata amount of any mandatory or voluntary prepayment of any senior debt, including the bank facility.

     The Lucent facility also contains customary events of default, including the failure to pay interest or principal, breach of covenants, cross-defaults or judgements in excess of $1 million, a change of control event or the bankruptcy of us or any of our subsidiaries.

     The Lucent facility is governed by the laws of the State of New York.

CISCO FACILITY

     In July 1999, we signed a credit agreement with Cisco Systems in which Cisco agreed to provide us with up to US$15 million to finance the purchase and installation by us of Cisco networking hardware and software. This credit agreement:

     -  is guaranteed by us;

     - is for a commitment of up to US$15 million in a tranche of US$9 million, a tranche of US$1 million and a tranche of US$5 million;

     - each tranche is available for a period of one year from the date on which a loan is initially made to us under that tranche;

     -  bears interest at a rate of 12% per year;

     - has interest payable quarterly in arrears and the principal amount of the loan amortized for quarterly payments over the term of the loan (4 years for the US$9 million tranche and 2 years for the US$1 million and US$5 million tranches);

     - is secured against any equipment purchased with the funds made available; and

     - contains certain covenants which, among other things, require us to meet ongoing financial tests and restrict our ability to incur additional indebtedness, incur liens, pay dividends or repurchase our capital stock.

     In order to draw down funds under this facility, we must meet certain financial covenants, which we currently meet. As at March 31, 2000, we have borrowed US$10.9 million under this facility.

INTER-CREDITOR AGREEMENT

     CIBC World Markets, as lead arranger under the bank facility and Lucent are parties to an inter-creditor agreement regarding, among other things, the rights of these lenders in the security held by them.

     Under the inter-creditor agreement, the banks and Lucent have agreed to share all of our assets and the assets of our subsidiary in which they have a first priority security interest equally and ratably.

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

     The inter-creditor agreement provides that the banks and Lucent will, in an event of default under the bank facility or our Lucent facility, provide the other party with notice prior to accelerating any indebtedness under these agreements and will co-operate with each other in connection with any such enforcement. Any amounts recovered upon the enforcement of these financing agreements by the collateral agent will be shared among the banks and Lucent equally and ratably.

                            DESCRIPTION OF THE NOTES

     The outstanding notes and the exchange notes are referred to collectively herein as the "Notes". The outstanding notes were, and the exchange notes will be, issued under an Indenture, dated as of February 1, 2000 (the "Indenture"), between Group Telecom and The Chase Manhattan Bank, as trustee (the "Trustee"). The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise indicated, references under this caption to sections, "sec." or articles are references to the Indenture. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. Copies of the Indenture and the Registration Rights Agreement (see "Registration Agreement for Outstanding Notes" beginning on page 93 for a description of this agreement) are available for review at the corporate office of the Trustee and may also be obtained from Group Telecom upon request (see "Additional Information" below.).

     As used in this Description of Notes, references to the "Group Telecom" refer to GT Group Telecom Inc. only, without reference to its subsidiaries.

GENERAL

     Group Telecom issued Units consisting of Notes with an aggregate stated amount at maturity of US$855 million, and Warrants, and will be issued at an issue price of US$526.51 per US$1,000 (or 52.651%) stated amount at maturity of the Notes (the "Issue Price"), to generate gross proceeds of approximately US$450 million. The indenture governing the Notes will allow Group Telecom to issue Notes having up to an additional aggregate stated amount at maturity of US$200 million. The issuance of any of those additional Notes will be subject to Group Telecom's ability to incur indebtedness under the covenant "Limitation on Debt" and similar restrictions in the instruments governing Group Telecom's other Debt. Any such additional Notes will be treated as part of the same class and series as the Notes for purposes of voting under the Indenture governing the Notes. Notes will be issued in denominations of US$1,000 in stated amount at maturity and integral multiples of US$1,000 in stated amount at maturity. The Notes will mature on February 1, 2010.

     The Notes will bear interest on the Issue Price at the rate of 13 1/4% per year computed on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months from the date of original issuance of the Notes. In the period prior to February 1, 2005, interest at the rate of 13 1/4% per year will accrue on the Issue Price but will not be payable in cash until the maturity date ("Deferred Interest"). For U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder of Notes as such Deferred Interest accrues from the date of original issuance of the Notes. See "Taxation -- U.S. Federal Income Tax Considerations."

     Beginning on February 1, 2005, the Notes will bear interest ("Current Interest") on the stated amount at maturity at the rate per annum shown on the front cover of this prospectus, payable in cash semi-annually on February 1 and August 1 of each year, commencing August 1, 2005, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding January 15 or July 15, as the case may be. The stated amount at maturity is US$1,000 per Note and represents the Issue Price plus Deferred Interest accrued but unpaid to February 1, 2005. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate of 13 1/4% per year plus 1%. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for purpose of providing the disclosure required by the Interest Act (Canada).

     Group Telecom may elect upon not less than 90 days prior notice, to commence the accrual of interest payable in cash on all outstanding Notes on any February 1 or August 1 on or after February 1, 2003 and prior to February 1, 2005, in which case the stated amount at maturity of each Note will on such commencement date be reduced to the Accreted Value of such Note as of such date and cash interest shall by payable with respect to such Note on each August 1 and February 1 thereafter. (sec.sec. 301, 308 and 311)

     Group Telecom has agreed to file and cause to become effective a registration statement relating to an exchange offer for the Notes, or, in lieu thereof, to file and cause to become effective a resale shelf registration statement for the Notes. This prospectus is a part of that registration statement. If such exchange offer or shelf registration statement is not filed or is not declared effective, or if such exchange offer is not consummated, within the time periods set forth herein, special interest will accrue and be payable on the Notes either temporarily or permanently. See "Registration Agreement for Outstanding Notes" beginning on page 93.

     Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of Group Telecom maintained for that purpose in the Borough of Manhattan, the City of New York, provided, that at the option of Group Telecom, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by Group Telecom, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar. (sec.sec. 301, 305 and 1002)

     The Notes will be issued in fully registered form, without coupons, in denominations of $1,000 stated amount at maturity and any integral multiple thereof. (sec. 302) No service charge will be made for any registration of transfer or exchange of Notes, but Group Telecom may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (sec. 305) Notes will not be issued in bearer form.

     The exchange notes are identical in all material respects to the terms of the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes and except that, in certain circumstances, the rate per annum at which the outstanding notes bear interest could be increased. For a description of those circumstances, see "Registration Agreement For Outstanding Notes" beginning on page 93.

RANKING

     The Notes will be senior unsecured obligations of Group Telecom, will rank pari passu in right of payment with all existing and future senior unsecured obligations of Group Telecom and will rank senior in right of payment to all future subordinated obligations of Group Telecom. Holders of secured obligations of Group Telecom, however, will have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such other obligations.

     Group Telecom's principal operations are conducted through its Subsidiaries and, therefore, Group Telecom is dependent upon the cash flow of its Subsidiaries to meet its obligations. Group Telecom's Subsidiaries will have no obligation to guarantee or otherwise pay amounts due under the Notes. Therefore, the Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables) of Group Telecom's Subsidiaries. Any right of Group Telecom to receive assets of any of its Subsidiaries upon any liquidation or reorganization of such Subsidiary (and the consequent right of holders of the Notes to participate in those assets) will be effectively subordinated to the claims of the Subsidiary's creditors, except to the extent that Group Telecom is itself recognized as a creditor of the Subsidiary. Any recognized claims of Group Telecom as a creditor of the Subsidiary would be subordinate to any prior security interest held by any other creditor of the Subsidiary and obligations of the Subsidiary that are senior to those owing to Group Telecom.

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

OPTIONAL REDEMPTION

  GENERAL

     Group Telecom may redeem the Notes, at its option, in whole or in part, at any time on or after February 1, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes to be redeemed at such holder's address appearing in the note register, in amounts of US$1,000 stated amount at maturity or an integral multiple of US$1,000 stated amount at maturity, at the following redemption prices (expressed as percentages of the stated amount at maturity) plus accrued and unpaid Current Interest to but excluding the Redemption Date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning February 1 of the years indicated below:

YEAR                                                       REDEMPTION PRICE
----                                                       ----------------
2005.....................................................      106.625%
2006.....................................................      104.417%
2007.....................................................      102.208%
2008 and thereafter......................................      100.000%

     Group Telecom may redeem the Notes prior to February 1, 2005 only in the event that on or before February 1, 2003, Group Telecom receives net proceeds from the sale of its Common Stock in one or more Public Equity Offerings or Strategic Equity Investments, in which case Group Telecom may, at its option, use all or a portion of any such net proceeds to redeem Notes up to 35% of the stated amount at maturity of the Notes, provided, however, that Notes in an amount equal to at least 65% of the aggregate stated amount at maturity of the Notes remain outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 75 days of any such sale and upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes to be redeemed at such holder's address appearing in the note register, in stated amounts of US$1,000 at maturity or integral multiples thereof, at a redemption price of 113.25% of the Accreted Value of the Notes plus accrued and unpaid Current Interest, if any, to but excluding the Redemption Date.

     If less than all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of US$1,000; provided that the Trustee shall redeem the Notes on as nearly a pro rata basis as is practicable. (sec.sec. 203, 1101, 1104, 1105 and 1107)

     The Notes will not have the benefit of any sinking fund.

  REDEMPTION FOR CHANGES IN CANADIAN WITHHOLDING TAX

     Group Telecom may, at its option, redeem the Notes, as a whole but not in part, at any time upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes at the addresses appearing in the Note Register at a redemption price equal to 100% of the Accreted Value of the Notes plus accrued and unpaid Current Interest to but excluding the Redemption Date if Group Telecom has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of the Indenture. See "-- Additional Amounts for Canadian Taxes." (sec. 1101)

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

COVENANTS

     The Indenture contains, among others, the following covenants:

  LIMITATION ON DEBT

     Group Telecom may not, and may not permit any Restricted Subsidiary of Group Telecom to, incur any Debt unless

          (1) the ratio of

             (a) the aggregate principal amount of Debt of Group Telecom and the Restricted Subsidiaries of Group Telecom outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to

             (b) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be greater than zero and be less than 6.0 to 1.0 for such four-quarter periods, or

          (2) Group Telecom's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet of Group Telecom, after giving pro forma effect to

             (a) the Incurrence of such Debt and any other Debt Incurred since such balance sheet date,

     and

             (b) paid-in capital (excluding the amount of any Redeemable Stock) received since such balance sheet date or concurrently with the Incurrence of such Debt,

     and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.

     Even if Group Telecom is not able to comply with the financial ratios described in the first paragraph of this covenant, Group Telecom and any Restricted Subsidiary may Incur the following Debt:

          (1) Debt under Credit Facilities in an aggregate principal amount at any one time not to exceed $220 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Credit Facilities immediately prior to such renewal, extension, refinancing or refunding;

          (2) Purchase Money Debt and Vendor Financing Debt which is incurred for the construction, acquisition, design, development, installation, integration, transportation and improvement of Telecommunications Assets; provided that the amount of such Purchase Money Debt and Vendor Financing Debt does not exceed 100% of the cost of the construction, acquisition, design, development, installation, integration, transportation or improvement of the applicable Telecommunications Assets;

          (3) Debt (other than Debt described in another clause of this paragraph) outstanding on the date of original issuance of the Notes after giving effect to the application of the proceeds of the Notes and the Credit Facilities, as described in a schedule to the Indenture;

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

          (4) Debt Incurred by Group Telecom under the Notes issued as of the date of the Indenture;

          (5) Debt owed by Group Telecom to any Wholly Owned Restricted Subsidiary of Group Telecom for which fair value has been received or Debt owed by a Restricted Subsidiary of Group Telecom to Group Telecom or a Wholly Owned Restricted Subsidiary of Group Telecom; provided, however, that (a) any such Debt owing by Group Telecom to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and (b) upon either (1) the transfer or other disposition by such Wholly Owned Restricted Subsidiary or Group Telecom of any Debt so permitted to a Person other than Group Telecom or another Wholly Owned Restricted Subsidiary of Group Telecom or (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than Group Telecom or another such Wholly Owned Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

          (6) Debt Incurred under a Receivables Facility in an aggregate principal amount not to exceed at any one time outstanding 80% of (i) the net book value (after allowance for doubtful accounts) of the Accounts Receivable of Group Telecom or such Restricted Subsidiary less (ii) the value of any Accounts Receivable of such Persons pledged, contributed, sold or otherwise transferred or encumbered pursuant to any Receivables Sale, determined in accordance with generally accepted accounting principles;

          (7) Acquired Debt; provided that after giving pro forma effect to the applicable merger, amalgamation, consolidation or acquisition to which such Acquired Debt relates, and treating such Debt as having been Incurred at the time of such merger, amalgamation, consolidation or acquisition, Group Telecom could Incur at least US$1.00 of additional Debt pursuant to the first paragraph of this covenant;

          (8) Debt consisting of Permitted Interest Rate or Currency Agreements;

          (9) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, the Notes (including any Exchange Notes) or outstanding Debt Incurred pursuant to the first paragraph of this covenant or clause (2) or clause (3) of this paragraph (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by Group Telecom as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Group Telecom or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that

             (a) Debt the proceeds of which are used to refinance the Notes or Debt which is pari passu with or subordinate in right of payment to the Notes shall only be permitted if (i) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes, the refinancing Debt is Incurred by Group Telecom and made pari passu to the Notes, or subordinated to the Notes, and (ii) in the case of any refinancing of Debt which is subordinated to the Notes, the refinancing Debt is Incurred by Group Telecom and constitutes Subordinated Debt;

             (b) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued,

                (i) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the stated maturity of the corresponding portion of the Debt being refinanced, and

                (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under the "Change of Control" and "Limitation on Asset Dispositions" covenants;

             (c) in the case of any refinancing of Debt Incurred by Group Telecom, the refinancing Debt may be Incurred only by Group Telecom, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or Group Telecom; and

             (d) in the case of any refinancing of Preferred Stock of a Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of such Subsidiary or Group Telecom;

          (10) Debt

             (a) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business,

             (b) in respect of guarantees or letters of credit Incurred in the ordinary course of business or

             (c) arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Group Telecom or any of its Restricted Subsidiaries pursuant to such agreements, in the case of this clause (c) Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition); and

          (11) Debt Incurred by Group Telecom not otherwise permitted to be Incurred pursuant to clauses (1) through (10) of this paragraph, which, together with any other outstanding Debt Incurred pursuant to this clause
     (11), has an aggregate principal amount not in excess of US$20 million at any time outstanding. (sec. 1008)

     For purposes of determining compliance with this covenant, in the event that an item of Debt outstanding or to be Incurred meets the criteria of more than one of the types of Debt described in this covenant, Group Telecom, in its sole discretion, may classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Debt will not be deemed to be an Incurrence of Debt for purposes of this covenant.

     Notwithstanding any other provision of this "-- Limitation on Debt" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "-- Limitation on Debt" covenant shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rates of currencies.

  LIMITATION ON RESTRICTED PAYMENTS

     Group Telecom

          (1) may not, and may not permit any Restricted Subsidiary of Group Telecom to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation derived from assets of Group Telecom or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding

             (a) any dividends or distributions by Group Telecom payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and

             (b) in the case of a Restricted Subsidiary, dividends or distributions payable

                (i) to Group Telecom or a Restricted Subsidiary, and

                (ii) to minority shareholders of such Restricted Subsidiary; provided that at least a pro rata amount is paid to Group Telecom and/or a Restricted Subsidiary, as the case may be,

          (2) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem, or otherwise acquire or retire for value

             (a) any Capital Stock of Group Telecom or any Restricted Subsidiary or any Related Person of Group Telecom, or

             (b) any options, warrants or other rights to acquire shares of Capital Stock of Group Telecom or any Restricted Subsidiary or any Related Person of Group Telecom or any securities convertible or exchangeable into shares of Capital Stock of Group Telecom or any Restricted Subsidiary or any Related Person of Group Telecom, in each case except, in the case of Capital Stock of a Restricted Subsidiary, from Group Telecom or a Wholly Owned Restricted Subsidiary of Group Telecom,

          (3) may not make, or permit any Restricted Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto or any Related Person, other than an Investment

             (a) in Group Telecom or a Restricted Subsidiary of Group Telecom or

             (b) in a Person that will, as a result of such Investment

                (i) become a Restricted Subsidiary of Group Telecom, or

                (ii) be merged with or into or amalgamated or consolidated with a Restricted Subsidiary of Group Telecom in a transaction in which such Restricted Subsidiary will continue to be a Restricted Subsidiary of Group Telecom, or the successor entity (if it is not such Restricted Subsidiary) will become a Restricted Subsidiary of the Company, and which is not, in each case, subject to any restriction that would prevent such Restricted Subsidiary from repaying such Investment, and

          (4) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of Group Telecom which is subordinate in right of payment to the Notes

(each of clauses (1) through (4) being a "Restricted Payment") if:

          (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or

          (2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, Group Telecom could not Incur at least US$1.00 of additional Debt pursuant to the terms of the Indenture described in the first paragraph of the "Limitation on Debt" covenant above, or

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

          (3) after giving pro forma effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of original issuance of the Notes exceeds the sum of:

             (a) cumulative Consolidated Cashflow Available for Fixed Charges of Group Telecom, less 150% of the cumulative Consolidated Interest Expense of Group Telecom, determined from the date of original issuance of the Notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

             (b) an amount equal to the net reduction in investments by Group Telecom and its Restricted Subsidiaries subsequent to the date of original issuance of the Notes in any Unrestricted Subsidiary resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to Group Telecom or any Restricted Subsidiary from such Unrestricted Subsidiary, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amount is not included in Consolidated Net Income and not to exceed in the case of any one Unrestricted Subsidiary the amount of Investments previously made by Group Telecom and its Restricted Subsidiaries in such Unrestricted Subsidiary;

        provided, however, that if the requirements of clauses (1) and (2) above are satisfied, Group Telecom or a Restricted Subsidiary of Group Telecom may make a Restricted Payment in an amount equal to the aggregate Net Available Proceeds, and the fair market value of property consisting of Telecommunications Assets (determined by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), received after the date of original issuance of the Notes as capital contributions to Group Telecom or from the issuance, other than to a Subsidiary, of Capital Stock (other than Redeemable Stock and other than Capital Stock in an amount equal to $160 million) of Group Telecom and options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of Group Telecom and the amount by which Debt of Group Telecom has been reduced on Group Telecom's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of Group Telecom) after the date of original issuance of the Notes of any Debt of Group Telecom convertible or exchangeable for Capital Stock (other than Redeemable Stock) of Group Telecom, less the amount of any cash or the fair market value of any property distributed by Group Telecom upon such conversion or exchange; provided that any such net proceeds received by Group Telecom from an employee stock ownership plan financed by loans from Group Telecom or a Restricted Subsidiary of Group Telecom shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination.

Prior to the making of any Restricted Payment pursuant to clauses 3(a) and (b) above that, itself or together with Restricted Payments not previously reported pursuant to the requirements of this sentence, exceeds US$1 million, Group Telecom shall deliver to the Trustee an Officers' Certificate setting forth the computations by which the determinations required by such clauses were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

     Even if Group Telecom is unable to comply with the first paragraph of this covenant, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result therefrom,

          (1) Group Telecom and any Restricted Subsidiary of Group Telecom may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, Group Telecom or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions;
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

          (2) Group Telecom may refinance any Debt otherwise permitted by clause
     (9) of the second paragraph under the "Limitation on Debt" covenant above or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from Group Telecom or a Restricted Subsidiary) of shares of Capital Stock (other than Redeemable Stock) of Group Telecom;

          (3) Group Telecom may purchase, redeem, acquire or retire any shares of Capital Stock of Group Telecom solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from Group Telecom or a Restricted Subsidiary) of shares of Capital Stock (other than Redeemable Stock) of Group Telecom;

          (4) Group Telecom and any Restricted Subsidiary of Group Telecom may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under the "Limitation on Asset Dispositions" covenant;

          (5) Group Telecom may redeem any right issued to holders of its Capital Stock generally under a shareholders rights plan at a price not to exceed $0.01 per right;

          (6) Group Telecom may purchase, redeem, acquire, cancel or otherwise retire for value shares of Capital Stock of Group Telecom to the extent necessary under provisions limiting foreign ownership of Group Telecom's Capital Stock in the Telecommunications Act (Canada) (after bona fide efforts by Group Telecom to enforce provisions in the Telecommunications Act (Canada)) to enable Group Telecom or any Restricted Subsidiary to operate as a Canadian carrier under the Telecommunications Act (Canada);

          (7) Group Telecom and any Restricted Subsidiary of Group Telecom may make a Permitted Telecommunications Investment in an amount which, together with the aggregate amount of any other Permitted Telecommunications Investment made pursuant to this clause (7), does not exceed the sum of US$20 million;

          (8) Group Telecom and any Restricted Subsidiary of Group Telecom may make any Investment in exchange for, or out of the Net Available Proceeds of, a substantially concurrent issue and sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from Group Telecom or a Restricted Subsidiary) of Capital Stock (other than Redeemable Stock) of Group Telecom;

          (9) Group Telecom may redeem, repurchase, retire or otherwise acquire for value any Capital Stock of Group Telecom and options, warrants or other rights to acquire Capital Stock of Group Telecom held at any time by any director, officer or employee of the Company or any of its Restricted Subsidiaries upon termination of such person's position with the Company or any of its Restricted Subsidiaries in an aggregate amount in any fiscal year not to exceed $2 million; and

          (10) Group Telecom and any Restricted Subsidiary of Group Telecom may make Restricted Payments in an aggregate amount not to exceed US$20 million.

     Any payment made pursuant to clauses (1), (6), (7), (9) or (10) of the second paragraph of this covenant shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the first paragraph of this covenant and the amount of net proceeds from any exchange, conversion or sale of Capital Stock of Group Telecom pursuant to clauses (2), (3) or (8) of the second paragraph of this covenant shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the proviso after clause (3)(b) of the first paragraph of this covenant. (sec. 1009)

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

 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     Group Telecom may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Group Telecom

          (1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Group Telecom or any other Restricted Subsidiary of Group Telecom or pay any Debt or other obligation owed to Group Telecom or any other Restricted Subsidiary;

          (2) to make loans or advances to Group Telecom or any other Restricted Subsidiary; or

          (3) to transfer any of its property or assets to Group Telecom or any other Restricted Subsidiary.

     Even if Group Telecom is unable to comply with the first paragraph of this covenant, Group Telecom may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

          (1) pursuant to any agreement existing on the date of original issuance of the Notes as described in a schedule to the Indenture;

          (2) pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary of Group Telecom existing on the date of original issuance of the Notes or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary of Group Telecom and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

          (3) pursuant to an agreement effecting a renewal, extension, refunding or refinancing of Debt Incurred pursuant to an agreement referred to in clause (1) or (2) above, provided, however, that the provisions contained in such renewal, extension, refunding or refinancing agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

          (4) in the case of clause (3) of the first paragraph of this covenant, pursuant to restrictions contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

          (5) in the case of clause (3) of the first paragraph of this covenant, pursuant to customary nonassignment provisions entered into in the ordinary course of business consistent with past practices in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

          (6) with respect to a Restricted Subsidiary of Group Telecom imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or

          (7) if such encumbrance or restriction is the result of applicable corporate law or other regulation relating to the payment of dividends or distributions. (sec. 1010)

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

  LIMITATION ON LIENS

     Group Telecom may not, and may not permit any Restricted Subsidiary of Group Telecom to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any property or assets, now owned or hereafter acquired, to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes

          (1) equally and ratably with such Debt as to such property for so long as such Debt will be so secured, or

          (2) in the event such Debt is Debt of Group Telecom which is subordinate in right of payment to the Notes, prior to such Debt as to such property for so long as such Debt will be so secured.

     Even if Group Telecom does not satisfy the requirements in the first paragraph of this covenant, Group Telecom may incur:

          (1) Liens existing on the date of the Indenture and securing Debt outstanding on the date of the Indenture, after giving effect to the application of the proceeds of the Notes, as described in a schedule to the Indenture;

          (2) Liens securing only the Notes;

          (3) Liens securing Debt under clause (1) or clause (2) under the second paragraph of the "Limitation on Debt" covenant;

          (4) Liens in favor of Group Telecom or any Wholly-Owned Subsidiary of Group Telecom;

          (5) Liens on real or personal property of Group Telecom or a Restricted Subsidiary of Group Telecom acquired, constructed or constituting improvements made after the date of original issuance of the Notes to secure Purchase Money Debt or Vendor Financing Debt which is Incurred for the construction, design, development, installation, integration, transportation, acquisition or improvement of Telecommunications Assets and is otherwise permitted under the Indenture, provided, however, that

             (a) the principal amount of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost of construction or improvement of the property subject to such Liens,

             (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such property, and

             (c) such Lien does not extend to or cover any property other than the specific item of property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Debt;

          (6) Liens to secure Acquired Debt, provided, however, that

             (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset, and

             (b) such Lien does not extend to or cover any other asset;

          (7) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (1), (2), (5) and (6) so long as such Lien does not extend to any other property and the principal amount of Debt so secured is not increased except as

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

     otherwise permitted under clause (9) of the second paragraph of the "-- Limitation on Debt" covenant;

          (8) Permitted Liens.

     In addition to the foregoing, Group Telecom and its Restricted Subsidiaries may incur a Lien to secure any Debt or enter into a Sale and Leaseback Transaction, without equally and ratably securing the Notes, if the sum of

          (1) the amount of Debt secured by any Lien incurred after the date of the Indenture and otherwise prohibited by the Indenture, and

          (2) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 5% of Consolidated Tangible Assets of the Company. (sec. 1011)

  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     Group Telecom may not, and may not permit any Restricted Subsidiary of Group Telecom to, enter into any Sale and Leaseback Transaction unless

          (1) Group Telecom or such Restricted Subsidiary would be entitled to Incur a Lien to secure Debt by reason of the provisions described under the "Limitation on Liens" covenant above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction without equally and ratably securing the Notes, and

          (2) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under the "Limitation on Asset Dispositions" covenant (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant. (sec. 1012)

  LIMITATION ON ASSET DISPOSITIONS

     Group Telecom may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

          (1) Group Telecom or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee; and

          (2) at least 75% of the consideration for such disposition consists of

             (a) cash or readily marketable cash equivalents or the assumption of Debt of Group Telecom (other than Debt that is subordinated to the Notes) or of such Restricted Subsidiary, as the case may be, relating to such assets and release from all liability on the Debt assumed, or

             (b) Telecommunications Assets.

     An amount equal to all Net Available Proceeds, less any amounts invested within 360 days of such disposition in assets related to the business of Group Telecom and its Restricted Subsidiaries, must be applied within 360 days of such disposition

          (1) first, to the permanent repayment or reduction of Debt then outstanding under any Credit Facility or Vendor Financing Debt, to the extent such agreements would require such application or prohibit payments pursuant to clause (2) of this paragraph,

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

          (2) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Notes at 100% of their Accreted Value plus accrued and unpaid Current Interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of Group Telecom that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase,

          (3) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, within 15 days after the completion of such Offer to Purchase, to the repayment of other Debt of Group Telecom or Debt of a Restricted Subsidiary of Group Telecom, to the extent permitted under the terms of such Debt, and

          (4) fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by Group Telecom for any purpose which is not otherwise prohibited by the Indenture.

     Notwithstanding the requirements of the second paragraph of this covenant, Group Telecom shall not be required to make an Offer to Purchase pursuant to clause (2) of the second paragraph of this covenant if the remaining Net Available Proceeds after giving effect to the application required by clause (1) of the second paragraph of this covenant is less than US$5 million. (sec. 1013)

  LIMITATION ON OWNERSHIP OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     Group Telecom may not, and may not permit any Restricted Subsidiary of Group Telecom to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary of Group Telecom or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary of Group Telecom if, as a result of such transaction, such Restricted Subsidiary would cease to be a Restricted Subsidiary, unless such transaction

          (1) consists of a sale of all of the Capital Stock of such Restricted Subsidiary owned by Group Telecom and its Restricted Subsidiaries, and

          (2) complies with the provisions described under the "Limitation on Asset Dispositions" covenant above to the extent such provisions apply. (sec. 1014)

  TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     Group Telecom may not, and may not permit any Restricted Subsidiary of Group Telecom to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of Group Telecom (other than Group Telecom or a Wholly Owned Restricted Subsidiary of Group Telecom), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to Group Telecom or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of such Company or such Restricted Subsidiary.

     For any transaction that involves in excess of US$250,000 but less than or equal to US$2,500,000, the Chief Executive Officer or Chief Operating Officer of Group Telecom shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustee.

     For any transaction that involves in excess of US$2,500,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. For any transaction that involves in excess of US$10,000,000 (other than for investments by or financial advisory or financing services provided by any of Goldman Sachs Merchant Bank, Canadian Imperial Bank of Commerce, First Marathon Securities Limited or their respective Affiliates, in respect of which the pricing or fees are negotiated in good faith by Group Telecom, as determined by the Board of

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

Directors), Group Telecom shall also obtain an opinion from a nationally recognized expert in the United States or Canada with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to Group Telecom or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of Group Telecom, which opinion shall be filed with the Trustee.

     The requirements described in the preceding paragraphs of this covenant shall not apply to

          (1) any compensation or employment benefit arrangements (including stock options) entered into by Group Telecom or any Restricted Subsidiary in the ordinary course of business of Group Telecom or such Restricted Subsidiary or which have been approved by the Compensation Committee of the Board of Directors of Group Telecom, and

          (2) any transaction pursuant to agreements or arrangements in existence on the date of the Indenture. (sec. 1015)

  CHANGE OF CONTROL

     Within 30 days of the occurrence of a Change of Control, Group Telecom will be required to make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of the Accreted Value thereof plus Current Interest, if any, to the date of purchase.

     A "Change of Control" will be deemed to occur at such time as either:

          (1) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto, together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of Group Telecom; or

          (2) any Person or Group other than Permitted Holders, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of Group Telecom so that such nominees, when added to any existing director remaining on the Board of Directors of Group Telecom after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Group Telecom.

     Group Telecom will not be required to make an Offer to Purchase any Notes upon a Change of Control if it has exercised its right to redeem all of the Notes as described above under "-- Optional Redemption" or if a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by Group Telecom and purchases all of the Notes of such series validly tendered and not withdrawn under such an Offer to Purchase.

     If Group Telecom makes an Offer to Purchase, we cannot assure you that Group Telecom will have funds sufficient to pay the purchase price and accrued interest described above for all of the Notes that might be tendered by holders of the Notes seeking to accept the Offer to Purchase. If Group Telecom fails to make the Offer to Purchase or fails to pay the purchase price and accrued interest described above on the date specified therefor, the Trustee and the holders of Notes will have the rights described under "-- Events of Default".

     In the event that Group Telecom makes an Offer to Purchase the Notes, Group Telecom intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Securities Exchange Act of 1934. (sec. 1016)

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

  PROVISION OF FINANCIAL INFORMATION

     Whether or not Group Telecom is required to be subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision thereto, Group Telecom shall file with the Commission the annual reports, quarterly reports and other documents which Group Telecom would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Group Telecom were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Group Telecom would have been required so to file such documents if Group Telecom were so required. Group Telecom shall also in any event

          (1) within 15 days of each Required Filing Date

             (a) transmit by mail to all holders of the Notes, as their names and addresses appear in the Security Register, without cost to such, and

             (b) file with the Trustee, copies of the annual reports, quarterly reports and other documents which Group Telecom files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if Group Telecom were required to be subject to such Sections, and

          (2) if filing such documents by Group Telecom with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request supply copies of such documents to any prospective holder of Notes. (sec. 1017)

UNRESTRICTED SUBSIDIARIES

     Group Telecom may designate any Subsidiary of Group Telecom to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means

          (1) any Subsidiary designated as such by the Board of Directors as set forth below where

             (a) neither Group Telecom nor any of its other Subsidiaries, other than another Unrestricted Subsidiary,

                (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt), or

                (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

             (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary, including any right which the holders thereof may have to take enforcement action against such Subsidiary would permit, upon notice, lapse of time or both, any holder of any other Debt of Group Telecom and its Subsidiaries, other than another Unrestricted Subsidiary, to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other

Subsidiary of Group Telecom which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either

          (1) the Subsidiary to be so designated has total assets of US$1,000 or less, or

          (2) immediately after giving effect to such designation, Group Telecom could Incur at least US$1.00 of additional Debt pursuant to the first paragraph under the "Limitation on Debt" covenant,

and provided, further, that Group Telecom could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to the "Limitation on Restricted Payments" covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary provided that, immediately after giving effect to such designation,

          (1) no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing,

          (2) Group Telecom could Incur at least US$1.00 of additional Debt pursuant to the first paragraph under the "Limitation on Debt" covenant, and

          (3) all Liens of such Subsidiary outstanding immediately following such designation would, if incurred at that time, have been permitted to be Incurred for all purposes of the Indenture.

     Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. (sec. 101)

AMALGAMATIONS, MERGERS, CONSOLIDATIONS AND CERTAIN SALES AND PURCHASES OF ASSETS

     Group Telecom may not, in a single transaction or a series of related transactions,

          (1) amalgamate, consolidate or merge with or into any other Person or permit any other Person to amalgamate, consolidate or merge with or into Group Telecom, or

          (2) directly or indirectly transfer, sell, lease or otherwise dispose of all or substantially all of its assets,

unless:

          (1) in a transaction in which Group Telecom does not survive or in which Group Telecom sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to Group Telecom is organized under the laws of the United States of America, any State thereof, the District of Columbia, Canada or any territory or province thereof and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of Group Telecom's obligations under the Indenture;

          (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of Group Telecom or a Restricted Subsidiary as a result of such transaction as having been Incurred by Group Telecom or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Consolidated Net Worth of Group Telecom (or other successor entity to Group Telecom) is equal to or greater than that of Group Telecom immediately prior to the transaction;

          (4) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of Group Telecom or a Restricted Subsidiary as a result of such transaction as having been Incurred by Group Telecom or such Restricted Subsidiary at the time of the transaction, Group Telecom (including any successor entity to Group Telecom) could Incur at least US$1.00 of additional Debt pursuant to the provisions of the Indenture described in the first paragraph under the "Limitation on Debt" covenant above;

          (5) if, as a result of any such transaction, property or assets of Group Telecom would become subject to a Lien prohibited by the provisions of the Indenture described under the "Limitation on Liens" covenant above, Group Telecom or the successor entity to Group Telecom shall have secured the Notes as required by such covenant; and

          (6) certain other conditions are met. (sec. 801)

ADDITIONAL AMOUNTS FOR CANADIAN TAXES

     All payments made by Group Telecom under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless Group Telecom is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Group Telecom is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, Group Telecom will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of the Notes (an "Excluded Holder")

          (1) with which Group Telecom does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or

          (2) which is subject to such Taxes by reason of any connection between such holder and Canada or any province or territory thereof other than the mere holding of Notes or the receipt of payments thereunder.

     Group Telecom will also

          (1) make such withholding or deduction, and

          (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

     Group Telecom will furnish to the holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Group Telecom. Group Telecom will indemnify and hold harmless each holder of the Notes (other than all Excluded Holders) for the amount of

          (1) any Taxes not withheld or deducted by Group Telecom and levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes,

          (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and

          (3) any Taxes imposed with respect to any reimbursement under clauses
     (1) or (2) of this paragraph.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if Group Telecom is aware that it will be obligated to pay Additional Amounts with respect to such payment, Group Telecom will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders of the Notes on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Accreted Value, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. (sec. 1018)

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (sec. 101)

     "Accreted Value" means, as of any date (the "Specified Date"), with respect to each US$1,000 stated amount at maturity of Notes the sum of (a) the Issue Price of each Note and (b) the amount of accrued but unpaid Deferred Interest on such Note to the Specified Date such that:

     (1) if the Specified Date is one of the following dates (each a "Semiannual Accrual Date") the Accreted Value will be the amount set forth opposite such date below:

     SEMIANNUAL ACCRUAL DATE                                          ACCRETED VALUE
     -----------------------                                         ----------------
     Issue Date..................................................      US$  526.51
     August 1, 2000..............................................           561.39
     February 1, 2001............................................           598.58
     August 1, 2001..............................................           638.24
     February 1, 2002............................................           680.52
     August 1, 2002..............................................           725.61
     February 1, 2003............................................           773.68
     August 1, 2003..............................................           824.94
     February 1, 2004............................................           879.59
     August 1, 2004..............................................           937.86
     February 1, 2005 and thereafter.............................      US$1,000.00

     (2) if the Specified Date occurs before February 1, 2005, and between two Semiannual Accrual Dates, the sum of (A) the Accreted Value for the Semiannual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the Deferred Interest accrued from such Semiannual Accrual Date to the Specified Date;

provided that, if Group Telecom has elected to accrue interest payable in cash commencing on any date (the "cash election date") on or after February 1, 2003 and prior to February 1, 2005, the Accreted Value of any Note on any Specified Date after such cash election date will be equal to the Accreted Value as of such cash election date.

     "Accounts Receivable" of a Person means the Receivables of such person arising in the ordinary course of business from the sale of products or the provision or sale of services by such Person.

     "Acquired Debt" means, with respect to any specified Person,

          (1) Debt of any other Person existing at the time such Person merges with or into or amalgamates or consolidates with or becomes a Restricted Subsidiary of such specified Person,

          (2) Debt secured by a Lien encumbering any asset acquired by such specified Person,

which Debt was not Incurred in anticipation of, and was outstanding prior to, such merger, amalgamation, consolidation or acquisition but excluding Debt which is extinguished, retired or repaid in connection with such other Person merging with or into or amalgamating or consolidating with or becoming a Restricted Subsidiary of such Person.

     "Acquisition" means the Acquisition of the business and assets of Shaw FiberLink Ltd. pursuant to the Asset Purchase and Subscription Agreement, dated as of December 22, 1999, among Shaw Communications Inc., Shaw FiberLink Ltd., GT Group Telecom Inc. and GT Group Telecom Services Corp., as the same may be amended from time to time.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, provided in each of the foregoing instances that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to US$2 million or more. The term "Asset Disposition" shall not include

          (1) the designation of any Subsidiary as an Unrestricted Subsidiary;

          (2) the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the Indenture;

          (3) exchanges or swaps of Telecommunications Assets for other Telecommunications Assets where the fair market value of the Telecommunications Assets received is at least equal to the fair market value of the Telecommunications Assets disposed of or, if less, the difference is received in cash and such cash is Net Available Proceeds;

          (4) sales of Receivables in connection with a Receivables Facility; or

          (5) an Investment that is permitted under the "Limitation on Restricted Payments" covenant.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the capitalized amount thereof that would appear on the face of a balance sheet in accordance with generally accepted accounting principles.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Capital Ratio" as of any date means the ratio of:

          (1) the aggregate consolidated principal amount of Debt of Group Telecom and any Debt of its Restricted Subsidiaries then outstanding; to

          (2) the consolidated capital of Group Telecom and its Restricted Subsidiaries as of such date.

For purposes of this calculation, "capital" shall mean shareholders' equity (deficit), except that all Preferred Stock (other than Redeemable Stock) shall be included and retained earnings (deficit) shall be excluded, each in accordance with generally accepted accounting principles.

     "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of Group Telecom and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of Group Telecom and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of Group Telecom and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of Group Telecom and its Restricted Subsidiaries for such period, plus (iv) other non-cash charges of Group Telecom and its Restricted Subsidiaries reducing Consolidated Net Income for such period, minus (v) other non-cash items of Group Telecom and its Restricted Subsidiaries for such period increasing Consolidated Net Income for such period.

     "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of Group Telecom and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of Group Telecom and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication or, to the extent not so included, with the addition of,

          (1) the amortization of Debt discounts;

          (2) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities or with respect to any Credit Facility or Vendor Financing Debt;

          (3) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

          (4) Preferred Stock dividends of Group Telecom and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable;

          (5) accrued Redeemable Stock dividends of Group Telecom and its Restricted Subsidiaries, whether or not declared or paid;

          (6) interest on Debt guaranteed by Group Telecom and its Restricted Subsidiaries; and

          (7) the portion of any rental obligation allocable to interest expense.

     "Consolidated Net Income" for any period means the consolidated net income (or loss) of Group Telecom and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom

          (1) the net income (or loss) of any Person acquired by Group Telecom or a Restricted subsidiary of Group Telecom in a pooling-of-interests transaction for any period prior to the date of such transaction,

          (2) the net income (or loss) of any Person that is not a Restricted Subsidiary of Group Telecom except to the extent of the amount of dividends or other distributions actually paid to Group Telecom or a Restricted Subsidiary of Group Telecom by such Person during such period,

          (3) gains or losses on Asset Dispositions by Group Telecom or its Restricted Subsidiaries,

          (4) all extraordinary gains and extraordinary losses,

          (5) the cumulative effect of changes in accounting principles,

          (6) non-cash gains or losses resulting from fluctuations in currency exchange rates, and

          (7) the tax effect of any of the items described in clauses (1) through (6) of this definition;

provided, further, that for purposes of any determination pursuant to the provisions described under "Limitation on Restricted Payments," there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary of Group Telecom that is subject to a restriction which prevents the payment of dividends or the making of distributions to Group Telecom or another Restricted Subsidiary of Group Telecom to the extent of such restriction.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person, provided, however, that, adjustments following the date of the Indenture to the accounting books and records of such Person required to be made in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada resulting from the acquisition of control of such Person by another Person shall not be given effect.

     "Consolidated Tangible Assets" of any Person means the sum of the Tangible Assets of such Person after eliminating inter-company items, determined on a consolidated basis in accordance with generally accepted accounting principles, including appropriate deductions for any minority interest in Tangible Assets of such Person's Restricted Subsidiaries; provided, however, that, adjustments following the date of the Indenture to the accounting books and records of such Person required to be made in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada resulting from the acquisition of control of such Person by another Person shall not be given effect.

     "Credit Facility" means credit agreements or other arrangements made available from time to time to Group Telecom and its Restricted Subsidiaries by banks, other financial institutions and/or equipment manufacturers for the Incurrence of Debt, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,

          (1) every obligation of such Person for money borrowed,

          (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

          (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (5) every Capital Lease Obligation of such Person,

          (6) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (7) all Redeemable Stock issued by such Person,

          (8) if such Person is a Restricted Subsidiary of Group Telecom, all Preferred Stock issued by such Person,

          (9) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party,

          (10) every obligation under Interest Rate or Currency Agreements of such Person and

          (11) every obligation of the type referred to in clauses (1) through
     (10) of this definition of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     The "amount" or "principal amount" of Debt at any time of determination as used herein represented by

          (1) any contingent Debt, shall be the maximum principal amount thereof,

          (2) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the face amount of the liability less the remaining unamortized portion of the original issue discount determined in accordance with generally accepted accounting principles,

          (3) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than Group Telecom or a Wholly Owned Restricted Subsidiary of Group Telecom) thereof, excluding amounts representative of yield or interest earned on such investment,

          (4) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and

          (5) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination.

     "Full Accretion Date" means February 1, 2005.

     "generally accepted accounting principles" means, as at any date of determination, generally accepted accounting principles in Canada (unless otherwise indicated) and which are applicable as of the date of such determination.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

          (2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

          (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing; provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include

          (1) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person,

          (2) any non-cash consideration received in connection with an Asset Disposition that was made in compliance with the "Limitation on Asset Dispositions" covenant,

          (3) Permitted Interest Rate or Currency Agreements,

          (4) loans and advances to employees made in the ordinary course of business, and

          (5) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar documents.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" means

          (1) with respect to any Asset Disposition by any Person, cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of

             (a) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition,

             (b) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,

             (c) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, and

             (d) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction, and

          (2) with respect to any issuance or sale of Capital Stock by any Person, the proceeds of such issuance or sale in the form of cash or readily marketable cash equivalents received therefrom by such Person, net of

             (a) attorneys' fees,

             (b) accountants' fees,

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

             (c) underwriters' or placement agents' fees, discounts or commissions, and

             (d) brokerage, consultant, printing and other fees and expenses,

incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Offer to Purchase" means a written offer (the "Offer") sent by Group Telecom by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. Group Telecom shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of Group Telecom's obligation to make an Offer to Purchase, and the Offer shall be mailed by Group Telecom or, at Group Telecom's request, by the Trustee in the name and at the expense of Group Telecom. The Offer shall contain information concerning the business of Group Telecom and its Restricted Subsidiaries which Group Telecom in good faith believes will enable such holders of the Notes to make an informed decision with respect to the Offer to Purchase (which at a minimum will include)

          (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer),

          (2) a description of material developments in Group Telecom's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring Group Telecom to make the Offer to Purchase),

          (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Group Telecom to make the Offer to Purchase and

          (4) any other information required by applicable law to be included therein.

     The Offer shall contain all instructions and materials necessary to enable such holders of the Notes to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by Group Telecom pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by Group Telecom for each US$1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of US$1,000 principal amount;

          (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

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

          (7) that interest on any Note not tendered or tendered but not purchased by Group Telecom pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date, the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each holder of the Notes electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if Group Telecom or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Group Telecom and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

          (10) that holders of the Notes will be entitled to withdraw all or any portion of Notes tendered if Group Telecom (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

          (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, Group Telecom shall purchase all such Notes and
     (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, Group Telecom shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any holder whose Note is purchased only in part, Group Telecom shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Permitted Holder" means Goldman, Sachs & Co., Canadian Imperial Bank of Commerce, Shaw Communications Inc. and their respective Affiliates.

     "Permitted Interest Rate or Currency Agreement" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

     "Permitted Liens" means:

          (1) Liens incidental to the conduct of Group Telecom's or a Restricted Subsidiary's business or the ownership of its Property and assets, and that are not Incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not in the aggregate materially detract from the value of Group Telecom's and its Restricted Subsidiaries' Property or other assets when taken as a whole, or materially impair the use thereof in the operation of its business;

          (2) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to secure Debt owing to Group Telecom;
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

          (3) deposits made to secure the performance of tenders, bids, leases, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (4) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease;

          (5) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Group Telecom and its Restricted Subsidiaries;

          (6) Liens encumbering Property or other assets under construction arising from progress or partial payments by a customer of Group Telecom or its Restricted Subsidiaries relating to such Property or other assets;

          (7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

          (8) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and Incurred in the ordinary course of business securing Indebtedness under Permitted Interest Rate Agreements or Currency Agreements; and

          (9) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Group Telecom or any of its Restricted Subsidiaries in the ordinary course of business.

     "Permitted Telecommunications Investment" means an investment in an entity engaged primarily in a Telecommunications Business.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Public Equity Offering" means an underwritten primary public offering of Common Stock of Group Telecom pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to applicable Canadian securities laws.

     "Purchase Money Debt" means Debt of Group Telecom (including Debt represented by Capital Lease Obligations, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, design, development, installation, integration, transportation, acquisition or improvement of any Telecommunications Assets of Group Telecom or any Restricted Subsidiary of Group Telecom, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Receivables" means chattel paper, instruments, documents, contract rights or intangibles evidencing or relating to the right to payment of money.

     "Receivables Facility" means any agreement or agreements between Group Telecom or one or more Restricted Subsidiaries of Group Telecom and a financial institution or institutions providing for the making of loans or advances, letters of credit or bankers acceptances on a revolving basis for working capital requirements, which is either unsecured or secured by no assets other than Accounts Receivable of Group Telecom or such Restricted Subsidiaries; provided, however, that such term shall not include a Credit Facility or any renewal, extension, refinancing or refunding thereof as permitted under the "Limitation on Debt" covenant.

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

     "Receivables Sales" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed for cash or Debt (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, for cash or Debt at any time prior to the final Stated Maturity of the Notes.

     "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the Outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

     "Restricted Subsidiary" means any Subsidiary of Group Telecom, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" of any Person means an agreement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 180 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Strategic Equity Investment" means the issuance and sale of Capital Stock (other than Redeemable Stock) to a Person that has an equity market capitalization, net asset value or annual revenues of at least $1.0 billion and owns and operates businesses primarily in a Telecommunications Business.

     "Subordinated Debt" means Debt of Group Telecom as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent:

          (1) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or Interest on the Notes exists;

          (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to Group Telecom and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

          (3) such Debt may not

             (a) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Group Telecom (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding

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

        any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or

             (b) permit redemption or other retirement (including pursuant to an Offer to Purchase made by Group Telecom) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an Offer to Purchase made by Group Telecom) which is conditioned upon a change of control of Group Telecom pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to Group Telecom's repurchase of the Notes required to be repurchased by Group Telecom pursuant to the provisions described under "Change of Control").

     "Subsidiary" of any Person means

          (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or

          (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles,
(ii) unamortized Debt discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person, provided, however, that, adjustments to the value of such Tangible Assets following the date of the Indenture to the accounting books and records of such Person required to be made in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada resulting from the acquisition of control of such Person by another Person shall not be given effect.

     "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

     "Telecommunications Business" means the business of

          (1) transmitting, or providing products or services relating to the transmission or storage of, voice, data or Internet applications through owned or leased transmission facilities, including wireless facilities,

          (2) creating, developing, marketing or providing communications related network equipment, software or other devices or products for use in a Telecommunications Business, or

          (3) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clauses (1) or
     (2) of this definition;

provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of Group Telecom.

     "U.S. Government Securities" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and
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

interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of indebtedness of a direct claim upon the instruments described above and money market mutual funds that invest solely in such securities.

     "Vendor Financing Debt" means Debt of Group Telecom or any one or more of its Restricted Subsidiaries Incurred pursuant to any agreement between Group Telecom or a Restricted Subsidiary and one or more vendors or lessors (or any affiliate of any such vendor or lessor) of Telecommunications Assets used or intended for use in a Telecommunications Business by Group Telecom or any of its Restricted Subsidiaries providing financing for all or any part of the cost of construction, design, acquisition, integration, installation, development, transportation or improvement by Group Telecom or any Restricted Subsidiary of any Telecommunications Assets from any such vendor or lessor (or any affiliate of such vendor or lessor) and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time. Vendor Financing Debt shall not include any working capital facility or Debt to fund interest or other similar expenses made available by any vendor.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture:

          (1) failure to pay principal of (or premium, if any, on) any Note when due;

          (2) failure to pay any interest on any Note when due, continued for 30 days;

          (3) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under the "Change of Control" and "Limitation on Asset Dispositions" covenants when due and payable;

          (4) failure to perform or comply with the provisions described under "-- Amalgamations, Mergers, Consolidations and Certain Sales and Purchases of Assets";

          (5) failure to perform any other covenant or agreement of Group Telecom under the Indenture or the Notes continued for 30 days after written notice to Group Telecom by the Trustee or holders of at least 25% in aggregate principal amount of Outstanding Notes;

          (6) default under the terms of any instrument evidencing or securing Debt for money borrowed by Group Telecom or any Restricted Subsidiary having an outstanding principal amount of US$10 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such indebtedness or constitutes the failure to pay all or any portion of such indebtedness when due;

          (7) the rendering of a final judgment or judgments (not subject to appeal) against Group Telecom or any Restricted Subsidiary in an amount in excess of US$10 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

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

          (8) certain events of bankruptcy, insolvency or reorganization affecting Group Telecom or any Restricted Subsidiary; and

          (9) Group Telecom shall challenge the Escrow Agreement prior to the time that the escrow is to be released or the Escrow Agreement becomes, or Group Telecom asserts, that the Escrow Agreement is, invalid and unenforceable, otherwise than in accordance with its terms. (sec. 501)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. (sec. 603) Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (sec. 512)

     If an Event of Default (other than an Event of Default described in Clause
(8) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause
(8) above occurs, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes. (sec. 502) For information as to waiver of defaults, see "Modification and Waiver".

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (sec. 507) However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. (sec. 508)

     Group Telecom will be required to furnish to the Trustee quarterly a statement as to the performance by Group Telecom of certain of its obligations under the Indenture and as to any default in such performance. (sec. 1019)

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will cease to be of further effect as to all Outstanding Notes except as to

          (1) rights of registration of transfer and exchange and Group Telecom's right of optional redemption,

          (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes,

          (3) rights of holders of the Notes to receive payment of principal and interest on the Notes,

          (4) rights, obligations and immunities of the Trustee under the Indenture, and

          (5) rights of the of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them,

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

if Group Telecom will have paid or caused to be paid the principal of and interest on the Notes as and when the same will have become due and payable or
(y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation. (Article Four)

DEFEASANCE

     The Indenture will provide that, at the option of Group Telecom,

          (a) if applicable, Group Telecom will be discharged from any and all obligations in respect of the Outstanding Notes or

          (b) if applicable, Group Telecom may omit to comply with certain restrictive covenants, that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes,

in either of clause (a) or (b) upon irrevocable deposit with the Trustee, in trust for the benefit of holders of the Notes, or money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes. With respect to clause (b), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things

          (1) with respect to clause (a), Group Telecom has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel qualified to practice in the United States provides that holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (b), above, Group Telecom has delivered to the Trustee an Opinion of Counsel qualified to practice in the United States to the effect that the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (2) Group Telecom has delivered to the Trustee an Opinion of Counsel qualified to practice in Canada or a ruling from the Canada Customs and Revenue Agency to the effect that the holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the Notes include holders who are not resident in Canada);

          (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which Group Telecom or any Restricted Subsidiary is party or by which Group Telecom or any Restricted Subsidiary is bound;

          (4) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing;

          (5) Group Telecom has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

          (6) certain other customary conditions precedent are satisfied. (Article Twelve)
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MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by Group Telecom and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Note affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

          (2) reduce the principal amount of, (or the premium) or interest on, any Note,

          (3) change the place or currency of payment of principal of (or premium), or interest on, any Note,

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Note,

          (5) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture,

          (6) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,

          (7) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified,

          (8) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the Indenture in a manner materially adverse to the holders thereof, or

          (9) modify any provisions in the Indenture relating to the payment of Additional Amounts. (sec. 902)

     The holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all holders of Notes, may waive compliance by Group Telecom with certain restrictive provisions of the Indenture. (sec. 1020) Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all holders of Notes, may waive any past default under the Indenture, except a default in the payment or principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase. (sec. 513)

GOVERNING LAW

     The Indenture and the Notes will be governed by the laws of the State of New York.

THE TRUSTEE

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (sec.sec. 601 and 603)

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Group Telecom, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as otherwise. The Trustee is permitted to engage in other transactions with Group Telecom or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (sec. 608)

                  REGISTRATION AGREEMENT FOR OUTSTANDING NOTES

     Group Telecom entered into an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which Group Telecom agreed, for the benefit of the holders of the outstanding notes, (i) to file with the Commission, no later than 120 days following the date of original issuance of the Notes (the "Closing Date"), a registration statement under the Securities Act relating to an offer to exchange any and all of the outstanding notes for a like number of notes which are substantially identical to the notes (except that such notes have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the additional interest described below) (the "exchange notes") at the option of the holders thereof and (ii) to use its best efforts to cause the Exchange Registration Statement to become effective not earlier than 150 days and not later than 180 days after the Closing Date. Group Telecom has further agreed to use its best efforts to commence and complete the Exchange Offer promptly but no later than 60 days after the Exchange Registration Statement has become effective, hold the Exchange Offer open for at least 30 days, and exchange exchange notes for all outstanding notes validly tendered and not withdrawn on or before the expiration of the offer.

     Under existing Commission interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those exchange notes. The Commission has taken the position that participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of Notes pursuant to the Registration Rights Agreement). Group Telecom is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Registration Statement in connection with the resale of such exchange notes. The Exchange Registration Statement will be kept effective for a period of 180 days after the Exchange Offer has been completed in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each holder of outstanding notes (other than certain specified holders) who wishes to exchange such outstanding notes for exchange notes in the Exchange Offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an Affiliate of Group Telecom.

     However, if (i) on or before the Exchange Offer is completed, the existing Commission interpretations are changed such that the Exchange Notes are not or would not in general be freely transferable in such manner on such date without restrictions under the Securities Act, (ii) the Exchange Offer has not been completed within 240 days following the Closing Date or (iii) the Exchange Offer is not available to any holder of the outstanding notes, Group Telecom will, in lieu of (or, in the case of clause (iii), in addition to) effecting registration of the Exchange Notes, file as soon as possible, but not later than 30 days after such obligation arises, a registration statement under the Securities Act relating to a shelf registration of the Notes for resale by holders or, in the case of clause (iii), of the Notes held by the Purchaser for resale by the Purchaser (such filing, the "Shelf Registration", and such registration statement, the "Shelf Registration Statement"). Group Telecom will use its best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 90 days after such registration statement is filed and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Group Telecom will, in the event of the Shelf Registration Statement, provide to the holder or holders of the applicable Notes copies of the prospectus that is a part of the registration statement filed in connection with the Shelf Registration Statement, notify such holder or holders when the Shelf Registration Statement for the applicable

Notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable Notes. A holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

     In the event that (i) Group Telecom has not filed the Exchange Registration Statement relating to the Exchange Offer within 120 days following the Closing Date or, if applicable, the Shelf Registration Statement within 30 days following the obligation to file, as discussed above, (ii) such Exchange Registration Statement has not become effective within 180 days following the Closing Date or the Shelf Registration Statement has not become effective within 90 days after being filed, or (iii) the Exchange has not been completed within 60 days after the initial effective date of the Exchange Registration Statement or (iv) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (iv), the "Registration Default"), then the per annum interest rate on the outstanding notes will increase, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate) by 0.5% during the first 60-day period following the occurrence of such Registration Default, and by an additional 0.5% thereafter (to a maximum of 1.0%). If Group Telecom has not consummated the Exchange Offer (or, if applicable, the Shelf Registration has not become effective), within 240 days following the Closing, then the per annum interest rate on the outstanding notes will increase by an additional 0.5% for so long as Group Telecom has not consummated the Exchange Offer (or until such Shelf Registration becomes effective).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirely by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to Group Telecom.

     The outstanding notes and the exchange notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase.

        FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

GLOBAL NOTES

     The exchange notes initially will be represented by one or more securities in registered, global form (collectively, the "Global Securities"). The Global Securities will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Each Global Security will be held by DTC on behalf of its account holders (each a "DTC Participant"). Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Securities may not be exchanged for securities in certificated form except in the limited circumstances described below under "-- Exchanges of Book-Entry Securities for Certificated Securities."

EXCHANGE OF BOOK-ENTRY SECURITIES FOR CERTIFICATED SECURITIES

     A beneficial interest in a Global Security may not be exchanged for a security in certificated form unless (i) DTC (x) notifies Group Telecom that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in either case Group Telecom thereupon fails to appoint a successor Depositary, (ii) Group Telecom, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant Global Security.

CERTAIN BOOK-ENTRY PROCEDURES

     The descriptions of the operations and procedures of DTC, Euroclear and CEDEL that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Group Telecom take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised Group Telecom as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised Group Telecom that its current practice, upon the issuance of a Restricted Global Security and a Regulation S Global Security, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Security to the accounts with DTC of the individual beneficial interests represented by such Global Security to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants).

     As long as DTC, or its nominee, is the registered holder of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Security for all purposes under the Indenture. Except in the limited circumstances described above under "-- Exchanges of Book-Entry Securities for Certificated Securities," owners of beneficial interests in a Global Security will not be entitled to have any portions of such Global Security registered in their names, will not receive or be entitled to received physical delivery of Notes in definitive form and will not be considered the owners or holders of the Global Security (or any security represented thereby) under the Indenture.

     Investors may hold their interests in a Global Security directly through DTC, if they are participants in such system, or in directly through organizations (including Euroclear and CEDEL) which are participants in such system. Some investors may hold their interests in a Global Security through organizations which are participants in such systems. CEDEL and Euroclear will hold interests in a Global Security on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in such Global Securities in customers' securities accounts in the depositories' names on the books of DTC. Those interests held through Euroclear or CEDEL will also be subject to the procedures and requirements of such systems.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interest, in a Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of the principal of, premium, if any, and interest on the Global Securities will be made to DTC or its nominee as the registered owner thereof. Neither Group Telecom, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Group Telecom expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Notes as shown on the records of DTC or its nominee. Group Telecom also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

     Except for trades involving only Euroclear and CEDEL participants, interests in the Global Securities will trade in DTC's settlement system and secondary market trading activity in such interest will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedure, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer and exchange requirements applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

     Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Security from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Security by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

     DTC has advised Group Telecom that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account with DTC interests in the Global Securities are credited and only in respect of such portion of the aggregate stated amount at maturity of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Notes, the Global Securities will be exchanged for legended Notes in certificated form, and distributed to DTC's participants.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Securities among participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Group Telecom, the Trustee or Exchange Agent nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and CEDEL, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Securities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

NAME                                    POSITION                                                 AGE
----                                    --------                                                 ---
James G. Matkin......................   Chairman and Director                                    57
Vancouver, BC
James M. Mansour.....................   Director and Chair of Executive Committee                40
Austin, TX
Daniel R. Milliard...................   Chief Executive Officer and Director                     52
Coudersport, PA
Robert G. Wolfe......................   President, Chief Operating Officer and Director          43
Seattle, WA
Stephen H. Shoemaker.................   Executive Vice President and Chief Financial Officer     39
Littleton, CO
Eric A. Demirian.....................   Executive Vice President, Corporate Development          41
Toronto, ON
Michael A. Aymong....................   Executive Vice President, Marketing and Sales            35
Calgary, AB
Robert Watson........................   Executive Vice President, Carrier Services               52
Toronto, ON
Robert M. Fabes......................   Senior Vice President, General Counsel and Corporate     38
Vancouver, BC                           Secretary
Andrew J. Csinger....................   Senior Vice President, Systems Services                  37
Vancouver, BC
Steven L. Koles......................   Senior Vice President, Marketing                         29
Calgary, AB
C. William Rainey....................   Senior Vice President, Sales                             46
Calgary, AB
Malcolm Rodrigues....................   Senior Vice President, National Operations               33
Toronto, ON
Patricia A. Saltys...................   Vice President, Finance                                  35
Vancouver, BC
Michael Abram........................   Director                                                 48
Calgary, AB
Michael D'Avella.....................   Director                                                 41
Calgary, AB
George Estey.........................   Director                                                 43
Toronto, ON
Leo J. Hindery, Jr...................   Director                                                 52
Hillsborough, CA
P. Kenneth Kilgour...................   Director                                                 44
Toronto, ON
Robert R. Gheewalla..................   Director                                                 32
New York, NY
Jim Shaw.............................   Director                                                 42
Calgary, AB

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

     JAMES G. MATKIN Mr. Matkin has been the chairman of the board since September 1997. Mr. Matkin is the chief executive officer of the Law Society of British Columbia. With over 9,000 members, the Law Society is the governing body for the British Columbia legal profession. Mr. Matkin has extensive experience in law, government and business. He is a public policy practitioner and a Harvard Law School graduate who began his legal career on Wall Street in New York City before clerking with Mr. Justice Martland of the Supreme Court of Canada. A former director of the Bank of Canada, Mr. Matkin currently serves on the boards of several public and private organizations, including the Provincial Chair of the Council for Canadian Unity. As president of the Business Council of British Columbia for 10 years (1983-93), Mr. Matkin has represented more than 150 of the largest companies in Canada in their business-government relations.

     JAMES M. MANSOUR Mr. Mansour has been a director since April 1998. Mr. Mansour is former President and owner of National Telecommunications of Florida, a long distance carrier providing voice and data telecommunications services to businesses in 32 states which he sold in 1998 to Inter Media Communications, Inc. Prior to that time, Mr. Mansour founded and ran National Telecommunications of Austin, one of the largest regional long distance carriers in the United States, which he sold to WorldCom in March of 1991. In addition, Mr. Mansour currently serves on the Board of Netpliance, a company providing high-speed Internet access services. Mr. Mansour holds a Juris Doctorate degree from Tulane Law School and is a certified public accountant.

     DANIEL R. MILLIARD Mr. Milliard has been our chief executive officer since September, 1999. Mr. Milliard was most recently senior vice president and secretary of Adelphia Communications and vice chairman and president of Hyperion Communications. Prior to that time, Mr. Milliard was the first president and chief operating officer of Hyperion Communications, led the company from its inception and was instrumental in growing it to become a national competitive local exchange carrier. He also served as vice president, secretary and/or general counsel of Adelphia. Mr. Milliard graduated from American University in 1970 with a Bachelor of Science degree in Business Administration. He received an M.A. degree in Business from Central Missouri State University in 1971, where he was an instructor in the Department of Finance, School of Business and Economics, from 1971 to 1973. Mr. Milliard received his Juris Doctor degree from the University of Tulsa School of Law in 1976. Mr. Milliard is a director of Charles Cole Memorial Hospital.

     ROBERT G. WOLFE Mr. Wolfe has been a director and our president since February 1999. Prior to joining us, Mr. Wolfe served as chief financial officer of Trillium Corporation, an international investment company. In addition, he has significant experience in senior corporate finance positions with two leading global investment banking firms, Goldman Sachs and Merrill Lynch. Mr. Wolfe held three overseas posts for Goldman Sachs in London, Tokyo and Hong Kong. Mr. Wolfe now serves on the boards of Babylon Entertainment (founder) (New York, NY) and RODI Power Systems (Kent, WA). He also serves on the advisory board of Northwest Venture Associates (Seattle, WA). Mr. Wolfe graduated from Washington State University and holds an MBA from Pacific Lutheran University.

     STEPHEN H. SHOEMAKER Stephen joined us as executive vice president and chief financial officer in December 1999. Before joining us, Mr. Shoemaker held several senior managerial positions at Qwest Communications, most recently as vice president, treasurer. Prior to Qwest Communications, Stephen was the vice president, corporate finance for Host Marriott Services Corporation. Mr. Shoemaker has a B.S. Commerce, concentration in Accounting from the University of Virginia. He is a certified public accountant, a member of the Treasury Management Association and also a member of the AICPA.

     ERIC A. DEMIRIAN Eric joined us as executive vice president, corporate development, in January 2000. Prior to joining us, Mr. Demirian was a partner with PricewaterhouseCoopers and was the head of the Canadian information and communications group. Mr. Demirian has a Bachelor of Business Management degree from Ryerson University and both Certified General Accountant and Chartered Accountant designations. He is a member of the Treasury Management Association and is a past Director and Treasurer of the Parkinson Foundation of Canada.

     MICHAEL A. AYMONG Mr. Aymong has been our executive vice president, marketing and sales since June 1999. Prior to his present position, he served as acting vice president, marketing and sales support for TELUS in Calgary. In this position, he managed the marketing efforts during TELUS' merger with BC Tel. Before joining TELUS, Mr. Aymong was director of operations of the former MetroNet. Mr. Aymong holds an MBA from the University of Western Ontario. He is also on the board of directors for the Muttart Art Gallery, Vicom Communications and Big Picture Technologies and participates in several other community and business organizations.

     ROBERT C. WATSON Mr. Watson has been our executive vice president, carrier services since February 2000. Mr. Watson was most recently president of Shaw FiberLink. Prior to that time, Mr. Watson held the position of president and chief operating officer of STN Inc. Before then, he was president and chief executive officer of ACC Telenterprise. Mr. Watson is a graduate in Electronic Technologies from Ryerson Polytechnical University.

     ROBERT M. FABES Mr. Fabes has been our general counsel and corporate secretary since June 21, 1999. Prior to joining us, he practiced in the area of corporate finance with Goodman Phillips & Vineberg, Vancouver, our primary outside legal counsel. Mr. Fabes received his law degrees from McGill University in 1992 and is a member of both the British Columbia and Quebec law societies.

     ANDREW J. CSINGER Dr. Csinger has been our senior vice president, systems services since January 1999. Dr. Csinger was most recently the president of Xcert Software Inc., which he founded in 1996 to develop the emerging public key infrastructure product. Prior to that time, Dr. Csinger was founding president of InterSpect Systems Consulting, successfully implementing many Internet security projects for clients including the U.S. Food and Drug Administration and the Government of Canada. Before then, Dr. Csinger had various positions in software engineering and electromagnetic design. Dr. Csinger holds a PhD in Computer Science from the University of British Columbia.

     STEVEN L. KOLES Mr. Koles joined us in May 1999. Prior to joining us, Mr. Koles held several management positions at TELUS, most recently as assistant vice president of internetworking services, where he focused on national expansion strategies. He was also one of the founding team members of TELUS Advanced Communications -- an enhanced data communications and business Internet applications service provider. Mr. Koles also serves on the boards of the Canadian Association of Internet Providers, CA*net's advisory committee and Netera Alliance's board and executive committee. Mr. Koles has a Bachelor of Commerce from the University of Alberta and has completed the Executive Management Program at the University of Western Ontario.

     C. WILLIAM RAINEY Mr. Rainey joined us in May, 1999. Mr. Rainey has over 20 years of sales and marketing experience in the high tech, finance and telecommunications industries. After receiving a Bachelor of Science degree from the University of Alberta he joined Xerox Canada and held numerous sales, marketing, education and consulting management positions over 10 years. During his 5 years with Royal Trust he led the sales and marketing efforts for investments and lending in Western Canada for 3 years and then spent 2 years in the Toronto head office in senior sales and marketing management positions. Mr. Rainey left TELUS' data company, TELUS Advanced Communications, as Assistant Vice President after 6 years with TELUS. During his tenure at TELUS he completed the Executive Management Program at Queens University.

     MALCOLM RODRIGUES Mr. Rodrigues has been our senior vice president, national operations since February 2000. Mr. Rodrigues was most recently vice president operations -- East at Shaw FiberLink and, before then, held the position of director of operations for Shaw FiberLink. He held a similar position with Trillium Communications, a cable television company in Ontario which was purchased by Shaw Communications in 1994, where he helped launch the CAP division. Mr. Rodrigues holds an Electrical Engineering degree from the University of Toronto and is a licensed Professional Engineer in the Province of Ontario.

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

     PATRICIA A. SALTYS Ms. Saltys has been our vice president, finance since December 21, 1999. Prior to that, Ms. Saltys was our chief financial officer from November 1997 to December 1999. Ms. Saltys was most recently the financial controller for Bruce Allen Talent (a division of A&F Music) and the Bryan Adams group of companies responsible for accounting, tax, investments, and financing. Prior to that time, Ms. Saltys was Assistant Manager at Price Waterhouse in Vancouver. Ms. Saltys has a Bachelor of Commerce from the University of Saskatchewan and is a chartered accountant and a member of the Institute of Chartered Accountants of British Columbia.

     MICHAEL ABRAM Mr. Abram has been a director since March 23, 2000. Mr. Abram is President of Shaw Ventures, the investment division of Shaw Communications Inc. Prior to joining Shaw, Mr. Abram was the President of a national office solutions company in Canada. Mr. Abram is a graduate of the University of Calgary.

     MICHAEL D'AVELLA Mr. D'Avella joined us as a director in February 2000. Mr. D'Avella is the senior vice president of planning for Shaw Communications and has served in this position since 1991. He has previously held senior positions with the Canadian Cable Television Association and business development positions with Telesat Canada. Mr. D'Avella is also a director of Terayon Communications Systems Inc. (a provider of broadband access systems) and Canadian Satellite Communications (Cancom). Mr. D'Avella is a graduate of the University of Toronto with a B.A. in economics and planning.

     GEORGE ESTEY Mr. Estey joined us as a director in February 2000. Mr. Estey is the Chairman of Goldman Sachs Canada. Prior to this, he was involved in various roles within Goldman, Sachs & Co.'s Investment Banking Division since joining the firm in 1987. Mr. Estey was also a consultant with McKinsey & Co. Mr. Estey holds an MBA from the Harvard Graduate School of Business Administration and a B.Sc. from the University of New Brunswick.

     LEO J. HINDERY, JR. Mr. Hindery has been a director since March 23, 2000. Mr. Hindery is currently chief executive officer of Global Crossing Ltd. and the chairman and chief executive officer of GlobalCenter Inc., the Internet commerce services subsidiary of Global Crossing. Prior to joining Global Crossing and GlobalCenter, Mr. Hindery was president and chief executive officer of AT&T Broadband & Internet Services and president and chief executive officer of its predecessor company, Tele-Communications, Inc. (TCI). From 1988 to 1997, Mr. Hindery was the founder and managing general partner of InterMedia Partners, the ninth largest multiple cable system operator in the United States. Prior to this, Mr. Hindery was chief officer for planning and finance of The Chronicle Publishing Company, and chief financial officer and managing director of Becker Paribas, Inc. Mr. Hindery holds an MBA from Stanford University and an honors degree from Seattle University and is a member of the Stanford Business School Advisory Council. He is a director of Tanning Technology Corp., TD Waterhouse Group, Inc. Telocity, Inc. and Vertical Net, Inc.

     P. KENNETH KILGOUR Mr. Kilgour has been a director since May 1999. Mr. Kilgour is managing director and head of CIBC Capital Partners. Prior to joining CIBC Capital Partners in 1989, Mr. Kilgour was senior manager, corporate finance of Canadian Imperial Bank of Commerce, which he joined in 1982. Mr. Kilgour holds an MBA from the University of Toronto and a B.Sc. (Applied Science) from Queen's University.

     ROBERT R. GHEEWALLA Mr. Gheewalla has been a director since May 1999. Mr. Gheewalla is a vice president in the principal investment area at Goldman Sachs. He received an MBA from Harvard Business School, an MS from The London School of Economics while on a Fulbright Scholarship, and a BS from Tufts University. Mr. Gheewalla currently serves as a board member for 360networks Inc., Diginet Americas, Digital Access and North American RailNet.

     JIM SHAW Mr. Shaw joined as a director in December 1999. Mr. Shaw has been president and chief executive officer of Shaw Communications since 1998. Prior to this, Mr. Shaw held various senior management positions at Shaw Communications. Mr. Shaw is also chairman of the Canadian Cable Television Association (CCTA) and a director of: CableLabs, a North American cable television research organization; the At Home Corporation; Canadian Satellite Communications Inc. and @Home Canada.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has three standing committees: an executive committee, an audit committee and a compensation committee. The executive committee consists of Messrs. Gheewalla, Kilgour, Mansour, Matkin, Milliard, Shaw and Estey, and, as a non-voting observer, Mr. Wolfe. A majority of the members of the audit committee are persons who are not our officers or employees or any of our affiliates. The audit committee, which consists of Messrs. Mansour, Matkin and Kilgour, selects and engages, on our behalf, the independent public accountants to audit our annual financial statements, and reviews and approves the planned scope of the annual audit. The compensation committee establishes remuneration levels for our senior officers. The compensation committee consists of Messrs. Matkin, D'Avella and Gheewalla.

EXECUTIVE COMPENSATION

     At September 30, 1999, we had nine executive officers. At September 30, 1999, aggregate cash compensation of $277,273 was paid to our executive officers who were members of our board of directors, and $393,958 was paid to our other executive officers, including salaries, bonuses and other amounts paid by us.

     Pursuant to our employment agreements with Daniel Milliard, our chief executive officer and director, and with Robert Wolfe, our president, chief operating officer and director, we have agreed to provide Mr. Milliard with a housing-assistance loan and an option-exercise loan in the aggregate amount of approximately $4 million and Mr. Wolfe with an option-exercise loan in the amount of approximately $312,500, each of which will bear interest at the effective applicable federal rate in effect under Section 1274(d) of the Internal Revenue Code. Pursuant to our employment agreement with Eric Demirian, our executive vice president, corporate development, we have provided Mr. Demirian with an interest free loan in the aggregate amount of approximately $190,000.

                           SUMMARY COMPENSATION TABLE

     We paid the following compensation paid during the year ended September 30, 1999 to our executive officers:

                                       ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                 -------------------------------   -------------------------------------------------
                                                                            AWARDS            PAYOUTS
                                                                   ------------------------   -------
                                                                   SECURITIES   RESTRICTED
                                                                     UNDER       SHARES OR
                                                    OTHER ANNUAL    OPTIONS     RESTRICTED     LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION       SALARY    BONUS   COMPENSATION    GRANTED     SHARE UNITS   PAYOUTS   COMPENSATION
---------------------------      --------   -----   ------------   ----------   -----------   -------   ------------
                                   ($)       ($)      ($)             (#)         ($)          ($)        ($)
Daniel R. Milliard.............  $ 33,333      --         --       1,600,000         --           --          --
(Chief Executive Officer and
Director)
Robert G. Wolfe................  $145,831   50,000        --         750,000         --           --          --
(President, Chief Operating
Officer and Director)
Michael A. Aymong..............  $ 55,192      --         --         190,000         --           --          --
(Executive Vice President,
Marketing and Sales)
Marek K. Wieckowski(1).........  $101,917      --         --          85,000         --           --          --
(Executive Vice President,
Network Services)
Robert M. Fabes................  $ 26,250      --         --          15,000         --           --          --
(Senior Vice President, General
Counsel and Corporate
Secretary)
Andrew J. Csinger..............  $101,000      --         --          95,000         --           --          --
(Senior Vice President,
Systems Services)
Steven L. Koles................  $ 47,596      --         --          30,000         --           --          --
(Senior Vice President,
Marketing)
C. William Rainey..............  $ 46,362      --         --          35,000         --           --          --
(Senior Vice President, Sales)
Patricia A. Saltys.............  $ 97,083      --         --          55,000         --           --          --
(Vice President, Finance)

---------------

(1) Resigned effective April 30, 2000.

EQUITY INCENTIVE PLAN

     Our board of directors approved our employees' and directors' equity incentive plan effective as of September 1999. The equity incentive plan applies to our (and our affiliates) directors and employees who, in the judgment of our board of directors, will be largely responsible for our future growth and success. The equity incentive plan was approved by our shareholders in March 2000.

     The equity incentive plan is administered by our board of directors. Options can be exercised for our class A voting shares or our class B non-voting shares. The exercise price for any option granted under the equity incentive plan may not be less than 100% of the weighted average price of our class B non-voting shares on the Toronto Stock Exchange or Nasdaq National Market for the preceding five days of trading. Options are exercisable during a period established at the time of their grant provided that such period will expire no later than 10 years after the date of grant, subject to early termination of the option in the event the holder of the option dies or ceases to be a director or employee. No single participant, together with his or her associates, may be granted options which could result in the cumulative issuance to such persons of options to acquire our shares exceeding 5% of our shares outstanding immediately prior to the grant under the equity incentive plan. The number of our shares reserved for issuance pursuant to options granted to persons beneficially holding, together with their associates, in excess of 10% of our shares must not exceed 10% of our shares outstanding immediately prior to the grant under the equity incentive plan.

     We do not have any plans providing for pension, retirement or similar benefits. The compensation committee of our board has the discretion to approve bonus payments to all employees, including executive officers.

REMUNERATION OF DIRECTORS

     We currently have 11 directors. No compensation is paid to directors in their capacity as such. We grant share options to our directors and reimburse them for their out of pocket expenses with respect to attendance at board meetings. We maintain $5,000,000 in directors' and officers' liability insurance.

OPTIONS

     At May 19, 2000 we had 6,731,781 outstanding options or warrants to purchase our class A voting shares and our class B non-voting shares. Our directors and executive officers held at May 19, 2000 the following options to purchase a total of 2,609,124 class A voting shares and a total of 1,750,000 class B non-voting shares:

                                                                                           TOTAL NUMBER
                              NUMBER                         EXERCISE                       OF SHARES
NAME AND PRINCIPAL POSITION   GRANTED      DATE OF GRANT      PRICE       EXPIRY DATE      UNDER OPTION
---------------------------  ---------     -------------     --------     -----------      ------------
James G. Matkin..........       10,000(1)  Nov. 18, 1997      $0.50       Nov. 30, 2000       190,000
Chairman and Director           80,000     Nov. 18, 1997       0.50       Nov. 30, 2000
                               100,000     Feb. 15, 2000       8.00       Feb. 15, 2005
James M. Mansour.........      150,000(1)  Feb. 16, 1999       1.25       Feb. 16, 2004       650,000
Director and Chair of          300,000     Apr. 23, 1999       1.50       Apr. 23, 2004
Executive Committee            200,000     Sep. 30, 1999       1.88       Sep. 30, 2004
Robert G. Wolfe..........      500,000(1)  Apr. 1, 1999        1.50       Apr. 1, 2004        750,000
President, Chief Operating     250,000(1)  Nov. 11, 1999       3.00       Nov. 11, 2004
Officer and Director
Stephen H. Shoemaker.....      400,000(1)  Dec. 16, 1999       3.00       Dec. 16, 2004       400,000
Executive Vice President
and Chief Financial Officer
Eric A. Demirian.........      400,000     Dec. 16, 1999       3.00       Dec. 16, 2004       400,000
Executive Vice President,
Corporate Development
Michael A. Aymong........       90,000     July 15, 1999       1.50       July 15, 2004       310,000
Executive Vice President,      150,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Sales and Marketing             70,000     Feb. 4, 2000        1.50       Feb. 9, 2005
Robert Watson............      300,000     Feb. 9, 2000        8.00       Feb. 9, 2005        300,000
Executive Vice President
Carrier Services
Robert M. Fabes..........       15,000     July 15, 1999       1.50       July 15, 2004        85,000
Senior Vice President,          40,000     Dec. 16, 1999       3.00       Dec. 16, 2004
General Counsel and             30,000     Feb. 15, 2000       8.00       Feb. 15, 2005
Corporate Secretary
Andrew J. Csinger........       95,000     Mar. 9, 1999        1.25       Sep. 30, 2003       120,000
Senior Vice President,          25,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Systems Services
Steven L. Koles..........       20,000     July 15, 1999       1.50       July 15, 2004        67,000
Senior Vice President,          25,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Marketing                        7,000     Jan. 26, 2000       1.50       Jan. 26, 2005
                                15,000     Feb. 15, 2000       8.00       Feb. 15, 2005
C. William Rainey........       20,000     July 15, 1999       1.50       July 15, 2004        77,000
Senior Vice President,          40,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Sales                            7,000     Jan. 26, 2000       1.50       Jan. 26, 2005
                                10,000     Feb. 15, 2000       8.00       Feb. 15, 2005
Malcolm Rodrigues........       61,000     Feb. 9, 2000        8.00       Feb. 9, 2005         61,000
Senior Vice President,
National Operations

                                                                                           TOTAL NUMBER
                              NUMBER                         EXERCISE                       OF SHARES
NAME AND PRINCIPAL POSITION   GRANTED      DATE OF GRANT      PRICE       EXPIRY DATE      UNDER OPTION
---------------------------  ---------     -------------     --------     -----------      ------------
Patricia A. Saltys.......       30,000     Oct. 15, 1997       1.00       Oct. 31, 2000       149,124
Vice President, Finance         44,124     Apr. 23, 1998       1.25       July 1, 2001
                                55,000     Mar. 9, 1999        1.25       Sep. 30, 2000
                                20,000     Dec. 16, 1999       3.00       Dec. 16, 2004
Michael Abram............      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Michael D'Avella.........      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
George Estey.............      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Leo J. Hindery...........      200,000(1)  Feb. 15, 2000       8.00       Feb. 15, 2005       200,000
Director
Ken Kilgour..............      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Robert Gheewalla.........      100,000(1)  Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
Jim Shaw.................      100,000     Feb. 15, 2000       8.00       Feb. 15, 2005       100,000
Director
                                                                                            ---------
                                                                          Total:            4,359,124
                                                                                            =========

---------------

(1) These options entitle the holder to purchase class B non-voting shares.

EMPLOYMENT AGREEMENTS

     We have employment agreements or remuneration arrangements with all of our executive officers. Each agreement or arrangement provides for salary, benefits, bonuses and incentive stock option grants for the executive officer, and for compensation if his or her employment is terminated.

                                   REGULATION

CRTC AND LEGISLATION

     Companies which own or operate transmission facilities in Canada that are used to offer telecommunications services to the public for compensation are classified as "telecommunications common carriers" under the Telecommunications Act (Canada) and, with the exception of SaskTel which operates in the province of Saskatchewan, are subject to the regulatory authority of the CRTC. SaskTel will come under federal jurisdiction as of June 30, 2000.

     The CRTC has the discretionary power to forbear from exercising certain of its regulatory powers over Canadian carriers where it finds that a telecommunications service or class of services is, or will be, subject to competition sufficient to protect the interests of users. Some Canadian carriers, such as the incumbent local exchange carriers, are classified by the CRTC as "dominant" in the provision of certain services because of their market power and control over the supply of local services and certain long distance services. Carriers classified as "non-dominant" by the CRTC are subject to less regulation than dominant carriers and include facilities-based long distance providers, and competitive access providers. The CRTC has forborne from regulating most of the services offered by non-dominant carriers, including, long distance, private line, dedicated access services, wireless services, local switched services. In addition, the CRTC has forborne from regulating certain services offered by the incumbent carriers, most notably, data, long distance, Internet access and interexchange private line services on certain routes. The CRTC also has the power to exempt any class of Canadian carrier from the application of the Telecommunications Act (Canada) if the CRTC is satisfied that such an exemption is consistent with Canadian telecommunications policy objectives. However, it has not, to date, used that power.

     Leave to appeal decisions of the CRTC to the Federal Court of Appeal may be sought within 30 days of the decision. The decision may also be challenged by petition to the Federal Cabinet (within 90 days of the decision). CRTC decisions are also subject to review and variance under the Telecommunications Act (Canada) either on the CRTC's own initiative or by way of an application which must generally be brought within 6 months of the decision, but which may be brought as a new proceeding at any time.

REGULATION OF LOCAL SWITCHED SERVICES

     In 1994, the CRTC determined that restrictions on entry into the market for local switched telecommunications services should be removed and that measures should be implemented to enable competitors to offer local telephone services. The regulatory framework for competition in the local market was established as a result of a series of decisions issued on May 1, 1997. These decisions do not currently apply to SaskTel and NorthwesTel nor do they currently apply to roughly 35 small independent local telephone companies located in Ontario, Quebec and British Columbia.

     The decisions issued on May 1, 1997 effectively opened Canada's local switched services market to competition, ending the historical monopoly of the incumbent local exchange carriers. The decisions established a comprehensive regulatory framework allowing for the introduction of competition in the local switched services market. The following is a summary of those aspects of the decisions and the current regulatory regime which are expected to have a material impact on our business:

  CO-CARRIER STATUS

     The CRTC adopted a principle that competitive local exchange carriers will be considered carriers of equal stature with, and not merely customers of, the incumbent local exchange carriers in the local switched services market. Consistent with this principle, the CRTC adopted a "bill and keep" traffic termination mechanism, whereby all local exchange carriers are required to terminate each others' local traffic originating within the same exchange without specifically compensating each other for the termination function that they perform unless there is a traffic imbalance for a significant period of time. In areas where traffic is at an imbalance, the CRTC has authorized the use of a mutual compensation scheme under which competitive local exchange carriers and incumbent local exchange carriers charge each other for the traffic termination functions that they perform.

     The CRTC determined that the incumbent local exchange carriers and competitive local exchange carriers must each identify a point of interconnection within the incumbent local exchange carrier local exchanges where they provide service to permit the interconnection of their respective networks and that incumbent local exchange carriers and competitive local exchange carriers should share the cost of interconnection equally (or under mutually agreed terms).

  UNBUNDLING OF INCUMBENT LOCAL EXCHANGE CARRIER FACILITIES

     The CRTC has directed the incumbent local exchange carriers to "unbundle" or make available to competitive local exchange carriers the network elements that competitive local exchange carriers require in order to allow them to provide their own local services. These network elements include facilities that the CRTC deemed essential, as well as certain other facilities that are not essential but which were determined by the CRTC to be necessary to facilitate competition in the market for local switched services in the short term. The CRTC directed the incumbent local exchange carriers to price all services subject to the mandatory unbundling requirement at their long run incremental cost ("phase II costs") plus a 25% mark-up. The incumbent local exchange carrier essential facilities that are subject to the mandatory unbundling rule include central office codes, subscriber listings and local loops (the wire facilities which run from the incumbent local exchange carriers' central offices to the customer premises) in certain small urban and high cost rural areas. All urban local loops, other than those deemed essential, and transiting services were deemed not essential by the CRTC but were nonetheless required to be unbundled and made available to competitive local exchange carriers for five years. Although the incumbent local exchange carriers are currently required to provide these non-essential facilities on an unbundled basis at the price of phase II costs plus a 25% mark-up, this obligation will be discontinued after the expiry of the initial five year period. The incumbent local exchange carriers would, nevertheless, be required to provide those facilities which are essential, beyond the five year period.

     The mandatory unbundling of incumbent local exchange carrier facilities allows us to lease incumbent local exchange carrier local loops to provide services to customers that are not directly on our networks. With respect to the lease of non-essential loops after the expiry of the five-year period, we will have to (i) reach an agreement with the relevant incumbent local exchange carriers to continue leasing these local loops (which may be on less favorable terms than the CRTC-mandated prices), (ii) build, lease or acquire our own facilities in those markets where we do not already have our own facilities, or
(iii) develop other alternatives to reach our customers.

  SAFEGUARDS AGAINST INCUMBENT LOCAL EXCHANGE CARRIER ANTI-COMPETITIVE PRICING

     In order to prevent anti-competitive pricing by the incumbent local exchange carriers, the CRTC imposed a floor price test that effectively requires the incumbent local exchange carriers to charge prices for their retail services sufficient to recover their costs which, with respect to essential facilities, must be at least equal to the amount charged to the competitive local exchange carriers (the long run incremental cost of providing the facility plus a 25% markup) and, with respect to non-essential services, must be at least equal to phase II costs. The incumbent local exchange carriers will be required to meet the floor price test in all applications for new local business services (other than for market trials and promotions) and applications proposing explicit or implicit price decreases. The CRTC's floor price test is an important safeguard for us against anti-competitive pricing by the incumbent local exchange carriers. However, since incumbent local exchange carriers need not include in their own floor prices the mandated 25% markup that they charge to competitive local exchange carriers for non-essential local services, incumbent local exchange carriers will be able to compete against competitive local exchange carriers that utilize such non-essential services solely on the basis of price.

  RESALE

     The incumbent local exchange carriers are required to make their tariffed local switched services (both business and residential) available for resale, but not at a mandated discount as had been proposed to the CRTC by some potential new entrants. The CRTC's denial of mandated discounts does not affect current incumbent local exchange carrier business services offered at volume and contract term discounts, such as Centrex services. However, the absence of mandated discounts pursuant to the CRTC decisions has limited the number of non-facilities-based entrants, such as resellers, into the local switched services market.

  CONTRIBUTION

     In Canada, local residential telephone services are subsidized. This subsidy comes from "contribution" payments that are made by certain telecommunications service providers. The current contribution regime was originally established by the CRTC in 1992 as a means of ensuring that rates for local residential telephone service remain affordable. Under the regime, providers of certain types of voice and data services (principally long distance carriers) are required to make contribution payments on each minute of traffic that originates or terminates on the local switched telephone network or on cross-border or overseas access circuits. Contribution payments are collected by local exchange carriers from long distance service providers and are remitted to an independent administrator who in turn apportions them among local exchange carriers that serve residential customers that are located in areas that are designated for the subsidy. The subsidy is payable on a per Network Access Service basis and varies in amount depending on the location of the customer. We will not receive any of these subsidies if we do not provide telephone service to residential customers.

     Contribution charges are regulated by the CRTC and are currently set at separate per minute rates for peak and off-peak traffic. The CRTC has also established separate contribution rates for each incumbent local exchange carrier territory and has frozen the rates for a four year period ending on December 31, 2001. The CRTC recently turned down a request by competitors in the long distance industry to remove the rate freeze on contribution that is currently in effect.

     On March 1, 1999, the CRTC initiated a proceeding to consider possible reforms to the current contribution mechanism. In the public notice that initiated the proceeding, the CRTC invited interested parties to submit proposals on other mechanisms which could be used to collect contribution. Some parties to this proceeding have advocated an approach to the collection of contribution which is based on a percentage of a telecommunications service provider's revenues (regardless of the types of services offered by the service provider). At the present time, several of the services that we offer, such as local telephone service and Internet access services, do not attract the obligation to pay contribution. However, given that the current contribution regime is under review by the CRTC, there can be no assurance that we will not be required in the future to pay a greater amount of contribution than what we currently pay.

  REGULATION OF COMPETITIVE LOCAL EXCHANGE CARRIERS

     Although the CRTC has determined that competitive local exchange carriers are non-dominant carriers that should not be subject to the same degree of regulation as the incumbent local exchange carriers, the CRTC requires competitive local exchange carriers to assume certain obligations. For example, competitive local exchange carriers must file, for CRTC approval, interconnection agreements and tariffs for services that they provide to other carriers. Competitive local exchange carriers must also provide interconnection to all other local exchange carriers within the same exchange, interconnection to wireless service providers and equal access interconnection to long distance providers that offer services in the same territory served by the competitive local exchange carrier on terms and conditions no less favorable than those contained in the incumbent local exchange carriers' tariffs, unless the competitive local exchange carrier can justify a departure from the incumbent local exchange carriers' tariffs. Competitive local exchange carriers are also required, among other things, to provide for reciprocal local exchange carrier-to-local exchange carrier interconnection; to implement local number portability ("LNP"); to provide emergency (911) service and message relay service and to satisfy various other existing and future regulatory requirements designed to protect customer privacy, such as providing consumers, upon request, with information regarding their services, prices and local calling area boundaries. Both wireline and wireless service providers may become competitive local exchange carriers as long as they accept the obligations imposed on competitive local exchange carriers by the CRTC.

     We believe we have an advantage over the incumbent local exchange carriers in terms of pricing flexibility, offering of services and responsiveness to customer needs since the incumbent local exchange carriers, unlike us, must file and obtain regulatory approval for the rates, terms and conditions of the local services they intend to offer and are subject to price cap regulation of their local services. However, like the incumbent local exchange carriers, competitive local exchange carriers are subject to the prohibitions set forth in the Telecommunications Act (Canada) against unjust discrimination and the granting of undue preferences to end users and to other carriers. In addition, and to the extent that they are not regulated under the Telecommunications Act (Canada), they are subject to anti-trust legislation such as the Competition Act (Canada).

  LOCAL NUMBER PORTABILITY

     Local number portability enables customers to retain their local telephone number when they change local exchange carriers. The CRTC requires all local exchange carriers to provide local number portability and has determined that all local exchange carriers should bear their own costs of implementing local number portability. Local number portability was considered to be an important requirement by new entrants due to the reluctance of customers to change local exchange carriers if it meant changing their telephone number. Local number portability has been rolled out in most major urban centres in Canada, including Vancouver, Montreal, Toronto, Calgary, Edmonton, and Ottawa/ Hull in accordance with a schedule for implementation established by the CRTC in a 1998 decision. If no competitive local exchange carrier has initiated interconnection with an incumbent local exchange carrier in a given exchange by the scheduled roll-out date or if there is no scheduled roll-out date for the exchange in question, the industry has agreed to a request-driven roll-out schedule for local number portability. In these circumstances, local number portability must be implemented between 30 and 180 days following a request for local number portability, depending on the nature of the underlying switch configuration.

  CO-LOCATION

     On June 16, 1997, the CRTC rendered a decision relating to incumbent local exchange carrier central office co-location arrangements. In its decision, the CRTC mandated the provision by incumbent local exchange carriers of both physical and virtual co-location arrangements, available at the competitive local exchange carrier's option, under CRTC-approved tariffs and standard-form central office licence agreements. Under a virtual co-location arrangement, competitive local exchange carriers and incumbent local exchange carrier traffic is exchanged at a designated point outside the central office, and additional dedicated facilities located in the central office are provided by the incumbent local exchange carrier to complete the competitive local exchange carrier's transmission system. Co-location arrangements are important to us because they allow us to interconnect our transmission systems with those of the incumbent local exchange carriers using the most efficient and cost-effective network structure possible. They also allow us to gain immediate access to incumbent local exchange carrier unbundled loops for our off-net customers. Under certain circumstances, competitive local exchange carriers are also permitted to enter into cross-connection arrangements with other co-located competitive local exchange carriers within a central office which allows for increased network efficiency.

     The CRTC also determined in its co-location decision that mandated co-location is available only to facilities-based carriers interconnecting with incumbent local exchange carriers under the terms of either an agreement or tariff. We believe that the requirement limiting co-location to facilities-based carriers creates an opportunity for competitive local exchange carriers to resell their transmission capacity for connection at central offices to other telecommunications service providers, including resellers and Internet providers, which do not have access to mandated co-location arrangements.

     The CRTC also set rates in the decision for a variety of monthly co-location services, including central office floor space and entrance conduit space charges, as well as for certain non-recurring charges. For some of these charges, such as service order and application charges the incumbent local exchange carriers were directed to charge the long run incremental cost of providing the service plus a 25% mark-up. For many other charges, however, the CRTC directed the incumbent local exchange carriers to base their charges upon costs incurred with no mark-ups, (e.g., for construction, site preparation and project management services).

     A six-month maximum time limit was imposed on the incumbent local exchange carriers between the date of the competitive local exchange carrier's acceptance of the initial report for physical co-location and the availability of the service, and a corresponding three-month maximum time limit to obtain virtual co-location.

  PRICE CAP REGULATION

     The CRTC has adopted a form of rate regulation for the incumbent local exchange carriers which brings most of their local services under a price cap regime. The price cap mechanism adopted by the CRTC segregates the incumbent local exchange carriers' services into sub-baskets of related services and imposes an overall constraint on price increases for all services subject to the price caps as well as certain specific price constraints for services within each of three sub-baskets. The price of local services under the price cap regime are subject to an overall price cap that limits price increases to an annual percentage linked to the rate of inflation, subject to certain adjustments (including a 4.5% productivity offset). Within the three sub-baskets of local services prescribed by the CRTC (i.e., basic residential local service, single and multi-line business local services and other capped services), the aggregate price levels for the basic residential local service and other capped services sub-baskets will be limited to annual increases equal to the inflation rate. A maximum increase of 10% in any year will apply to individual rates for residential and single-line business services in smaller exchanges.

     The CRTC decided to exclude certain of the incumbent local exchange carriers' local services such as optional local services, including calling features such as voice mail and call waiting, from the price cap regime. In addition, the CRTC regulates the rates of certain local "competitor services" outside the price cap regime. These services are provided by the incumbent local exchange carriers to their competitors, such as competitive local exchange carriers, in order to allow their competitors to provide local and long distance services. Examples of services included in this category are equal access services provided to long distance service providers, unbundled local loops, and network access services provided to wireless carriers. These services are subject to detailed rate regulation and the prices are set at long run incremental cost plus a 25% markup.

     Despite the price constraints contained in the CRTC's price cap regime, the incumbent local exchange carriers still have the ability under price cap regulation to increase prices for local services for which there is little competition (such as residential and single line business local services) and use the excess profits generated from these activities to subsidize price reductions in competitive services (such as business and government local services) that are included in the same basket of services.

     Price cap regulation for the incumbent local exchange carriers will be in force until December 31, 2001 and will be reviewed by the CRTC before the end of this period. The CRTC's review may result in the extension of price cap regulation or the elimination of rate regulation for some or all of the incumbent local exchange carriers' local services.

REGULATION OF LONG DISTANCE SERVICES

     We will offer long distance telecommunications services as part of our bundled telecommunications services. Long distance competition has been in place in Canada since 1990 for long distance resellers and since 1992 for facilities-based carriers. Since 1994, the incumbent local exchange carriers have been required to provide "equal access" to long distance carriers and resellers which eliminated the need for customers of competitive long distance providers to dial additional digits when placing long distance calls.

     As described above, competitive long distance service providers, including resellers, must make contribution payments to local exchange carriers to reflect the subsidy that long distance services have traditionally contributed to the provision of local residential telephone service. As a long distance provider of voice and data services, we will make contribution payments in respect of long distance voice and data services which originate or terminate on the public switched telephone network. The CRTC is currently in the process of reviewing the appropriateness of its overall contribution collection mechanism in a proceeding initiated on March 1, 1999.

     Under the CRTC's 1992 long distance competition decision, competitive long distance providers were required to assume approximately 30% of the cost required to modify the incumbent local exchange carriers' networks to accommodate interconnection with long distance competitors. These initial modification charges are spread over a period of 10 years and are payable on the basis of a specified charge per minute. Competitive long distance providers are also required to pay local exchange carriers charges for other services which they use, including switching and aggregation, primary interexchange carrier information processing (which implements a subscriber's choice of long distance carrier), operator services and certain billing and collection services.

     The CRTC has refrained from regulating (including tariff approval and rate setting provisions) most long distance services and interexchange private line services provided by the incumbent local exchange carriers and all such services offered by their competitors, apart from access to their respective networks. The incumbent local exchange carriers' basic (undiscounted) long distance rates remain subject to rate regulation as well as their rates in areas that do not yet have equal access. The incumbent local exchange carriers also remain subject to rate regulation on private line services on inter-city routes which are not yet subject to facilities-based competition. The lack of regulation of the incumbent local exchange carriers' long distance services, including the absence of a floor price test, has provided the incumbent local exchange carriers with pricing flexibility and has increased their ability to compete with us on the basis of price.

UNBUNDLED RATES TO PROVIDE EQUAL ACCESS

     In April 1997, the CRTC issued a decision which unbundles the rates that long distance providers pay to the incumbent local exchange carriers for various "equal access" or local switching and traffic aggregation services. Under the decision, long distance providers were required to pay the incumbent local exchange carriers a separate rate of $0.007 per minute (recently reduced to $0.003 per minute) for local end office connection and an additional rate of approximately $0.004 to $0.007 per minute for connection at the toll switch; also referred to as "access tandem connection." Competitive local exchange carriers also charge these rates to long distance providers for traffic originating and terminating on their local networks.

     The CRTC's equal access decision is important to us for two reasons. First, it establishes the prices which we, or those from which we purchase long distance services for resale, will be required to pay to the incumbent local exchange carriers for origination or termination of long distance traffic at either the access tandem or local end office. Second, since we compete with the incumbent local exchange carriers in providing switched access to long distance services, we price our services to compete with the incumbent local exchange carriers' tariffed rates.

     In May 1999, in a decision relating to the regulatory framework relating to the Internet, referred to as the "New Media" decision, the CRTC acknowledged the proposal of one party to the proceeding that a comprehensive review of interconnection and unbundling arrangements was necessary, and indicated that it would shortly initiate such a proceeding.

ACCESS

     Access to both private and public property is important to our business in order for us to be able to reach our customers in multiple unit dwellings and construct, maintain and operate our network. With respect to access to multiple unit dwellings, the CRTC, which does not have direct jurisdiction over building owners, has recognized the importance of customer choice of service providers and has expressed the view that an exclusive arrangement between a service provider and a landlord of a multiple unit dwelling will generally violate the Telecommunications Act (Canada).

     In December 1999, the CRTC initiated a proceeding to examine the terms and conditions the city of Vancouver may impose for access to public lands in order to construct, maintain and operate telecommunications facilities. The outcome of this proceeding may permit other service providers to obtain such access on terms more favorable than those in our agreement with the city of Vancouver, or may permit us to renegotiate our agreement with the city of Vancouver to the extent that our agreement contains less favourable terms than those approved by the CRTC.

REGULATION OF WIRELESS SERVICES

     Use of radio spectrum to provide wireless telecommunications services is subject to licensing by Industry Canada under the Radiocommunication Act (Canada). Under this legislation, Industry Canada is authorized to issue radio licences, to plan the allocation and use of the radio spectrum and to perform other duties to ensure the orderly development and efficient operation of radiocommunication in Canada. With respect to spectrum licensing, Industry Canada has the authority to revoke a licence for non-compliance with terms and conditions or failure to pay associated spectrum licence fees. However, revocation is rare and licences are usually renewed year to year upon payment of the applicable fee. Industry Canada levies licence fees on wireless telecommunications service providers, and generally not on subscribers for the services offered by such providers.

     Industry Canada has issued spectrum licences to us in the 38 GHz frequency range which allow us to operate point-to-point radio systems in Vancouver, Calgary, Toronto, Ottawa and Montreal. To obtain licences, applicants operating as radiocommunication carriers must comply with foreign ownership restrictions under the Radiocommunication Act.

FOREIGN OWNERSHIP RESTRICTIONS

     Group Telecom, and our operating subsidiary GT Group Telecom Services Corp., which is a telecommunications common carrier for regulatory purposes, are required by the Canadian Telecommunications Act and the Radiocommunication Act, and the regulations made under both statutes, to be Canadian-owned and controlled corporations incorporated or continued under the laws of Canada or a province of Canada. Our operating subsidiary is deemed to be Canadian-owned and controlled if: (i) not less than 80% of the members of its board of directors are Canadians; (ii) Canadians beneficially own and control not less than 80% of its issued and outstanding voting shares; and (iii) it is not otherwise controlled in fact by persons that are not Canadians. GT Group Telecom Services Corp. is a Canadian carrier wholly owned and controlled by us and not less than 80% of its board of directors are individual Canadians. We will ensure that not less than 80% of the members of the board of directors of our subsidiary will continue to be composed of Canadians.

     We intend that our operating subsidiary will remain controlled by us, and be our wholly-owned subsidiary. Therefore, all of the outstanding voting shares of the subsidiary are now, and it is intended that the subsidiary will remain, owned by a company controlled by Canadians. A "Canadian" for the purposes of these requirements includes a Canadian citizen who is ordinarily resident in Canada, a permanent resident of Canada and, among other types of entities, corporations in which Canadians beneficially own and control in the aggregate not less than 66 2/3% of the issued and outstanding voting shares and which are not otherwise controlled in fact by non-Canadians. A "voting share" for purposes of these requirements means a share of any class of shares of a corporation carrying voting rights under all circumstances or by reason of an event that has occurred and is continuing or by reason of a condition that has been fulfilled and includes: (i) a security that is convertible into such a share at the time that a calculation of the percentage of shares owned and controlled by Canadians is made; and (ii) an option or right to acquire the share or security referred to in clause (i) that is exercisable at the time that the calculation referred to in that clause is made.

     Also, regulations made under the Telecommunications Act and the Radiocommunication Act provide that, in order for a company which holds shares in a carrier to be considered Canadian, not less than 66 2/3% of the issued and outstanding voting shares of that company must be owned by Canadians and the company must not otherwise be controlled in fact by non-Canadians. This means that not less than 66 2/3% of the issued and outstanding voting shares of GT Group Telecom Inc. must be owned by Canadians and that GT Group Telecom Inc. must not otherwise be controlled in fact by non-Canadians.

     Our class A voting shares are "voting shares" for these purposes and more than 66 2/3% of the class A voting shares are held by Canadians as at the date of this prospectus. Our class B non-voting shares are not "voting shares" for these purposes.

     The term "control in fact" is not defined in the relevant legislation and raises various complex questions of interpretation. A number of factors have been considered relevant to the determination of whether a regulated entity is not controlled in fact by non-Canadians, including the election and composition of the board of directors, the industry specific experience of the non-Canadian shareholders, the ability to appoint senior management, the power to determine policies, operations and strategic decision-making and the percentage of equity interest (whether voting or non-voting) held by non-Canadians.

     We have designed our capital structure to ensure compliance with the Canadian ownership requirements. Our articles of incorporation provide that certain non-voting shares may not be converted into voting shares if the exercise of such conversion rights would cause us to be in violation of any Canadian law applicable to the ownership interests in, or the exercise of control over, a corporation that is providing telecommunication services in Canada. In addition, the regulations under the Telecommunications Act (Canada) provide us with the time and ability to rectify ineligibility resulting from insufficient Canadian ownership of voting shares. In particular, we may, to the extent applicable:

     (i) refuse to accept any subscription for any voting shares;

     (ii) refuse to allow any transfer of voting shares to be recorded;

     (iii) suspend the rights of a holder of voting shares to vote at a meeting of shareholders; and

     (iv) sell, repurchase or redeem any voting shares.

     Although we believe that we have at all times been in compliance with the relevant legislation, there can be no assurance that a future CRTC or Industry Canada determination or events beyond our control will not result in us ceasing to comply with the relevant legislation. Should this occur, the ability of our wholly owned subsidiary to operate as a Canadian carrier under the Telecommunications Act (Canada) or to renew or secure licences under the Radiocommunication Act (Canada) could be jeopardized and our business could be materially adversely affected. If we become subject to proceedings before the CRTC or Industry Canada with respect to compliance with the relevant legislation, we could be materially adversely affected, even if we were ultimately successful in such a proceeding.

                           RELATED PARTY TRANSACTIONS

AGREEMENTS WITH OUR SHAREHOLDERS

     Affiliates of Goldman Sachs and CIBC Capital Partners participated in our series A first preference share offering in May 1999 and received options to purchase additional series A first preference shares at a price of $1.875 per share. See "Description of Share Capital". These options were exercised in full in August 1999. Robert Gheewalla, one of our directors, is a vice president in the Principal Investment Area at Goldman Sachs. George Estey, another of our directors, is Chairman of Goldman Sachs Canada. Kenneth Kilgour, another of our directors, is managing director and head of CIBC Capital Partners. In addition, three of our directors are executive officers of Shaw Communications. These directors are Michael Abram, Michael D'Avella and Jim Shaw. In connection with this transaction, on May 7, 1999, we entered into a shareholders' agreement with our shareholders, including the holders of all of our then outstanding series A first preference shares. On February 16, 2000, in connection with our acquisition of the business of Shaw FiberLink, we amended and restated this agreement to include Shaw Communications as a party. For a detailed description of this agreement, see "Description of Share Capital" beginning on page 118. Eleven of our current directors and executive officers are signatories to the agreement.

                             PRINCIPAL SHAREHOLDERS

     We are not directly or indirectly owned or controlled by another corporation or any foreign government. Certain institutional investors that held our series A first preference shares, which converted into our class A voting and class B non-voting shares upon our initial public offering, continue to hold rights specified under a shareholders' agreement with us. See "Related Party Transactions" on page 116 and "Description of Share Capital" beginning on page 118 for a description of these rights. In addition, upon completion of our acquisition of the business of Shaw FiberLink, Shaw Communications was issued series B first preference shares (which have now converted into class A voting shares), became a party to the shareholders' agreement and has similar voting and other rights. As of March 31, 2000 our directors and officers as a group owned 2,344,061 of our class A voting shares which represented 2.95% of our then outstanding class A voting shares. As of March 31, 2000, the following persons will beneficially own 10% or more of our issued and outstanding class A voting shares:

                                                                                PERCENTAGE OF
                                                                NUMBER OF        OUTSTANDING
NAME                                                          CLASS A SHARES    CLASS A SHARES
----                                                          --------------    --------------
Shaw Communications.........................................   29,096,097           36.60
Goldman Sachs(1)............................................   18,999,999           23.91

---------------

(1) Goldman Sachs also owns 11,000,002 class B non-voting shares, representing approximately 29.17% of the class B non-voting shares issued and outstanding. No other shareholder beneficially owns more than 10% or more of the issued and outstanding class B non-voting shares.

                          DESCRIPTION OF SHARE CAPITAL

     Our authorized share capital consists of an unlimited number of class A voting shares, class B non-voting shares, first preference shares issuable in series and second preference shares issuable in series. Provisions as to the modification, amendment or variation of the rights or provisions of these classes of shares are contained in the share terms and in the Canada Business Corporations Act, or the CBCA, and its regulations, our governing statute. On September 23, 1998, our share capital was changed so that our then existing common shares were renamed class A voting shares and our class B non-voting shares were created. These shares were renamed to help us comply with Canadian regulatory restrictions on non-Canadian ownership and control of Canadian facilities-based telecommunications carriers. At a special meeting held on February 18, 1997, our shareholders approved a two-for-one stock split for all common shares then issued and outstanding.

CLASS A VOTING SHARES AND CLASS B NON-VOTING SHARES

     Holders of class A voting shares are entitled to vote at all meetings of our shareholders, other than meetings of other classes of shares where holders of such shares are entitled to vote separately as a class. Holders of class B non-voting shares are not entitled to vote on any matters except as specifically required by law.

     Upon liquidation or dissolution, the holders of class A voting shares and class B non-voting shares are entitled to share the remaining property equally pro rata, subject to the rights of the holders of our preference shares.

     Class A voting shares and class B non-voting shares may be paid dividends subject to the provisions of any other class of shares.

     The holders of class B non-voting shares benefit from take-over bid "coat-tail" provisions, entitling them to convert class B non-voting shares into class A voting shares in certain circumstances in which an offer is made for the purchase of class A voting shares.

     A non-Canadian holder of class A voting shares may be restricted in its ability to exercise voting rights attached to such shares as a result of regulatory restrictions applicable to Canadian telecommunications carriers. All class B non-voting shares will be converted into class A voting shares if all of the restrictions on the ownership of our voting shares, and the control in fact, or any of our affiliates by non-Canadians under applicable Canadian law are eliminated and our non-Canadian ownership of and control is not otherwise limited by law.

     Except as described above, the class A voting shares and the class B non-voting shares have the same rights, are equal in all respects and are treated by us as if they were shares of one class only.

FIRST PREFERENCE SHARES

     The first preference shares may be issued at any time or from time to time in one or more series as may be determined by our board of directors. They are authorized to fix before issue the number, consideration per share and designation of such shares, and subject to the special rights and restrictions attached to all first preference shares, the rights and restrictions attaching to the first preference shares of each series including voting rights. The first preference shares of each series rank equally with the first preference shares of each other series with respect to the payment of dividends and the return of capital on our liquidation, dissolution or winding up. The first preference shares are entitled to preference over the second preference shares, the class A voting shares and class B non-voting shares and any other shares ranking junior to the first preference shares with respect to payments of dividends and the return of capital. The rights and restrictions attaching to the first preference shares as a class may not be amended without such approval as may then be required by law, subject to a minimum requirement of approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of first preference shares to be called and held for that purpose.

  SERIES A

     On May 7, 1999, the series A first preference shares were created after being approved by our directors. Upon completion of our initial public offering in March 2000, all of the outstanding series A first preference shares converted into either class A voting shares or class B non-voting shares, depending on foreign ownership restrictions then in place, on a one-for-one basis.

  SERIES B

     Upon completion of our acquisition of the business of Shaw FiberLink, we issued to Shaw Communications series B first preference shares which, at the time, represented 27.1% of our equity. Upon completion of our initial public offering in March 2000, all of the outstanding series B first preference shares converted into class A voting shares.

  SHAREHOLDERS AGREEMENT

     On February 16, 2000, shareholders then holding approximately 88.0% of our fully diluted equity, including all of the then outstanding series A first preference shareholders and Shaw Communications, as the holder of all of the then outstanding series B first preference shares, entered into a shareholders agreement which provides that:

     -  our board will consist of 11 directors;

     - each of Shaw Communications and Goldman Sachs will be entitled to designate three directors and CIBC World Markets will be entitled to designate one director; and

     - each of Shaw Communications and Goldman Sachs will have a right to consent to:

       (1) specified major transactions by us, including acquisitions and investments in excess of $300 million and mergers or business combinations, for a period of 18 months from February 16, 2000. If Shaw Communications or Goldman Sachs withholds its consent in respect of a major transaction, the other party may force it to either sell its shares to the other party or buy the other party's shares; and

       (2) our annual operating budget, for a period of 24 months from February 16, 2000.

  REGISTRATION RIGHTS AGREEMENT

     On February 16, 2000, the initial purchasers of our series A first preference shares and Shaw Communications, as the holder of all of the then outstanding series B first preference shares, entered into a registration rights agreement with us. This agreement:

     - provides certain of the shareholders with the ability to require us to register their shares with the securities regulatory authority in the jurisdiction in which we made our public offering after we have made a public offering of our shares;

     - provides the shareholders with the ability to have their shares included with any registration statement to be filed by us with a securities regulatory authority; and

     - provides for the circumstances in which these rights may be exercised and the restrictions on such rights, including the number of times such requests may be made, our ability to refuse such rights, the number of shares to be registered and the payment of expenses.

SECOND PREFERENCE SHARES

     The second preference shares are identical in all respects to the first preference shares except that they are subordinate in all respects to the first preference shares and any other shares which may rank senior to the second preference shares.

RESTRICTIONS ON NON-CANADIAN OWNERSHIP AND CONTROL

     Our articles of incorporation provide that we may, in connection with the issue or transfer of ownership of voting shares in our capital, take any action or refuse to take any action, as the case may be, to the extent necessary to ensure that each of our subsidiaries is and continues to be eligible to operate as a telecommunications common carrier under the Telecommunications Act.

     We have designed our capital structure to accommodate compliance with the Canadian ownership requirements. Our articles of incorporation provide that certain non-voting shares may not be converted into voting shares if the exercise of such conversion rights would cause us to be in violation of any Canadian law applicable to the ownership interests in, or the exercise of control over, a corporation that is providing telecommunication services in Canada. In addition, the regulations under the Telecommunications Act provide us with the time and ability to rectify ineligibility resulting from insufficient Canadian ownership of voting shares, notwithstanding any provision of our articles or by-laws. In particular, but without limitation, we may, to the extent applicable:

     -  refuse to accept any subscription for any voting shares;

     - refuse to allow any transfer of voting shares to be recorded in our share register;

     - suspend the rights of a holder of voting shares to vote at a meeting of shareholders; and

     -  sell, repurchase or redeem any of our voting shares.

     Although we believe that we have been at all times in compliance with the relevant legislation, and that we will remain in compliance if this offering is consummated, there can be no assurance that a future CRTC or Industry Canada determination or events beyond our control will not result in us ceasing to comply with the relevant legislation. Should this occur, our ability and the ability of Shaw FiberLink to operate as Canadian carriers under the Telecommunications Act or to renew or secure licenses under the Radiocommunication Act could be jeopardized and our business could be materially adversely affected. If we become subject to proceedings before or against the CRTC or Industry Canada with respect to our compliance with the relevant legislation, we could be materially adversely affected, even if we were ultimately successful in such a proceeding.

                                    TAXATION

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion, based on current law, is a general summary of certain U.S. federal income tax considerations relating to the receipt, ownership and disposition of the Notes. The discussion of the U.S. federal income tax consequences set forth below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and judicial decisions and administrative interpretations thereunder, as of the date hereof, and such authorities may be repealed, revoked, or modified so as to result in federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring or holding Notes. The discussion below pertains only to U.S. Holders. As used herein, a U.S. Holder means (i) a citizen or resident (within the meaning of Section 7701(b) of the Code) of the U.S., (ii) a corporation, partnership or other entity created in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust (X) that is subject to the primary supervision of a court within the U.S. and the control of a U.S. person as described in Section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

     This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as foreign corporations, dealers in securities, banks, insurance companies, tax-exempt organizations, and persons holding Notes as part of a hedging or conversion transaction or straddle or persons deemed to sell Notes under the constructive sale provisions of the
Code) may be subject to special rules. The discussion below assumes that the Notes are held (or would be held if acquired) as capital assets within the meaning of Section 1221 of the Code and the holders are initial purchasers of Units who purchase Units at their issue price (as defined in Section 1273 of the Code). The discussion further assumes the Notes constitute indebtedness for U.S. federal income tax purposes. This summary does not discuss the tax considerations applicable to subsequent purchasers. The discussion also does not discuss any aspect of state, local or foreign law, nor federal estate and gift tax law.

     EACH HOLDER OR PROSPECTIVE HOLDER OF NOTES IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION INCLUDING THE TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

  EXCHANGE OFFER

     The exchange of outstanding notes for exchange notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes and a U.S. Holder will have the same tax basis in the exchange notes as in the notes exchanged therefor.

  TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF NOTES

     ORIGINAL ISSUE DISCOUNT. For U.S. federal income tax purposes, the Notes have been issued with original issue discount, and each U.S. Holder will be required to include in its gross income original issue discount income as described below (regardless of whether the holder is a cash or accrual basis taxpayer). A U.S. Holder must include original issue discount in income as ordinary interest income as it accrues on the basis of a constant yield to maturity. Generally, original issue discount must be included in income in advance of the receipt of cash representing such income.

     Original issue discount on each Note equals the excess of the stated redemption price at maturity of the Note over its issue price. The stated redemption price at maturity of a Note equals the sum of all payments other than any "qualified stated interest" payments. Qualified stated interest is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because interest is not payable prior to August 1, 2005 none of the payments on the Notes constitute qualified stated interest. Accordingly, all payments on the Notes are treated as part of their stated redemption price at maturity.

     Generally, the issue price of the Notes is determined by allocating the "issue price" of each Unit between the Note and the Warrant comprising such Unit on the basis of the proportion which the fair market value of each such element of the Unit bears to the fair market value of the Unit. The issue price of the Units equalled the first price for which a substantial amount of Units were sold. The Company allocated US$478.60 to the Notes and US$47.91 to the Warrants comprising each Unit, for tax and accounting purposes. A U.S. Holder may make an allocation that is different from the Company's allocation by disclosing such allocation on a statement attached to the holder's timely filed U.S. federal income tax return for the taxable year that included the acquisition date of the Unit.

     A U.S. Holder must include in gross income, for all days during its taxable year in which it holds a Note, the sum of the "daily portions" of original issue discount. The "daily portions" are determined by allocating to each day in an "accrual period" (generally the period between interest payments or compounding dates) a pro rata portion of the original issue discount that accrued during such accrual period. The amount of original issue discount that will accrue during an accrual period is the product of the "adjusted issue price" of the Note at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the particular accrual period). The adjusted issue price of a Note is the sum of its issue price, plus prior accruals of original issue discount, reduced by the total payments made with respect to such
Note in all prior periods and on the first day of the current accrual period. Each payment on a Note will be treated as a payment of original issue discount (which was previously includable in income) to the extent that original issue discount has accrued as of the date such payment is due and has not been allocated to prior payments, and any excess will be treated as a payment of principal.

     There are several circumstances under which we could make a payment on a Note which would affect the yield to maturity of a Note, including the optional redemption of Notes by us as described under "Description of the Notes -- Optional Redemption -- General" and the repurchase of Notes by the Company pursuant to a Change of Control (as described under "Description of the Notes -- Change of Control"). According to Treasury Regulations, the possibility of a change in circumstances will not affect the amount of interest income recognized by a U.S. Holder (or the timing of such recognition) if the likelihood of the change, as of the date the debt obligations are issued, is remote. The Company believes that the likelihood of these circumstances happening is remote and does not intend to treat such possibility as affecting the yield to maturity.

     Original issue discount accrued with respect to the Notes will constitute foreign source income, and generally will be "passive" or "financial services" income, which is treated separately from other types of income, for purposes of computing any foreign tax credit that may be allowable to a U.S. Holder.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A U.S. Holder may elect to treat all "interest" on a Note as original issue discount and calculate the amount includable in gross income under the method described above. For this purpose, "interest" includes stated and unstated interest, original issue discount, acquisition discount, market discount and de minimis market discount, as adjusted by any acquisition premium. The election is to be made for the taxable year in which the U.S. Holder acquired the Note and may not be revoked without the consent of the IRS.

     MARKET DISCOUNT AND ACQUISITION PREMIUM. Any principal payment or gain realized by a U.S. Holder on disposition or retirement of a Note will be treated as ordinary income to the extent that there is accrued market discount on the Note. Unless a U.S. Holder elects to accrue under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the holder has held the obligation and the denominator of which is the number of days from the date the holder acquired the obligation until its maturity. A U.S. Holder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Note purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If the U.S. holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the U.S. holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     A U.S. Holder that acquires a Note for an amount that is greater than the adjusted issue price of such Note but equal to or less than the sum of all amounts payable on such Note after the purchase date other than payments of qualified stated interest will be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules of the Code and the Treasury Regulations, the daily portion of original issue discount which such holder must include in its gross income with respect to such Note for any taxable year will be reduced by an amount equal to the original issue discount multiplied by a fraction, the numerator of which is the amount of such acquisition premium and the denominator of which is the original issue discount remaining from the date the Note was purchased to its maturity date.

     SALE, EXCHANGE OR RETIREMENT OF THE NOTES. Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (which does not include any amount attributable to accrued but unpaid interest) and the holder's adjusted tax basis in the Note. A holder's adjusted tax basis in the Note will equal the holder's cost for the Note (in the case of an initial purchaser, its issue price, as discussed above) increased by any original issue discount or market discount previously included in income by such holder with respect to such Note and decreased by any payments received thereon.

     Gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss (subject to the market discount rules, discussed above), and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Certain non-corporate U.S. Holders, including individuals, are eligible for reduced rates of taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations. Such gain or loss, if any, will be U.S. source. U.S. Holders are urged to consult their tax advisor with respect to the taxation of capital gains and losses.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. In general, information reporting requirements will apply to certain payments made in respect of the Notes and the proceeds received on the disposition of Notes paid within the U.S. (and in certain cases, outside of the U.S.) to U.S. Holders other than certain exempt recipients (such as corporations), and a 31 percent backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number or to report interest (including original issue discount) and dividends required to be shown on its U.S. federal income tax returns. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     This summary is based on the current provisions of the Income Tax Act(Canada) (the "Tax Act"), the regulations thereunder (the "Regulations"), the Canada-United States Income Tax Convention (1980) (the "Convention"), specific proposals to amend the Tax Act or the Regulations publicly announced by the Canadian Minister of Finance prior to the date hereof (the "Tax Proposals") and the current administrative published practices of the Canada Customs and Revenue Agency (the "CCRA"). This summary is not exhaustive of all possible Canadian federal income tax consequences and, except for the Tax Proposals, does not otherwise take into account or anticipate any changes in law or administrative practice, nor does it take into account income tax laws or considerations of any province or territory of Canada which may differ from the federal income tax consequences described herein, or any jurisdiction other than Canada.

     THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF NOTES, AND NO REPRESENTATIONS WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF NOTES ARE MADE. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF EXCHANGING, HOLDING AND DISPOSING OF NOTES INCLUDING THE APPLICATION AND EFFECT OF THE INCOME AND OTHER TAX LAWS OF ANY COUNTRY, PROVINCIAL OR LOCAL TAX AUTHORITY.

     All amounts relating to the acquisition, holding, redemption, disposition or exchange of Notes must be converted into Canadian dollars for the purposes of the Tax Act.

  CANADIAN HOLDERS

     The following is a general summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to a holder (a "Canadian Holder") of Notes who exchanges outstanding notes for exchange notes pursuant to the exchange offer and who, for purposes of the Tax Act and at all relevant times, is resident in Canada, holds Notes as capital property and deals at arm's length with Group Telecom. For the purpose of the Tax Act, related persons (as defined therein) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length. In general, Notes will be considered to be capital property to a Canadian Holder unless the Canadian Holder holds the Notes in the course of carrying on a business or acquired the Notes as part of an adventure or concern in the nature of trade. Certain persons to whom Notes would not otherwise constitute capital property may elect, under certain circumstances and subject to certain conditions, to have the Notes treated as capital property under subsection 39(4) of the Tax Act. Notes held by certain "financial institutions" (as defined in the Tax Act) will generally not be capital property to such Canadian Holders and will be subject to special rules contained in the Tax Act applicable to securities held by financial institutions. These rules are not discussed in this summary as this summary is not applicable to financial institutions, and therefore financial institutions should consult their own tax advisors with respect to their particular circumstances.

     INTEREST. A Canadian Holder that is a corporation, partnership, unit trust or trust of which a corporation or partnership is a beneficiary (each such Canadian Holder, a "corporate holder") will be required to include in computing its income for a taxation year the amount of any interest on a Note that accrued or is deemed to have accrued to the Canadian Holder to the end of the taxation year or that became receivable or was received by it before the end of the year, except to the extent that such amount was included in its income for a preceding taxation year.

     Any Canadian Holder other than a corporate holder described in the foregoing paragraph, including an individual, will be required to include in computing its income for a taxation year any amount received or receivable by such Canadian Holder in the year (depending on the method regularly followed by the Canadian Holder in computing income) as interest on a Note, except to the extent that such amount was otherwise included in its income for the year or a preceding taxation year. In addition, if in a taxation year such a Canadian Holder holds a Note on an "anniversary day" thereof, the Canadian Holder will be required to include in computing its income for the year interest that has accrued on the Note to the Canadian Holder to the end of that day, to the extent that interest was not otherwise included in computing the Canadian Holder's income for the taxation year or a preceding taxation year. For this purpose, "anniversary day" of a Note means: (i) the day that is one year after the day immediately preceding the date of its issue; (ii) the day that occurs at every successive one year interval from the day determined under (i); and (iii) the day on which it was disposed of.

     It is not clear whether, for purposes of the Tax Act, the Notes are "prescribed debt obligations" as defined by the Regulations. If the Notes are not prescribed debt obligations, interest will accrue to a Canadian Holder for purposes of the provisions set out above, during the period ending on February 1, 2005 and thereafter, at the rate of 13.25% (compounded semi-annually). If the Notes are prescribed debt obligations, interest will be deemed to accrue to a Canadian Holder for purposes of the provisions set out above at a rate determined in accordance with the Regulations, which rate may be higher than the rate referred to in the preceding sentence. CANADIAN HOLDERS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THESE RULES DURING THE PERIOD OF OWNERSHIP AND UPON A DISPOSITION OF A NOTE.

     The outstanding notes were issued together with warrants (the "Warrants") (the "Units") pursuant to an offering circular dated January 27, 2000. As a result of the allocation of a portion of the issue price for a Unit to the Warrant, the outstanding notes were considered to be issued at a discount to their principal amount. It is unclear whether such discount would be characterized, in respect of a Canadian Holder, as interest subject to certain deemed accrual rules, as an income amount or as proceeds of disposition on the sale or maturity of a Note. ACCORDINGLY, CANADIAN HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TREATMENT OF SUCH ORIGINAL ISSUE DISCOUNT.

     EXCHANGE. The exchange of the outstanding notes held by a Canadian Holder for the exchange notes pursuant to the exchange offer will take place on a tax-free basis for the purposes of the Tax Act with the result that a Canadian Holder will not realize a gain or loss as a result of the exchange. A Canadian Holder will have the same adjusted cost base in the exchange notes as in the outstanding notes.

     DISPOSITION. A Canadian Holder who disposes of or is deemed to dispose of a Note (including by redemption or at maturity) will generally realize a capital gain (or capital loss) to the extent that the proceeds of disposition of the Note, net of amounts included in the Canadian Holder's income as interest as described in the following paragraph and any reasonable costs of disposition, exceed (or are exceeded by) the Canadian Holder's adjusted cost base thereof at the time of disposition (which will generally include the excess of amounts included in the Canadian Holder's income as interest, other than as described in the following paragraph, over amounts received as interest). See "Taxation of Capital Gains" below.

     Upon the assignment or other transfer of a Note by a Canadian Holder at any time including by redemption or at maturity, the Canadian Holder will be required to include in income for the taxation year in which the assignment or other transfer occurs, an amount equal to the amount of interest that was accrued or deemed to have accrued on the Note to the time of the assignment or other transfer and that is not payable until after that time, to the extent that such interest was not otherwise included in computing the Canadian Holder's income for the taxation year or a preceding taxation year. In addition, any premium paid by Group Telecom to a Canadian Holder in a taxation year as a result of the early redemption of the Notes will be deemed to be interest received by a Canadian Holder and be included in the Canadian Holder's income in the taxation year to the extent that such interest was not otherwise included in computing the Canadian Holder's income for the taxation year or a previous taxation year and to the extent that such premium can reasonably be considered to relate to, and does not exceed the value at the time of redemption, of the amount of interest that would otherwise have been paid or payable by Group Telecom on the Notes for taxation years ending after the redemption.

     Where, in a taxation year, a Canadian Holder has disposed of a Note for consideration equal to its fair market value, the Canadian Holder may deduct in computing income for the taxation year in which the disposition occurs such portion of the total of all amounts included in the Canadian Holder's income for the year or a preceding taxation year as interest on the Note as cannot reasonably be considered to have been received or become receivable by the Canadian Holder in the year or in a preceding taxation year. Any amount so deducted by the Canadian Holder in computing income will not be included in the Canadian Holder's adjusted cost base for purposes of calculating the Canadian Holder's capital gain or capital loss, upon the disposition of the Note.

     TAXATION OF CAPITAL GAINS. Subject to the February 28, 2000 federal budget, three-quarters of the amount of any capital gain (a "taxable capital gain") realized by a Canadian Holder in a taxation year on the disposition or deemed disposition of Notes must be included in computing the Canadian Holder's income for the year, and three-quarters of the amount of any capital loss (an "allowable capital loss") realized by the Canadian Holder in a taxation year may be deducted from any taxable capital gains realized by the Canadian Holder in the year. Under the February 28, 2000 federal budget, the inclusion and deduction rate for capital gains and capital losses, respectively, was reduced from three-quarters to two-thirds for capital gains and capital losses realized after February 27, 2000, subject to transitional rules for dispositions that occur during a taxation year which includes February 27, 2000 and February 28, 2000. Any excess of allowable capital losses over taxable capital gains for a taxation year may generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years to the extent and subject to the limitations prescribed in the Tax Act. Generally, where such allowable capital losses are used to offset net taxable capital gains in another taxation year for which the capital gains inclusion rate is different, the amount of the allowable capital losses is adjusted to match the inclusion rate in effect for the taxation year in which the losses are being applied. Capital gains realized by an individual Canadian Holder may give rise to alternative minimum tax, depending upon the individual Canadian Holder's circumstances.

     ADDITIONAL REFUNDABLE TAX.  A Canadian Holder that is a
"Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on investment income, including amounts in respect of interest and taxable capital gains.

  U.S. HOLDERS

     The following is a summary of the principal Canadian federal income tax considerations generally applicable to a holder (a "U.S. Holder") of Notes who exchanges outstanding notes for exchange notes pursuant to the exchange offer and who, for purposes of the Tax Act and the Convention, as applicable, and at all relevant times, (i) is a resident of the United States and not resident nor deemed to be resident in Canada; (ii) holds Notes as capital property; (iii) does not use or hold (and is not deemed to use or hold) the Notes in connection with a trade or business carried on (or deemed to be carried on) in Canada; and
(iv) deals at arm's length with Group Telecom. For the purpose of the Tax Act, related persons (as defined therein) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length. In general, Notes will be considered to be capital property to a U.S. Holder unless the U.S. Holder holds the Notes in the course of carrying on a business or acquired the Notes as part of an adventure or concern in the nature of trade. Special rules, which are not discussed in this summary, may apply to "financial institutions" (as defined in the Tax Act) and to non-resident insurers carrying on an insurance business in Canada and elsewhere, and accordingly, such persons should consult their own tax advisors. This summary does not address the income tax consequences and implications to a U.S. Holder of defeasance or assumption of obligations under the Notes by another party.

     The payment by Group Telecom of interest, principal or premium, if any, on the Notes to a U.S. Holder will be exempt from Canadian withholding tax.

     In addition, no other tax on income (including taxable capital gains) will be payable under the Tax Act by a U.S. Holder in respect of the acquisition, holding, redemption or disposition of the Notes.

     The exchange of the outstanding notes held by a U.S. Holder for the exchange notes pursuant to the exchange offer will take place on a tax-free basis for the purposes of the Tax Act with the result that a U.S. Holder will not realize a gain or loss as a result of the exchange for Canadian income tax purposes. A U.S. Holder will have the same adjusted cost base in the exchange notes as in the outstanding notes.

                              PLAN OF DISTRIBUTION

     Based on positions taken by the staff of the Commission set forth in no-action letters issued to Exxon Capital Holdings Corp. and Morgan Stanley & Co. Inc., among others, we believe that exchange notes issued pursuant to the Exchange Offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Group Telecom within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired notes directly from us, or
(iii) broker-dealers who acquired notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions for the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes, provided that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers thereof) with the prospectus contained in the Registration Statement. Pursuant to the registration rights agreement we, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of 180 days after the exchange offer has been consummated, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

     Each holder of outstanding notes who wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in "The Exchange Offer". In addition, each holder who is a broker-dealer and who receives exchange notes for its own account in exchange for outstanding notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such exchange notes.

     Holders who tender outstanding notes in the exchange offer with the intention to participate in a distribution of the exchange notes may not rely upon the Exxon Capital Holdings Corp., the Morgan Stanley & Co. inc. or similar no-action letters.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the exchange notes in connection with the exchange offer will be passed upon by:

     - Shearman & Sterling, our United States counsel, on matters of United States and New York law; and

     - Goodman Phillips & Vineberg, our Canadian counsel, on matters of Canadian law.

                                    EXPERTS

     Our consolidated financial statements as of September 30, 1999, 1998 and 1997 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report appearing in this prospectus and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. Shaw FiberLink's financial statements as of August 31, 1999 and 1998 and for the three year periods then ended included in this prospectus have been audited by Ernst & Young LLP, independent public accountants, as stated in their report appearing in this prospectus and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     We are a Canadian corporation. Some of our directors, controlling persons and officers, and the experts named in this prospectus, are residents of Canada, and a substantial portion of their assets and all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon the directors, controlling persons, officers and experts who are not residents of the United States or to enforce against them judgements of courts of the United States based upon the civil liability under the federal securities laws of the United States. We have been advised by Goodman Phillips & Vineberg, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgements of United States courts, of liabilities based solely upon the federal securities laws of the United States.

                 WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT US

     We have filed a registration statement on Form F-4 with the Securities and Exchange Commission with respect to the exchange notes offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on us and the exchange notes we are offering, you should review the registration statement and the exhibits filed as a part of the registration statement. The exhibits to this registration statement should be referenced for the complete contents of these contracts and documents. The registration statement, including the exhibits, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Commission's regional offices located in New York, New York and Chicago, Illinois. Copies of all or any part of the registration statement may be obtained from these offices after payment of fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     We are currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, file periodic reports and other information with the Commission. Our SEC filings are available for inspection and copying at the Commission's public reference rooms and the Web site of the Commission referred to above. As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the shortswing profit recovery and disclosure regime of section 16 of the Exchange Act.

     In addition, pursuant to the indenture for the notes, we have agreed to the extent permitted by the Commission to file with the Commission and in all events to distribute to the trustee for the notes and the holders of notes our annual reports containing audited financial statements and unaudited financial statements for each of the first three quarters of each fiscal year. We will do this without regard to whether we are subject to the informational requirements of the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants of Group Telecom...   F-2
Interim Condensed Consolidated Financial Statements of Group
  Telecom for the Six Months Ended March 31, 2000
  (Unaudited)...............................................   F-3
Notes to Interim Condensed Consolidated Financial Statements
  of Group Telecom for the Six Months Ended March 31, 2000
  (Unaudited)...............................................   F-6
Consolidated Financial Statements of Group Telecom for the
  Year Ended September 30, 1999.............................  F-13
Notes to Consolidated Financial Statements of Group Telecom
  for the Year Ended September 30, 1999.....................  F-16
Report of Independent Public Accountants of Shaw FiberLink
  Ltd. -- FiberLink Division................................  F-41
Financial Statements of Shaw FiberLink Ltd. -- FiberLink
  Division..................................................  F-42
Notes to Financial Statements of Shaw FiberLink Ltd. --
  FiberLink Division........................................  F-45
Unaudited Pro Forma Condensed Consolidated Financial
  Information...............................................  F-52
Notes to Pro Forma Condensed Consolidated Financial
  Statements................................................  F-55

                                AUDITORS' REPORT

To the Directors of
GT GROUP TELECOM INC.

     We have audited the consolidated balance sheets of GT GROUP TELECOM INC. as at September 30, 1999, 1998 and 1997 and the consolidated statements of operations and deficit and cash flows for the years ended September 30, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at September 30, 1999, 1998 and 1997 and the results of its operations and its cash flows for the years ended September 30, 1999, 1998 and 1997 in accordance with Canadian generally accepted accounting principles.

Toronto, Canada                                   /s/ PRICEWATERHOUSECOOPERS LLP
November 12, 1999                                 Independent Public Accountants
(except as to note 10 which is
as at December 17, 1999 and note 20
which is at February 16, 2000)

                             GT GROUP TELECOM INC.

                 INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                        (expressed in Canadian dollars)

                                                            MARCH 31, 2000    SEPTEMBER 30, 1999
                                                            --------------    ------------------
                                                                                      $
                                                                  $               (AUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...............................      732,052,985         59,851,461
Accounts receivable
  Trade.................................................       12,801,358          1,191,895
  Other.................................................        2,455,779          2,591,662
Prepaid expenses........................................        5,226,483            526,270
Inventory...............................................          201,255            544,590
                                                            -------------        -----------
                                                              752,737,860         64,705,878
PROPERTY, PLANT AND EQUIPMENT...........................      567,568,255         73,816,711
GOODWILL AND OTHER ASSETS...............................      415,365,838          1,291,654
                                                            -------------        -----------
                                                            1,735,671,953        139,814,243
                                                            =============        ===========
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities................       42,582,949         14,926,086
Unearned revenue........................................          924,839            655,605
Current portion of long-term debt.......................        6,203,585          1,253,358
                                                            -------------        -----------
                                                               49,711,373         16,835,049
LONG-TERM UNEARNED REVENUE..............................        1,218,752          1,493,750
LONG-TERM DEBT..........................................      781,447,023         47,556,922
FUTURE INCOME TAXES.....................................       28,200,000                 --
                                                            -------------        -----------
                                                              860,577,148         65,885,721
                                                            -------------        -----------
SHAREHOLDERS' EQUITY
SHARE CAPITAL AND OTHER EQUITY ITEMS (note 3)...........      937,550,064         87,010,231
DEFICIT.................................................      (62,455,259)       (13,081,709)
                                                            -------------        -----------
                                                              875,094,805         73,928,522
                                                            -------------        -----------
                                                            1,735,671,953        139,814,243
                                                            =============        ===========

SUBSEQUENT EVENTS (note 7)

     The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

      INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                                  (UNAUDITED)

                        (expressed in Canadian dollars)

                                     THREE MONTHS ENDED MARCH 31,     SIX MONTHS ENDED MARCH 31,
                                     -----------------------------    ---------------------------
                                         2000             1999            2000           1999
                                     -------------    ------------    ------------    -----------
                                           $               $               $               $
REVENUE..........................      13,259,382         501,436      15,525,947        873,824
COST OF SALES....................      10,553,877         311,881      12,691,403        560,465
                                      -----------      ----------     -----------     ----------
                                        2,705,505         189,555       2,834,544        313,359
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES........      20,285,615       1,396,188      31,074,769      3,135,338
                                      -----------      ----------     -----------     ----------
                                      (17,580,110)     (1,206,633)    (28,240,225)    (2,821,979)
AMORTIZATION.....................       6,169,094         137,471       7,367,429        275,018
INTEREST AND FINANCING CHARGES...      13,237,374         147,245      13,378,351        182,037
                                      -----------      ----------     -----------     ----------
LOSS BEFORE INCOME TAXES.........     (36,986,578)     (1,491,349)    (48,986,005)    (3,279,034)
PROVISION FOR INCOME TAXES.......         322,460              --         387,545             --
                                      -----------      ----------     -----------     ----------
LOSS FOR THE PERIOD..............     (37,309,038)     (1,491,349)    (49,373,550)    (3,279,034)
DEFICIT -- BEGINNING OF PERIOD...     (25,146,221)     (4,902,242)    (13,081,709)    (3,114,557)
                                      -----------      ----------     -----------     ----------
DEFICIT -- END OF PERIOD.........     (62,455,259)     (6,393,591)    (62,455,259)    (6,393,591)
                                      ===========      ==========     ===========     ==========
LOSS PER SHARE (note 4)..........           (0.90)          (0.10)          (1.53)         (0.21)
                                      ===========      ==========     ===========     ==========

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

            INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                        (expressed in Canadian dollars)

                                                                SIX MONTHS ENDED MARCH 31,
                                                                ---------------------------
                                                                    2000            1999
                                                                -------------    ----------
                                                                      $              $
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the period.........................................      (49,373,550)   (3,279,034)
Items not affecting cash Amortization.......................        7,367,429       275,018
                                                                -------------    ----------
                                                                  (42,006,121)   (3,004,016)
                                                                -------------    ----------
Changes in non-cash working capital items
  Decrease (increase) in accounts receivable................      (11,209,580)      148,699
  Increase in prepaid expenses..............................       (4,495,356)      (47,037)
  Decrease in inventory.....................................          343,335            --
  Increase in accounts payable and accrued liabilities......       19,943,264     2,931,066
  Increase (decrease) in unearned revenue...................           (5,764)       17,374
                                                                -------------    ----------
                                                                    4,575,899     3,050,102
                                                                -------------    ----------
Cash flows used in operating activities.....................      (37,430,222)       46,086
                                                                -------------    ----------
FINANCING ACTIVITIES
Issuance of shares..........................................      396,291,059        78,000
Repayment of long-term debt.................................         (310,525)     (105,836)
Proceeds from long-term debt................................      717,754,845     4,899,616
Proceeds from issuance of warrants..........................       58,282,664            --
Issuance of loans to officers...............................       (5,115,222)           --
                                                                -------------    ----------
                                                                1,166,902,821     4,871,780
                                                                -------------    ----------
INVESTING ACTIVITIES
Purchase of property, plant and equipment...................      (38,270,243)   (4,706,767)
Increase in other assets....................................      (56,050,832)       (4,025)
Business acquisitions.......................................     (362,950,000)           --
                                                                -------------    ----------
                                                                 (457,271,075)   (4,710,792)
                                                                -------------    ----------
INCREASE IN CASH AND CASH EQUIVALENTS.......................      672,201,524       207,074
CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD............       59,851,461     2,476,445
                                                                -------------    ----------
CASH AND CASH EQUIVALENTS -- END OF PERIOD..................      732,052,985     2,683,519
                                                                =============    ==========

Additional cash flow disclosures (note 5)

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

          NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                            MARCH 31, 2000 AND 1999

                        (expressed in Canadian dollars)

1   OPERATIONS AND BASIS OF PRESENTATION

     The company markets and sells telecommunications services and related products over fiber optic infrastructure to small and medium-sized businesses in Canada. The company provides data, internet applications and voice services and derives revenue from network usage and access, equipment sales, co-location and consulting services and certain fiber optic leases.

     The company was considered a development stage company in prior years and for part of the current year. As a development stage company, the principal activities of the company included developing business plans, raising capital and debt financing and acquiring and developing telecommunication networks. The company's principal operations effectively began in the last quarter of fiscal 1999, when its Vancouver telecommunication networks and facilities were put into commercial service to provide customers with integrated services. In fiscal 1999, the company also completed various agreements with respect to financing and started developing telecommunication networks and facilities under a national expansion strategy.

     The company is a national facilities based provider of high speed data, internet application and voice services comprising a single operating segment. Substantially all of the company's assets are located in Canada and revenue is derived from services provided in Canada.

     These condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada which, in the case of the company, conform in all material respects with those in the United States, except as outlined in note 8.

     The information presented as at and for the interim periods ended March 31, 2000 is unaudited. These unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented; all such adjustments are of a normal recurring nature.

     These condensed consolidated financial statements should be read in conjunction with the company's consolidated financial statements for the years ended September 30, 1999, 1998 and 1997. The results of operations for the six months ended March 31, 2000 are not necessarily indicative of the results to be expected for the year ending September 30, 2000.

2   SIGNIFICANT TRANSACTIONS

     (a) Pursuant to an offering circular and purchase agreement which closed on February 1, 2000, the company issued 855,000 units, consisting of US$855 million (issued at a price of 52.651%) of 13.25% Senior Discount Notes due 2010 and 855,000 Warrants to Purchase 4,198,563 Class B non-voting shares. Gross proceeds amounted to US$450 million, equivalent to approximately $651 million. Expenses related to the offering amounted to approximately $20 million. Of the total proceeds amounting to $651 million, $592 million was allocated to the Senior Discount Notes and $58 million was allocated to the share purchase warrants.

     (b) On December 22, 1999, the company entered into an asset purchase and subscription agreement with Shaw Communications Inc. ("Shaw Communications") and Shaw FiberLink Ltd. ("Shaw FiberLink"). This transaction closed on February 16, 2000. Under the purchase agreement, the company purchased from Shaw FiberLink all of the property and

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                            MARCH 31, 2000 AND 1999

                        (expressed in Canadian dollars)

        assets of Shaw FiberLink used in connection with the high speed data and competitive access business. The assets purchased include equipment, computer hardware, fixed assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licences, broadband wireless licences, vehicles, intellectual property, permits, goodwill and certain other fiber assets. The company and Shaw FiberLink also entered into an indefeasible right to use agreement ("indefeasible right to use") which grants the company an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications for 60 years. In addition, the company will receive an indefeasible right to use fibers to be built over the next three years in mutually agreed regions. The company will also assume certain obligations related to permits, operational contracts, customer contracts, software licences and certain other obligations.

        The purchase consideration of $760 million consisted of $360 million in cash and 29,096,097 series B first preference shares of the company to provide Shaw Communications with a 27.1% fully diluted interest in the company at the date of the acquisition. The fair value of these shares was determined to be $400 million. Acquisition costs amounted to $12 million.

        Details of the assets and liabilities acquired at their fair value are as follows:

                                                                              $
                                                                         -----------
         Indefeasible Right to Use Agreement
           Property, plant and equipment representing indefeasible
              rights to use constructed fibers.......................    329,000,000
           Prepayment for indefeasible rights to use fibers to be
              constructed............................................    223,000,000
         Shaw FiberLink purchase
           Property, plant and equipment.............................    100,000,000
           Licence rights............................................     13,800,000
           Non-competition agreement.................................     15,000,000
           Goodwill..................................................    119,400,000
           Future income taxes.......................................    (28,200,000)
                                                                         -----------
                                                                         772,000,000
                                                                         ===========

        The prepayment of $223 million on property, plant and equipment represents the prepayment of an indefeasible right to use certain fibers to be built by Shaw Communications over the next three years. This amount is currently included in other assets.

        Included in property, plant and equipment is an amount of $22 million for an indefeasible right to use certain existing fibers located in New Brunswick, Canada commencing in 2003.

        Upon completion of the Initial Public Offering on March 9, 2000 (note 2(c)), the series B first preference shares issued to Shaw Communications were automatically converted into Class A voting shares of the company on a one-for-one basis.

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                            MARCH 31, 2000 AND 1999

                        (expressed in Canadian dollars)

     (c) Pursuant to an Initial Public Offering which closed on March 9, 2000, the company issued 18,000,000 Class B non-voting shares for aggregate cash proceeds of US$232.9 million, net of US$19.1 million in underwriting commissions and expenses of the offering. In addition, the underwriters exercised their option to purchase an additional 2,700,000 Class B non-voting shares for net proceeds of US$35.2 million to the company. Aggregate net proceeds of the Initial Public Offering amounted to $390.7 million expressed in Canadian dollars.

        Upon completion of the Initial Public Offering, 42,500,002 series A first preference shares were automatically converted into 31,500,000 Class A voting shares and 11,000,002 Class B non-voting shares on a one-for-one basis.

3   SHARE CAPITAL AND OTHER EQUITY ITEMS

     SHARE CAPITAL

     Authorized

        Common shares

             Unlimited number of convertible Class A voting and Class B non-voting common shares without par value

        Preferred

             50,000,000 Series A, convertible first preference shares without par value

             100,000,000 Series B, convertible first preference shares without par value

        Issued and outstanding

                                                                   MARCH 31,     SEPTEMBER 30,
                                                                     2000            1999
                                                                  -----------    -------------
                                                                       $               $
                                                                                   (AUDITED)
         Common shares
           79,484,575 (September 30, 1999 -- 18,261,149)
              Class A voting shares...........................    463,977,323     12,573,300
           36,098,571 (September 30,1999 -- 41,148,569)
              Class B non-voting shares.......................    420,149,924      5,026,015
         Preferred shares
           Nil (September 30, 1999 -- 41,500,002) Series A,
              first preference shares.........................             --     67,280,541
                                                                  -----------     ----------
                                                                  884,127,247     84,879,856
         Warrants (note 2(a)).................................     58,282,664             --
         Additional paid-in capital...........................        255,375        255,375
         Loans to officers....................................     (5,115,222)            --
         Shares to be issued..................................             --      1,875,000
                                                                  -----------     ----------
                                                                  937,550,064     87,010,231
                                                                  ===========     ==========

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                            MARCH 31, 2000 AND 1999

                        (expressed in Canadian dollars)

4   LOSS PER SHARE

     Loss per share has been calculated using the weighted average number of common shares outstanding for the periods presented. The weighted average number of common shares for the three months ended March 31, 2000 amounted to 41,506,186 and 1999 -- 15,330,642 (six months ended March 31, 2000 --
     32,184,134; 1999 -- 15,312,680) shares.

     Fully diluted loss per share has not been disclosed as it would be anti-dilutive.

5   ADDITIONAL CASH FLOW DISCLOSURES

     NON-CASH TRANSACTIONS

     Purchases of property, plant and equipment of $32,429,757 for the six months ended March 31, 2000 (six months ended March 31, 1999 -- $5,331,961) and purchase of other assets of $5,477,475 at March 31, 2000 (six months ended March 31, 1999 -- $8,668) were financed through long-term debt, notes payable and through accounts payable and accrued liabilities. Accordingly, these transactions are not reflected in the statements of cash flows.

6   RELATED PARTY TRANSACTIONS

     During the three months ended March 31, 2000, the company earned $1.7 million (1999 -- $nil) of revenues and incurred $0.4 (1999 -- $nil) of administrative expenses in respect of transitional processing fees on the Shaw FiberLink operations from a minority shareholder. The company has also engaged this related company to process certain cash disbursements on its behalf. Included in accounts receivable is $1.7 (1999 -- $nil) receivable from this customer and in accounts payable and accrued liabilities is $10.0 million (1999 -- $nil) payable as at March 31, 2000 to this related company.

7   SUBSEQUENT EVENTS

     (a) On March 27, 2000, the company entered into an asset purchase agreement with Moffat Communications Limited ("Moffat Communications"). This transaction closed on April 27, 2000. Under the purchase agreement, the company purchased from Moffat Communications all the property and assets used in connection with the fiber optic business telecom operations. The assets purchased include equipment, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licences, intellectual property, permits, accounts receivable, prepaid expenses and certain other assets. The company and Moffat Communications also entered into an indefeasible right to use agreement ("indefeasible right to use") which granted the company an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Moffat Communications for 30 years. The company also assumed certain liabilities related to permits, operational contracts, customer contracts, software licences and certain other obligations.

       The purchase consideration consisted of $68 million in cash and 1,667,000 Class B non-voting shares of the company. At April 27, 2000, the closing date of this transaction, these shares had an aggregate value of approximately $35 million. Acquisition costs are estimated to be $3 million.

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                            MARCH 31, 2000 AND 1999

                        (expressed in Canadian dollars)

     (b) On March 23, 2000, the company entered into a multiple element agreement with 360networks Inc. Pursuant to this transaction, which is expected to close in May 2000, the company will:

        (i) acquire diverse route fiber optic capacity under a long-term lease arrangement giving the company exclusive telecommunication rights on certain specific wavelengths;

        (ii) purchase certain dark fibers to be constructed along Canadian route paths;

        (iii) be granted an indefeasible right to use certain dark fibers to be constructed along United States route paths;

        (iv) acquire options to purchase additional segments of fibers on similar terms; and

        (v)   acquire an equity interest in 360networks Inc.

       The aggregate value of the fiber optic capacity and routes acquired by the company amounts to approximately $352 million.

8   RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
    STATES

     The company's condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada, which, in the case of the company conform in all material respects with GAAP in the United States of America, except as outlined below:

(A) NET LOSS AND SHAREHOLDERS' EQUITY

     The following summary sets out the adjustments to the company's loss and shareholders' equity which would be made to conform to U.S. GAAP:

                                     THREE MONTHS ENDED MARCH 31    SIX MONTHS ENDED MARCH 31,
                                     ---------------------------    ---------------------------
                                         2000           1999            2000           1999
                                     ------------    -----------    ------------    -----------
                                          $               $              $               $
    Loss for the period in
      accordance with Canadian
      GAAP.......................    (37,309,038)    (1,491,349)    (49,373,550)    (3,279,034)
    Impact of U.S. accounting
      principles
      Deferred charges...........             --        (75,195)        (14,460)      (150,390)
      Stock based compensation
         (c).....................     (2,793,674)            --      (3,809,118)            --
      Deferred foreign exchange
         (d).....................      7,939,032             --       8,609,378             --
                                     -----------     ----------     -----------     ----------
      Loss and comprehensive loss
         for the period in
         accordance with U.S.
         GAAP....................    (32,163,680)    (1,566,544)    (44,587,750)    (3,429,424)
                                     ===========     ==========     ===========     ==========
    Loss per share in accordance
      with U.S. GAAP.............          (0.77)         (0.10)          (1.39)         (0.22)
                                     ===========     ==========     ===========     ==========

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                            MARCH 31, 2000 AND 1999

                        (expressed in Canadian dollars)

     The reconciliation of the change in shareholders' equity from Canadian to U.S. GAAP is as follows:

                                                                            AS AT
                                                                 ----------------------------
                                                                  MARCH 31,     SEPTEMBER 30,
                                                                    2000            1999
                                                                 -----------    -------------
                                                                                      $
                                                                      $           (AUDITED)
    Shareholders' equity in accordance with Canadian GAAP....    875,094,805     73,928,522
    Deferred charges.........................................       (417,000)      (402,540)
    Cumulative stock-based compensation expense(c)...........     (4,926,732)    (1,117,614)
    Deferred stock based compensation expense................    (42,079,014)      (287,176)
    Net change in stock options..............................     47,005,746      1,404,790
    Deferred foreign exchange(d).............................      8,597,522        (11,856)
                                                                 -----------     ----------
    Shareholders' equity in accordance with U.S. GAAP........    883,275,327     73,514,126
                                                                 ===========     ==========

(B) CONDENSED CONSOLIDATED BALANCE SHEETS

     The following table indicates the restated amounts for the items in the consolidated balance sheets of the company that would be affected had the financial statements been prepared in accordance with U.S. GAAP:

                                                                            AS AT
                                                                 ----------------------------
                                                                  MARCH 31,     SEPTEMBER 30,
                                                                    2000            1999
                                                                 -----------    -------------
                                                                                      $
                                                                      $           (AUDITED)
    Other assets.............................................    311,595,257        877,258
    Deferred stock-based compensation expense(c).............     42,079,014       (287,176)
    Share capital............................................    884,788,360     85,479,556
    Additional paid-in capital...............................        337,215        337,215
    Stock options outstanding(c).............................     46,262,793        723,250
    Deficit..................................................     59,201,469     14,613,719

(C) STOCK-BASED COMPENSATION

     For U.S. GAAP, the company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". This method recognizes compensation cost as the amount by which the fair value of the stock exceeds the exercise price at the date of grant. The compensation cost is recognized over the vesting period. For U.S. GAAP, the compensation cost not yet recognized is presented as a deferred stock-based compensation charge, with a corresponding amount included in stock options outstanding, both of which form part of shareholders' equity. For Canadian GAAP, stock-based compensation expense is not recorded in the accounts of the Company.

     Had the company determined compensation costs based on fair value at the date of grant for its awards under a method prescribed by Statement of Financial Accounting Standards

                             GT GROUP TELECOM INC.

                                  (UNAUDITED)
                            MARCH 31, 2000 AND 1999

                        (expressed in Canadian dollars)

     (SFAS) No. 123, "Accounting for Stock-Based Compensation" the company's loss and loss per share would be as follows:

                                                          THREE MONTHS ENDED    SIX MONTHS ENDED
                                                            MARCH 31, 2000       MARCH 31, 1999
                                                          ------------------    ----------------
    Loss in accordance with U.S. GAAP.................       (32,163,680)         (44,587,750)
    Additional compensation expense...................          (365,687)            (470,352)
                                                             -----------          -----------
    Pro forma net loss................................       (32,529,367)         (45,058,102)
                                                             -----------          -----------
    Pro forma loss per share..........................             (0.78)               (0.14)
                                                             -----------          -----------

     The pro-forma compensation expense reflected above has been estimated using the Black Scholes option-pricing model. Assumptions used in the pricing model included: (i) risk free interest rate of between 4.10% -- 6.44%; (ii) expected volatility of nil; (iii) expected dividend yield of nil; and (iv) an estimated average life of 2.67 years.

     A summary of stock options outstanding at March 31, 2000 is set out below:

                         OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
               ---------------------------------------------   --------------------------
                              WEIGHTED-
                               AVERAGE          WEIGHTED-                    WEIGHTED-
    EXERCISE                  REMAINING          AVERAGE                      AVERAGE
     PRICE      NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
    --------   ---------   ----------------   --------------   ---------   --------------
       $                                            $                            $
      0.50        97,827      0.79 years           0.50           97,827        0.50
      1.00        37,500      0.58 years           1.00           37,500        1.00
      1.25       914,873      3.10 years           1.25          706,224        1.25
      1.50     1,065,056      4.17 years           1.50          625,694        1.50
      1.875      369,894      3.55 years           1.875         232,496        1.875
      3.00     2,040,099      4.44 years           3.0           263,172        3.00
      8.00     1,942,529      4.88 years           8.00           81,219        8.00
     20.40       167,200      4.96 years          20.40           13,933       20.40
               ---------      ----------         -------       ---------      -------
               6,634,978      4.23 years         $ 4.31        2,058,065      $ 1.97
               =========      ==========         =======       =========      =======

(D) DEFERRED FOREIGN EXCHANGE

     U.S. GAAP requires immediate recognition in income of unrealized foreign currency exchange gains and losses on long-term monetary items with a fixed or ascertainable life whereas Canadian GAAP requires that these unrealized gains and losses be deferred and amortized over the remaining term of the long-term monetary items.

(E) RECENT ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative and hedging activities related to those instruments as well as other hedging activities. The company has not assessed the impact on its financial position, results of operations or cash flows of adopting SFAS No. 133. The company will be required to implement SFAS No. 133 for its fiscal year ended September 30, 2001.

                             GT GROUP TELECOM INC.

                          CONSOLIDATED BALANCE SHEETS

                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                                          SEPTEMBER 30,
                                                              DECEMBER 31,   ---------------------------------------
                                                                  1999           1999          1998          1997
                                                              ------------   ------------   -----------   ----------
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................  $29,347,816    $ 59,851,461   $ 2,476,445   $   60,925
Accounts receivable (note 3)................................    5,779,510       3,783,557     1,102,967      380,198
Prepaid expenses............................................    2,074,373         526,270        26,354       25,197
Inventory...................................................      544,590         544,590            --           --
                                                              ------------   ------------   -----------   ----------
                                                               37,746,289      64,705,878     3,605,766      466,320
PROPERTY, PLANT AND EQUIPMENT (note 4)......................  108,009,250      73,816,711    10,555,202      481,021
GOODWILL (note 5)...........................................    3,105,443              --            --       32,822
OTHER ASSETS (note 6).......................................   11,796,529       1,291,654       206,667       41,968
                                                              ------------   ------------   -----------   ----------
                                                              $160,657,511   $139,814,243   $14,367,635   $1,022,131
                                                              ============   ============   ===========   ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities (note 7)...........  $34,962,840    $ 14,926,086   $ 2,914,867   $  599,523
Vendor payable (note 8).....................................           --              --     4,702,260           --
Unearned revenue (note 9)...................................      676,185         655,605        73,159       34,257
Current portion of long-term debt (note 10).................    3,746,098       1,253,358       114,743       57,000
                                                              ------------   ------------   -----------   ----------
                                                               39,385,123      16,835,049     7,805,029      690,780
LONG-TERM UNEARNED REVENUE (note 9).........................    1,356,250       1,493,750            --           --
LONG-TERM DEBT (note 10)....................................   57,027,723      47,556,922       775,636           --
                                                              ------------   ------------   -----------   ----------
                                                              $97,769,096    $ 65,885,721   $ 8,580,665   $  690,780
                                                              ------------   ------------   -----------   ----------
SHAREHOLDERS' EQUITY
SHARE CAPITAL (note 11)
Authorized
  Common shares
    Unlimited number of convertible Class A voting and Class
      B non-voting common shares without par value
  Preferred
    50,000,000 Series A convertible first preference shares
      without par value
Issued and outstanding
  Common shares
    18,609,935 Class A voting shares (September 30, 1999 --
      18,261,149; 1998 -- 15,288,420; 1997 -- 7,095,132)....  $13,597,705    $ 12,573,300   $ 8,646,152   $  836,135
    4,148,569 Class B non-voting shares.....................    5,026,015       5,026,015            --           --
  Preferred shares
    42,500,002 Series A first preference shares (September
      30, 1999 -- 41,500,002)...............................   69,155,541      67,280,541            --           --
                                                              ------------   ------------   -----------   ----------
                                                               87,779,261      84,879,856     8,646,152      836,135
ADDITIONAL PAID-IN CAPITAL (note 11)........................      255,375         255,375       255,375      171,100
SHARES TO BE ISSUED (note 11)...............................           --       1,875,000            --           --
DEFICIT.....................................................  (25,146,221)    (13,081,709)   (3,114,557)    (675,884)
                                                              ------------   ------------   -----------   ----------
                                                               62,888,415      73,928,522     5,786,970      331,351
                                                              ------------   ------------   -----------   ----------
                                                              $160,657,511   $139,814,243   $14,367,635   $1,022,131
                                                              ============   ============   ===========   ==========
COMMITMENTS AND CONTINGENCIES (note 16)
SUBSEQUENT EVENTS (note 20)

On behalf of the Board:

           (Signed) JAMES G. MATKIN                     (Signed) DANIEL R. MILLIARD
                   Director                                       Director

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

                        (EXPRESSED IN CANADIAN DOLLARS)

                                         THREE MONTHS ENDED
                                            DECEMBER 31,                 YEAR ENDED SEPTEMBER 30,
                                     --------------------------   ---------------------------------------
                                         1999          1998           1999          1998          1997
                                     ------------   -----------   ------------   -----------   ----------
                                            (UNAUDITED)
REVENUE............................  $  2,266,566   $   372,388   $  2,705,432   $ 1,823,222   $2,051,122
COST OF SALES (EXCLUSIVE OF ITEMS
  SHOWN SEPARATELY BELOW)..........     2,137,527       248,584      1,808,475     1,131,249    1,436,986
                                     ------------   -----------   ------------   -----------   ----------
                                          129,039       123,804        896,957       691,973      614,136
                                     ------------   -----------   ------------   -----------   ----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.........................    10,863,343     1,790,689     10,218,799     3,038,126      988,933
                                     ------------   -----------   ------------   -----------   ----------
                                      (10,734,304)   (1,666,885)    (9,321,842)   (2,346,153)    (374,797)
AMORTIZATION.......................     1,124,145       137,547        852,539       254,578       55,146
INTEREST AND FINANCE ITEMS
Interest income....................      (579,780)      (14,032)      (920,399)      (58,052)          --
Interest on long-term debt.........       441,067        40,880        262,089       147,240           --
Finance charges....................        25,378         7,945        192,397            --           --
Foreign exchange loss (gain).......       254,313       (32,078)        93,684      (251,246)          --
                                     ------------   -----------   ------------   -----------   ----------
                                          140,978         2,715       (372,229)     (162,058)          --
                                     ------------   -----------   ------------   -----------   ----------
LOSS BEFORE INCOME TAXES...........   (11,999,427)   (1,807,147)    (9,802,152)   (2,438,673)    (429,943)
PROVISION FOR INCOME TAXES (note
  13)
Current............................        65,085         7,847        165,000            --           --
                                     ------------   -----------   ------------   -----------   ----------
LOSS FOR THE PERIOD................   (12,064,512)   (1,814,994)    (9,967,152)   (2,438,673)    (429,943)
DEFICIT -- BEGINNING OF PERIOD.....   (13,081,709)   (3,114,557)    (3,114,557)     (675,884)    (245,941)
                                     ------------   -----------   ------------   -----------   ----------
DEFICIT -- END OF PERIOD...........  $(25,146,221)  $(4,929,551)  $(13,081,709)  $(3,114,557)  $ (675,884)
                                     ============   ===========   ============   ===========   ==========
LOSS PER SHARE (note 12)...........  $      (0.54)  $     (0.12)  $      (0.56)  $     (0.26)  $    (0.05)
                                     ============   ===========   ============   ===========   ==========

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        (EXPRESSED IN CANADIAN DOLLARS)

                                                  THREE MONTHS ENDED
                                                     DECEMBER 31,                 YEAR ENDED SEPTEMBER 30,
                                              --------------------------   ---------------------------------------
                                                  1999          1998          1999           1998          1997
                                              ------------   -----------   -----------    -----------    ---------
                                                     (UNAUDITED)
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the period.........................  $(12,064,512)  $(1,814,994)  $(9,967,152)   $(2,438,673)   $(429,943)
Items not affecting cash
  Amortization..............................     1,124,145       137,547       852,539        254,578       55,146
  Additional paid-in capital................            --            --            --         84,275           --
  Shares issued for services rendered.......            --            --            --             --        7,080
  Shares issued for interest on convertible
    debentures..............................            --            --       171,345         62,425           --
                                              ------------   -----------   -----------    -----------    ---------
                                               (10,940,367)   (1,677,447)   (8,943,268)    (2,037,395)    (367,717)
                                              ------------   -----------   -----------    -----------    ---------
Changes in non-cash working capital items
  Decrease (increase) in accounts
    receivable..............................    (1,731,953)      472,888    (2,416,590)      (722,769)    (363,978)
  Increase in prepaid expenses..............    (1,548,103)      (72,699)     (499,916)        (1,157)     (24,598)
  Increase in inventory.....................            --            --      (544,590)            --           --
  Increase in accounts payable and accrued
    liabilities.............................     6,474,042       127,476     1,294,773      1,362,705      471,261
  Increase (decrease) in unearned revenue...      (116,920)        1,844     2,076,196         38,902       34,257
                                              ------------   -----------   -----------    -----------    ---------
                                                 3,077,066       529,509       (90,127)       677,681      116,942
                                              ------------   -----------   -----------    -----------    ---------
Cash flows used in operating activities.....    (7,863,301)   (1,147,938)   (9,033,395)    (1,359,714)    (250,775)
                                              ------------   -----------   -----------    -----------    ---------
FINANCING ACTIVITIES
Proceeds from issuance of convertible
  debentures................................            --     3,224,300     4,536,000      1,824,000      130,000
Issuance of shares for cash.................        14,976        31,000    71,889,120      6,418,529      665,259
Payment of share issuance costs.............          (569)           --      (362,761)      (494,937)     (23,604)
Repayment of notes payable..................      (150,222)      (92,897)     (114,749)       (61,621)      (3,000)
                                              ------------   -----------   -----------    -----------    ---------
                                                  (135,815)    3,162,403    75,947,610      7,685,971      768,655
                                              ------------   -----------   -----------    -----------    ---------
INVESTING ACTIVITIES
Purchase of property, plant and equipment
  for cash..................................   (18,939,595)     (888,171)   (8,452,984)    (3,737,522)    (455,001)
Increase in other assets....................      (854,934)      (43,337)   (1,086,215)      (173,215)      (6,970)
Cash paid for business acquisitions.........    (2,710,000)           --            --             --           --
                                              ------------   -----------   -----------    -----------    ---------
                                               (22,504,529)     (931,508)   (9,539,199)    (3,910,737)    (461,971)
                                              ------------   -----------   -----------    -----------    ---------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................   (30,503,645)    1,082,957    57,375,016      2,415,520       55,909
CASH AND CASH EQUIVALENTS -- BEGINNING OF
  PERIOD....................................    59,851,461     2,476,445     2,476,445         60,925        5,016
                                              ------------   -----------   -----------    -----------    ---------
CASH AND CASH EQUIVALENTS -- END OF PERIOD..  $ 29,347,816   $ 3,559,402   $59,851,461    $ 2,476,445    $  60,925
                                              ============   ===========   ===========    ===========    =========

Additional cash flow disclosures (note 17)

  The accompanying notes form an integral part of these consolidated financial statements.

                             GT GROUP TELECOM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  OPERATIONS AND BASIS OF PRESENTATION

     GT Group Telecom Inc. ("GT") was incorporated on April 12, 1996 under the Canada Business Corporations Act. GT and, through its wholly owned subsidiary GT Group Telecom Services Corp. ("Services") (collectively known as "the company") provides data, internet applications and voice services and derives revenues from network usage and access, equipment sales, co-location and consulting services and certain fiber optic leases. The company markets and sells telecommunications services and related products over fiber optic infrastructure to small and medium-sized businesses in Canada.

     During the year ended September 30, 1999, the company's former subsidiaries GT Grouptelecom Networks Inc. and Planet Right Communications Group Inc. were amalgamated with Services.

     The company was considered a development stage company in prior years and for part of the current year. As a development stage company, the principal activities of the company included developing business plans, raising capital and debt financing and acquiring and developing telecommunication networks. The company's principal operations effectively began in the last quarter of fiscal 1999, when its Vancouver telecommunication networks and facilities were put into commercial service to provide customers with integrated services which include voice telecommunication services in addition to the data and internet application services previously offered. In fiscal 1999, the company also completed various agreements with respect to financing and started developing telecommunication networks and facilities under a national expansion strategy.

     These consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada which, in the case of the company, conform in all material respects with those in the United States, except as outlined in note 22.

     The information presented as at and for the interim periods ended December 31, 1999 and 1998 is unaudited. These unaudited interim financial statements reflect all adjustments which are in the opinion of management necessary to a fair statement of the results for the interim periods presented; all such adjustments are of a normal recurring nature.

2.  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated on consolidation.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of three months or less. The short-term interest bearing securities are recorded at cost plus accrued interest earned, which approximates current market value.

REVENUE RECOGNITION

     Revenue from network usage and access is recognized when services are provided. Revenue from network equipment sales is recognized at the time the equipment is delivered and accepted by the customer. Revenue from consulting services and from co-locations, where the company provides a location and services for the customers' servers and telecommunication equipment, are recognized as services are rendered.

                             GT GROUP TELECOM INC.

     Unearned revenue is recorded for services billed in advance and is recognized as revenue in the period in which the services are provided.

     Income from operating leases of fiber optic facilities is recognized on a straight-line basis over the term of the lease.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided over their estimated useful lives on a straight-line basis at the following annual rates:

Buildings..............................................                                       7%
Furniture and fixtures.................................                                      20%
Computer equipment and software........................                                      33%
Telecommunication networks.............................                                5% to 20%
Leasehold improvements.................................   over the term of the leases (4-8 years)

     Telecommunication networks which are installed on rights of way granted by others include construction costs, costs of acquiring rights of way, interest costs and network design costs all of which are incurred in developing new networks or expanding existing networks. Amortization commences when the assets are available for use.

     Management reviews the carrying values of its property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing its review for recoverability, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized.

GOODWILL

     Goodwill represents the excess of the cost of business acquisitions over the fair value of the identifiable net assets acquired. Goodwill is amortized over its estimated useful life ranging from 3 to 20 years. The company reviews the carrying value of its goodwill to determine whether there has been a permanent impairment in value. The measurement of possible impairment is based primarily on the ability to recover the carrying value from expected future operating cash flows on an undiscounted basis.

LEASES

     Leases are classified as either capital or operating. Those leases that transfer substantially all the benefits and risks of ownership of the property to the company are accounted for as capital leases. Capital lease obligations reflect the present value of future lease payments discounted at appropriate interest rates.

     All other leases are accounted for as operating leases wherein rental payments are charged to income as incurred.

DEFERRED CHARGES

     Deferred charges include costs such as those incurred as a result of the registration of Services as a competitive local exchange carrier with the Canadian Radio-television and Telecommunications Commission ("CRTC") as well as amounts incurred relating to negotiations for rights of way and

                             GT GROUP TELECOM INC.

access. These amounts are amortized on a straight-line basis over a period of three to five years from the date commercial services become available.

     The company has deferred expenditures incurred in the set up of business operations. These amounts are being amortized on a straight-line basis over a period of three to five years from the date they are used in the business.

DEFERRED FINANCING CHARGES

     Financing costs incurred in connection with the issue of debt or share capital are deferred until completion or abandonment of the planned transaction. Costs relating to a debt issue are amortized over the term of the debt whereas costs relating to issue of shares are recorded as a reduction of share capital. Costs capitalized as deferred financing charges relating to transactions that are abandoned are expensed in full.

INVENTORY

     Inventory which consists of computer equipment, is valued at the lower of cost, determined on a first-in first-out basis, and net realizable value.

FOREIGN CURRENCY TRANSLATION

     The company translates all foreign currency denominated monetary assets and liabilities at year-end exchange rates. Revenues and expenses are translated at the rates prevailing on the respective transaction dates. Exchange gains and losses resulting from movements in rates are reflected in net income in the year except for gains or losses relating to long-term monetary assets and liabilities which are deferred and amortized over the remaining term of the assets and liabilities.

INCOME TAXES

     The company uses the liability method of accounting for income taxes under which future tax assets and liabilities are recognized for differences between the financial statement carrying amounts of the existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted tax rates in effect in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. A valuation allowance is recorded to the extent there is uncertainty regarding utilization of future tax assets.

INTEREST EXPENSE

     Interest is expensed as incurred, except where it relates to the financing of major projects under construction where it is capitalized until the assets are available for use.

SEGMENTED INFORMATION

     The company is a national facilities-based provider of high-speed data, Internet application and voice services comprising a single operating segment. Substantially all of the company's assets are located in Canada and revenues are derived from services provided in Canada.

                             GT GROUP TELECOM INC.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  ACCOUNTS RECEIVABLE

                                                                     SEPTEMBER 30,
                                            DECEMBER 31,   ----------------------------------
                                                1999          1999         1998        1997
                                            ------------   ----------   ----------   --------
                                            (UNAUDITED)
Trade receivables.........................   $2,094,870    $1,191,895   $  331,871   $346,163
Goods and services tax receivable.........    3,781,418     2,140,107      573,928     11,985
Employee receivables and other............       76,490       486,805      212,293     22,050
Allowance for doubtful accounts...........     (173,268)      (35,250)     (15,125)        --
                                             ----------    ----------   ----------   --------
                                             $5,779,510    $3,783,557   $1,102,967   $380,198
                                             ==========    ==========   ==========   ========

4.  PROPERTY, PLANT AND EQUIPMENT

                                                         DECEMBER 31, 1999 (UNAUDITED)
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Land............................................  $    489,844     $       --     $    489,844
Buildings.......................................       887,019        101,235          785,784
Furniture and fixtures..........................     1,616,840        125,082        1,491,758
Computer equipment and software.................    15,261,255        519,820       14,741,435
Telecommunication networks......................    91,284,310      1,169,656       90,114,654
Leasehold improvements..........................       512,698        126,923          385,775
                                                  ------------     ----------     ------------
                                                  $110,051,966     $2,042,716     $108,009,250
                                                  ============     ==========     ============

                                                               SEPTEMBER 30, 1999
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Land............................................  $    489,844     $       --     $    489,844
Buildings.......................................       887,019         87,168          799,851
Furniture and fixtures..........................       877,424         56,038          821,386
Computer equipment and software.................     4,550,574        360,839        4,189,735
Telecommunication networks......................    67,637,759        476,125       67,161,634
Leasehold improvements..........................       452,397         98,136          354,261
                                                  ------------     ----------     ------------
                                                  $ 74,895,017     $1,078,306     $ 73,816,711
                                                  ============     ==========     ============

                             GT GROUP TELECOM INC.

                                                               SEPTEMBER 30, 1998
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Land............................................  $    489,844     $       --     $    489,844
Buildings.......................................       859,955         33,245          826,710
Furniture and fixtures..........................       129,412         23,710          105,702
Computer equipment and software.................     1,021,424         79,398          942,026
Telecommunication networks......................     7,872,884         96,115        7,776,769
Leasehold improvements..........................       431,393         17,242          414,151
                                                  ------------     ----------     ------------
                                                  $ 10,804,912     $  249,710     $ 10,555,202
                                                  ============     ==========     ============

                                                               SEPTEMBER 30, 1997
                                                  --------------------------------------------
                                                                  ACCUMULATED
                                                      COST        AMORTIZATION        NET
                                                  ------------    ------------    ------------
Furniture and fixtures..........................  $     41,536     $    7,605     $     33,931
Computer equipment and software.................        60,756         14,408           46,348
Telecommunication networks......................       391,826          9,100          382,726
Leasehold improvements..........................        23,373          5,357           18,016
                                                  ------------     ----------     ------------
                                                  $    517,491     $   36,470     $    481,021
                                                  ============     ==========     ============

     Included in telecommunication networks as at December 31, 1999 (unaudited) are costs of $77,454,221 (September 30, 1999 -- $39,571,949; 1998 -- $6,060,818;
1997 -- $50,988) relating to assets not yet available for use on which no amortization has been charged.

     Furniture and fixtures and computer equipment and software, as at December 31, 1999 (unaudited) include capital lease asset costs of $1,155,282 (September 30, 1999 -- $298,654) and $1,309,182 (September 30, 1999 -- $900,938)
respectively, and related accumulated amortization of $69,803 (September 30, 1999 -- $nil) and $125,185 (September 30, 1999 -- $nil).

     For the period ended December 31, 1999 (unaudited), interest and finance charges of $2,831,242 were capitalized on projects under construction (September 30, 1999 -- $1,588,204; 1998 -- $nil; 1997 -- $nil).

     The ultimate recoverability of the company's investment in property, plant and equipment is dependent upon, after an expected period of initial losses, achieving and maintaining profitability which is subject to risks and uncertainties relating to the market conditions, the competitive environment, technological changes, the Canadian telecommunications regulatory environment and the company's ability to obtain adequate financing to meet future capital expenditure requirements.

5.  GOODWILL

                                                                     SEPTEMBER 30,
                                           DECEMBER 31,    ---------------------------------
                                               1999           1999         1998       1997
                                           ------------    ----------    --------    -------
                                           (UNAUDITED)
Goodwill net of accumulated amortization
  and write downs of $201,356 (September
  30, 1999 -- $45,801; 1998 -- $45,801;
  1997 -- $12,979).......................  $ 3,105,443     $       --    $     --    $32,822
                                           ===========     ==========    ========    =======

                             GT GROUP TELECOM INC.

6.  OTHER ASSETS

                                                                     SEPTEMBER 30,
                                           DECEMBER 31,    ---------------------------------
                                               1999           1999         1998       1997
                                           ------------    ----------    --------    -------
                                           (UNAUDITED)
Deposits.................................  $   217,500     $  217,500    $ 37,782    $26,970
Deferred charges net of accumulated
  amortization of $36,397 (September 30,
  1999 -- $32,217; 1998 -- $19,133; 1997
  -- $10,617)............................      619,769        605,309     168,885     14,998
Deferred financing charges net of
  accumulated amortization of $nil.......   10,795,734        456,989          --         --
Deferred foreign exchange loss (gain) net
  of accumulated amortization of $25,697
  (September 30, 1999 -- $974; 1998 --
  $nil; 1997 -- $nil)....................     (658,490)        11,856          --         --
Deferred acquisition costs...............      822,016             --          --         --
                                           -----------     ----------    --------    -------
                                           $11,796,529     $1,291,654    $206,667    $41,968
                                           ===========     ==========    ========    =======

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                   SEPTEMBER 30,
                                       DECEMBER 31,    -------------------------------------
                                           1999           1999           1998         1997
                                       ------------    -----------    ----------    --------
                                       (UNAUDITED)
Trade accounts payable...............  $ 6,006,370     $ 2,016,701    $  812,741    $322,468
Accounts payable and accruals for
  purchases of property, plant and
  equipment..........................   12,264,159       9,354,947     1,776,121     129,384
Accrual for inventory purchases......      600,645         409,799            --          --
Accrual for financing charges........    9,014,262              --            --          --
Accrued vacation and bonuses.........    2,347,256       1,139,236       154,784     126,822
Capital tax, large corporations tax
  and other taxes payable............      906,183         622,394        12,928      19,273
Other accrued liabilities............    3,823,965       1,383,009       158,293       1,576
                                       -----------     -----------    ----------    --------
                                       $34,962,840     $14,926,086    $2,914,867    $599,523
                                       ===========     ===========    ==========    ========

8.  VENDOR PAYABLE

     The outstanding vendor payable balance of $4,702,260 represented an amount of US$3,070,965 at September 30, 1998 due in connection with equipment acquisitions and is included in the US$40 million credit facility entered into on May 28, 1999 (note 10(a)). The effective interest rate on the vendor payable was 9%.

                             GT GROUP TELECOM INC.

9.  UNEARNED REVENUE

     Unearned revenue includes amounts related to an operating lease arrangement entered into in April 1999, whereby the company is the lessor of 24 strands of dark fiber including rights of way. The company received an up-front fee for installation costs related to placement of fiber optic cable, building entrances and fiber optic cable connections to the lessee's existing cable facilities which is presented as unearned revenue and being recognized as income over the initial term of the lease. Under this contract, the company also receives annual payments for lease and rights of way which are being recognized as income in equal annual amounts. The lease period ends in April, 2009, however the lessee has the option to extend the lease for an additional ten years. Minimum lease payments receivable for the next five years and thereafter are as follows:

Year ending September 30,
  2000....................................................    $  500,000
  2001....................................................       500,000
  2002....................................................       500,000
  2003....................................................       500,000
  2004....................................................       250,000
Thereafter................................................     1,000,000

10.  LONG TERM DEBT

                                                                     SEPTEMBER 30,
                                             DECEMBER 31,   --------------------------------
                                                 1999          1999         1998      1997
                                             ------------   -----------   --------   -------
                                             (UNAUDITED)
Capital leases payable.....................  $ 2,224,061    $ 1,155,178   $     --   $    --
Vendor financing(a)........................   43,809,236     40,397,833         --        --
Vendor financing(b)........................   13,969,927      6,481,639         --        --
Note payable(a)............................           --             --         --    57,000
Note payable(b)............................      770,597        775,630    890,379        --
                                             -----------    -----------   --------   -------
                                              60,773,821     48,810,280    890,379    57,000
Less: Current portion......................    3,746,098      1,253,358    114,743    57,000
                                             -----------    -----------   --------   -------
                                             $57,027,723    $47,556,922   $775,636   $    --
                                             ===========    ===========   ========   =======

     Repayments of long-term debt in each of the next five years are as follows:

                                          DECEMBER 31, 1999             SEPTEMBER 30, 1999
                                     ---------------------------    ---------------------------
                                        VENDOR                         VENDOR
                                     FINANCING AND     CAPITAL      FINANCING AND     CAPITAL
                                     NOTES PAYABLE      LEASES      NOTES PAYABLE      LEASES
                                     -------------    ----------    -------------    ----------
                                             (UNAUDITED)
2000...............................   $ 3,018,321     $  837,872     $   942,263     $  395,202
2001...............................     6,062,869        784,558       3,616,639        439,627
2002...............................     6,198,348        640,323       3,872,020        490,729
2003...............................     5,200,497        173,015       3,872,020             --
2004...............................     2,206,941             --       2,020,123             --
Thereafter.........................    35,862,784             --      33,332,037             --
                                      -----------     ----------     -----------     ----------
                                       58,549,760      2,435,768      47,655,102      1,325,558
Less: Interest.....................            --       (211,707)             --       (170,380)
                                      -----------     ----------     -----------     ----------
                                      $58,549,760     $2,224,061     $47,655,102     $1,155,178
                                      ===========     ==========     ===========     ==========

                             GT GROUP TELECOM INC.

VENDOR FINANCING

     (a) On May 28, 1999, the company entered into a credit facility with a vendor pursuant to which the vendor has agreed to sell equipment to the company and to finance the company's purchase of engineering and construction services together with digital switches and related network software and equipment to a value of US$40 million. The balance of vendor financing at December 31, 1999 (unaudited) of $43,809,236 (denominated as US$30,119,796) and September 30, 1999 of $40,397,833 (denominated as US$27,415,668) is comprised of amounts payable to the vendor of $2,550,973 (September 30, 1999 -- $29,886,813), and additional amounts drawn on the vendor credit facility of $41,258,263 (September 30, 1999 -- $10,511,020).

     At the option of the company, the credit facility bears interest at either adjusted LIBOR plus an applicable margin, or "Alternate Base Rate" ("ABR"), which is defined as U.S. Prime Rate or U.S. Federal Funds Rate plus 0.5% plus an applicable margin. Depending on the ratio of consolidated total debt to annualized earnings before interest, taxes and amortization, the margin added to the ABR is between 3.00% and 3.75% and the margin added to the LIBOR Base is between 4.00% and 4.75%. The effective interest rate at December 31, 1999 (unaudited) is 10.59% (September 30, 1999 -- 10.19%) which is LIBOR rate of 5.84% (September 30, 1999 -- 5.44%) plus 4.75% margin.

     The credit facility is repayable over 7 1/2 years with interest only payments for the initial two years. At the end of the second year, the principal is repayable quarterly at the rate of 1.25% of the amount outstanding until the end of year seven. Between the end of year seven and the expiry of the credit facility in 2006, the principal is repayable quarterly at the rate of 37.5% of the outstanding amount. In addition, a commitment fee of 0.375% per annum is payable on the undrawn portion of the credit facility. For the period ended December 31, 1999 (unaudited) the interest cost related to the vendor financing was $670,501 (US$456,123) (September 30, 1999 -- $706,038 (US$478,607)).

     The credit facility is collateralized by a first charge over present and future assets of the company.

     The credit facility agreement contains certain covenants that restrict the ability of the company and its subsidiaries to incur additional indebtedness and issue certain preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the company or its subsidiaries, issue or sell equity interests of the company's subsidiaries or enter into certain mergers and consolidations.

     (b) On July 27, 1999 the company entered into an agreement for a US$15 million credit facility with a vendor.

     The credit facility is available in tranches of US$9 million, US$1 million and US$5 million. The final payments on these facilities are due in 2003, 2001 and 2001 respectively. They are repayable in equal principal instalments plus 12% interest per annum on the last day of each quarter. In addition, a commitment fee of 0.5% per annum is payable on the undrawn portion of the credit facility. The loan is collateralized over present and future assets of the company purchased from this vendor.

     The credit facility agreement contains certain covenants which limit the payment of dividends, the redemption of shares and the incurrence of additional indebtedness or liens.

     The amount due to this vendor at December 31, 1999 (unaudited) was $13,969,927 (US$9,604,625) (September 30, 1999 -- $6,481,639 (US$4,399,639)).

                             GT GROUP TELECOM INC.

NOTES PAYABLE

     (a) During 1996, the company issued a note in connection with the purchase of a former subsidiary. The loan was non-interest bearing and had no repayment terms. The loan was repaid in 1997 and 1998.

     (b) In 1998, the company purchased land and a building for $900,000 which was financed substantially by a note payable to a vendor. The note bears interest at 10.5% per annum and is payable in monthly instalments of principal and interest of $8,308, a lump sum payment against principal of $100,000 on February 15, 1999, and the remaining balance on February 15, 2001. The land and building acquired have been pledged as collateral.

CAPITAL LEASES PAYABLE

     At December 31, 1999 (unaudited), capital leases are payable in equal monthly instalments of $65,379 (September 30, 1999 -- $36,635) including principal and interest at rates varying between 4.00 to 10.00%. The leases are collateralized by the underlying assets and expire in 2002 and 2003.

SENIOR BANK FACILITY

     On December 17, 1999, the company's subsidiary signed a commitment letter relating to a senior bank facility for an amount of $220 million to finance part of the acquisition of the business of Shaw FiberLink Ltd. (note 20(a)). The bank facility is comprised of a $120 million seven year revolving reducing term loan and a $100 million reducing term loan. The bank facility will be collateralized by a first ranking fixed and floating charge and security interest in all of the assets of the company's subsidiary. The parent company also has provided a guarantee, collateralized by the parent company's assets, including a pledge of its shares of the subsidiary. In addition, the bank facility is collateralized by the parent and subsidiary's present and future assets including telecommunications equipment, inventory, real property, owned or leased, used at a major switching and transmission node location, all interconnection agreements to the extent permitted by law, general intangibles, contract rights, indefeasible rights of use, points of presence and franchises and licenses.

     At the option of the company's subsidiary, the bank facility may be used as LIBOR loans denominated in U.S. dollars, bankers acceptances in Canadian dollars, U.S. Base rate loans in U.S. dollars and standby letters of credit in Canadian or U.S. dollars. Depending on the financial status of the company, the margins added to the applicable interest rates may vary from 2.0% to 4.5%.

ADDITIONAL VENDOR FINANCING

     On December 17, 1999, the company's subsidiary signed a commitment letter for a U.S.$315 million vendor facility to finance the purchase and installation of equipment and services. The vendor facility is available in tranches of U.S.$161 million and U.S.$154 million. The vendor retains the right to convert up to U.S.$140 million into a senior secured loan. The vendor facility becomes available upon receipt by the company of additional debt and equity commitments. The initial borrowings under this vendor facility must be used to repay amounts outstanding under the existing credit facility with this vendor (see note 10(a)).

     The vendor facility will be repayable over 8 1/2 years with quarterly principal repayment at the rate of 1.25% of the amount outstanding, starting in 2003 until the end of year eight. For the last two quarters in 2008, the principal is repayable quarterly at the rate of 37.5% of the outstanding amount.

                             GT GROUP TELECOM INC.

Any amounts converted into a senior secured loan payable is subject to limited amortization, with the balance to be repaid at maturity.

     The vendor facility bears interest at rates of 2.0% to 4.5% over the United States bank prime rate or over LIBOR based on the company's financial status.

     In addition, a commitment fee varying between 0.75% and 1.50% depending on the level of utilization of the vendor facility is payable on the undrawn portion.

11.  SHARE CAPITAL

Authorized

  Common

          Unlimited number of Class A voting shares without nominal or par value, each Class A share has one vote; unlimited number of Class B non-voting shares without nominal or par value. Other than with respect to voting rights and conversion rights, the two classes of common shares have identical rights. Each Class B non-voting share may, under certain limited circumstances at the option of the holder, be converted into one Class A voting share. The holders of Class A and B shares are entitled to receive dividends as determined by the Board of Directors, subject to the rights of the holders of the preferred shares. The holders of Class A and B shares are also entitled to participate equally in the event of liquidation of the company, subject to the rights of the holders of the preferred shares.

  Preferred

          Unlimited number of non-voting first and second preference shares without nominal or par value. The first and second preference shares may be issued in one or more series. Each share is convertible at the option of the holder into either Class A voting shares or Class B non-voting shares depending on foreign ownership restrictions then in place and automatically upon an initial public offering of such shares, initially on a one-for-one basis to May 7, 2000, with a compound increase of 10%, subject to adjustment. The Board of Directors of the company may fix the number of shares in each series and designate rights, privileges, restriction, conditions and other provisions. The first and second preference shares shall be entitled to preference over any other shares of the company with respect to the payment of dividends and in the event of liquidation of the company.

          On May 7, 1999, the first preference shares, Series A first preference shares were created. In addition to the rights and privileges of the first preference shares described above, the Series A first preference shares have a liquidation value equal to the price paid for the share plus a compound annual rate of return of 10% and have anti-dilutive provisions protecting their conversion into Class A voting shares or Class B non-voting shares. At December 31, 1999 (unaudited) and September 30, 1999, there were 50,000,000 authorized Series A first preference shares.

                             GT GROUP TELECOM INC.

  Issued

                                       NUMBER OF      NUMBER OF         NUMBER OF
                                        CLASS A        CLASS B           SERIES A
                                         VOTING       NON-VOTING     FIRST PREFERENCE
                                         SHARES         SHARES            SHARES           AMOUNT
                                       ----------    ------------    ----------------    -----------
Balance as at September 30, 1996.....   5,175,500            --                 --       $   228,500
  Class A voting shares issued for
     cash............................     154,000            --                 --           136,250
  Share re-organization (b)..........   5,329,500            --                 --                --
  Less cancelled shares (b)..........  (5,000,000)           --                 --          (171,100)
  Class A voting shares issued for                                              --
     Cash............................   1,661,781            --                 --           352,448
     Upon exercise of options
       relating to warrants (c)......     310,000            --                 --            77,500
     Upon exercise of options........      79,737            --                 --            39,868
     Upon exercise of warrants (c)...     144,385            --                 --            72,193
     Upon conversion of debentures
       (c)...........................     520,000            --                 --           130,000
     For services rendered...........      20,229            --                 --             7,080
     Shares redeemed and cancelled...  (1,300,000)           --                 --           (13,000)
     Share issuance costs............          --            --                 --           (23,604)
                                       ----------     ---------         ----------       -----------
Balance as at September 30, 1997.....   7,095,132            --                 --       $   836,135
  Class A voting shares issued for
     Cash............................   4,880,629            --                 --         6,082,677
     Upon exercise of options........     822,167            --                 --           331,902
     Upon exercise of warrants.......       7,900            --                 --             3,950
     Upon conversion of debentures
       (c)...........................   2,482,592            --                 --         1,886,425
     Share issuance costs............          --            --                 --          (494,937)
                                       ----------     ---------         ----------       -----------
Balance at September 30, 1998........  15,288,420            --                 --       $ 8,646,152
  Class A voting shares issued for
     Cash............................   2,004,322            --                 --         3,480,241
     Upon exercise of options........     630,000            --                 --            70,000
     Upon conversion of debentures
       (c)...........................     338,407            --                 --           423,010
     Share issuance costs............          --            --                 --           (46,103)
  Series A first preference shares
     issued for
     Cash (d)........................          --            --         27,666,667        41,500,000
     Upon exercise of options (d)....          --            --         13,833,335        25,937,503
     Share issuance costs............          --            --                 --          (156,962)
  Class B non-voting shares issued
     for
     Cash............................          --       721,101                 --           901,376
     Upon conversion of debentures
       (c)...........................          --     3,427,468                 --         4,284,335
     Share issuance costs............          --            --                 --          (159,696)
                                       ----------     ---------         ----------       -----------
Balance at September 30, 1999........  18,261,149     4,148,569         41,500,002       $84,879,856
  Class A voting shares issued for
     Purchase of businesses (note
       19)...........................     336,666            --                 --         1,009,998
     Upon exercise of options........      12,120            --                 --            14,976
     Share issuance costs............          --            --                 --              (569)
  Series A first preference shares
     issued for
     Acquisition of rights of way
       (g)...........................          --            --          1,000,000         1,875,000
                                       ----------     ---------         ----------       -----------
Balance at December 31, 1999
  (unaudited)........................  18,609,935     4,148,569         42,500,002       $87,779,261
                                       ==========     =========         ==========       ===========

                             GT GROUP TELECOM INC.

(A) CHANGE IN AUTHORIZED AND ISSUED SHARES

     In September 1998, the company redesignated all authorized common shares, both issued and unissued, as Class A voting shares and increased authorized capital by creating an unlimited number of shares designated as Class B non-voting shares. This change in classification for issued shares has been presented retroactively in these financial statements.

(B) SHARE RE-ORGANIZATION

     On February 18, 1997, the company undertook a re-organization of shares held by shareholders of record at January 23, 1997. Under the re-organization, the company divided its existing issued common shares on the basis of two new shares for each existing share. The founding shareholders then returned their "founders" shares (5,000,000) for cancellation. As a result, the weighted average cost of these shares of $171,100 was transferred to additional paid-in capital.

(C) CONVERTIBLE DEBENTURES

  YEAR ENDED SEPTEMBER 30, 1999

     On December 15, 1998 and March 5, 1999, the company issued 12% convertible debentures totalling $4,536,000 due March 31, 2000. The debentures plus accrued interest could be converted by the company into fully-paid Series A first preference shares at a conversion price of $1.25 per preference share before July 1, 1999 ("Mandatory Conversion Period"). If the company did not exercise its right to convert the debentures into Series A first preference shares, each holder of debentures had the option to convert the debentures into fully paid Class A voting shares or Class B non-voting shares at a conversion price of $1.25 per share, in compliance with CRTC foreign ownership restrictions in effect at the time of conversion.

     On April 30, 1999, the company waived the condition that the debentures be converted to Series A first preference shares, and all debentures including accrued interest were converted into 338,407 Class A voting shares and 3,427,468 Class B non-voting shares.

  YEAR ENDED SEPTEMBER 30, 1998

     During the period from February 18, 1998 to March 17, 1998, the company issued 14% convertible debentures totalling $1,824,000 due in 2001 which were converted together with accrued interest, on the basis of one Class A voting share for each $.7692307 of indebtedness resulting in the issuance of 2,482,592 Class A voting shares in 1998.

  YEAR ENDED SEPTEMBER 30, 1997

     The company issued $130,000 of units comprised of convertible debt and share purchase warrants under agreements dated January 6, 1997 and January 9, 1997. Unitholders were entitled to convert into shares, principal owing at the rate of $0.50 per share, and share purchase warrants at a rate of two for every $1.00 invested. Unitholders were also granted the option to invest an additional amount of equity under the same conversion and share purchase warrant terms within 90 days of the last principal instalment. The effect of the share re-organization of February 18, 1997 was to change the effective conversion price of the convertible debt to $0.25 per share.

     During the year ended September 30, 1997 all unitholders exercised their conversion right resulting in the issuance of 520,000 Class A voting shares and a number of unitholders exercised their options and warrants resulting in the issuance of 310,000 and 144,385 Class A voting shares

                             GT GROUP TELECOM INC.

respectively. There was no effect on the exercise price contained in the convertible debt share purchase warrants.

(D) PREFERENCE SHARE PURCHASE OPTIONS

     On May 7, 1999, the company issued 27,666,667 units to a group of institutional shareholders at $1.50 per unit. Each unit consisted of one Series A first preference share and an option to purchase half of one Series A first preference share at a share price of $1.875 until August 10, 1999 and at $2.25 until November 10, 1999. At the year-end, all the options had been exercised, resulting in the issuance of 13,833,335 Series A first preference shares.

(E) COMMON SHARE OPTIONS AND WARRANTS

     From time to time, the company grants incentive stock options to officers, directors, and employees of the company. These options are subject to early call by the company to comply with regulatory requirements upon the filing of a preliminary prospectus to complete an initial public offering.

  OPTIONS

     At December 31, 1999 (unaudited), there were 3,728,094 (September 30, 1999 -- 2,161,842) options to purchase Class A voting shares and 2,950,000 (September 30, 1999 -- 2,300,000) options to purchase Class B non-voting shares outstanding. These options expire between March 1, 2000 and December 16, 2004.

     Option activity for each of the years is as follows:

                                                                      SEPTEMBER 30,
                                             DECEMBER 31,   ---------------------------------
                                                 1999         1999        1998        1997
                                             ------------   ---------   ---------   ---------
                                             (UNAUDITED)
Outstanding -- Beginning of period.........   4,461,842     1,854,978   1,311,263     145,000
Granted
  Class A voting shares at a weighted
     average price of $2.86 per share
     (September 30, 1999 -- $1.34; 1998 --
     $0.44; 1997 -- $0.50).................   1,610,800     1,658,228   1,690,792   1,646,000
  Class B non-voting shares at a weighted
     average price of $3.00 per share
     (September 30, 1999 -- $2.04; 1998 --
     nil; 1997 -- nil).....................     650,000     2,300,000          --          --
Class A voting shares:
  Exercised at a weighted average price of
     $1.24 per share (September 30, 1999 --
     $0.11; 1998 -- $0.40; 1997 --
     $0.50)................................     (12,120)     (630,000)   (822,167)    (79,737)
  Expired..................................          --      (682,003)    (24,910)         --
  Cancelled................................     (32,428)      (39,361)   (300,000)   (400,000)
                                              ---------     ---------   ---------   ---------
Outstanding -- End of period...............   6,678,094     4,461,842   1,854,978   1,311,263
                                              =========     =========   =========   =========
Exercisable -- End of period
  Class A voting shares....................   1,861,739     1,726,564   1,854,978   1,311,263
  Class B non-voting shares................   1,940,972     1,883,333          --          --
                                              ---------     ---------   ---------   ---------
Total......................................   3,802,711     3,609,897   1,854,978   1,311,263
                                              =========     =========   =========   =========

                             GT GROUP TELECOM INC.

     Certain of the options granted in 1999 vest over a period of 36 months. Other options vest on the date of the grant with some of the shares underlying the options vesting over a period of 36 months.

  WARRANTS

     Warrant activity for each of the years is as follows:

                                                                             SEPTEMBER 30,
                                                  DECEMBER 31,     ---------------------------------
                                                      1999           1999        1998         1997
                                                  ------------     --------     -------     --------
                                                  (UNAUDITED)
Outstanding -- Beginning of period.............     100,000         415,000     270,615           --
Granted at a weighted average price of $nil per
  share (September 30, 1999 -- $nil; 1998 --
  $0.50; 1997 -- $0.50)........................          --              --     152,285      415,000
Exercised at a weighted average price of $nil
  per share (September 30, 1999 -- $nil; 1998
  -- $0.50; 1997 -- $0.50).....................          --              --      (7,900)    (144,385)
Expired........................................          --        (313,311)         --           --
Cancelled......................................          --          (1,689)         --           --
                                                    -------        --------     -------     --------
Outstanding -- End of period...................     100,000         100,000     415,000      270,615
                                                    =======        ========     =======     ========

     The warrants vested on the date of grant and are exercisable on Class A voting shares and expire on November 30, 2000.

(F) ADDITIONAL PAID-IN CAPITAL

     During the year ended September 30, 1998, the company granted stock options to certain employees who were also directors in lieu of compensation payable at September 30, 1997. An amount of $84,275 in compensation payable forgiven has been recorded as additional paid-in capital.

(G) SHARES TO BE ISSUED

     At September 30, 1999, 1,000,000 Series A first preference shares at $1.875 per share remained to be issued in connection with the acquisition of rights of way in August 1999. These were issued in December 1999.

12.  LOSS PER SHARE

     Loss per share has been calculated using the weighted average number of common shares outstanding for the years after giving retroactive effect to the share reorganization (note 11(b)) on February 18, 1997. The weighted average number of common shares for the periods ended December 31, 1999 (unaudited) amounted to 22,473,692 and December 31, 1998 (unaudited) amounted to 15,341,753 (September 30, 1999 -- 17,859,352; 1998 -- 9,541,861; 1997 -- 8,024,006) shares.

     Fully diluted loss per share has not been disclosed as it would be anti-dilutive.

                             GT GROUP TELECOM INC.

13.  INCOME TAXES

     The tax effects of temporary differences that give rise to future income tax assets and liabilities are as follows:

                                                          YEAR ENDED SEPTEMBER 30,
                                   DECEMBER 31,    ---------------------------------------
                                       1999           1999           1998          1997
                                   ------------    -----------    -----------    ---------
                                   (UNAUDITED)
Future income tax assets
  Accounts receivable............  $     52,000    $        --    $        --    $      --
  Property, plant and
     equipment...................       192,000         27,000             --           --
  Deferred charges...............            --         63,000         12,000        9,000
  Debt and share issue costs.....        86,000        257,000        222,000       11,000
  Operating loss carryforwards...    11,281,000      5,709,000      1,488,000      298,000
                                   ------------    -----------    -----------    ---------
                                     11,611,000      6,056,000      1,722,000      318,000
Future income tax liabilities
  Deferred charges...............      (122,000)            --             --           --
  Property, plant and
     equipment...................            --             --        (79,000)     (30,000)
                                   ------------    -----------    -----------    ---------
                                     11,489,000      6,056,000      1,643,000      288,000
Less: Valuation allowance........   (11,489,000)    (6,056,000)    (1,643,000)    (288,000)
                                   ------------    -----------    -----------    ---------
                                   $         --    $        --    $        --    $      --
                                   ============    ===========    ===========    =========

     Management has recorded a valuation allowance for the net amount of future income tax assets.

     The company has non-capital losses available to reduce taxable income in future years. These losses expire as follows:

Year ending September 30,
  2002.....................................................  $    11,000
  2003.....................................................      315,000
  2004.....................................................      522,000
  2005.....................................................    4,523,000
  2006.....................................................    7,764,000
Period ending December 31, (unaudited)
  2007.....................................................   11,604,000
                                                             -----------
                                                             $24,739,000
                                                             ===========

                             GT GROUP TELECOM INC.

     The income tax provision for the year differs from the amount obtained by applying the statutory Canadian federal and provincial income tax rates to loss before income taxes as follows:

                                                            YEAR ENDED SEPTEMBER 30,
                                     DECEMBER 31,    ---------------------------------------
                                         1999           1999           1998          1997
                                     ------------    -----------    -----------    ---------
                                     (UNAUDITED)
Statutory Canadian federal and
  provincial income tax rates......         45.6%           45.6%          45.6%        45.6%
                                     -----------     -----------    -----------    ---------
Income tax recovery based on the
  statutory rates..................  $(5,471,739)    $(4,469,781)   $(1,112,035)   $(196,054)
Differences from statutory rates
  relating to
  Tax effect of loss benefits which
     have not been recorded........    5,471,739       4,469,781      1,112,035      196,054
Large corporations tax.............       65,085         165,000             --           --
                                     -----------     -----------    -----------    ---------
                                     $    65,085     $   165,000    $        --    $      --
                                     ===========     ===========    ===========    =========

14.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

  FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

     The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and short-term vendor payable amounts approximate their carrying values due to the short-term nature of these instruments. At December 31, 1999 (unaudited) and September 30, 1999 and 1998, the carrying value of long-term debt approximates its fair value. The fair value of the long-term debt was calculated using discounted cash flow analysis.

  CREDIT RISK

     Financial instruments that potentially subject the company to a concentration of credit risk consist of cash and cash equivalents, and accounts receivable. The company's cash and cash equivalents are deposited with highly rated financial institutions. The company's accounts receivable are derived from revenue earned from customers located in Canada. The company performs ongoing credit evaluations on its customers' financial condition and, generally, requires no collateral from its customers. The company maintains an allowance for doubtful accounts receivable based upon expected collectibility of accounts receivable.

     For the period ended December 31, 1999 (unaudited), two customers of the company accounted for 50% (one customer accounted for 42% and a second customer accounted for 8%) of the company's revenue while for the period ended December 31, 1998 (unaudited), one customer accounted for 35% of the company's revenue. For the year ended September 30, 1999, three customers of the company accounted for approximately 48% of revenue (one customer accounted for 26%, a second customer accounted for 12% and a third customer accounted for 10%) and for the year ended September 30, 1998, two customers of the company accounted for approximately 55% (one customer accounted for 37% and a second customer accounted for 18%) of the company's revenue. For the year ended September 30, 1997 one customer of the company accounted for approximately 28% of the company's revenue.

                             GT GROUP TELECOM INC.

  INTEREST RATE AND FOREIGN CURRENCY RISK

     The following table summarizes the company's exposure to interest rate risk:

                                                        FIXED RATE
                                           FLOATING       WITHIN     FIXED RATE   NON-INTEREST
                                             RATE        ONE YEAR    1-5 YEARS      BEARING
                                          -----------   ----------   ----------   ------------
DECEMBER 31, 1999 (UNAUDITED)
  Financial assets
     Cash and cash equivalents
       Canadian dollars.................  $ 6,446,610    $     --    $       --   $        --
       U.S. dollars (US$15,745,071).....   22,901,206          --            --            --
       Other current assets.............           --          --            --     5,779,510
  Financial liabilities
     Other current liabilities
       Canadian dollars.................           --          --            --    33,858,864
       U.S. dollars (US$759,007)........           --          --            --     1,103,976
     Long-term debt
       Canadian dollars.................           --     752,542     2,242,116            --
       U.S. dollars (US$39,724,418).....   43,809,236   2,993,556    10,976,371            --
SEPTEMBER 30, 1999
  Financial assets
     Cash and cash equivalents
       Canadian dollars.................   39,794,095          --            --            --
       U.S. dollars (US$13,657,292).....   20,057,366          --            --            --
       Other current assets.............           --          --            --     3,783,557
  Financial liabilities
     Other current liabilities
       Canadian dollars.................           --          --            --     9,554,370
       U.S. dollars (US$3,660,454)......           --          --            --     5,371,716
     Long-term debt
       Canadian dollars.................           --     327,410     1,603,398            --
       U.S. dollars (US$31,815,047).....   40,397,833     925,948     5,555,691            --
SEPTEMBER 30, 1998
  Financial assets
     Cash and cash equivalents
       Canadian dollars.................    1,615,250          --            --            --
       U.S. dollars (US$562,429)........      861,195          --            --            --
     Other current assets...............           --          --            --     1,102,967
  Financial liabilities
     Other current liabilities
       Canadian dollars.................           --          --            --     2,035,571
       U.S. dollars (US$574,296)........           --          --            --       879,296
     Vendor payable (US$3,070,965)......    4,702,260          --            --            --
     Long-term debt.....................           --     114,743       775,636            --
SEPTEMBER 30, 1997
  Financial assets
     Cash and cash equivalents..........       60,925          --            --            --
     Other current assets...............           --          --            --       380,198
  Financial liabilities
     Note payable.......................           --          --            --        57,000
     Other current liabilities..........           --          --            --       599,523

                             GT GROUP TELECOM INC.

     The company is exposed to foreign currency fluctuations on its U.S. dollar denominated trade payables and long-term debt to the extent that these liabilities exceed the U.S. dollar cash and cash equivalents.

15.  FOREIGN EXCHANGE

     During the period ended December 31, 1999 (unaudited), the company realized a foreign exchange loss of $254,313 (December 31, 1998 (unaudited) -- gain of $32,078) on the translation of U.S. cash and cash equivalents and U.S. payables (September 30, 1999 -- $93,684; 1998 -- gain of $251,246; 1997 -- $nil) which has been recognized in the statement of operations.

16.  COMMITMENTS AND CONTINGENCIES

  CAPITAL EXPENDITURES

     The company has entered into a vendor financing agreement (note 10) to purchase and licence certain engineering and construction services together with digital switches and related network software and equipment from a supplier. At September 30, 1999 the minimum future purchase commitment is US$12.6 million over the next twenty months.

  LETTER OF CREDIT

     In October 1999, the company granted a letter of credit in favour of a network equipment supplier in the amount of $253,133.

  OPERATING LEASES

     The company has entered into operating leases for its premises, certain equipment and for rights of way. Minimum lease payments for the next five years and thereafter are as follows:

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1999            1999
                                                              ------------    -------------
                                                              (UNAUDITED)
2000........................................................  $ 4,825,646      $ 1,732,405
2001........................................................    4,779,316        1,985,362
2002........................................................    4,782,152        1,988,198
2003........................................................    4,025,660        1,992,588
2004........................................................    4,010,742        1,994,966
Thereafter..................................................   32,693,343       16,284,087

     The rent expense under operating leases for the following periods was as follows:

                                   THREE MONTHS ENDED
                                      DECEMBER 31,            YEAR ENDED SEPTEMBER 30,
                                   -------------------    --------------------------------
                                     1999       1998        1999        1998        1997
                                   --------    -------    --------    --------    --------
                                       (UNAUDITED)
Operating lease expense..........  $630,011    $45,804    $196,933    $165,150    $135,473

                             GT GROUP TELECOM INC.

17.  ADDITIONAL CASH FLOW DISCLOSURES

                                   THREE MONTHS ENDED
                                      DECEMBER 31,            YEAR ENDED SEPTEMBER 30,
                                   -------------------    --------------------------------
                                     1999       1998        1999        1998        1997
                                   --------    -------    --------    --------    --------
                                       (UNAUDITED)
Interest paid....................  $310,868    $21,832    $ 95,054    $ 53,000    $     --
Income taxes paid................        --         --          --          --          --

  NON-CASH TRANSACTIONS

     Purchases of property, plant and equipment of $15,252,944 for the period ended December 31, 1999 (unaudited) (September 30, 1999 -- $55,166,478; 1998 --
$6,549,899; 1997 -- $nil) and purchase of other assets of $9,649,941 at December 31, 1999 (unaudited) were financed through long-term debt, notes payable and through accounts payable and accrued liabilities. Accordingly, these transactions are not reflected in the Statements of Cash Flows.

18.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 dates are processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failures which could affect the company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

19.  BUSINESS ACQUISITIONS

(a) In October, 1999, the company entered into an agreement to purchase the assets of T1 Technologies Inc., a Calgary based telecommunications company. The total consideration is $410,000 and consists of $210,000 of cash and 66,666 Class A voting shares.

(b) In October, 1999, the company purchased the business and certain assets and liabilities of Single Source Ltd. and Single Source Communications Inc. which are companies in the business of reselling telecommunications services to customers in the Toronto region. The acquisition of the business' assets and liabilities are accounted for by the purchase method of accounting under which the assets and liabilities purchased are recorded at their fair values with the excess of the purchase price over the fair value of identifiable assets and liabilities acquired recorded as goodwill. The results of operations are included in the company's consolidated statement of operations from the date of acquisition.

     The consideration consisted of the following:

Purchase price
  Cash......................................................  $2,500,000
  Ascribed value of 270,000 Class A voting shares issued....     810,000
                                                              ----------
                                                              $3,310,000
                                                              ==========

                             GT GROUP TELECOM INC.

     Details of the assets and liabilities acquired at their fair value are as follows:

Accounts receivable.........................................  $  264,000
Equipment...................................................     435,000
Goodwill....................................................   2,851,000
Accounts payable............................................    (240,000)
                                                              ----------
                                                              $3,310,000
                                                              ==========

20.  SUBSEQUENT EVENTS

(a) On December 22, 1999, the company entered into an asset purchase and subscription agreement with Shaw Communications Inc. ("Shaw Communications") and Shaw FiberLink Ltd. ("Shaw FiberLink"). This transaction closed on February 16, 2000. Under the purchase agreement, the company purchased from Shaw FiberLink all of the property and assets of Shaw FiberLink used in connection with the high speed data and competitive access business. The assets purchased include equipment, computer hardware, fixed assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licenses, broadband wireless licenses, vehicles, intellectual property, permits, goodwill and certain other fiber assets. The company and Shaw FiberLink also entered into an Indefeasible Right to Use agreement ("indefeasible right to use") which grants the company an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications for 60 years. In addition, the company will receive an indefeasible right to use fibers to be built over the next three years in mutually agreed regions. The company will also assume certain obligations related to permits, operational contracts, customer contracts, software licenses and certain other obligations.

     The purchase consideration of $760 million consisted of $360 million in cash and sufficient series B first preference shares of the company to provide Shaw Communications with a 28.5% fully diluted interest in the company at the date the acquisition was consummated, subject to adjustments related to financing and employee options and warrants. Management's estimate of the fair value of these shares was $400 million. Acquisition costs amounted to $20 million.

     Details of the assets and liabilities acquired at their fair value are as follows:

INDEFEASIBLE RIGHT TO USE AGREEMENT:
Prepayment for indefeasible rights to use fibers to be
  constructed.............................................  $223,000,000
Property, plant and equipment representing indefeasible
  rights to use fibers....................................   329,000,000
SHAW FIBERLINK PURCHASE:
Property, plant and equipment.............................   100,000,000
Intangible assets.........................................    28,800,000
Goodwill..................................................   127,200,000
Future income taxes.......................................   (28,000,000)
                                                            ------------
                                                            $780,000,000
                                                            ============

     The prepayment of $223 million on property, plant and equipment represents the prepayment of an indefeasible right to use certain fibers to be built by Shaw Communications over the next three years. Included in property, plant and equipment is an amount of $22 million for an indefeasible right to use certain existing fibers located in New Brunswick, Canada, commencing in 2003.

                             GT GROUP TELECOM INC.

     The above noted allocated amounts are based upon the Company's preliminary estimates of fair values. The allocation of the purchase price may be revised when additional information is obtained.

(b) Pursuant to an Offering Circular and Purchase Agreement which closed on February 1, 2000, the company issued 855,000 Units, consisting of U.S.$855 million (issued at a price of 52.651%) of 13.25% Senior Discount Notes Due 2010 and 855,000 Warrants to Purchase 4,198,563 Class B non-voting shares. Gross proceeds amounted to U.S.$450.2 million, equivalent to approximately $651 million. Expenses related to the offering amounted to approximately $22.5 million.

21.  PRIOR YEAR COMPARATIVE AMOUNTS

     Certain prior years comparative numbers have been reclassified to conform to the current year's presentation.

22. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

     The company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada, which, in the case of the company conform in all material respects with GAAP in the United States of America, except as outlined below:

  (A) NET LOSS AND SHAREHOLDERS' EQUITY

          The following summary sets out the adjustments to the company's loss and shareholders' equity which would be made to conform to U.S. GAAP:

                                         THREE MONTHS ENDED
                                            DECEMBER 31,                  YEAR ENDED SEPTEMBER 30,
                                     ---------------------------   --------------------------------------
                                         1999           1998           1999          1998         1997
                                     ------------   ------------   ------------   -----------   ---------
                                             (UNAUDITED)
    Loss for the period in
      accordance with Canadian
      GAAP.........................  $(12,064,512)  $(1,814,994)   $ (9,967,152)  $(2,438,673)  $(429,943)
    Impact of U.S. accounting
      principles
      Deferred charges(c)..........       (14,460)      (12,648)       (300,780)      (86,762)      8,475
      Stock-based compensation(d)..    (1,015,444)           --         (56,017)   (1,056,597)     (5,000)
      Deferred foreign
        exchange(e)................       670,346            --         (11,856)           --          --
                                     ------------   -----------    ------------   -----------   ---------
    Loss and comprehensive loss for
      the period in accordance with
      U.S. GAAP....................  $(12,424,070)  $(1,827,642)   $(10,335,805)  $(3,582,032)  $(426,468)
                                     ============   ===========    ============   ===========   =========
    Loss per share in accordance
      with U.S. GAAP...............  $      (0.55)  $     (0.12)   $      (0.58)  $     (0.38)  $   (0.05)
                                     ============   ===========    ============   ===========   =========

                             GT GROUP TELECOM INC.

          The reconciliation of the change in shareholders' equity from Canadian to U.S. GAAP is as follows:

                                                                 SEPTEMBER 30,
                                     DECEMBER 31,    --------------------------------------
                                         1999           1999           1998          1997
                                     ------------    -----------    -----------    --------
                                     (UNAUDITED)
    Shareholders' equity in
      accordance with Canadian
      GAAP.........................  $ 62,888,415    $73,928,522    $ 5,786,970    $331,351
    Deferred charges(c)............      (417,000)      (402,540)      (101,760)    (14,998)
    Cumulative Stock-based
      compensation expense(d)......    (2,133,058)    (1,117,614)    (1,061,597)     (5,000)
    Deferred stock based
      compensation expense.........   (19,365,982)      (287,176)            --          --
    Net change in stock
      options(d)...................    21,499,040      1,404,790      1,061,597       5,000
    Deferred foreign exchange(e)...       658,490        (11,856)            --          --
                                     ------------    -----------    -----------    --------
    Shareholders' equity in
      accordance with U.S. GAAP....  $ 63,129,905    $73,514,126    $ 5,685,210    $316,353
                                     ============    ===========    ===========    ========

  (B) CONSOLIDATED BALANCE SHEETS

          The following table indicates the restated amounts for the items in the consolidated balance sheets of the company that would be affected had the financial statements been prepared in accordance with U.S. GAAP:

                                                                  SEPTEMBER 30,
                                      DECEMBER 31,    -------------------------------------
                                          1999           1999           1998         1997
                                      ------------    -----------    ----------    --------
                                      (UNAUDITED)
    Other assets(c).................  $ 12,038,019    $   877,258    $  104,907    $ 26,970
    Deferred stock-based
      compensation expense(d).......   (19,365,982)      (287,176)           --          --
    Share capital...................    88,380,251     85,479,556     8,646,152     836,135
    Additional paid-in capital......       337,215        337,215       255,375     171,100
    Stock options outstanding(d)....    20,816,210        723,250            --          --
    Deficit.........................    26,118,403     14,613,719     4,277,914     695,882

  (C) REPORTING THE COSTS OF START-UP ACTIVITIES

          In April 1998 the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-5, "Reporting the Costs of Start-Up Activities". SOP 98-5 requires that all start-up costs related to new operations be expensed as incurred and any start-up costs capitalized in the past must be written off. Canadian GAAP permits these costs to be deferred and amortized. The company's start-up costs relate to organization, registration, and negotiation activities.

  (D) STOCK-BASED COMPENSATION

          For U.S. GAAP, the company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". This method recognizes compensation cost as the amount by which the fair value of the stock exceeds the exercise price at the date of grant. The compensation cost is recognized over the vesting period. For U.S. GAAP, the compensation cost not yet recognized is presented as a deferred stock-based compensation charge, with a corresponding amount included in stock options outstanding, both of which form part of shareholders' equity. For Canadian GAAP, stock-based compensation expense is not recorded in the accounts of the Company.

                             GT GROUP TELECOM INC.

          Had the company determined compensation costs based on fair value at the date of grant for its awards under a method prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" the company's loss and loss per share would be as follows:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                      ----------------------------------------------
                                                          1999              1998             1997
                                                      ------------       -----------       ---------
    Loss in accordance with U.S. GAAP..........       $(10,335,805)      $(3,582,032)      $(426,468)
    Additional compensation expense............           (173,968)          (18,208)        (59,490)
                                                      ------------       -----------       ---------
    Pro forma net loss.........................       $(10,509,773)      $(3,600,240)      $(485,958)
                                                      ============       ===========       =========
    Pro forma loss per share...................       $      (0.59)      $     (0.38)      $   (0.06)
                                                      ============       ===========       =========

          The pro forma compensation expense reflected above has been estimated using the Black Scholes option-pricing model. Assumptions used in the pricing model included: (i) risk free interest rate of between 4.10% -- 6.16%; (ii) expected volatility of nil; (iii) expected dividend yield of nil; and (iv) an estimated average life of 2.67 years.

          A summary of stock options outstanding at December 31, 1999 (unaudited) is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.50...................    276,134      1.04 years        0.$50            276,134     0.$50
   $1.00...................     37,500      0.83 years        1.00              37,500     1.00
   $1.25...................  1,229,118      3.45 years        1.25             961,325     1.25
   $1.50...................  1,108,000      4.40 years        1.50             621,236     1.50
   $1.875..................  1,473,992      4.13 years        1.875          1,318,699     1.875
   $3.00...................  2,553,350      4.68 years        3.00             587,817     3.00
                             ---------      ----------          ------       ---------       ------
                             6,678,094      4.11 years        2.$07          3,802,711     1.$72
                             =========      ==========          ======       =========       ======

     A summary of stock options outstanding at September 30, 1999 is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.50...................    277,224      1.29 years          $ 0.50         277,224       $ 0.50
   $1.00...................     37,500      1.08 years            1.00          37,500         1.00
   $1.25...................  1,239,118      3.76 years            1.25         972,062         1.25
   $1.50...................  1,108,000      4.60 years            1.50         523,111         1.50
   $1.875..................  1,300,000      4.59 years           1.875       1,300,000        1.875
   $3.00...................    500,000      4.92 years            3.00         500,000         3.00
                             ---------      ----------          ------       ---------       ------
                             4,461,842      4.17 years          $ 1.64       3,609,897       $ 1.69
                             =========      ==========          ======       =========       ======

                             GT GROUP TELECOM INC.

          A summary of stock options outstanding at September 30, 1998 is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.01...................    500,000      2.50 years          $0.01          500,000       $0.01
   $0.50...................    277,660      1.52 years           0.50          277,660        0.50
   $1.00...................    849,067      0.40 years           1.00          849,067        1.00
   $1.25...................    228,251      2.75 years           1.25          228,251        1.25
                             ---------      ----------          -----        ---------       -----
                             1,854,978      1.42 years          $0.69        1,854,978       $0.69
                             =========      ==========          =====        =========       =====

          A summary of stock options outstanding at September 30, 1997 is set out below:

                                       OUTSTANDING STOCK OPTIONS             EXERCISABLE STOCK OPTIONS
                             ---------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE          WEIGHTED-                    WEIGHTED-
                                            REMAINING          AVERAGE                      AVERAGE
   EXERCISE PRICE             NUMBER     CONTRACTUAL LIFE   EXERCISE PRICE    NUMBER     EXERCISE PRICE
   --------------            ---------   ----------------   --------------   ---------   --------------
   $0.50...................  1,311,263      1.25 years          $0.50        1,311,263       $0.50

  (E) DEFERRED FOREIGN EXCHANGE

          U.S. GAAP requires immediate recognition in income of unrealized foreign currency exchange gains and losses on long-term monetary items with a fixed or ascertainable life whereas Canadian GAAP requires that these unrealized gains and losses be deferred and amortized over the remaining term of the long-term monetary items.

  (F) DETAILS OF AMORTIZATION EXPENSE

                                      THREE MONTHS ENDED
                                         DECEMBER 31,             YEAR ENDED SEPTEMBER 30,
                                 ----------------------------   -----------------------------
                                     1999            1998         1999       1998      1997
                                 ------------    ------------   --------   --------   -------
                                 (UNAUDITED)     (UNAUDITED)
    Amortization expense for
      the period consists of:
      Property, plant and
         equipment.............   $  964,410       $133,175     $839,455   $213,240   $37,511
      Goodwill.................      155,555             --           --     32,822     9,160
      Deferred charges.........        4,180          4,372       13,084      8,516     8,475
                                  ----------       --------     --------   --------   -------
                                  $1,124,145       $137,547     $852,539   $254,578   $55,146
                                  ==========       ========     ========   ========   =======

                             GT GROUP TELECOM INC.

  (G) REVENUES AND COST OF SALES WERE SPLIT BETWEEN PRODUCTS AND SERVICES AS
      FOLLOWS:

                                THREE MONTHS ENDED
                                   DECEMBER 31,                   YEAR ENDED SEPTEMBER 30,
                           ----------------------------    --------------------------------------
                               1999            1998           1999          1998          1997
                           ------------    ------------    ----------    ----------    ----------
                           (UNAUDITED)     (UNAUDITED)
    Revenue
      Products...........   $  774,422       $137,707      $  761,406    $  674,215    $1,275,687
      Services...........    1,492,144        234,681       1,944,026     1,149,007       775,435
                            ----------       --------      ----------    ----------    ----------
                            $2,266,566       $372,388      $2,705,432    $1,823,222    $2,051,122
                            ==========       ========      ==========    ==========    ==========
    Cost of sales
      Products...........   $  783,146       $144,384      $  750,335    $  657,059    $1,053,455
      Services...........    1,354,381        104,200       1,058,140       474,190       383,531
                            ----------       --------      ----------    ----------    ----------
                            $2,137,527       $248,584      $1,808,475    $1,131,249    $1,436,986
                            ==========       ========      ==========    ==========    ==========

  (H) RECENT ACCOUNTING PRONOUNCEMENTS

          In March 1998, the AICPA issued SOP 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The company has determined that the impact of SOP 98-1 on its financial position, results of operations, and cash flows is not material.

          In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes methods of accounting for derivative and hedging activities related to those instruments as well as other hedging activities. The company has not assessed the impact on its financial position, results of operations or cash flows of adopting SFAS No. 133. The company will be required to implement SFAS No. 133 for its fiscal year ended September 30, 2001.

                                AUDITORS' REPORT

To the Directors of
SHAW FIBERLINK LTD.

     We have audited the balance sheets of SHAW FIBERLINK LTD. -- FIBERLINK DIVISION (the "Division") as at August 31, 1999 and 1998 and the statements of income and net investment by Shaw FiberLink Ltd. and cash flows for each of the years in the three year period ended August 31, 1999. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Division as at August 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period ended August 31, 1999 in accordance with accounting principles generally accepted in Canada.

     As disclosed in note 1, the Division is a segment of Shaw FiberLink Ltd. and has no separate legal status or existence.

Calgary, Canada                                            /s/ ERNST & YOUNG LLP
December 23, 1999                                 Independent Public Accountants
(except as to Note 11
which is at February 16, 2000)

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

                                 BALANCE SHEETS
                      SEE BASIS OF PRESENTATION -- NOTE 1

                        (THOUSANDS OF CANADIAN DOLLARS)

                                                                               AUGUST 31,
                                                             NOVEMBER 30,   -----------------
                                                                 1999        1999      1998
                                                             ------------   -------   -------
                                                             (UNAUDITED)
ASSETS
CURRENT
Accounts receivable (net of allowance for doubtful accounts
  of $86; August 31, 1999 -- $79; 1998 -- $84).............    $ 6,264      $ 7,336   $ 2,188
Prepaids and other.........................................        183          289        65
                                                               -------      -------   -------
                                                                 6,447        7,625     2,253
Property and equipment [note 3]............................     78,422       70,472    46,793
                                                               -------      -------   -------
                                                               $84,869      $78,097   $49,046
                                                               =======      =======   =======
LIABILITIES AND NET INVESTMENT BY SHAW FIBERLINK LTD.
CURRENT
Accounts payable and accrued liabilities...................    $ 1,905      $ 1,974   $ 7,613
Income taxes payable.......................................         92          116       148
Unearned revenues..........................................      1,273        1,330       161
                                                               -------      -------   -------
                                                                 3,270        3,420     7,922
Commitments and contingency [notes 7 and 8]
Net investment by Shaw FiberLink Ltd.......................     81,599       74,677    41,124
                                                               -------      -------   -------
                                                               $84,869      $78,097   $49,046
                                                               =======      =======   =======

On behalf of the Board:

        (Signed) PETER J. BISSONNETTE                   (Signed) MARGOT M. MICALLEF
                   Director                                       Director

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

         STATEMENTS OF INCOME AND NET INVESTMENT BY SHAW FIBERLINK LTD.

                        (THOUSANDS OF CANADIAN DOLLARS)

                                           THREE MONTHS ENDED
                                              NOVEMBER 30,          YEAR ENDED AUGUST 31,
                                           -------------------   ---------------------------
                                             1999       1998      1999      1998      1997
                                           --------   --------   -------   -------   -------
                                               (UNAUDITED)
REVENUES.................................  $13,197    $ 7,876    $38,815   $22,324   $11,631
Cost of sales (exclusive of items shown
  separately below)......................    6,503      3,529     17,800    10,174     3,965
                                           -------    -------    -------   -------   -------
                                             6,694      4,347     21,015    12,150     7,666
                                           -------    -------    -------   -------   -------
Selling, general and administrative
  expenses...............................    3,004      1,999      8,893     7,498     5,227
Depreciation.............................    2,109      1,347      6,565     3,832     1,954
Depreciation charge allocated by Shaw for
  use of distribution network assets
  [note 6(c)]............................    1,648      1,259      5,649     4,394     3,073
                                           -------    -------    -------   -------   -------
                                             6,761      4,605     21,107    15,724    10,254
                                           -------    -------    -------   -------   -------
LOSS BEFORE INCOME TAXES.................      (67)      (258)       (92)   (3,574)   (2,588)
Income taxes [note 4]....................       25         23         92        50        25
                                           -------    -------    -------   -------   -------
Net loss.................................      (92)      (281)      (184)   (3,624)   (2,613)
Net investment by Shaw FiberLink Ltd.,
  beginning of the year..................   74,677     41,124     41,124    23,208    14,137
Investment by Shaw FiberLink Ltd. during
  the year...............................    7,014     11,117     33,737    21,540    11,684
                                           -------    -------    -------   -------   -------
NET INVESTMENT BY SHAW FIBERLINK LTD.,
  END OF THE YEAR........................  $81,599    $51,960    $74,677   $41,124   $23,208
                                           =======    =======    =======   =======   =======

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION

                            STATEMENTS OF CASH FLOWS

                        (THOUSANDS OF CANADIAN DOLLARS)

                                      THREE MONTHS ENDED
                                         NOVEMBER 30,           YEAR ENDED AUGUST 31,
                                      -------------------   ------------------------------
                                        1999       1998       1999       1998       1997
                                      --------   --------   --------   --------   --------
                                          (UNAUDITED)
OPERATING ACTIVITIES [note 1]
Net loss............................  $    (92)  $   (281)  $   (184)  $ (3,624)  $ (2,613)
Non-cash items:
  Depreciation......................     2,109      1,347      6,565      3,832      1,954
                                      --------   --------   --------   --------   --------
CASH FLOW FROM OPERATIONS...........     2,017      1,066      6,381        208       (659)
Net change in non-cash working
  capital balances related to
  operations [note 9]...............     1,028     (6,988)    (9,874)     5,697      1,064
                                      --------   --------   --------   --------   --------
                                         3,045     (5,922)    (3,493)     5,905        405
                                      --------   --------   --------   --------   --------
INVESTING ACTIVITIES
Additions to property and
  equipment.........................   (10,059)    (5,195)   (30,244)   (27,445)   (12,089)
                                      --------   --------   --------   --------   --------
FINANCING ACTIVITIES
Investment by Shaw FiberLink Ltd.
  during the year...................     7,014     11,117     33,737     21,540     11,684
                                      --------   --------   --------   --------   --------
CHANGE IN CASH DURING THE YEAR AND
  CASH AT BEGINNING AND END OF
  YEAR..............................        --         --         --         --         --
                                      ========   ========   ========   ========   ========

                            See accompanying notes.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The Shaw FiberLink Ltd. -- FiberLink Division (the "Division" or "FiberLink") operates high capacity fiber optic telecommunications networks in various Canadian markets including: Greater Metropolitan Toronto, Calgary, Edmonton, Winnipeg, Vancouver Island, Central British Columbia, Saskatoon, Lethbridge and Red Deer. FiberLink also operates several strategically-located inter-city networks and two international gateways into the United States. FiberLink provides its customers with a wide range of telecommunications services including dedicated voice services, switched data transmission and Business Internet services.

     While the Division owns certain of the assets required to carry on the business, a number of assets, including distribution network assets (see note
6), administrative facilities and maintenance operations are owned by Shaw Communications Inc.

     These financial statements represent the business operations identified as the FiberLink Division of Shaw FiberLink Ltd. Accordingly, there is no share capital or retained earnings in the Division's accounts. The net investment by Shaw FiberLink Ltd. represents the capital employed in the Division in the form of investments and advances. Shaw FiberLink Ltd. is a wholly owned subsidiary of Shaw Communications Inc. Investments and advancements by Shaw FiberLink Ltd. in the Division are funded by Shaw Communications Inc. to Shaw FiberLink Ltd.

     The Division has relied extensively upon Shaw FiberLink Ltd. and Shaw Communications Inc. for ongoing financial support and accordingly, these divisional financial statements are not necessarily indicative of the results of operations, cash flows or financial position had the Division operated as an independent entity as at or for the dates and periods presented. Should Shaw FiberLink Ltd. or Shaw Communications Inc. cease to provide such financial support, the Division would require alternative ongoing financing from other sources. Shaw Communications Inc. has allocated corporate, overhead and technical costs to the Division based on an estimate of the services provided, and charges for the use of distribution network assets based on Shaw Communications Inc.'s annual depreciation charge related to these assets (see note 6). The management of Shaw Communications Inc. have estimated the incremental costs of the Division as a stand-alone entity for corporate expenses, other than taxes or interest, would be approximately $1,532,000 annually. Management believes this to be reasonable.

     The information presented as at and for the interim periods ended November 30, 1999 and 1998 is unaudited. These unaudited financial statements reflect all adjustments which are in the opinion of management necessary to a fair statement of the results for the interim periods presented; all such adjustments are of a normal recurring nature.

2.  SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles consistently applied within the framework of the accounting policies described below. The policy with respect to accounting for income taxes described below differs from that used in the preparation of the consolidated financial statements of Shaw Communications Inc.

REVENUE RECOGNITION

     FiberLink provides telecommunication services to its customers and earns both recurring and installation revenues. Recurring revenues are recognized on a monthly basis as the services are provided to customers. Unearned recurring revenues are deferred and recognized as earned. Revenues earned on installation contracts are recorded when the installation of an operational link is

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

completed unless such revenues exceed the related direct cost of the installation in which case the excess is recognized over the contract period.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

ASSET                                                    ESTIMATED USEFUL LIFE
-----                                                    ---------------------
Towers and headends...................................          10 years
Distribution network..................................          10 years
Subscriber equipment..................................          15 years
Computer equipment and software.......................           4 years
Other equipment.......................................        4-10 years

INCOME TAXES

     The liability method of tax allocation is used in accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized.

SEGMENTED INFORMATION

     FiberLink's business of providing local high speed telecommunications and Internet access services is one operating segment.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT

                                                                    AUGUST 31,
                              NOVEMBER 30,        -----------------------------------------------
                                  1999                     1999                     1998
                         ----------------------   ----------------------   ----------------------
                                   ACCUMULATED              ACCUMULATED              ACCUMULATED
                          COST     DEPRECIATION    COST     DEPRECIATION    COST     DEPRECIATION
                         -------   ------------   -------   ------------   -------   ------------
                              (UNAUDITED)                 (THOUSANDS OF CANADIAN DOLLARS)
Towers and headends....  $60,901     $11,612      $55,060     $10,163      $35,206      $5,649
Distribution network...    2,945         467        2,945         394        2,463         123
Subscriber equipment...   25,657       2,327       21,546       1,934       12,734         790
Computer equipment and
  software.............    1,440         465        1,395         377          777         106
Other equipment........    3,156         806        3,094         700        2,615         334
                         -------     -------      -------     -------      -------      ------
                         $94,099     $15,677      $84,040     $13,568      $53,795      $7,002
                         -------     -------      -------     -------      -------      ------
NET BOOK VALUE.........         $78,422                  $70,472                  $46,793

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Labour and other costs attributable to construction and installation are capitalized as part of towers and headends. For the three months ended November 30, 1999 the amount capitalized was $1,818,000 (unaudited) (August 31, 1999 -- $5,641,000; 1998 -- $4,200,000).

4.  INCOME TAXES

     Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Division's future tax liabilities and assets are as follows:

                                                                               AUGUST 31,
                                                             NOVEMBER 30,   -----------------
                                                                 1999        1999      1998
                                                             ------------   -------   -------
                                                                              (THOUSANDS OF
                                                             (UNAUDITED)    CANADIAN DOLLARS)
FUTURE TAX LIABILITIES:
Property and equipment....................................      (7,844)     $(6,590)  $(1,026)
                                                               -------      -------   -------
FUTURE TAX ASSETS:
Non-capital losses carried forward........................      13,257       12,236     6,639
Valuation allowance.......................................      (5,413)      (5,646)   (5,613)
                                                               -------      -------   -------
                                                                 7,844        6,590     1,026
                                                               -------      -------   -------
NET FUTURE TAXES..........................................          --           --        --
                                                               =======      =======   =======

     The Division has incurred losses for income tax purposes that are available to be applied against future years' taxable income expiring as follows:

                                                             (THOUSANDS OF
                                                           CANADIAN DOLLARS)
                                                           -----------------
2002....................................................        $ 1,143
2003....................................................          2,459
2004....................................................          6,019
2005....................................................          8,652
2006....................................................          8,918
Period ending November 30, 2007 (unaudited).............          2,268
                                                                -------
                                                                $29,459
                                                                =======

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Differences between income taxes calculated at Canadian statutory rates and the income tax provision made in the Divisional accounts are as follows:

                                                THREE MONTHS
                                                    ENDED
                                                NOVEMBER 30,         YEAR ENDED AUGUST 31,
                                                -------------   -------------------------------
                                                1999    1998     1999       1998        1997
                                                -----   -----   -------   ---------   ---------
                                                 (UNAUDITED)    (THOUSANDS OF CANADIAN DOLLARS)
Income taxes (recovery) at Canadian statutory
  rates......................................   $ (30)  $(116)   $ (41)    $(1,608)    $(1,165)
Differences from statutory rates relating to:
  Large corporations tax.....................      25      23       92          50          25
  Benefit of tax losses not recognized.......      30     116       33       1,612       1,118
  Other, including items not deductible for
     tax purposes............................      --      --        8          (4)         47
                                                -----   -----    -----     -------     -------
INCOME TAX PROVISION.........................   $  25   $  23    $  92     $    50     $    25
                                                =====   =====    =====     =======     =======

     The components of the income tax provision are as follows:

                                                           THREE MONTHS
                                                               ENDED
                                                           NOVEMBER 30,    YEAR ENDED AUGUST 31,
                                                           -------------   ---------------------
                                                           1999    1998    1999    1998    1997
                                                           -----   -----   -----   -----   -----
                                                                               (THOUSANDS OF
                                                            (UNAUDITED)      CANADIAN DOLLARS)
Current.................................................   $ 25    $ 23    $ 92     $ 50    $ 25
Future..................................................     --      --      --       --      --
                                                           ----    ----    ----     ----    ----
                                                           $ 25    $ 23    $ 92     $ 50    $ 25
                                                           ====    ====    ====     ====    ====

5.  FINANCIAL INSTRUMENTS

     Financial instruments recognized in the balance sheets have fair values approximating their carrying values.

CREDIT RISK

     At November 30, 1999 (unaudited), approximately 34% of the accounts receivable represents amounts due from five customers (August 31, 1999 -- 55% from six customers; 1998 -- 45% from six customers).

     Revenues from customers (excluding related parties described in note 6) which exceed ten percent of total revenues for the year are as follows:

                                                            THREE MONTHS
                                                               ENDED       YEAR ENDED AUGUST 31,
                                                            NOVEMBER 30,   ---------------------
                                                                1999       1999    1998    1997
                                                            ------------   -----   -----   -----
                                                                               (THOUSANDS OF
                                                            (UNAUDITED)      CANADIAN DOLLARS)
Customer A................................................       7%         11%     17%     26%
Customer B................................................       5%          8%     11%      7%

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  RELATED PARTY TRANSACTIONS

     (a) The Division provides high speed Internet services to Shaw Communications Inc. In 1998 and 1997, the divisions of Shaw Communications Inc. negotiated rates and margins on these services which are reflected in the accounts. Subsequent to 1998, the FiberLink Division only passed along to Shaw Communications Inc. the external costs incurred by the Division to provide these services to Shaw Communications Inc. Intercompany revenues, expenses and margins reflected in these financial statements for the provision of Internet services to Shaw Communications Inc. are as follows:

                                                  THREE MONTHS
                                               ENDED NOVEMBER 30,        YEAR ENDED AUGUST 31,
                                               ------------------   -------------------------------
                                                1999       1998       1999        1998       1997
                                               -------   --------   ---------   --------   --------
                                                  (UNAUDITED)       (THOUSANDS OF CANADIAN DOLLARS)
Revenues....................................   $2,691    $ 1,242     $ 6,627     $3,090     $  985
Cost of sales...............................    2,691      1,242       6,627      2,115        153
                                               ------    -------     -------     ------     ------
Margin......................................   $   --    $    --     $    --     $  975     $  832
                                               ======    =======     =======     ======     ======

     (b) These Divisional financial statements reflect corporate allocations from Shaw Communications Inc. for administrative and technical services provided to the Division of $534,000 and $400,000 respectively for the three months ended November 30, 1999 and $85,000 and $225,000 for 1998 (unaudited) (August 31, 1999
-- $340,000 and $900,000 respectively; 1998 -- $180,000 and $900,000 respectively; 1997 -- $90,000 and $24,000 respectively). Allocation of administrative and technical charges are based on the estimated level of services provided to the Division in proportion to Shaw Communications Inc.'s total costs, a method of allocation management believes to be reasonable. Of the corporate allocations from Shaw Communications Inc., $574,000 have been reflected in selling, general and administrative expenses and $360,000 has been capitalized to towers and headends in the three months ended November 30, 1999 and $107,000 and $203,000 respectively for 1998 (unaudited) (see note 3) (August 31, 1999 -- $430,000 and $810,000 respectively; 1998 -- $270,000 and $810,000 respectively; 1997 -- $92,000 and $22,000 respectively).

     (c) The Division utilizes certain distribution network assets owned by Shaw Communications Inc. (see note 1) in the provision of services to its customers. These Divisional financial statements reflect corporate allocations for the utilization of the distribution network assets of $1,648,000 for the three months ended November 30, 1999 and $1,259,000 for 1998 (unaudited) (August 31, 1999 -- $5,649,000; 1998 -- $4,394,000; 1997 -- $3,073,000). The allocation of these corporate charges is based upon FiberLink's estimated proportion of Shaw Communications Inc.'s annual depreciation charge related to these distribution network assets. Management believes this method of allocation to be reasonable.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS

     The Division has various long-term operating lease agreements for the use of transmission facilities and premises in each of the next five years as follows:

                                                             (THOUSANDS OF
                                                           CANADIAN DOLLARS)
                                                           -----------------
2000....................................................        $ 9,501
2001....................................................          7,690
2002....................................................          6,590
2003....................................................          6,342
2004....................................................            691
Thereafter..............................................            721
                                                                -------
                                                                $31,535
                                                                =======

8.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

9.  STATEMENTS OF CASH FLOWS

     Additional disclosures with respect to the Statements of Cash Flows are as follows:

     (i) Changes in non-cash working capital balances related to operations include the following:

                                                  THREE MONTHS
                                               ENDED NOVEMBER 30,        YEAR ENDED AUGUST 31,
                                               ------------------   -------------------------------
                                                1999       1998       1999        1998       1997
                                               -------   --------   ---------   --------   --------
                                                  (UNAUDITED)       (THOUSANDS OF CANADIAN DOLLARS)
Accounts receivable.........................   $1,072    $  (744)    $(5,148)    $  (90)    $  (22)
Prepaids and other..........................      106       (253)       (224)       (45)        68
Accounts payable and accrued liabilities....      (69)    (6,040)     (5,639)     5,733        110
Income taxes payable........................      (24)       (21)        (32)       (37)       898
Unearned revenues...........................      (57)        70       1,169        136         10
                                               ------    -------     -------     ------     ------
                                               $1,028    $(6,988)    $(9,874)    $5,697     $1,064
                                               ======    =======     =======     ======     ======

     (ii) Interest and income taxes paid

     Shaw Communications Inc. does not allocate interest on debt to Shaw FiberLink Ltd. and the Division does not have any separate legal existence for purposes of remitting income taxes. Accordingly, amounts included in these Divisional statements for taxes represent allocations only and are included in changes in advances to and from Shaw FiberLink Ltd.

                   SHAW FIBERLINK LTD. -- FIBERLINK DIVISION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. UNITED STATES ACCOUNTING PRINCIPLES

     The financial statements of the Division are prepared in Canadian dollars in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). No additional adjustments have been identified in order to present these financial statements in accordance with accounting policies generally accepted in the United States ("U.S. GAAP"). The following disclosure would be required in order to present these financial statements in accordance U.S. GAAP.

  Recent developments

     The Financial Accounting Standards Board in the United States issued a pronouncement entitled "Accounting for Derivative Instruments and Hedging Activities" which the Division is required to adopt in the year ending August 31, 2001. The impact of this pronouncement on these financial statements has not been determined.

11. SUBSEQUENT EVENT

     On December 22, 1999, Shaw Communications Inc. and Shaw FiberLink Ltd. entered into an asset purchase and subscription agreement ("Purchase Agreement") with GT Group Telecom Inc. ("GT"). This transaction closed on February 16, 2000. Under the Purchase Agreement, Shaw FiberLink Ltd. sold to GT all of the property and assets of FiberLink used in connection with the high speed data and competitive access business and granted to GT an indefeasible right to use the distribution network assets owned by Shaw Communications Inc. (see notes 1 and 6). The assets sold include equipment, computer hardware, fixed assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licenses, broadband wireless licenses, vehicles, intellectual property, permits, prepaid expenses, goodwill related to the FiberLink assets and certain other fiber assets. Under the Indefeasible Right to Use agreement, GT was granted an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications Inc. for 60 years. In addition, Shaw FiberLink Ltd. granted GT an indefeasible right to use fibers to be built over the next three years in mutually agreed regions.

     Consideration for this transaction amounts to $760 million, consisting of $360 million in cash, and sufficient series B first preference shares of GT to provide Shaw FiberLink Ltd. with a 28.5% fully diluted interest in GT, subject to adjustments for certain GT transactions relating to financing and employee options and warrants.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated statements are based on the historical financial statements of GT Group Telecom Inc. ("Group Telecom") and the historical financial statements of Shaw FiberLink Ltd. -- FiberLink Division ("Shaw FiberLink") prepared to give effect to Group Telecom's acquisition of the business of Shaw FiberLink and the grant, by Shaw FiberLink, of an indefeasible right to use certain identified fibers in the fiber optic cable networks of Shaw Communications Inc. ("Shaw Communications") to Group Telecom. This transaction closed on February 16, 2000 (refer to note 1). The pro forma financial statements give effect to $220 million in senior bank debt as partial consideration for the acquisition of the business of Shaw FiberLink, and $651 million in gross proceeds from the issuance of units under an Offering Circular and Purchase Agreement which closed on February 1, 2000.

     The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 1999 gives effect to such transactions as if they occurred at the beginning of the year then ended. The unaudited pro forma condensed consolidated balance sheet gives effect to such transactions as if they had occurred effective September 30, 1999. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

     The pro forma statements do not purport to represent what the Company's results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project the Company's results of operations or financial condition for any future date or period. The pro forma financial statements should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" presented elsewhere in this prospectus.

     The acquisition of the business of Shaw FiberLink and the grant of an indefeasible right to use certain fibers in the fiber optic cable networks of Shaw Communications are accounted for under the purchase method of accounting (refer to note 1). The total purchase price of $780 million, including acquisition costs of approximately $20 million has been allocated to the identifiable tangible and intangible assets of the applicable acquired business based upon the Company's estimate of their fair values with the remainder allocated to goodwill. The allocation of the purchase price may be revised when additional information is obtained; however, management does not expect that any such revisions will have a material effect on the Company's consolidated financial position or results of operations. The Company has recorded the purchase price for the business of Shaw FiberLink based on its estimate of the fair value of the consideration given, which includes $360 million cash and sufficient Series B first preference shares of the Company to provide the vendor with a 28.5% fully diluted interest in the Company at the date the acquisition is consummated, subject to adjustments related to financing and employee options and warrants. Management's estimate of the fair value of these shares amounts to $400 million.

                             GT GROUP TELECOM INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                      (UNAUDITED) AS AT SEPTEMBER 30, 1999
                           (IN THOUSANDS OF DOLLARS)

                                       GT GROUP         SHAW
                                     TELECOM INC.    FIBERLINK
                                     SEPTEMBER 30,   AUGUST 31,    PRO FORMA
                                         1999           1999      ADJUSTMENTS    NOTES    PRO FORMA
                                     -------------   ----------   -----------   -------   ----------
ASSETS
CURRENT ASSETS
Cash and cash equivalents..........    $ 59,851       $    --     $  871,300    2(v)      $  523,651
                                                                    (360,000)   2(i)
                                                                     (20,000)   2(i)
                                                                     (27,500)   2(vi)
Accounts receivable................       3,784         7,336         (7,336)   2(i)           3,784
Other assets.......................       1,071           289           (289)   2(i)           1,071
                                       --------       -------     ----------              ----------
                                         64,706         7,625        456,175                 528,506
PREPAYMENT ON PROPERTY, PLANT AND
  EQUIPMENT........................          --            --        223,000    2(i)         223,000
PROPERTY, PLANT AND EQUIPMENT......      73,817        70,472        358,528    2(i)         502,817
INTANGIBLE ASSETS..................          --            --         28,800    2(i)          28,800
GOODWILL...........................          --            --        127,200    2(i)         127,200
OTHER ASSETS.......................       1,292            --         25,600    2(vi)         26,892
                                       --------       -------     ----------              ----------
                                       $139,815       $78,097     $1,219,303              $1,437,215
                                       ========       =======     ==========              ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued
  liabilities......................    $ 14,926       $ 2,090     $   (2,090)   2(i)      $   14,926
Unearned revenue...................         656         1,330         (1,330)   2(i)             656
Current portion of long-term
  debt.............................       1,253            --             --                   1,253
                                       --------       -------     ----------              ----------
                                         16,835         3,420         (3,420)                 16,835
LONG-TERM UNEARNED REVENUE.........       1,494            --             --                   1,494
LONG-TERM DEBT.....................      47,557            --        220,000    2(v)         860,077
                                                                     592,520    2(v)
FUTURE INCOME TAXES................          --            --         28,000    2(i)          28,000
                                       --------       -------     ----------              ----------
                                         65,886         3,420        837,100                 906,406
                                       --------       -------     ----------              ----------
SHAREHOLDERS' EQUITY
Share capital......................      84,880            --        400,000    2(i)         484,880
Additional paid-in capital.........         255            --             --                     255
Shares to be issued................       1,875            --             --                   1,875
Warrants...........................          --            --         56,880    2(v)          56,880
Deficit............................     (13,081)           --             --                 (13,081)
Net investment by Shaw FiberLink...          --        74,677        (74,677)   2(i)              --
                                       --------       -------     ----------              ----------
                                         73,929        74,677        382,203                 530,809
                                       --------       -------     ----------              ----------
                                       $139,815       $78,097     $1,219,303              $1,437,215
                                       ========       =======     ==========              ==========

      See accompanying notes to pro forma condensed consolidated financial information.

                             GT GROUP TELECOM INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               (UNAUDITED) FOR THE YEAR ENDED SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                           GT GROUP         SHAW
                                         TELECOM INC.    FIBERLINK
                                         SEPTEMBER 30,   AUGUST 31,    PRO FORMA
                                             1999           1999      ADJUSTMENTS    NOTES   PRO FORMA
                                         -------------   ----------   -----------   -------  ---------
REVENUE...............................      $ 2,705       $ 38,815     $      --             $  41,520
COST OF SALES (EXCLUSIVE OF ITEMS
  SHOWN SEPARATELY BELOW).............        1,808         17,800         1,500    2(iv)       21,108
                                            -------       --------     ---------             ---------
                                                897         21,015        (1,500)               20,412
Selling, general and administrative
  expenses............................       10,218          8,893            --                19,111
                                            -------       --------     ---------             ---------
                                             (9,321)        12,122        (1,500)                1,301
Amortization..........................          853          6,565        13,500    2(ii)       39,267
                                                                          12,700    2(iii)
                                                                           5,649    2(ii)
Depreciation charge allocated by Shaw
  Communications for use of
  distribution network assets.........           --          5,649        (5,649)   2(ii)           --
Interest and finance items (income)...         (372)            --        23,100    2(v)       114,028
                                                                          88,400    2(v)
                                                                           2,900    2(vi)
                                            -------       --------     ---------             ---------
LOSS BEFORE INCOME TAXES..............       (9,802)           (92)     (142,100)             (151,994)
PROVISION FOR INCOME TAXES............          165             92            --                   257
                                            -------       --------     ---------             ---------
NET LOSS FOR THE YEAR.................      $(9,967)      $   (184)    $(142,100)            $(152,251)
                                            =======       ========     =========             =========
PRO FORMA LOSS PER SHARE..............                                                           (8.53)
                                                                                             =========
PRO FORMA WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES (IN THOUSANDS)........                                                          17,859
                                                                                             =========

      See accompanying notes to pro forma condensed consolidated financial information.

                             GT GROUP TELECOM INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION

     The pro forma condensed consolidated balance sheet and condensed consolidated statement of operations have been prepared to give effect to (a) the acquisition of the assets of Shaw FiberLink Ltd. -- FiberLink Division ("Shaw FiberLink") by GT Group Telecom Inc. ("Group Telecom"); (b) the grant by Shaw FiberLink of an indefeasible right to use certain specifically identified fibers in the fiber optic cable networks of Shaw Communications Inc. ("Shaw Communications") to Group Telecom; and (c) the Company's issuance of Units consisting of Senior Discount Notes and Warrants to Purchase Class B non-voting shares. The Units offering closed on February 1, 2000. The Shaw FiberLink transactions closed on February 16, 2000.

     Group Telecom, through its wholly owned subsidiary GT Group Telecom Services Corp. entered into an Asset Purchase and Subscription Agreement ("Purchase Agreement") dated December 22, 1999 with Shaw Communications and Shaw FiberLink. This transaction closed on February 16, 2000. Under the Purchase Agreement, Group Telecom purchased from Shaw FiberLink all of the property and assets of Shaw FiberLink used in connection with the high speed data and competitive access business excluding accounts payable and future income taxes. The assets purchased include equipment, computer hardware, capital assets, replacement parts, operational contracts, equipment contracts, supply contracts, interconnect agreements, co-location agreements, customer contracts, software licenses, broadband wireless licenses, vehicles, intellectual property, permits, goodwill and certain other assets. Group Telecom was also granted an indefeasible right to use certain specifically identified existing fibers in the fiber optic cable networks of Shaw Communications for 60 years. In addition, the company received an indefeasible right to use fibers to be built over the next three years in mutually agreed regions. Group Telecom assumed certain obligations related to permits, operational contracts, customer contracts, software licenses and certain other obligations.

     The acquisition and the prepaid rental consideration pertaining to the indefeasible right to use have been accounted for as a purchase. The purchase consideration of $760 million, consists of $360 million in cash, and sufficient Series B first preference shares of the Company to provide the vendor with a 28.5% fully diluted interest at the date the acquisition is consummated, subject to adjustments relating to financing and employee options and warrants, which shares are currently valued at $400 million. The estimated purchase consideration of $760 million together with acquisition costs of $20 million, was allocated to the identifiable assets acquired based on their respective fair values as at the date of acquisition, with the excess allocated to goodwill.

     Pursuant to an Offering Circular and Purchase Agreement which closed on February 1, 2000, GT Group Telecom issued 855,000 Units, consisting of U.S.$855 million (issued at a price of 52.651%) of 13.25% Senior Discount Notes Due 2010 and 855,000 Warrants to Purchase 4,198,563 Class B non-voting shares. Gross proceeds amounted to U.S.$450.2 million, equivalent to approximately $651 million. Of the total proceeds amounting to $651 million, $593 million was allocated to the Senior Discount Notes and $58 million was allocated to the share purchase warrants.

     The pro forma condensed consolidated financial statements give effect to $220 million in senior bank debt as partial consideration for the acquisition of the business of Shaw FiberLink, and $646 million in gross proceeds from the issuance of the Units described in the preceding paragraph.

     The pro forma condensed consolidated statement of operations for the year ended September 30, 1999 is based on the audited consolidated statement of operations of Group Telecom for the year ended September 30, 1999 and the audited statement of operations of Shaw FiberLink

                             GT GROUP TELECOM INC.

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

for the year ended August 31, 1999, as Group Telecom and Shaw FiberLink had non-coterminous year-ends.

     The pro forma condensed consolidated statements do not purport to represent what Group Telecom's results of operations or financial condition would actually have been, had these transactions in fact occurred on such dates or to project Group Telecom's results of operations or financial condition for any future date or period. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes of Group Telecom and Shaw FiberLink, including the descriptions of significant accounting policies, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" presented elsewhere in this prospectus.

2.  PRO FORMA ASSUMPTIONS

     The pro forma condensed consolidated balance sheet gives effect to the transactions disclosed in Note 1 above as if they had occurred effective September 30, 1999. The pro forma condensed consolidated statement of operations gives effect to these transactions as if they had occurred effective October 1, 1998.

     (i) The pro forma financial information reflects the following allocation of the purchase consideration for the acquisition of the business of Shaw FiberLink in accordance with the purchase method of accounting:

Purchase consideration
  Cash......................................................  $360,000
  29,096,097 Series B first preference shares...............   400,000
                                                              --------
                                                               760,000
Acquisition costs...........................................    20,000
                                                              --------
                                                              $780,000
                                                              ========
Allocated to
  INDEFEASIBLE RIGHT TO USE AGREEMENT:
  Prepayment for indefeasible rights to use fibers to be
     constructed............................................  $223,000
  Prepayment representing indefeasible rights to use
     constructed fibers.....................................   329,000
  SHAW FIBERLINK PURCHASE:
  Property, plant and equipment.............................   100,000
  Intangible assets.........................................    28,800
  Goodwill..................................................   127,200
  Future income taxes.......................................   (28,000)
                                                              --------
                                                              $780,000
                                                              ========

     The prepayment of $223 million represents the prepayment of an indefeasible right to use certain fibers to be built by Shaw Communications over the next three years. Included in the prepayment representing indefeasible rights to use constructed fibers is an amount of $22 million for an indefeasible right to use certain existing fibers located in New Brunswick, Canada, commencing in 2003.

     The area of accounting for indefeasible rights to use fibers is evolving, and is currently under consideration by accounting standard setters. The Company is currently unable to determine the effect, if any, of such potential accounting changes.

                             GT GROUP TELECOM INC.

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

     (ii) The additional amortization expense relates to the increased basis of property, plant and equipment and is based on the estimated useful life of the equipment and the fiber optic networks acquired which are amortized on a straight line basis over 10 and 20 years respectively.

     (iii) The additional amortization expense relates to the allocation of the purchase price to goodwill and other intangible assets. The amortization is based on the estimated useful life of 20 years for goodwill of $127.2 million, 10 years for license rights of $13.8 million and 3 years for $15 million recorded as a non-compete agreement.

     (iv) The increase in cost of sales represents an annual fiber maintenance fee as set out in the indefeasible right to use agreement.

     (v) The increases in long-term debt and related interest expense are based on senior bank financing of $220 million, for which interest was calculated at a rate of 10.50% per annum, and $593 million in Senior Discount Notes which have a stated interest rate of 13.25% and an effective interest rate of 14.93%. Interest on the senior bank financing of $220 million is based on a floating rate. A 1 percent rate increase would result in additional interest expense of $2.2 million not currently reflected in the recorded amounts.

     (vi) The deferred financing costs of $27.5 million relating to the debt issuances described in (v) above are amortized over the term of the related debts, assumed to be 7 and 10 years.

                             GT GROUP TELECOM INC.

                         (UNAUDITED) SEPTEMBER 30, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

3.  DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP

     The pro forma condensed consolidated financial information has been prepared in accordance with Canadian GAAP which differ in some respects from the principles and practices that Group Telecom would have followed had the pro forma financial information been prepared in accordance with U.S. GAAP. Refer to note 22 of Group Telecom consolidated financial statements for a reconciliation of differences impacting the Company.

Pro forma loss under Canadian GAAP..........................  $(152,251)
Group Telecom adjustments:
  Deferred charges..........................................       (301)
  Stock-based compensation..................................        (56)
  Deferred foreign exchange.................................        (12)
                                                              ---------
Pro forma loss under U.S. GAAP..............................  $(152,620)
                                                              =========
Pro forma loss per share....................................      (8.55)
                                                              =========
Pro forma weighted average number of common shares (in
  thousands)(1).............................................     17,859
                                                              =========

---------------

         (1) The pro forma weighted average number of common shares is based on the average number of Class A voting and Class B non-voting shares outstanding during the year ended September 30, 1999.

A reconciliation of pro forma shareholders' equity from
  Canadian to U.S. GAAP is as follows:
Pro forma shareholders' equity in accordance with Canadian
  GAAP......................................................  $ 530,809
Group Telecom adjustments:
  Deferred charges..........................................       (403)
  Deferred foreign exchange.................................        (12)
                                                              ---------
Pro forma shareholders' equity under U.S. GAAP..............  $ 530,394
                                                              =========

---------------------------------------------------------
---------------------------------------------------------

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               ------------------

                               TABLE OF CONTENTS

                                                Page
                                                ----
Exchange Rates..............................      ii
Presentation of our Financial and Other
  Information...............................      ii
Exchange Offer Summary......................       1
Risk Factors................................       8
Use of Proceeds.............................      16
Selected Historical Financial and Operating
  Information of Group Telecom..............      17
Selected Unaudited Pro Forma Consolidated
  Financial and Operating Information.......      19
Selected Historical Financial and Operating
  Information of Shaw FiberLink.............      21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................      23
The Exchange Offer..........................      30
Our Acquisition of the Shaw FiberLink
  Business..................................      37
Business....................................      40
Description of Our Financing Arrangements...      55
Description of the Notes....................      60
Registration Agreement for Outstanding
  Notes.....................................      93
Form, Denomination, Transfer, Exchange and
  Book-Entry Procedures.....................      95
Management..................................      98
Regulation..................................     107
Related Party Transactions..................     115
Principal Shareholders......................     116
Description of Share Capital................     117
Taxation....................................     120
Plan of Distribution........................     126
Legal Matters...............................     127
Experts.....................................     127
Enforceability of Civil Liabilities.........     127
Where You Can Obtain More Information About
  Us........................................     128
Index to Financial Statements...............     F-1

---------------------------------------------------------
---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                 US$855,000,000

GT Group Telecom Logo
                          US$855,000,000 Stated Amount
                             at Maturity of 13 1/4%
                         Senior Discount Notes Due 2010
                      ------------------------------------

                                   PROSPECTUS
                      ------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

         The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

           [ALTERNATE FRONT COVER PAGE FOR MARKET-MAKING PROSPECTUS]

                   SUBJECT TO COMPLETION. DATED MAY 30, 2000

GT GROUP TELECOM LOGO

                             GT GROUP TELECOM INC.

              TERMS OF THE 13 1/4% SENIOR DISCOUNT NOTES DUE 2010

INTEREST

We will pay cash interest on the notes from August 1, 2005 at the rate of 13 1/4% per year, payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2005. Prior to February 1, 2005, interest will accrue on the original issue price of the notes but will not be payable in cash.

MATURITY

The notes will mature on February 1, 2010.

RANKING

The notes will rank equally with our other unsubordinated, unsecured indebtedness.
CHANGE OF CONTROL

If we experience specific kinds of change of control, we must offer to repurchase the notes at the prices specified herein.

OPTIONAL REDEMPTION

On or after February 1, 2005, we may redeem the notes, in whole or in part, at any time, at the redemption prices specified herein.

In addition, before February 1, 2003, we may redeem up to 35% of the stated amount at maturity of the notes at the prices specified herein with the proceeds of sales of certain kinds of our share capital.

                            ------------------------
      SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. Group Telecom will not receive any of the proceeds of such sales of the notes but will bear the expenses of registration.

                              GOLDMAN, SACHS & CO.
                            ------------------------
                       Prospectus dated           , 2000.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

     YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE
NOTES.

     The notes are new classes of securities that have never been traded. The initial purchasers, including Goldman Sachs & Co., have informed us that they intend to make a market in the notes. They are not obligated to make a market and may discontinue such market making at any time without notice. You cannot be sure that an active trading market will develop for the notes.

     Historically, the market for non-investment grade debt has been highly volatile in terms of price. It is possible that the market for the notes will be volatile. This volatility in price may affect your ability to resell your notes or the timing of their sale.

     Because of the potential lack of a trading market, you may not be able to resell your notes at or above the price you paid for them.

     Goldman, Sachs & Co. may be deemed to be an affiliate of Group Telecom and, as such, may be required to deliver a prospectus in connection with its market-making activities in the exchange notes. We have agreed to file and maintain a registration statement that would allow Goldman, Sachs & Co. to engage in market-making transactions in the exchange notes. Subject to certain exceptions, the registration statement will remain effective for as long as Goldman, Sachs & Co. may be required to deliver a prospectus in connection with market-making transactions in the exchange notes. We have agreed to bear the costs and our legal and accounting expenses related to such registration statement.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                                USE OF PROCEEDS

     This prospectus is delivered in connection with the sale of the exchange notes by Goldman, Sachs & Co. in market-making transactions. We will not receive any of the proceeds from such transactions.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                              PLAN OF DISTRIBUTION

     This prospectus is to be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions effected from time to time. Goldman, Sachs & Co. may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     As at May 30, 2000, investment partnerships affiliated with Goldman, Sachs & Co. owned 18,999,999 class A voting shares and 11,000,002 class B non-voting shares, representing 23.9% of the total voting interest of our outstanding voting securities. Goldman, Sachs & Co. has informed us that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     We have been advised by Goldman, Sachs & Co. that, subject to applicable laws and regulations, Goldman, Sachs & Co. currently intends to make a market in the notes following completion of the Exchange Offer. However, Goldman, Sachs & Co. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- You cannot be sure that an active trading market will develop for the notes."

     Goldman, Sachs & Co. has provided investment banking services to us in the past and may provide such services and financial advisory services to us in the future. Goldman, Sachs & Co. acted as one of the initial purchasers in connection with the initial sale of the notes.

     Goldman, Sachs & Co. and we have entered into a registration rights agreement with respect to the use by Goldman, Sachs & Co. of this prospectus. Pursuant to such agreement, we agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act.

---------------------------------------------------------
---------------------------------------------------------

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               ------------------

                               TABLE OF CONTENTS

                                                Page
                                                ----
Exchange Rates..............................      ii
Presentation of our Financial and Other
  Information...............................      ii
Summary.....................................       1
Risk Factors................................
Use of Proceeds.............................
Selected Historical Financial and Operating
  Information of Group Telecom..............
Selected Unaudited Pro Forma Consolidated
  Financial and Operating Information.......
Selected Historical Financial and Operating
  Information of Shaw FiberLink.............
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................
Our Acquisition of the Shaw FiberLink
  Business..................................
Business....................................
Description of Our Financing Arrangements...
Description of the Notes....................
Form, Denomination, Transfer, Exchange and
  Book-Entry Procedures.....................
Management..................................
Regulation..................................
Related Party Transactions..................
Principal Shareholders......................
Description of Share Capital................
Taxation....................................
Plan of Distribution........................
Legal Matters...............................
Experts.....................................
Enforceability of Civil Liabilities.........
Where You Can Obtain More Information About
  Us........................................
Index to Financial Statements...............     F-1

---------------------------------------------------------
---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                 US$855,000,000

GT Group Telecom Logo
                          US$855,000,000 Stated Amount
                             at Maturity of 13 1/4%
                         Senior Discount Notes Due 2010
                      ------------------------------------

                                   PROSPECTUS
                      ------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a present or former director or officer to such corporation or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

     In accordance with the CBCA, the by-laws of the Registrant, a copy of which is filed as Exhibit 3.2 to this Registration Statement, indemnify a director or officer of the Registrant, a former director or officer of the Registrant or any person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of the Registrant or such body corporate if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Registrant will also indemnify such directors or officers who have been substantially successful in the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the Registrant or body corporate against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

     A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS

 *2.1   Asset Purchase and Subscription Agreement dated December 22,
        1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
        Group Telecom Inc. and GT Group Telecom Services Corp.
 *2.2   Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
 *2.3   Non-competition Agreement in favour of Group Telecom dated
        February 16, 2000 among Shaw Communications Inc., Shaw
        FiberLink Ltd. and GT Group Telecom Inc.
 *2.4   Non-competition Agreement in favour of Shaw dated February
        16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
        and GT Group Telecom Inc.
 *2.5   Transitional Services Agreement dated February 16, 2000
        among Shaw Communications Inc., Shaw FiberLink Ltd., GT
        Group Telecom Inc. and GT Group Telecom Services Corp.
 *2.6   Performance Assurance Agreement dated February 16, 2000
        among Shaw Communications Inc., GT Group Telecom Inc. and GT
        Group Telecom Services Corp.
**2.7   Fiber Sale Agreement dated May 24, 2000 among Worldwide
        Fiber (FOTS) Ltd., Worldwide Fiber (F.O.T.S.) No. 3, Ltd.,
        WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
**2.8   Capacity Lease Agreement dated May 24, 2000 by and between
        Worldwide Fiber Network Services Ltd. and Worldwide Fiber
        Network Services, Inc. and GT Group Telecom Services Corp.
        and GT Group Telecom Services (USA) Corp.
**2.9   IRU Agreement dated May 24, 2000 by and between Worldwide
        Fiber Network Services, Inc. and GT Group Telecom Services
        (USA) Corp.
 *3.1   Articles of Incorporation of GT Group Telecom Inc.
 *3.2   By-laws of GT Group Telecom Inc.
 *4.1   Exchange and Registration Rights Agreement dated February 1,
        2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
        CIBC World Markets Corp., Credit Suisse First Boston
        Corporation, RBC Dominion Securities Corporation, Scotia
        Capital (USA) Inc. and TD Securities (USA) Inc.
 *4.2   Indenture dated February 1, 2000 between GT Group Telecom
        Inc. and The Chase Manhattan Bank
  5.1   Opinion of Goodman Phillips & Vineberg, Canadian counsel to
        GT Group Telecom Inc., as to the legality of the securities being registered
  5.2   Opinion of Shearman & Sterling as to the legality of the
        Securities being registered
*10.1   Preference Share Purchase Agreement dated May 7, 1999 among
        GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
        B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
        First Marathon Capital Corporation and MGN Group LLC
*10.2   Credit Agreement, as amended and restated, dated February 3,
        2000 with Lucent Technologies Canada Inc.
*10.3   Senior Credit Facility dated February 3, 2000 among GT Group
        Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
        Partners, Royal Bank of Canada and Toronto Dominion Bank
*10.4   Warrant Agreement dated February 1, 2000 between GT Group
        Telecom Inc. and The Chase Manhattan Bank
*10.5   Registration Rights Agreement dated February 1, 2000 among
        GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
        Markets Corp., Credit Suisse First Boston Corporation, RBC
        Dominion Securities Corporation, Scotia Capital (USA) Inc.
        and TD Securities (USA) Inc.
 12.1   Computation of Ratio of Earnings to Fixed Charges
 21.1   Subsidiaries of GT Group Telecom Inc.
 23.1   Consent of PricewaterhouseCoopers LLP, Chartered Accountants
 23.2   Consent of Ernst & Young LLP, Chartered Accountants

 23.3   Consent of Goodman Phillips & Vineberg (included in Exhibit
        5.1)
 23.4   Consent of Shearman & Sterling (included in Exhibit 5.2)
 24.1   Powers of Attorney (contained on the signature pages of this
        Registration Statement)
 25.1   Statement of Eligibility of the Trustee on Form T-1
 99.1   Form of Letter of Transmittal
 99.2   Form of Notice of Guaranteed Delivery
 99.3   Form of Letter to Registered Holders
 99.4   Form of Letter to Clients
 99.5   Form of Instruction to Registered Holder

---------------

* Incorporated by reference to the Registrant's Registration Statement of Form F-1 (File No. 333-11506)

** To be filed.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, Canada, on this 30th day of May, 2000.

                                          GT GROUP TELECOM INC.
                                          (Registrant)

                                                 /s/ ROBERT M. FABES
                                          By:
                                          --------------------------------------

                                              Name: Robert M. Fabes
                                              Title:  Senior Vice President,
                                                      General Counsel
                                                      and Corporate Secretary

                               POWER OF ATTORNEY

     Each director or officer of GT Group Telecom Inc. whose signature appears below constitutes and appoints each of Stephen H. Shoemaker and Robert M. Fabes as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                     TITLE                       DATE
                  ---------                                     -----                       ----
             /s/ JAMES G. MATKIN               Chairman and Director                    May 30, 2000
---------------------------------------------
               James G. Matkin

                                               Director and Chair of Executive
---------------------------------------------  Committee
              James M. Mansour

           /s/ DANIEL R. MILLIARD              Chief Executive Officer and Director     May 30, 2000
---------------------------------------------  (principal executive officer)
             Daniel R. Milliard

             /s/ ROBERT G. WOLFE               President, Chief Operating Officer and   May 30, 2000
---------------------------------------------  Director
               Robert G. Wolfe

          /s/ STEPHEN H. SHOEMAKER             Executive Vice President and Chief       May 30, 2000
---------------------------------------------  Financial Officer (principal financial
            Stephen H. Shoemaker               officer and principal accounting
                                               officer)

              /s/ MICHAEL ABRAM                Director                                 May 30, 2000
---------------------------------------------
                Michael Abram

            /s/ MICHAEL D'AVELLA               Director                                 May 30, 2000
---------------------------------------------
              Michael D'Avella

                                               Director
---------------------------------------------
                George Estey

             /s/ LEO J. HINDERY                Director                                 May 30, 2000
---------------------------------------------
               Leo J. Hindery

                  SIGNATURE                                     TITLE                       DATE
                  ---------                                     -----                       ----
                                               Director
---------------------------------------------
             P. Kenneth Kilgour

                                               Director
---------------------------------------------
             Robert R. Gheewalla

                                               Director
---------------------------------------------
                  Jim Shaw

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of GT Group Telecom Inc. and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, on this 30th day of May, 2000.

                                          STEPHEN H. SHOEMAKER
                                          (Authorized U.S. Representative)

                                               /s/ STEPHEN H. SHOEMAKER
                                          By:
                                          --------------------------------------

                                              Name: Stephen H. Shoemaker
                                              Title:  Executive Vice President
                                                      and
                                                      Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT                                                                  PAGE
NUMBER                            DESCRIPTION                           NUMBER
-------                           -----------                           ------
  *2.1    Asset Purchase and Subscription Agreement dated December 22,
          1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
          Group Telecom Inc. and GT Group Telecom Services Corp.
  *2.2    Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
  *2.3    Non-competition Agreement in favour of Group Telecom dated
          February 16, 2000 among Shaw Communications Inc., Shaw
          FiberLink Ltd. and GT Group Telecom Inc.
  *2.4    Non-competition Agreement in favour of Shaw dated February
          16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
          and GT Group Telecom Inc.
  *2.5    Transitional Services Agreement dated February 16, 2000
          among Shaw Communications Inc., Shaw FiberLink Ltd., GT
          Group Telecom Inc. and GT Group Telecom Services Corp.
  *2.6    Performance Assurance Agreement dated February 16, 2000
          among Shaw Communications Inc., GT Group Telecom Inc. and GT
          Group Telecom Services Corp.
 **2.7    Fiber Sale Agreement dated May 24, 2000 among Worldwide
          Fiber (FOTS) Ltd., Worldwide Fiber (F.O.T.S.) No. 3, Ltd.,
          WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
 **2.8    Capacity Lease Agreement dated May 24, 2000 by and between
          Worldwide Fiber Network Services Ltd. and Worldwide Fiber
          Network Services, Inc. and GT Group Telecom Services Corp.
          and GT Group Telecom Services (USA) Corp.
 **2.9    IRU Agreement dated May 24, 2000 by and between Worldwide
          Fiber Network Services, Inc. and GT Group Telecom Services
          (USA) Corp.
  *3.1    Articles of Incorporation of GT Group Telecom Inc.
  *3.2    By-laws of GT Group Telecom Inc.
  *4.1    Exchange and Registration Rights Agreement dated February 1,
          2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
          CIBC World Markets Corp., Credit Suisse First Boston
          Corporation, RBC Dominion Securities Corporation, Scotia
          Capital (USA) Inc. and TD Securities (USA) Inc.
  *4.2    Indenture dated February 1, 2000 between GT Group Telecom
          Inc. and The Chase Manhattan Bank
   5.1    Opinion of Goodman Phillips & Vineberg, Canadian counsel to
          GT Group Telecom Inc., as to the legality of the Securities being registered
   5.2    Opinion of Shearman & Sterling as to the legality of the
          Securities being registered
 *10.1    Preference Share Purchase Agreement dated May 7, 1999 among
          GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
          B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
          First Marathon Capital Corporation and MGN Group LLC
 *10.2    Credit Agreement, as amended and restated, dated February 3,
          2000 with Lucent Technologies Canada Inc.
 *10.3    Senior Credit Facility dated February 3, 2000 among GT Group
          Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
          Partners, Royal Bank of Canada and Toronto Dominion Bank
 *10.4    Warrant Agreement dated February 1, 2000 between GT Group
          Telecom Inc. and The Chase Manhattan Bank
 *10.5    Registration Rights Agreement dated February 1, 2000 among
          GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
          Markets Corp., Credit Suisse First Boston Corporation, RBC
          Dominion Securities Corporation, Scotia Capital (USA) Inc.
          and TD Securities (USA) Inc.
  12.1    Computation of Ratio of Earnings to Fixed Charges

EXHIBIT                                                                  PAGE
NUMBER                            DESCRIPTION                           NUMBER
-------                           -----------                           ------
  21.1    Subsidiaries of GT Group Telecom Inc.
  23.1    Consent of PricewaterhouseCoopers LLP, Chartered Accountants
  23.2    Consent of Ernst & Young LLP, Chartered Accountants
  23.3    Consent of Goodman Phillips & Vineberg (included in Exhibit
          5.1)
  23.4    Consent of Shearman & Sterling (included in Exhibit 5.2)
  24.1    Powers of Attorney (contained on the signature pages of this
          Registration Statement)
  25.1    Statement of Eligibility of the Trustee on Form T-1
  99.1    Form of Letter of Transmittal
  99.2    Form of Notice of Guaranteed Delivery
  99.3    Form of Letter to Registered Holders
  99.4    Form of Letter to Clients
  99.5    Form of Instruction to Registered Holder

---------------

* Incorporated by reference to the Registrant's Registration Statement of Form F-1 (File No. 333-11506)

** To be filed.